   As filed with the Securities and Exchange Commission on February 6, 1998
                                                   Registration No. 333-_____
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                             CAMDEN PROPERTY TRUST
             (Exact name of registrant as specified in its charter)

             TEXAS                                   6513                           76-6088377
  (State or Other Jurisdiction            (Primary Standard Industrial            (I.R.S. Employer
of Incorporation or Organization)          Classification Code Number)           Identification No.)

                       3200 SOUTHWEST FREEWAY, SUITE 1500
                              HOUSTON, TEXAS 77027
                                 (713) 964-3555
                       (Address, including zip code, and
                     telephone number, including area code,
                      of registrant's principal executive offices)

                                RICHARD J. CAMPO
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             CAMDEN PROPERTY TRUST
                       3200 SOUTHWEST FREEWAY, SUITE 1500
                              HOUSTON, TEXAS 77027
                                 (713) 964-3555
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

           BRYAN L. GOOLSBY
            TONI WEINSTEIN                                           JEFFREY T. PERO
LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.                         LATHAM & WATKINS
      2001 ROSS AVENUE, SUITE 3000                          650 TOWN CENTER DRIVE, 20TH FLOOR
        DALLAS, TEXAS  75201                                   COSTA MESA, CALIFORNIA 92626
           (214) 849-5500                                             (714) 540-1235
        FAX:  (214) 849-5599                                       FAX:  (714) 755-8290

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                            PROPOSED            PROPOSED
                                                                            MAXIMUM             MAXIMUM            AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE               AMOUNT TO             OFFERING           AGGREGATE          REGISTRATION
               REGISTERED                            BE REGISTERED       PRICE PER UNIT      OFFERING PRICE          FEE
------------------------------------------------------------------------------------------------------------------------------------

Common Shares of Beneficial Interest,
par value $.01 per share................          15,599,262 shares (1)     N/A               $272,619,512 (3)(5)     $80,422 (5)

Series A Cumulative Convertible Preferred
Shares of Beneficial Interest, par value
$.01 per share..........................          4,165,000 shares (2)      N/A               $106,988,438 (4)        $31,561
====================================================================================================================================

(1) The amount of Common Shares of Beneficial Interest of the Registrant ("Camden Common Shares") to be registered is comprised of (a) 12,391,796 Camden Common Shares that may be issued in the transaction described herein to holders of Common Stock ("Oasis Common Stock") of Oasis Residential, Inc. ("Oasis") and (b) 3,207,466 Camden Common Shares that are issuable upon conversion of Series A Cumulative Convertible Preferred Shares of Beneficial Interest of the Registrant ("Camden Series A Preferred Shares") upon exchange of such shares by the holders thereof.

(2) The amount of Camden Series A Preferred Shares to be registered is comprised of 4,165,000 Camden Preferred Shares that may be issued in the transaction described herein to holders of Series A Cumulative Convertible Preferred Stock (the "Oasis Series A Preferred Stock") of Oasis.

(3) Estimated pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the market value of shares of Oasis Common Stock of $22.00 per share, which is the average of the high and low sales prices of a share of Oasis Common Stock as reported by the New York Stock Exchange (the "NYSE") on February 4, 1998.

(4) Estimated pursuant to Rule 457(f) of the Securities Act, based upon the market value of shares of Oasis Series A Preferred Stock of $25.6875 per share, which is the average of the high and low sales prices of a share of Oasis Series A Preferred Stock as reported by the NYSE on February 4, 1998.

(5) Pursuant to Rule 457(i) of the Securities Act, no registration fee is payable in respect of the Camden Common Shares that are issuable upon conversion of the Camden Series A Preferred Shares.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                              , 1998
                                  ------------

Dear Fellow Shareholders:

         We cordially invite you to attend a special meeting in lieu of the annual meeting of shareholders of Camden Property Trust ("Camden") to be held at _____________, on _______, ______, 1998 at ____, local time.

         At this meeting, you will have an opportunity to consider and vote on the proposed merger of Oasis Residential, Inc. ("Oasis") with and into a wholly owned subsidiary of Camden. If the proposed merger is approved and completed, each outstanding share of Oasis Common Stock (other than shares held by Oasis as treasury stock or owned by any subsidiary of Oasis) will be converted into
0.759 of a Common Share of Beneficial Interest of Camden and each outstanding share of Oasis Series A Cumulative Convertible Preferred Stock (other than share held by Oasis as treasury stock or owned by any subsidiary of Oasis) will be converted into one Series A Cumulative Convertible Preferred Share of Beneficial Interest of Camden.

         Also at this meeting, you will have an opportunity to consider and vote on the election of the members of Camden's Board of Trust Managers and on the ratification of Deloitte & Touche LLP as the independent auditors of Camden for the year ending December 31, 1998.

         These proposals are explained in detail in the attached Joint Proxy Statement/Prospectus. I urge you to read it carefully.

         The Board of Trust Managers of Camden has unanimously approved the proposed merger and unanimously recommends that you vote in favor of the matters to be presented at the Special Meeting.

         It is important that your shares be represented at the Special Meeting. Therefore, even if you plan to attend the Special Meeting in person, please complete, date, sign and promptly return the proxy in the envelope provided or vote via facsimile at (713) 234-2287. Your vote is important, regardless of the number of shares that you own. Your promptly completing, signing and returning the proxy saves our company the expense of costly proxy solicitation. Should you have any questions, please contact Investor Relations at (800) 922-6336.

         On behalf of the Board of Trust Managers, I urge you to vote FOR approval of the proposals.

                                  Sincerely,



                                  Richard J. Campo
                                  Chairman of the Board of Trust Managers
                                  and Chief Executive Officer

                             CAMDEN PROPERTY TRUST
                       3200 Southwest Freeway, Suite 1500
                              Houston, Texas 77027


    NOTICE OF SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING OF SHAREHOLDERS

                     To Be Held on ______, _________, 1998

         NOTICE IS HEREBY GIVEN that a special meeting in lieu of the annual meeting of shareholders (the "Special Meeting") of Camden Property Trust, a Texas real estate investment trust ("Camden"), will be held at _________________ ______, on __________, ________, 1998 at ____, local time, for the following purposes:

                  1. To consider and vote upon the merger of Oasis Residential, Inc., a Nevada corporation ("Oasis"), with and into Camden Subsidiary II, Inc. a Delaware corporation and a wholly owned subsidiary of Camden ("Merger Sub"), to be effected pursuant to the Agreement and Plan of Merger, dated December 16, 1997, as amended by Amendment No. 1, dated as of February 4, 1998, among Camden, Merger Sub and Oasis, which provides, among other things, that each outstanding share of Common Stock, par value $.01 per share, of Oasis (other than shares held by Oasis as treasury stock or owned by any subsidiary of Oasis) will be converted into 0.759 of a Common Share of Beneficial Interest, par value $.01 per share ("Camden Common Shares"), of Camden, and each outstanding share of Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of Oasis (other than shares held by Oasis as treasury stock or owned by any subsidiary of Oasis) will be converted into one Series A Cumulative Convertible Preferred Share of Beneficial Interest, par value $.01 per share, of Camden;

                  2. To consider and vote upon the election of seven members of Camden's Board of Trust Managers;

                  3. To consider and vote upon the ratification of Deloitte & Touche LLP as independent auditors of Camden for the year ending December 31, 1998;

                  4. To approve the postponement or adjournment of the Special Meeting for the solicitation of additional votes, if necessary; and

                  5. To transact such other business as properly may come before such meeting or any adjournment thereof.

         Only holders of record of Camden Common Shares at the close of business on ________1998, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting.

                                     By Order of the Board of Trust Managers,


                                     G. Steven Dawson
                                     Senior Vice President-Finance,
                                     Chief Financial Officer, Treasurer
                                     and Assistant Secretary

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE VIA FACSIMILE AT (713) 234-2287 SO THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING. SHAREHOLDERS ATTENDING THE MEETING MAY VOTE PERSONALLY ON ALL MATTERS THAT ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES WILL BE REVOKED.

Houston, Texas
____________, 1998

                                           , 1998
                               ------------

Dear Fellow Stockholders:

         We cordially invite you to attend a special meeting of stockholders of Oasis Residential, Inc. ("Oasis") to be held at _____________, on _______, ______, 1998 at ____, local time.

         At this meeting, you will have an opportunity to consider and vote on the proposed merger of Oasis with and into a wholly owned subsidiary of Camden Property Trust ("Camden"). If the proposed merger is approved and completed, each outstanding share of Oasis Common Stock (other than shares held by Oasis as treasury stock or owned by any subsidiary of Oasis) will be converted into
0.759 of a Common Share of Beneficial Interest of Camden and each outstanding share of Oasis Series A Cumulative Convertible Preferred Stock (other than shares held by Oasis treasury stock or owned by any subsidiary of Oasis) will be converted into one Series A Cumulative Convertible Preferred Share of Beneficial Interest of Camden. The proposal to approve the merger is explained in detail in the attached Joint Proxy Statement/Prospectus. I urge you to read it carefully.

         The Board of Directors of Oasis has unanimously approved the proposed merger and unanimously recommends that you vote in favor of the matters to be presented at the Special Meeting.

         It is important that your shares be represented at the Special Meeting. Therefore, even if you plan to attend the Special Meeting in person, please complete, date, sign and promptly return the proxy in the envelope provided or vote via facsimile at (702) 435-9445. Your vote is important, regardless of the number of shares that you own. Your promptly completing, signing and returning the proxy saves our company the expense of costly proxy solicitation. Should you have any questions, please contact Mr. John Clayton, Chief Financial Officer of Oasis, at (702) 436-2009.

         On behalf of the Board of Directors, I urge you to vote FOR approval of the proposal.

                                        Sincerely,



                                        Scott S. Ingraham
                                        President and
                                        Chief Executive Officer

                            OASIS RESIDENTIAL, INC.
                             4041 EAST SUNSET ROAD
                            HENDERSON, NEVADA 89014


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                     To Be Held on ______, _________, 1998

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Special Meeting") of Oasis Residential, Inc., a Nevada corporation ("Oasis"), will be held at _______________________, on __________, ________, 1998 at ____,
local time, for the following purposes:

                  1. To consider and vote upon the merger of Oasis with and into Camden Subsidiary II, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Camden Property Trust, a Texas real estate investment trust ("Camden"), to be effected pursuant to the Agreement and Plan of Merger, dated December 16, 1997, as amended by Amendment No. 1, dated as of February 4, 1998, among Camden, Merger Sub and Oasis, which provides, among other things, that each outstanding share of Common Stock, par value $.01 per share ("Oasis Common Stock"), of Oasis (other than shares held by Oasis as treasury stock or owned by any subsidiary of Oasis) will be converted into
         0.759 of a Common Share of Beneficial Interest, par value $.01 per share, of Camden, and each outstanding share of Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of Oasis (other than shares held by Oasis as treasury stock or owned by any subsidiary of Oasis) will be converted into one Series A Cumulative Convertible Preferred Share of Beneficial Interest, par value $.01 per share, of Camden;

                  2. To approve the postponement or adjournment of the Special Meeting for the solicitation of additional votes, if necessary; and

                  3. To transact such other business as properly may come before such meeting or any adjournment thereof.

         Only holders of record of shares of Oasis Common Stock at the close of business on ________1998, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting.

                                        By Order of the Board of Directors,



                                        Allan O.  Hunter, Jr.
                                        Executive Vice President,
                                        Chief Operating Officer and Secretary

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE VIA FACSIMILE AT SO THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING. STOCKHOLDERS ATTENDING THE SPECIAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS THAT ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES WILL BE REVOKED.

Las Vegas, Nevada
____________, 1998

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the e solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.



                 Subject to Completion, dated February 6, 1998

                             CAMDEN PROPERTY TRUST

                                   PROSPECTUS

                              -------------------

                             CAMDEN PROPERTY TRUST
                                      AND
                            OASIS RESIDENTIAL, INC.

                              --------------------

                             JOINT PROXY STATEMENT
                                      FOR
        SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING OF SHAREHOLDERS OF
                             CAMDEN PROPERTY TRUST
                                      AND
                       SPECIAL MEETING OF STOCKHOLDERS OF
                            OASIS RESIDENTIAL, INC.

                          TO BE HELD ON ________, 1998

                            ------------------------

         This Joint Proxy Statement/Prospectus constitutes the proxy statement of each of Camden Property Trust, a Texas real estate investment trust ("Camden"), and Oasis Residential, Inc., a Nevada corporation ("Oasis"), relating to the solicitation of proxies for use at the Special Meeting in Lieu of Annual Meeting of the shareholders of Camden (the "Camden Special Meeting") and the Special Meeting of stockholders of Oasis (the "Oasis Special Meeting" and, together with the Camden Special Meeting, the "Special Meetings") scheduled to be held on ________, 1998 and the prospectus of Camden relating to Common Shares of Beneficial Interest, par value $.01 per share, of Camden (the "Camden Common Shares"), and the Series A Cumulative Convertible Preferred Shares of Beneficial Interest, par value $.01 per share, of Camden (the "Camden Series A Preferred Shares" and, together with the Camden Common Shares, the "Camden Shares"), that may be issued in connection with the proposed merger (the "Merger") of Oasis with and into Camden Subsidiary II, Inc., a Delaware corporation and a wholly owned subsidiary of Camden ("Merger Sub"), pursuant to the Agreement and Plan of Merger, dated December 16, 1997, as amended by Amendment No. 1, dated as of February 4, 1998, among Camden, Merger Sub and Oasis (the "Merger Agreement"). Camden has filed a registration statement with the Securities and Exchange Commission (the "Commission") with respect to the Camden Shares to be so issued.

         No person has been authorized to give any information or to make any representation other than those contained in this Joint Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made by this Joint Proxy Statement/Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Camden or Oasis. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities made hereunder shall under any circumstance create any implication that there has been no change in the information set forth herein since the date of this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such solicitation.

         This Joint Proxy Statement/Prospectus and the accompanying proxy cards are first being mailed to shareholders of Camden and Oasis on , 1998.

         SEE RISK FACTORS BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED IN EVALUATING THE MERGER.

         NEITHER THE MERGER NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Joint Proxy Statement/Prospectus is ________, 1998.

                             AVAILABLE INFORMATION

         Both Camden and Oasis are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Camden and Oasis with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048, and can also be inspected and copied at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding Camden and Oasis and other registrants that have been filed electronically with the Commission. The address of such site is http://www.sec.gov.

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON REQUEST FROM THE OFFICE OF THE SECRETARY, CAMDEN PROPERTY TRUST, 3200 SOUTHWEST FREEWAY, SUITE 1500, HOUSTON, TEXAS 77027 (TELEPHONE
(713) 964-3555; FAX (713) 964-3599) AND THE OFFICE OF THE SECRETARY, OASIS RESIDENTIAL, INC., 4041 EAST SUNSET ROAD, HENDERSON, NEVADA 89014 (TELEPHONE
(702) 435-9800; FAX (702)435-9445). IN ORDER TO ALLOW ADEQUATE TIME FOR DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ______, 1998.

         This Joint Proxy Statement/Prospectus is part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by Camden with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Camden Shares to be issued in connection with the Merger. This Joint Proxy Statement/Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain parts of which are omitted in accordance with the rules of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of fee prescribed by the Commission, or which may be examined without charge at the offices of the Commission. Statements contained in this Joint Proxy Statement/Prospectus, or in any document incorporated in this Joint Proxy Statement/Prospectus by reference, as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document; each such statement is qualified in its entirety by such reference.

         All information contained in this Joint Proxy Statement/Prospectus with respect to Camden and its subsidiaries has been supplied by Camden, and all information with respect to Oasis and its subsidiaries has been supplied by Oasis. Unless the context otherwise requires, all references in this Joint Proxy Statement/Prospectus to "Camden" will mean Camden Property Trust and its subsidiaries on a consolidated basis (including Camden Operating, L.P. (the "Operating Partnership")) or, where the context so requires, Camden Property Trust only, and as the context may require, their predecessors; and all references in this Joint Proxy Statement/Prospectus to "Oasis" will mean Oasis Residential, Inc. and its subsidiaries on a consolidated basis or, where the context so requires, Oasis Residential, Inc. only and, as the context may require, their predecessors.

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................1
SUMMARY....................................................................................................2
         The Companies.....................................................................................2
         Special Meetings; Votes Required..................................................................3
         Risk Factors......................................................................................4
         The Merger........................................................................................4
         Background of the Merger..........................................................................4
         Reasons for the Merger; Recommendations of the Boards.............................................4
         Opinions of Financial Advisors....................................................................4
         Regulatory Matters................................................................................5
         Conditions to Consummation of the Merger; Effective Time of the Merger; Termination Fees..........5
         The Spin-Off......................................................................................5
         Management, Operations and Headquarters After the Merger..........................................5
         Dividends.........................................................................................5
         Anticipated Accounting Treatment..................................................................6
         Interests of Certain Persons in the Merger........................................................6
         Federal Income Tax Consequences of the Merger.....................................................6
         Dissenters' Rights................................................................................6
RISK FACTORS...............................................................................................7
         Share Price Fluctuations..........................................................................7
         Effect of Market Interest Rates on Price of Camden Common Shares..................................7
         Benefits to Certain Directors and Officers of Oasis; Possible Conflicts of Interest...............7
         Loss of Rights by Oasis Stockholders..............................................................7
         Loss of Benefits if the Spin-Off Fails to Occur; Dependence on the Las Vegas Market...............7
         Termination Payments if the Merger Fails to Occur.................................................8
         Real Estate Investment Risks......................................................................8
         No Limitation on Amount of Debt that May be Incurred and Possible Inability to Repay Debt.........9
         Limited Control with Respect to Certain Properties................................................9
         Uninsured and Underinsured Losses Could Result in Loss of Value of Property.......................9
         Possible Environmental Liabilities................................................................9
         Costs of Compliance with Fair Housing Amendments Act and Similar Laws............................10
         Adverse Consequences of Failure to Qualify as a REIT.............................................10
         Ownership Limits.................................................................................11
         Competition......................................................................................11
         Changes in Policies..............................................................................11
EQUIVALENT PER SHARE DATA.................................................................................12
COMPARATIVE MARKET PRICES.................................................................................13
         Camden...........................................................................................13
         Oasis............................................................................................13
SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED
   FINANCIAL AND PROPERTY DATA............................................................................14
THE SPECIAL MEETINGS......................................................................................18
         The Merger.......................................................................................18
         Camden Special Meeting...........................................................................18
         Oasis Special Meeting............................................................................19
THE MERGER................................................................................................20
         Background of the Merger.........................................................................20
         Reasons for the Merger; Recommendations of the Boards............................................24
         Opinions of Financial Advisors...................................................................28
         Interests of Certain Persons in the Merger.......................................................36
         Headquarters ....................................................................................37
         Dividends........................................................................................37

         Anticipated Accounting Treatment.................................................................37
         Resales of Camden Shares.........................................................................37
         Dissenters' Rights...............................................................................38
         Regulatory Matters...............................................................................38
         NYSE Listing.....................................................................................38
         Effect of the Merger on Oasis Debt Securities....................................................38
MANAGEMENT OF CAMDEN......................................................................................39
         Board of Trust Managers of Camden................................................................39
         Committees of the Camden Board...................................................................40
         Compensation of Trust Managers...................................................................40
         Meetings of the Camden Board and Committees......................................................41
         Executive Officers of Camden.....................................................................41
         Compensation Committee Report on Executive Officer Compensation..................................42
         Executive Compensation...........................................................................42
         Performance Graph................................................................................42
         Certain Relationships and Transactions...........................................................44
THE SPIN-OFF..............................................................................................44
THE MERGER AGREEMENT......................................................................................45
         The Merger.......................................................................................45
         Camden Board of Trust Managers...................................................................46
         Representations and Warranties...................................................................46
         Certain Covenants................................................................................47
         Indemnification..................................................................................49
         Conditions to Consummation of the Merger.........................................................49
         Termination......................................................................................50
         Expenses and Termination Fees....................................................................50
         Extension, Waiver and Amendment..................................................................51
VOTING AGREEMENTS.........................................................................................53
         Oasis Voting Agreement...........................................................................53
         Camden Voting Agreement..........................................................................53
CAMDEN PROPERTY TRUST UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS................................54
CAMDEN PROPERTY TRUST UNAUDITED PRO FORMA COMBINED BALANCE SHEET..........................................57
BUSINESS OF CAMDEN........................................................................................61
         General..........................................................................................61
         Operating Strategy...............................................................................61
         Financial Strategy...............................................................................62
         Markets and Competition..........................................................................63
         The Camden Properties............................................................................64
         Camden Portfolio Summary.........................................................................64
BUSINESS OF OASIS.........................................................................................68
         General..........................................................................................68
         Recent Developments..............................................................................68
         Business Strategy................................................................................69
         Certain Pending Complaints.......................................................................70
         Property Operations..............................................................................70
         Oasis Portfolio Summary..........................................................................71
SECURITY OWNERSHIP........................................................................................74
         Camden...........................................................................................74
         Oasis............................................................................................75
DESCRIPTION OF CAMDEN SECURITIES..........................................................................77
         Camden Common Shares.............................................................................77
         Camden Preferred Shares..........................................................................77
         Restrictions on Transfer.........................................................................82
         Certain Federal Income Tax Considerations to Holders of Camden Series A Preferred Shares.........82
COMPARATIVE RIGHTS OF SHAREHOLDERS........................................................................86
         Capitalization...................................................................................86

         Voting Rights....................................................................................86
         Voting Power.....................................................................................87
         Trust Managers and Directors.....................................................................87
         Power to Call Special Meetings; Action by Written Consent........................................88
         Amendment of Charter Documents...................................................................88
         Mergers..........................................................................................88
         Certain Business Combinations....................................................................89
         Control Share Acquisitions.......................................................................90
         REIT Qualification Provisions....................................................................90
         Indemnification..................................................................................91
         Trust Manager and Director Liability.............................................................92
FEDERAL INCOME TAX CONSIDERATIONS.........................................................................92
         Tax Considerations Relating to the Merger........................................................92
         Continuity of Interest Assumption................................................................93
         Cash in Lieu of Fractional Shares................................................................93
         Pre-Merger Dividend..............................................................................93
         Taxation of Camden...............................................................................94
         Requirements for Qualification...................................................................95
         Failure to Qualify...............................................................................98
         Taxation of Taxable U.S. Shareholders............................................................99
         Taxation of U.S. Shareholders on the Disposition of Common Shares...............................100
         Capital Gains and Losses........................................................................100
         Taxation of Tax-Exempt Shareholders.............................................................101
         Taxation of Non-U.S. Shareholders...............................................................101
         Other Tax Consequences..........................................................................102
RATIFICATION OF INDEPENDENT AUDITORS.....................................................................102
EXPERTS..................................................................................................103
LEGAL OPINIONS...........................................................................................103
SHAREHOLDER PROPOSALS....................................................................................103
OTHER MATTERS............................................................................................103

Annex I           Agreement and Plan of Merger
Annex II          Form of Designation, Preferences and Rights of Series A
                  Cumulative Convertible Preferred Shares of Beneficial Interest
Annex III         Opinion of Donaldson, Lufkin & Jenrette Securities Corporation
Annex IV          Opinion of Merrill Lynch & Co.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents (File No. 1-12110) filed by Camden with the Commission under the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus: (i) Camden's Annual Report on Form 10-K for the year ended December 31, 1997; (ii) Camden's Current Report on Form 8-K filed on February 5, 1998; and (iii) Camden's Registration Statement on Form 8-A.

         The following documents (File No.1-12428) filed by Oasis with the Commission under the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus: (i) Oasis' Annual Report on Form 10-K for the year ended December 31, 1996; (ii) Oasis' Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) Oasis' Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; (iv) Oasis' Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; (v) Oasis' Current Report on Form 8-K filed on November 6, 1997; (vi) Oasis' Current Report on Form 8-K filed on November 18, 1996; (vii) Oasis' Current Report on Form 8-K filed on November 19, 1996; (viii) Oasis' Current Report on Form 8-K filed on November 26, 1996;
(ix) Current Report on Form 8-K filed on January 30, 1998; (x) Oasis' Registration Statement on Form 8-A dated April 7, 1995; and (xi) Oasis' Registration Statement on Form 8-A dated October 12, 1993.

         All documents and reports subsequently filed by Camden and Oasis pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the Special Meetings shall be deemed to be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                                    SUMMARY

         The following summary is not intended to be a complete description of all material facts regarding Camden or Oasis and the matters to be considered at the Special Meetings and is qualified in all respects by the information appearing elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus, the Annexes hereto and the documents referred to herein.

         Information contained or incorporated by reference in this Joint Proxy Statement/Prospectus may include forwardlooking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "project" or "continue" or the negative thereof or other comparable terminology. The following matters and certain other factors noted throughout this Joint Proxy Statement/Prospectus and any documents incorporated by reference herein or therein and exhibits hereto and thereto constitute cautionary statements identifying important factors with respect to any such forwardlooking statements, including certain risks and uncertainties, that could cause Camden or Oasis' actual results to differ materially from those predicted in any such forward-looking statements.

THE COMPANIES

         Camden. Camden is a Houston-based real estate investment trust ("REIT") engaged in the ownership, development, acquisition, management, marketing and disposition of multifamily apartment communities in the Southwest, Southeast and Midwest regions of the United States. As of December 31, 1997, Camden owned interests in and operated 100 multifamily properties containing 34,669 units located in Texas, Florida, Missouri, North Carolina, Arizona and Kentucky, including 1,264 units owned through joint ventures. These properties had a weighted average occupancy rate of 94.0% for the year ended December 31, 1997. Six of Camden's multifamily properties containing 2,343 apartment units were under development at December 31, 1997. Upon completion of the development of the six properties, Camden will own interests in 106 properties with 37,012 units. Additionally, Camden managed 4,163 apartment units in 14 properties for third-parties and non-consolidated affiliates at December 31, 1997.

         Following the Effective Time (as defined below under "THE SPECIAL MEETINGS--The Merger"), Camden will own interests in 152 multifamily properties containing 49,786 units (including 1,585 units owned through joint ventures or 6,704 units after the Spin-Off) and will have seven multifamily properties containing 2,683 units under development. Upon completion of the development of the seven properties, Camden will own interests in 159 multifamily properties containing 52,469 units. Camden will also have several additional sites that it intends to develop into multifamily apartment communities. See "THE SPIN-OFF" for the properties to be included in an anticipated joint venture.

         Camden's principal executive offices are located at 3200 Southwest Freeway, Suite 1500, Houston, Texas 77027, and its telephone number is (713) 964-3555. For further information concerning Camden, see "BUSINESS OF CAMDEN."

         Oasis. Oasis is a fully integrated REIT with in-house acquisition, development, property management and finance expertise. Oasis is the largest owner of predominantly upscale apartment communities in the greater Las Vegas metropolitan area based on the number of apartment units. As of December 31, 1997, Oasis owned interests in and operated 52 apartment communities in Las Vegas, Reno, Denver and southern California, comprising a total of 15,117 apartment units (the "Oasis Properties") (including 321 units owned through a joint venture) with an average age of less than eight years, has one apartment community comprising 340 units under construction and owns a 30,000 square foot commercial center in Henderson, Nevada in which Oasis' headquarters is located (the "Commercial Center"). Forty-three of the Oasis Properties are located in the greater Las Vegas area. The weighted average occupancy rate of the Oasis Properties was 95% for the year ended December 31, 1997.

         The principal executive offices of Oasis are located at 4041 East Sunset Road, Henderson, Nevada 89014, and its telephone number is (702) 435-9800. For further information concerning Oasis, see "BUSINESS OF OASIS."

         Trading Markets. On December 16, 1997, the last trading day prior to public announcement of the execution of the Merger Agreement, the last reported sale prices per share of the Camden Common Shares, the Common Stock, par value $.01 per share, of Oasis (the "Oasis Common Stock"), and the Series A Preferred Stock, par value $.01 per share, of Oasis (the

"Oasis Series A Preferred Stock" and, together with the Oasis Common Stock, the "Oasis Shares"), were $32.00, $22.1875 and $24.8125, respectively. On February 4, 1998, the last reported sales prices per share of the Camden Common Shares, the Oasis Common Stock and the Oasis Series A Preferred Stock were $30.125, $22.0625 and $25.625, respectively. Shares of Camden Common Shares, Oasis Common Stock and Oasis Series A Preferred Stock are, and shares of Camden Series A Preferred Shares are expected to be, traded on the NYSE under the symbols "CPT," "OAS, "OASPrA" and "___," respectively. See "COMPARATIVE MARKET PRICES."

SPECIAL MEETINGS; VOTES REQUIRED

         Camden. The Camden Special Meeting will be held on _________, ________, 1998, at ___, local time, at ____________. At the Camden Special
Meeting, shareholders will consider and vote upon (i) a proposal to approve the Merger pursuant to the Merger Agreement, (ii) a proposal to elect seven members to the Board of Trust Managers of Camden (the "Camden Board"), (iii) a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of Camden for the year ending December 31, 1998 (collectively, the "Camden Proposals") and (iv) a proposal to approve the postponement or adjournment of the Camden Special Meeting for the solicitation of additional votes, if necessary. Only holders of Camden Common Shares of record at the close of business on _______, 1998 (the "Record Date") will be entitled to vote at the Camden Special Meeting. Each of the Camden Proposals will be approved if it receives the affirmative vote of a majority of the votes cast at the Camden Special Meeting if a quorum is present or represented by proxy. The holders of a majority of the Camden Common Shares entitled to vote, present in person or by proxy, will constitute a quorum for purposes of the Camden Special Meeting. The vote of a majority of the votes cast at the Camden Special Meeting, whether or not a quorum is present, is necessary to approve the proposal that would allow Camden to postpone or adjourn the Camden Special Meeting to solicit additional votes. As of the Record Date, there were ______ Camden Common Shares outstanding and entitled to vote. As of the Record Date, the members of the Camden Board, executive officers of Camden and their affiliates beneficially owned _____ Camden Common Shares (excluding _____ shares issuable as of the Record Date upon the exercise of vested options), representing approximately ____% of the outstanding shares entitled to vote at the Camden Special Meeting. See "THE SPECIAL MEETINGS."

         Oasis. The Oasis Special Meeting will be held on _______, ________, 1998, at ___, local time, at _________________. At the Oasis Special Meeting, stockholders will consider and vote upon a proposal to (i) approve the Merger pursuant to the Merger Agreement and (ii) a proposal to approve the postponement or adjournment of the Oasis Special Meeting for the solicitation of additional votes, if necessary. Only holders of Oasis Common Stock of record at the close of business on the Record Date will be entitled to vote at the Oasis Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Oasis Common Stock outstanding and entitled to vote is required to approve the Merger Agreement. The holders of a majority of the outstanding shares of Oasis Common Stock entitled to vote, present in person or by proxy, will constitute a quorum for purposes of the Oasis Special Meeting. The vote of a majority of the votes cast at the Oasis Special Meeting, whether or not a quorum is present, is necessary to approve the proposal that would allow Oasis to postpone or adjourn the Oasis Special Meeting to solicit additional votes. As of the Record Date, there were ______ shares of Oasis Common Stock outstanding and entitled to vote. As of the Record Date, the members of the Board of Directors of Oasis (the "Oasis Board"), executive officers of Oasis and their affiliates beneficially owned ____ shares of Oasis Common Stock (excluding _____ shares issuable as of the Record Date upon the exercise of vested stock options), representing approximately ____% of the outstanding shares entitled to vote at the Oasis Special Meeting. See "THE SPECIAL MEETINGS."

         Voting Agreements. Concurrently with the execution of the Merger Agreement, Richard J. Campo and D. Keith Oden, each of whom is a member of the Camden Board and an executive officer of Camden, entered into a voting agreement with Oasis (the "Camden Voting Agreement") pursuant to which such persons, representing an aggregate of 512, 881 shares or approximately 1.6% of the outstanding Camden Common Shares as of February 4, 1998, agreed to vote their Camden Common Shares then owned or thereafter acquired by them in favor of the Merger. Also concurrently with the execution of the Merger Agreement, Robert V. Jones, the Chairman of the Oasis Board, and the Scotsman Trust, the trustee of which is Mr. Jones, entered into a voting agreement with Camden (the "Oasis Voting Agreement" and, together with the Camden Voting Agreement, the "Voting Agreements") pursuant to which such persons, representing an aggregate of 992,642 shares or approximately 6.1% of the outstanding shares of Oasis Common Stock as of February 4, 1998, agreed to vote their shares of Oasis Common Stock then owned or thereafter acquired by them in favor of the Merger. See "VOTING AGREEMENTS."

RISK FACTORS

         Shareholders of Camden and stockholders of Oasis should carefully evaluate the matters set forth under "RISK FACTORS" beginning on page 7 of this Joint Proxy Statement/Prospectus.

THE MERGER

         As described under "THE MERGER AGREEMENT--The Merger," pursuant to the Merger Agreement, Oasis will be merged with and into Merger Sub, each share of Oasis Common Stock outstanding immediately prior to the Effective Time (other than shares held by Oasis as treasury stock or owned by any subsidiary of Oasis, which shares will be canceled) will be converted into 0.759 of a Camden Common Share (the "Common Share Exchange Ratio") and each share of Oasis Series A Preferred Stock outstanding immediately prior to the Effective Time (other than shares held by Oasis as treasury stock or owned by any subsidiary of Oasis, which shares will be canceled) will be converted into one Camden Series A Preferred Share (the "Preferred Share Exchange Ratio" and, together with the Common Share Exchange Ratio, the "Exchange Ratios"). See "THE MERGER AGREEMENT--The Merger."

BACKGROUND OF THE MERGER

         The terms of the Merger (including the Exchange Ratios) were determined through negotiation between Camden and Oasis. For a description of these negotiations, see "THE MERGER--Background of the Merger."

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS

         Camden. The Camden Board has unanimously approved the Merger and believes that the Merger is in the best interests of Camden and its shareholders. The Camden Board recommends that shareholders vote FOR the Merger and FOR each of the other Camden Proposals. The decision of the Camden Board to approve the Merger was based on a number of factors. See "THE MERGER--Reasons for the Merger; Recommendations of the Boards--Camden's Reasons for the Merger; Recommendation of the Camden Board."

         Oasis. The Oasis Board has unanimously approved the Merger and believes that the Merger is in the best interests of Oasis and its stockholders. The Oasis Board recommends that stockholders vote FOR the Merger. The decision of the Oasis Board to approve the Merger was based on a number of factors. See "THE MERGER--Reasons for the Merger; Recommendations of the Boards--Oasis' Reasons for the Merger; Recommendation of the Oasis Board."

OPINIONS OF FINANCIAL ADVISORS

         Camden. Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), an independent investment banking firm, has rendered its opinion to the Camden Board to the effect that, as of the date of such opinion, based upon and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratios were fair, from a financial point of view, to Camden and the holders of Camden Common Shares. A copy of the DLJ opinion, dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth the assumptions made, procedures followed, other matters considered and limits of reviews by DLJ, is attached to this Joint Proxy Statement/Prospectus as Annex III. See "THE MERGER--Opinions of Financial Advisors--Camden."

         Oasis. Merrill Lynch & Company ("Merrill Lynch"), an internationally recognized investment banking firm with substantial experience in transactions similar to the Merger and familiar with Oasis and its business, has delivered a written opinion on the Oasis Board (the "Merrill Lynch Opinion") stating that, as of the date of such opinion, and based upon the assumptions made, matters considered and limits of review set forth in such opinion, the consideration to be received by the Oasis stockholders in the Merger is fair to such stockholders from a financial point of view. A copy of the Merrill Lynch Opinion, dated December 16, 1997, which sets forth the assumption made, procedures followed, other matters considered and limits of reviews by Merrill Lynch is attached to this Joint Proxy Statement/Prospectus as Annex IV. See "THE MERGER--Opinions of Financial Advisors--Oasis."

REGULATORY MATTERS

         Camden and Oasis believe that the Merger may be consummated without notification being given or certain information being furnished to the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and that no waiting period requirements under the HSR Act are applicable to the Merger. See "THE MERGER--Regulatory Matters."

CONDITIONS TO CONSUMMATION OF THE MERGER; EFFECTIVE TIME OF THE MERGER; TERMINATION FEES

         The respective obligations of Camden and Oasis are subject to the satisfaction of certain conditions, including obtaining the requisite shareholder approvals. It is anticipated that the Merger will become effective as promptly as practicable after the requisite shareholder approvals have been obtained and all other conditions to the Merger have been satisfied or waived. See "THE MERGER AGREEMENT--Conditions to Consummation of the Merger." The Merger Agreement is subject to termination at the option of Camden or Oasis if the Merger has not occurred on or before June 30, 1998 and, prior to such time, upon the occurrence of certain events. Under certain circumstances, Camden or Oasis may be required to pay to the other a fee in an amount up to $20 million upon the termination of the Merger Agreement. See "RISK FACTORS--Termination Payments if the Merger Fails to Occur" and "THE MERGER AGREEMENT--Termination."

THE SPIN-OFF

         Following the Effective Time, Camden intends to form a joint venture partnership to be comprised of 18 multifamily properties located in Las Vegas and one multi-family property located in Laughlin, Nevada containing an aggregate of 5,119 apartment units (the "Spin-Off"). Camden expects to retain a minority equity position in such partnership of approximately 20% and to continue to provide property management services for these properties. See "CAMDEN PROPERTY TRUST UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS" and "CAMDEN PROPERTY TRUST UNAUDITED PRO FORMA COMBINED BALANCE SHEET." For information regarding the properties to be included in the joint venture, see "BUSINESS OF OASIS--Oasis Portfolio Summary." No assurance can be given that the Spin-Off will be consummated on terms favorable to Camden or otherwise. If the Spin-Off is not consummated, after the Effective Time Camden will retain a larger interest in Las Vegas assets and thus will be subject to a greater risk that a decline in the economy in the greater Las Vegas metropolitan area may adversely affect its earnings. See "RISK FACTORS--Loss of Benefits if the Spin-Off Fails to Occur; Dependence on the Las Vegas Market" and "THE SPIN-OFF."

MANAGEMENT, OPERATIONS AND HEADQUARTERS AFTER THE MERGER

         Following the Merger, the Camden Board will appoint Scott S. Ingraham to serve as a trust manager, increasing the size of the Camden Board from seven to eight trust managers. Mr. Ingraham is currently the President and Chief Executive Officer and a director of Oasis. The executive officers of Camden will continue to consist of the current Camden executive officers. See "MANAGEMENT OF CAMDEN." Following the Merger, the headquarters of Camden will continue to be located in Houston, Texas at the current headquarters of Camden.

DIVIDENDS

         Camden and Oasis have agreed in the Merger Agreement to certain limitations on the payment of dividends and distributions. Among other things, these limitations have the effect of restricting Camden and Oasis from declaring and paying dividends other than on their regularly scheduled dates. If, as anticipated, the Effective Time occurs after the regularly scheduled record date for the first quarter dividend on the Camden Common Shares (the last day of a quarter) but prior to the regularly scheduled record date for the first quarter dividend on the Oasis Common Stock (early in the second month following the end of a quarter), holders of Oasis Common Stock will not receive a dividend for the first quarter unless required for tax purposes as described under "THE MERGER AGREEMENT--The Merger."

ANTICIPATED ACCOUNTING TREATMENT

         The Merger will be accounted for using the purchase method in accordance with Accounting Principles Board Opinion No. 16. See "THE MERGER--Anticipated Accounting Treatment."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of Oasis' management, as well as certain members of the Oasis Board, have interests in the Merger in addition to their interests as stockholders of Oasis. These include, among other things, provisions in the Merger Agreement relating to consulting arrangements with Camden following the Merger, indemnification and entitlements under current Oasis employment agreements and employee benefit plans that are triggered by the Merger. See "THE MERGER--Interests of Certain Persons in the Merger."

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The obligation of each of Camden and Oasis to consummate the Merger is subject to the condition that it shall have received an opinion of its counsel, dated the closing date of the Merger, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Assuming the Merger is so treated, for federal income tax purposes, the Merger will not result in the recognition of gain or loss by Camden, Merger Sub, Oasis or the holders of Oasis Shares, except (i) with respect to cash received by such holders in lieu of fractional shares and
(ii) with respect to the receipt by such holders of any Pre-Merger Dividend (as defined below). See "FEDERAL INCOME TAX CONSIDERATIONS--Pre-Merger Dividend." In addition, counsel to Camden will provide to Camden and Oasis an opinion regarding the continued qualification of Camden as a REIT after giving effect to the Merger. See "THE MERGER AGREEMENT--Conditions to Consummation of the Merger" and "FEDERAL INCOME TAX CONSIDERATIONS."

DISSENTERS' RIGHTS

         Neither holders of Camden Common Shares nor holders of Oasis Common Stock will have statutory dissenters' rights in connection with the Merger. See "THE MERGER--Dissenters' Rights."

                                  RISK FACTORS

         In considering whether to approve the Merger Agreement, Camden shareholders and Oasis stockholders should carefully consider, in addition to the other information in this Joint Proxy Statement/Prospectus, the matters set forth below.

SHARE PRICE FLUCTUATIONS

         The relative share prices of the Camden Shares and the Oasis Shares at the Effective Time may vary significantly from the prices as of the date of execution of the Merger Agreement, the date hereof or the date of the Special Meetings due to changes in the business, operations and prospects of Camden or Oasis, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions and other factors. There can be no assurance as to the trading volume or price of the Camden Shares after the Merger. Events outside the control of Camden that adversely affect the market value of Camden's assets, as well as the market value of the Camden Shares, may occur during the period from the date of this Joint Proxy Statement/Prospectus to the Effective Time or thereafter. All of the Camden Shares to be issued to Oasis stockholders other than affiliates of Oasis in connection with the Merger will be freely tradeable. Sales of a substantial number of Camden Shares by current Oasis stockholders following the consummation of the Merger, or the perception that such sales could occur, could adversely affect the market price for Camden Shares after the Merger.

EFFECT OF MARKET INTEREST RATES ON PRICE OF CAMDEN COMMON SHARES

         An increase in market interest rates may lead prospective purchasers of Camden Shares to demand a higher anticipated annual yield from future dividends. Such an increase in the required anticipated dividend yield may adversely affect the market price of the Camden Shares.

BENEFITS TO CERTAIN DIRECTORS AND OFFICERS OF OASIS; POSSIBLE CONFLICTS OF INTEREST

         In considering the recommendation of the Oasis Board with respect to the Merger Agreement and the transactions contemplated thereby, Oasis stockholders should be aware that certain members of the Oasis Board and management of Oasis have certain interests in the Merger that are in addition to the interests of stockholders of Oasis generally. See "THE MERGER--Interests of Certain Persons in the Merger." No special procedures were put in place to resolve any conflicts resulting from these interests. However, the Oasis Board was aware of these interests and was aware of their potential and considered them, among other matters, in unanimously approving the Merger Agreement and the transactions contemplated thereby.

LOSS OF RIGHTS BY OASIS STOCKHOLDERS

         The rights of the holders of Oasis Shares are presently governed by Nevada law, the Third Amended and Restated Articles of Incorporation of Oasis (the "Oasis Articles") and the Fourth Amended and Restated Bylaws of Oasis (the "Oasis Bylaws"). After consummation of the Merger, the rights of the holders of Oasis Shares that are converted into Camden Shares will be governed by Texas law, the Amended and Restated Declaration of Trust of Camden (the "Camden Declaration of Trust") and the Second Amended and Restated Bylaws of Camden (the "Camden Bylaws"). Certain differences may alter certain existing rights of Oasis stockholders. See "COMPARATIVE RIGHTS OF SHAREHOLDERS."

LOSS OF BENEFITS IF THE SPIN-OFF FAILS TO OCCUR; DEPENDENCE ON THE LAS VEGAS MARKET

         As a result of a majority of Oasis' properties being located in the greater Las Vegas metropolitan area, Oasis has been subject to various risks associated with a lack of geographic diversification and dependence on such market, including the adverse effect of economic conditions in this region and the market for apartment units therein. To reduce Camden's exposure to the Las Vegas market and the risks associated therewith, after the Effective Time, Camden expects to form a joint venture partnership to be comprised of 5,119 apartment units. No assurance can be given that the Spin-Off will be consummated on terms favorable to Camden or otherwise. If the Spin-Off is not consummated, after the Effective Time Camden will retain a larger interest in Las Vegas and thus will be subject to a greater risk that a decline in the economy in the greater Las Vegas metropolitan area may adversely affect its earnings. See "THE SPIN-OFF."

TERMINATION PAYMENTS IF THE MERGER FAILS TO OCCUR

         No assurance can be given that the Merger will be consummated. The Merger Agreement provides for the payment by Camden or Oasis of a termination fee of up to $20 million if the Merger is terminated under certain circumstances, or reimbursement of expenses if the Merger is terminated under certain other circumstances. The obligation to make such payments may adversely affect the ability of Oasis or Camden to engage in another transaction in the event the Merger is not consummated and may have an adverse impact on the financial condition of the company incurring such obligation. See "THE MERGER AGREEMENT-- Termination."

REAL ESTATE INVESTMENT RISKS

         General. Real property investments are subject to varying degrees of risk. The yields from equity investments in real estate depend on the amount of income generated and expenses incurred. If Camden's properties do not generate income sufficient to meet operating expenses, debt service and capital expenditures, Camden's ability to make distributions to its shareholders will be adversely affected. Income from apartment properties may be adversely affected by the general economic climate, local conditions such as oversupply of apartments or a reduction in demand for apartments in the area, the attractiveness of the properties to residents, competition from other available apartments, inability to collect rent from residents, changes in market rental rates, the need to periodically repair, renovate and relet space, and the ability of the owner to pay for adequate maintenance and insurance and increased operating costs (including real estate taxes). Camden's income also would be adversely affected if a significant number of residents were unable to pay rent or apartments could not be rented on favorable terms. Certain significant expenditures associated with each equity investment (such as mortgage payments, if any, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. If a property is mortgaged to secure payment of indebtedness, and if Camden is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the mortgage. In addition, income from properties and real estate values also are affected by such factors as applicable laws, including tax laws, interest rate levels and the availability of financing.

         Camden, in the normal course of its business, is continually evaluating a number of potential acquisitions and entering into non-binding letters of intent and may at any time or from time to time enter into contracts to acquire and may acquire additional properties. No assurance can be given, however, that Camden will have the opportunity to continue to make suitable property acquisitions on terms favorable to Camden.

         Illiquidity of Real Estate. Real estate investments are relatively illiquid and, therefore, will tend to limit the ability of Camden to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Code places limits on a REIT's ability to sell properties held for fewer than four years, which may affect Camden's ability to sell properties and may adversely affect returns to Camden shareholders.

         Acquisition Risks. Assuming consummation of the Merger, Camden will have increased its interests in apartment communities from 100 communities at December 31, 1997 to 152 communities at the Effective Time, an increase of 52%. The properties acquired by Camden from Oasis are in markets where Camden has not historically managed properties. Due primarily to the number and relative geographic diversity of its properties after the Merger, Camden may not have adequate management or other personnel or adequate systems or other resources to manage its portfolio or its properties to the same level of efficiency after the Merger, which could adversely affect operations and result in less cash being available for distributions to shareholders. Additionally, one of the anticipated benefits of the Merger is the elimination of redundant activities in the combined organization and the resulting savings in costs and expenses. An inability to achieve these savings could adversely affect the operating results and financial performance of Camden after the Merger.

         Development Risks. As a result of the Merger, Camden will obtain ownership of Oasis' development properties. Camden will be subject to the risks of real estate development with respect to such development properties, including risks of lack of financing, construction delays, budget overruns and lease-up. Camden will be subject to similar risks in connection with any future development of other properties.

NO LIMITATION ON AMOUNT OF DEBT THAT MAY BE INCURRED AND POSSIBLE INABILITY TO REPAY DEBT

         No Limitation on Debt and Increased Indebtedness. Camden intends to adhere to a policy of maintaining a debt-tototal-market-capitalization ratio of less than 50%. However, the organizational documents of Camden do not limit the amount or percentage of indebtedness that it may incur. Therefore, the Camden Board may change this policy without shareholder approval. Accordingly, Camden could become more leveraged, resulting in an increased risk of default on its obligations and in an increase in its debt service requirements, both of which could adversely affect the financial condition of Camden.

         Camden has maintained on a quarterly basis a financial structure with no more than 40% total debt to total market capitalization since July 1993. Any increase in Camden's total debt to total market capitalization as a result of Camden's assumption of Oasis' debt pursuant to the Merger may have an adverse affect on the ability of Camden to meet its current obligations. Additionally, an increase in Camden's total debt to total market capitalization may adversely affect Camden's ability to access debt as well as equity capital markets in the future due to the resulting decreased ability to service debt.

         Debt Financing and Existing Debt Maturities. Camden is subject to the risks normally associated with debt financing, including the risk that Camden's funds from operations ("FFO") might be insufficient to meet required payments of principal and interest, the risk that existing indebtedness (which in all cases will not have been fully amortized at maturity) might not be able to be refinanced or that the terms of such refinancing might not be as favorable as the terms of the existing indebtedness.

LIMITED CONTROL WITH RESPECT TO CERTAIN PROPERTIES

         With respect to two Oasis properties, Oasis has invested through a joint venture or limited liability company in which Oasis owns less than a 100% interest and is subject to certain consent rights of the partners or members with respect to certain major decisions affecting such properties. Although Oasis typically has control of the day-to-day management decisions relating to these partially-owned properties, it has certain fiduciary responsibilities to the other partners or members in those entities that it will need to consider when making decisions that affect those properties. Further, Camden will acquire interests in some properties that Camden may be contractually restricted from selling without the consent of certain unrelated parties.

         After completion of the Merger, the foregoing may result in decisions with respect to such properties that do not fully reflect the interest of Camden and its shareholders at such time, and may include decisions relating to the standards that Camden is required to satisfy in order to maintain its status as a REIT for tax purposes.

UNINSURED AND UNDERINSURED LOSSES COULD RESULT IN LOSS OF VALUE OF PROPERTY

         Camden carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to its properties and its management believes such coverage is of the type and amount customarily obtained for or by an owner of real property assets. Similar coverage will be obtained for properties acquired in the future. However, there are certain types of losses, generally of a catastrophic nature, such as losses from earthquakes, that may be uninsurable or not economically insurable. The Camden Board exercises its discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance on Camden's investments at a reasonable cost and on suitable terms. This may result in insurance coverage that in the event of a substantial loss would not be sufficient to pay the full current market value or current replacement cost of Camden's lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed.

POSSIBLE ENVIRONMENTAL LIABILITIES

         Under various federal, state and local laws, ordinances and regulations, an owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. All of the properties of Camden and Oasis have been subjected to Phase I or similar environmental audits (which involve inspection without soil sampling or ground water analysis) by independent environmental consultants. Neither party's environmental audit reports have revealed any significant environmental liability, nor is Camden or Oasis aware of any environmental liability with respect to its properties that Camden or Oasis management believes would have a material adverse effect on Camden's business, assets or results of operations following the Merger. No assurance can be given that existing environmental studies with respect to such properties reveal all environmental liabilities or that any prior owner of any such property did not create any material environmental condition not known to Camden or Oasis.

COSTS OF COMPLIANCE WITH FAIR HOUSING AMENDMENTS ACT AND SIMILAR LAWS

         A number of federal, state and local laws exist that may require modifications to the properties owned by Camden or Oasis or restrict certain further renovations thereof, with respect to access thereto by disabled persons. The Fair Housing Amendments Act (the "FHA") imposes certain requirements related to access by physically handicapped persons on multifamily properties first occupied after March 31, 1991 or for which construction permits were obtained after June 15, 1990. Noncompliance with the FHA could result in the imposition of fines or the award of damages to private litigants.

         Oasis has been contacted by certain regulatory agencies with regard to alleged failures to comply with the FHA as it pertains to properties constructed for first occupancy after March 31, 1991. Currently, Oasis is inspecting these properties to determine the extent of the alleged noncompliance and the changes that may be necessitated. At this time, Oasis is unable to provide an estimate of costs and expenses associated with this matter as the scope and extent of required work, if any, has yet to be determined.

         The Americans with Disabilities Act of 1990 (the "ADA") requires public accommodations to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Compliance with the ADA could require removal of structural barriers to handicapped access in certain public areas of properties owned by Camden or Oasis where such removal is readily achievable. The ADA does not, however, consider residential properties, such as multifamily properties, to be public accommodations or commercial facilities, except to the extent portions of such facilities are open to the public. Final regulations under the ADA have not yet been promulgated. Failure to comply with the ADA could result in an imposition of fines or the award of damages to private litigants. If required changes involve greater expenditures than Camden currently anticipates, or if the changes must be made on a more accelerated basis than it anticipates, Camden's ability to make expected distributions could be adversely affected. Camden believes that its competitors face similar costs in complying with the requirements of the ADA.

         Additional and future legislation may impose other burdens or restrictions on owners with respect to access by disabled persons. The ultimate costs of complying with the FHA, ADA and other similar legislation are not currently ascertainable and, while such costs are not expected to have a material effect on Camden, such costs could be substantial. Limitations or restrictions on the completion of certain renovations may limit application of Camden's investment strategy in certain instances or reduce overall returns on Camden's investments.

ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

         Camden believes that it has operated so as to qualify as a REIT under the Code since its formation. Although management of Camden believes that Camden is organized and is operating in such a manner, no assurance can be given that Camden will be able to continue to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determination of various factual matters and circumstances not entirely within Camden's control. For example, in order to qualify as a REIT, at least 95% of Camden's gross income in any year must be derived from qualifying sources and Camden must make distributions to shareholders aggregating annually at least 95% of its REIT taxable income (excluding net capital gains). In addition, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. Camden, however, is not aware of any currently pending tax legislation that would adversely affect its ability to continue to qualify as a REIT.

         For any taxable year that Camden fails to qualify as a REIT, Camden would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, Camden would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of Camden available for investment or distribution to shareholders because of the additional tax liability to Camden for the year or years involved. In addition, distributions would no longer qualify for the dividends paid deduction nor be required to be made. To the extent that distributions to shareholders would have been made in anticipation of Camden's qualifying as a REIT, Camden might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax.

         Oasis believes that, since its taxable year ended December 31, 1993, it has operated so as to qualify as a REIT under the Code. The failure of Oasis to qualify as a REIT could have consequences generally similar to the consequences of the failure by Camden to qualify as a REIT, as described above. Under certain circumstances, Camden's qualification as a REIT following the Merger could depend on Oasis' qualification as a REIT for periods prior to the Merger, and in any event, the liabilities that Camden will assume in the Merger would include Oasis' liability for any unpaid taxes, including taxes resulting if Oasis failed to qualify as a REIT for any period prior to the Merger. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification."

OWNERSHIP LIMITS

         In order to maintain Camden's qualification as a REIT, not more than 50% in value of its outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). To minimize the possibility that Camden will fail to qualify as a REIT under this test, the Camden Declaration of Trust authorizes the Camden Board to take such action as may be required to preserve its qualification as a REIT. Moreover, the Camden Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own, more than 9.8% of the total outstanding capital shares of Camden. The Oasis Articles contain a similar limitation on the ownership of Oasis capital stock. See "COMPARATIVE RIGHTS OF SHAREHOLDERS--REIT Qualification Provisions."

         These ownership limits, as well as the ability of Camden to issue other classes of equity securities, may delay, defer or prevent a change in control of Camden and may also deter tender offers for the Camden Shares, which offers may be attractive to the shareholders, or limit the opportunity of shareholders to receive a premium for their Camden Shares that might otherwise exist if an investor were attempting to effect a change in control of Camden. See "COMPARATIVE RIGHTS OF SHAREHOLDERS."

COMPETITION

         All of the properties of Camden and Oasis are located in developed areas. There are numerous other multifamily properties and real estate companies within the market area of each such property that compete with Camden and Oasis and will continue to compete with Camden after the Merger for residents and development and acquisition opportunities, some of whom may have greater resources than Camden. The number of competitive multifamily properties and real estate companies in such areas could have a material effect on Camden's ability to rent its apartments, its ability to raise or maintain the rents charged and its development and acquisition opportunities.

CHANGES IN POLICIES

         The major policies of Camden, including its policies with respect to acquisitions, financings, growth, operations, development, debt capitalization and distributions, are determined by the Camden Board. The Camden Board may from time to time amend or revise these and other policies without a vote of the shareholders of Camden. Accordingly, shareholders will have no control over changes in these and similar policies of Camden, and changes in Camden's policies may not fully serve the interest of all shareholders.

                           EQUIVALENT PER SHARE DATA

         The following summary presents selected comparative unaudited per share information for Camden and Oasis on a historical basis and Camden and Oasis on a pro forma combined basis assuming the combination had been effective throughout the periods presented. Oasis pro forma equivalent per share amounts are presented with respect to pro forma information. Such per share amounts allow comparison of historical information with respect to the value of one common and common equivalent share (diluted) of Oasis to the corresponding information with respect to the projected value of one share of common and common equivalent share (diluted) of Oasis as a result of the Merger and are computed by multiplying the pro forma amounts by the Exchange Ratios.

         For each of Camden and Oasis, income statement information for the year ended December 31, 1997 and balance sheet information as of December 31, 1997 are based on, and should be read in conjunction with, the consolidated audited financial statements of Camden and Oasis incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." The remaining financial information is based on the respective historical and unaudited pro forma combined financial statements of Camden and Oasis and the notes thereto.


                                                                   YEAR ENDED
                                                               DECEMBER 31, 1997
                                                               -----------------
DILUTED EARNINGS PER SHARE:
      Camden..............................................           $ 1.41
      Oasis...............................................             1.51
      Camden and Oasis pro forma combined (A).............             1.49
      Oasis pro forma equivalent (B)......................             1.13

CASH DISTRIBUTIONS DECLARED PER COMMON SHARE:
      Camden..............................................           $ 1.96
      Oasis...............................................             1.81
      Camden and Oasis pro forma combined (A).............             1.96
      Oasis pro forma equivalent (B)......................             1.49

SHAREHOLDERS' EQUITY (BOOK VALUE) PER COMMON
SHARE OUTSTANDING:
      Camden..............................................           $22.42
      Oasis...............................................            22.62
      Camden and Oasis pro forma combined (A).............            27.45
      Oasis pro forma equivalent (B)......................            20.83


--------------
      (A)         Assumes that in the Merger each Oasis Share is converted into
                  0.759 of a Camden Share, resulting in total weighted average outstanding Camden Shares of 40,747 for the year ended December 31, 1997.

      (B) Determined by multiplying the Common Share Exchange Ratio (0.759) by the Camden and Oasis pro forma combined per share amounts so that the per share amounts are equated to the comparative values for each share of Oasis Common Stock.

                           COMPARATIVE MARKET PRICES

CAMDEN

      The Camden Common Shares have been traded on the NYSE under the symbol "CPT" since July 29, 1993. As of February 4, 1998, there were approximately 700 holders of record and approximately _________ beneficial holders of the Camden Common Shares. Set forth below are the high and low sales prices per Camden Common Shares as reported on the NYSE for the periods indicated, as well as the distributions declared by Camden per Camden Common Share for each period.

                                                      High                   Low                Distributions
                                                      ----                   ---                -------------
1996
      First Quarter                                  $24 3/4                $22 3/4               $ 0.475
      Second Quarter                                  25                     21 3/4                 0.475
      Third Quarter                                   26 1/2                 22 3/4                 0.475
      Fourth Quarter                                  29 1/4                 25 5/8                 0.475
1997
      First Quarter                                  $28 3/4                $26 3/4               $ 0.490
      Second Quarter                                  31 5/8                 26 1/2                 0.490
      Third Quarter                                   31 5/8                 28 5/8                 0.490
      Fourth Quarter                                  33 3/16                29 1/4                 0.490
1998
      First Quarter (through February 4, 1998)       $30 5/8                $29 1/2                  --


      On December 16, 1997, the last trading day prior to the public announcement of the Merger, the last reported sales price of a Camden Common Share on the NYSE was $32.00. On February 4, 1998, the last reported sales price of a Camden Common Share on the NYSE was $30.125.

OASIS

      The Oasis Common Stock has been traded on the NYSE under the symbol "OAS" since October 22, 1993. As of February 4 , 1998, there were approximately 358 holders of record and approximately 5,938 beneficial holders of the Oasis Common Stock. Set forth below are the high and low sales prices per share of the Oasis Common Stock as reported on the NYSE for the periods indicated, as well as the distributions declared by Oasis per share of Oasis Common Stock for each period.

                                                      High             Low        Distributions
                                                      ----             ---        -------------
1996
      First Quarter                                  $24 1/2          $22           $ 0.435
      Second Quarter                                  23 1/2           21             0.435
      Third Quarter                                   22               21 1/8         0.435
      Fourth Quarter                                  23 1/2           20 1/2         0.435
1997
      First Quarter                                  $24 3/8          $22 3/8       $ 0.4525
      Second Quarter                                  23 3/4           22             0.4525
      Third Quarter                                   24 15/16         23 1/16        0.4525
      Fourth Quarter                                  25               21 11/16       0.4525
1998
      First Quarter (through February 4, 1998)       $22 3/4          $21 7/8          ---

      On December 16, 1997, the last trading day prior to the public announcement of the Merger, the last reported sales prices of a share of Oasis Common Stock and Oasis Series A Preferred Stock on the NYSE were $22.1875 and $24.8125, respectively. On February 4, 1998, the last reported sales prices of a share of Oasis Common Stock and Oasis Series A Preferred Stock on the NYSE were $22.0625 and $25.625, respectively.

                  SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                      COMBINED FINANCIAL AND PROPERTY DATA

         The following tables set forth the selected historical financial and property data for Camden and the unaudited pro forma combined financial and property data for Camden and Oasis as a combined entity, giving effect to the Merger as if it had occurred on the dates indicated herein, after giving effect to the spin-off adjustments described in the notes to the unaudited pro forma combined financial statements appearing elsewhere in the Joint Proxy Statement/Prospectus. The selected historical operating, balance sheet and cash flow data for each of the five years ended December 31, 1997 are derived from the audited financial statements of Camden as reported in their Annual Reports on Form 10-K. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made. The Merger has been accounted for under the purchase method of accounting in accordance with the Accounting Principles Board Opinion No. 16.

         The pro forma financial information should be read in conjunction with, and are qualified in their entirety by, the respective historical audited financial statements and notes thereto of Camden and Oasis incorporated by reference into this Joint Proxy Statement/Prospectus and the unaudited pro forma financial statements and notes thereto appearing elsewhere in the Joint Proxy Statement/Prospectus.

         The unaudited pro forma operating data and other data are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of operations of Camden and Oasis would have been for the periods presented, nor does such data purport to represent the results of future periods.

                             CAMDEN PROPERTY TRUST
                            SELECTED HISTORICAL AND
            UNAUDITED PRO FORMA COMBINED FINANCIAL AND PROPERTY DATA
                    (in thousands, except per share amounts)



                                                                                    Camden Property Trust
                                                             ---------------------------------------------------------------------
                                                                                   Years Ended December 31,
                                                             ---------------------------------------------------------------------
                                                              Pro forma
                                                                1997           1997(1)         1996           1995         1994
                                                             -----------     -----------     ---------     ---------     ---------
OPERATING DATA
Revenues:
   Rental income ......................................      $   267,774     $   187,928     $ 105,785     $  92,275     $  71,468
   Other property income ..............................           10,280           9,510         4,453         3,617         2,811
                                                             -----------     -----------     ---------     ---------     ---------
       Total property income ..........................          278,054         197,438       110,238        95,892        74,279
   Equity in income of joint ventures .................            1,044           1,141            --            --            --
   Fee and asset management ...........................            2,132             743           949         1,029           721
   Other income .......................................            1,044             467           419           353           456
                                                             -----------     -----------     ---------     ---------     ---------
       Total revenues .................................          282,274         199,789       111,606        97,274        75,456
                                                             -----------     -----------     ---------     ---------     ---------

Expenses:
   Property operating and maintenance .................           91,838          70,595        40,604        37,093        29,352
   Real estate taxes ..................................           25,366          21,028        13,192        11,481         8,962
   General and administrative .........................            8,165           4,473         2,631         2,263         2,574
   Interest ...........................................           38,989          28,537        17,336        13,843         8,807
   Depreciation and amortization ......................           64,301          44,836        23,894        20,264        16,239
   Minority interest in consolidated partnership ......                               --            --            --            --
                                                             -----------     -----------     ---------     ---------     ---------
       Total expenses .................................          228,838         169,469        97,657        84,944        65,934
                                                             -----------     -----------     ---------     ---------     ---------

   Income before gain on sales of properties, losses
       related to early retirement of debt and minority
       interest in Operating Partnership ..............           53,436          30,320        13,949        12,330         9,522
   Gain on sales of properties ........................           17,169          10,170           115            --            --
   Losses related to early retirement of debt .........             (397)           (397)       (5,351)           --            --
                                                             -----------     -----------     ---------     ---------     ---------
   Income before minority interest in Operating
     Partnership ......................................           70,208          40,093         8,713        12,330         9,522
   Minority interest in Operating Partnership .........           (1,655)         (1,655)           --            --            --
                                                             -----------     -----------     ---------     ---------     ---------
   Net income .........................................           68,553          38,438         8,713        12,330         9,522

   Preferred share dividends ..........................           (9,372)             --            (4)          (39)          (20)
                                                             -----------     -----------     ---------     ---------     ---------
   Net income to common shareholders ..................      $    59,181     $    38,438     $   8,709     $  12,291     $   9,502
                                                             ===========     ===========     =========     =========     =========

   Basic earnings per share ...........................      $      1.53     $      1.46     $    0.59     $    0.86     $    0.78
   Diluted earnings per share .........................      $      1.49     $      1.41     $    0.58     $    0.86     $    0.77
   Distributions per common share .....................      $      1.96     $      1.96     $    1.90     $    1.84     $    1.76
   Weighted average number of common shares
       outstanding ....................................           38,648          26,257        14,849        14,325        12,188
   Weighted average number of common shares
       outstanding plus dilutive potential common
       shares .........................................           40,747          28,356        14,979        14,414        12,310

BALANCE SHEET DATA (AT END OF PERIOD)
   Real estate assets .................................      $ 2,131,430     $ 1,397,138     $ 646,545     $ 607,598     $ 510,324
   Accumulated depreciation ...........................          (94,665)        (94,665)      (56,369)     (36, 800)      (17,731)
   Total assets .......................................        2,077,424       1,323,620       603,510       582,352       504,284
   Notes payable ......................................          706,079         480,754       244,182       235,459       149,547
   Minority interest in Operating Partnership .........           63,325          63,325            --            --            --
   Convertible subordinated debentures ................            6,025           6,025        27,702        44,050        47,800
   Series A preferred shares ..........................               42              --            --         1,950         1,950
   Shareholders'/partners' equity .....................        1,210,115         710,564       295,428       267,829       277,604

   Common shares outstanding ..........................           44,085          31,694        16,521        14,514        14,273

                                                              Camden
                                                             Property         Camden
                                                              Trust         Predecessors
                                                            -----------     ------------

                                                             July 29 to      January 1
                                                              December        to July
                                                              31, 1993       28, 1993
                                                             ----------      ---------
OPERATING DATA
Revenues:
   Rental income ......................................      $  16,785       $ 16,721
   Other property income ..............................            539            590
                                                             ---------       --------
       Total property income ..........................         17,324         17,311
   Equity in income of joint ventures .................             --             --
   Fee and asset management ...........................             --             --
   Other income .......................................            243            310
                                                             ---------       --------
       Total revenues .................................         17,567         17,621
                                                             ---------       --------

Expenses:
   Property operating and maintenance .................          6,907          7,380
   Real estate taxes ..................................          1,910          1,989
   General and administrative .........................            291            343
   Interest ...........................................          1,340          4,364
   Depreciation and amortization ......................          3,572          3,045
   Minority interest in consolidated partnership ......             --             --
                                                             ---------       --------
       Total expenses .................................         14,020         17,121
                                                             ---------       --------

   Income before gain on sales of properties, losses
       related to early retirement of debt and minority
       interest in Operating Partnership ..............          3,547            500
   Gain on sales of properties ........................             --             --
   Losses related to early retirement of debt .........             --             --
                                                             ---------       --------
   Income before interest in Operating Partnership ....          3,547            500
   Minority interest in Operating Partnership .........             --             --
                                                             ---------       --------
   Net income .........................................          3,547       $    500
                                                                             ========
   Preferred share dividends ..........................             --
                                                             ---------
   Net income to common shareholders ..................      $   3,547
                                                             =========

   Basic earnings per share ...........................      $    0.39
   Diluted earnings per share .........................      $    0.39
   Distributions per common share .....................      $    0.68
   Weighted average number of common shares
       outstanding ....................................          9,069
   Weighted average number of common shares
       outstanding plus dilutive potential common
       shares .........................................          9,114

BALANCE SHEET DATA (AT END OF PERIOD)
   Real estate assets .................................      $ 296,545
   Accumulated depreciation ...........................         (3,388)
   Total assets .......................................        304,345
   Notes payable ......................................        111,513
   Minority interest in Operating Partnership .........             --
   Convertible subordinated debentures ................             --
   Series A preferred shares ..........................          1,950
   Shareholders'/partners' equity .....................        175,984

   Common shares outstanding ..........................          9,162

                             CAMDEN PROPERTY TRUST
                            SELECTED HISTORICAL AND
            UNAUDITED PRO FORMA COMBINED FINANCIAL AND PROPERTY DATA
                                  (CONTINUED)
                  (in thousands, except property data amounts)


                                                                  Camden Property Trust
                                            ----------------------------------------------------------------------------------------
                                                                    Years ended December 31,
                                            ----------------------------------------------------------------------       July 29 to
                                            Pro forma                                                                     December
                                              1997           1997(1)         1996           1995           1994           31, 1993
                                            ---------       --------       --------       --------       ---------       ----------
OTHER DATA
Cash flows provided by (used in):
   Operating activities ...............                     $ 65,974       $ 41,267       $ 37,594       $  33,560       $  16,554
   Investing activities ...............                      (73,709)       (41,697)       (97,003)       (198,087)       (237,346)
   Financing activities ...............                       11,837          2,560         59,404         159,388         226,171
Funds from operations ("FFO") (2) .....                       75,753         39,999         35,260          28,604           7,119

PROPERTY DATA
Number of operating properties
   (at end of period) .................           152            100             48             50              48              32
Number of operating units
   (at end of period) .................        49,786         34,669         17,611         16,742          15,783          11,064
Number of operating units
   (weighted average)(3) ..............        38,439         29,280         17,362         16,412          13,694           7,935
Weighted average monthly total property
   income per unit(3) .................           601       $    562       $    529       $    487       $     452       $     420
Properties under development
   (at end of period) .................             7              6              6              9               8               3

                                                     Camden
                                                  Predecessors
                                                  ------------

                                                    January 1
                                                   to July 28,
                                                       1993
                                                  ------------
OTHER DATA
Cash flows provided by (used in):
   Operating activities ...............           $  1,942
   Investing activities ...............             (4,297)
   Financing activities ...............              1,073
Funds from operations ("FFO") (2) .....              3,545

PROPERTY DATA
Number of operating properties
   (at end of period) .................                 17
Number of operating units
   (at end of period) .................              6,040
Number of operating units
   (weighted average)(3) ..............              5,996
Weighted average monthly total property
   income per unit(3) .................           $    414
Properties under development
   (at end of period) .................


(1)      Effective April 1, 1997, Camden acquired Paragon Group, Inc.

(2) Management considers FFO to be an appropriate measure of the performance of an equity REIT. The National Association of Real Estate Investment Trusts ("NAREIT") currently defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, extraordinary or unusual items, along with significant non-recurring events that materially distort the comparative measure of FFO are typically disregarded in its calculation. Prior to March 1995, the NAREIT definition of FFO required the add back of non-real estate depreciation and amortization, such as loan cost amortization. Camden adopted the new FFO definition prescribed by NAREIT during 1995. Camden's definition of FFO also assumes conversion at the beginning of the period of all convertible securities, including minority interests that are convertible into common equity. Camden believes that in order to facilitate a clear understanding of its consolidated historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated financial statements and data incorporated by reference in this Joint Proxy Statement/Prospectus. FFO is not defined by generally accepted accounting principles. FFO should not be considered as an alternative to net income as an indication of Camden's operating performance or to net cash provided by operating activities as a measure of Camden's liquidity. Further, FFO as disclosed by other REITs may not be comparable to Camden's calculation.

(3)      Excludes units held in joint ventures and Spin-Off units.

                            OASIS RESIDENTIAL, INC.
                SELECTED HISTORICAL FINANCIAL AND PROPERTY DATA
           (in thousands, except per share and property data amounts)


                                                                                    Year Ended December 31,
                                                         --------------------------------------------------------------------------
                                                            1997            1996            1995               1994          1993
                                                            ----            ----            ----               ----          ----
OPERATING DATA
   Revenue:
     Rental income ................................      $ 111,591       $  92,843       $  73,249          $  49,316     $  21,737
     Other income .................................          4,188           3,156           3,080              2,581           815
     Joint venture investment income ..............             64              --              --                 --            --
     Interest income (related party) ..............            142              --              --                 --            --
                                                                         ---------       ---------          ---------     ---------
   Total revenue ..................................        115,985          95,999          76,329             51,897        22,552
   Expenses:
     Property operating and maintenance ...........         32,482          27,226          21,485             14,978         6,782
     Property management fees (related party) .....             --              --              --                 --           391
     General and administrative ...................          3,692           3,230           2,645              2,352           338
     Real estate taxes ............................          6,246           5,230           4,079              2,814         1,372
     Interest .....................................         26,184          15,216           7,310              6,371         7,538
     Interest (related party) .....................             --              --              --                 --         1,294
     Interest (non-cash) ..........................          1,214           1,118           1,332                673         1,791
     Depreciation and amortization ................         19,113          15,637          12,062              8,689         4,343
                                                         ---------       ---------       ---------          ---------     ---------
   Total expenses .................................         88,931          67,657          48,913             35,877        23,849
                                                         ---------       ---------       ---------          ---------     ---------
   Income before minority interest, gain on sale of
     real estate assets and extraordinary item ....         27,054          28,342          27,416             16,020        (1,297)
   Less minority interest .........................            179              --              --                 --            --
                                                         ---------       ---------       ---------          ---------     ---------
   Income before gain on sale of real estate assets
      and extraordinary item ......................         26,875          28,342          27,416             16,020        (1,297)
   Gain on sale of real estate assets .............          6,999           2,444              --                 --            --
   Extraordinary item .............................             --          (1,403)         (1,952)                --            --
                                                         ---------       ---------       ---------          ---------     ---------
   Net income .....................................         33,874          29,383          25,464             16,020        (1,297)
   Less preferred dividend requirement ............          9,372           9,372           6,534                 --            --
                                                         ---------       ---------       ---------          ---------     ---------
   Earnings available for common stockholders .....      $  24,502       $  20,011       $  18,930          $  16,020     $  (1,297)
                                                         =========       =========       =========          =========     =========
   Net income per common share ....................      $    1.51       $    1.23       $    1.17          $    1.24
   Common dividends paid per share ................      $    1.81       $    1.74       $    1.64          $    1.43
   Weighted average common shares outstanding .....         16,250          16,238          16,230             12,957

BALANCE SHEET DATA
   Real estate assets .............................      $ 875,577       $ 798,467       $ 661,922          $ 506,899     $ 208,157
   Total assets ...................................        846,528         774,773         641,936            502,432       208,789
   Debt ...........................................        448,774         394,274         250,825            212,093        49,426
   Total liabilities ..............................        456,652         402,561         261,482            215,834        50,870
   Minority Interest ..............................         20,600              --              --                 --            --
   Stockholders' equity ...........................        369,276         372,212         380,454            286,598       157,919
   Common shares outstanding ......................         16,326          16,238          16,238             16,218        10,468
   Series A preferred shares outstanding ..........          4,165           4,165           4,165                 --            --

OTHER DATA
   Cash flows provided by (used in):
      Operating activities ........................      $  45,881       $  39,256       $  41,392          $  22,286     $     842
      Investing activities ........................        (12,274)       (147,169)       (155,023)          (219,448)      (87,551)
      Financing activities ........................        (34,474)        105,340         112,544            188,719       101,661
   Funds from operations - fully diluted (1) ......         45,867          43,766          39,329             24,350

PROPERTY DATA (2)
   Total properties, end of year ..................             51              49              43                 38            24
   Total apartment units, end of year .............         14,796          13,428          11,643              9,819         5,317
   Total apartment units, weighted average ........         14,278          12,671          10,610              7,416         3,501
   Weighted average monthly rental income per
      apartment unit (3) ..........................      $     647       $     606       $     570          $     549     $     507
   Communities under development, end of year .....              1               5              13(4)               9(5)          7

--------------
(1) Oasis considers FFO to be an appropriate measure of performance of an equity REIT. FFO, as defined by NAREIT, is defined as income before gains (losses) on investments and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation and after adjustments for significant non-recurring items, if any.

(2)      Excludes communities under development and a joint venture property.

(3)      Excludes rental income from commercial properties.

(4)      Includes the 20-unit expansion at Oasis Cove.

(5)      Includes the 156-unit phase II at Oasis Summit.

                              THE SPECIAL MEETINGS

THE MERGER

         Pursuant to the Merger Agreement, Oasis will be merged with and into Merger Sub. The time and date of filing the certificate of merger or other appropriate documents in accordance with the Delaware General Corporation Law (the "DGCL") and the articles of merger or other appropriate documents in accordance with the Nevada General Corporation Law (the "NGCL") is referred to herein as the "Effective Time." In the Merger, each share of Oasis Common Stock outstanding immediately prior to the Effective Time (other than shares held by Oasis as treasury stock or owned by any subsidiary of Oasis, which shares will be canceled) will be converted into 0.759 of a Camden Common Share and each share of Oasis Series A Preferred Stock outstanding immediately prior to the Effective Time (other than shares held by Oasis as treasury stock or owned by any subsidiary of Oasis, which shares will be canceled) will be converted into one Camden Series A Preferred Share. See "THE MERGER AGREEMENT--The Merger."

         No fractional Camden Shares will be issued in connection with the Merger. Oasis stockholders otherwise entitled to a fractional share will be paid the value of such fraction in cash, determined as described under "THE MERGER AGREEMENT--The Merger."

         In addition, at the Effective Time, (i) Camden will assume all options to acquire shares of Oasis Common Stock and will substitute such options with options to acquire Camden Common Shares (see "THE MERGER AGREEMENT--The Merger -Options"), (ii) Scott S. Ingraham, currently the President and Chief Executive Officer of Oasis, will be appointed to the Camden Board, increasing the number of active trust managers from seven to eight (see "MANAGEMENT OF CAMDEN -- Board of Trust Managers of Camden"); and (iii) certain other transactions contemplated by the Merger Agreement will be effected, as more fully described in this Joint Proxy Statement/Prospectus.

CAMDEN SPECIAL MEETING

         General. This Joint Proxy Statement/Prospectus is being mailed to holders of Camden Common Shares as of the Record Date and is accompanied by a form of proxy, which is being solicited by the Camden Board for use at the Camden Special Meeting to be held on ______, ______, 1998, at ___, local time, at _____________ and any adjournment thereof. Only holders of record of Camden Common Shares on the Record Date are entitled to receive notice of and to vote at the Camden Special Meeting. At the Camden Special Meeting, shareholders will consider and vote upon (i) a proposal to approve the Merger pursuant to the Merger Agreement, as described below under "THE MERGER AGREEMENT"; (ii) a proposal to elect seven members to the Camden Board, as described below under "MANAGEMENT OF CAMDEN--Board of Trust Managers of Camden"; (iii) a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of Camden for the year ending December 31, 1998, as described below under "RATIFICATION OF INDEPENDENT AUDITORS"; and (iv) a proposal to approve postponement or adjournment of the Camden Special Meeting for the solicitation of additional votes, if necessary.

         Voting and Revocation of Proxies. Any holder of Camden Common Shares who has executed and delivered a proxy may revoke it at any time before it is voted by attending and voting in person at the Camden Special Meeting or by giving written notice of revocation or submitting a signed proxy bearing a later date to Camden, Attention: Secretary, provided such notice or proxy is actually received by Camden prior to the vote of shareholders. Shareholders may vote via facsimile by sending the executed proxy to (713) 234-2287. A proxy will not be revoked by the death or incapacity of the shareholder executing it unless, before the shares are voted, notice of such death or supervening incapacity is filed with the Secretary or other person authorized to tabulate the votes on behalf of Camden. The Camden Common Shares represented by properly executed proxies received at or before the Camden Special Meeting and not subsequently revoked will be voted as directed by the shareholders submitting such proxies. IF INSTRUCTIONS ARE NOT GIVEN, PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT, FOR ELECTION OF EACH OF THE NOMINEES AS A MEMBER OF THE CAMDEN BOARD, FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS CAMDEN'S INDEPENDENT AUDITORS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS PROPERLY PRESENTED FOR CONSIDERATION AT THE CAMDEN SPECIAL MEETING OR ANY ADJOURNMENT THEREOF. The Camden Bylaws permit the holders of a majority of the shares represented at the Camden Special Meeting, whether or not constituting a quorum, to adjourn the Camden Special Meeting or any adjournment thereof. If necessary, unless authority to do so is withheld, the proxy holders also may vote in favor of a proposal to adjourn the Camden Special Meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the Camden Special Meeting. Camden shareholders who wish to withhold from the persons named as proxies in the enclosed Camden proxy authority to vote such shareholders' shares to adjourn the Camden Special Meeting should so indicate by appropriately marking
Item 4 on the proxy.

         Solicitation of Proxies. Camden will bear the costs of soliciting proxies from the Camden shareholders. In addition to use of the mails, proxies may be solicited personally or by telephone or facsimile by trust managers, officers and other employees of Camden, who will not be specially compensated for such solicitation activities. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for their reasonable expenses incurred in that effort by Camden.

         Vote Required. Each Camden Proposal will be approved if it receives the affirmative vote of a majority of the votes cast at the Camden Special Meeting if a quorum is present or represented by proxy. The holders of a majority of the Camden Common Shares entitled to vote, present in person or by proxy, constitute a quorum for purposes of the Camden Special Meeting. A holder of a Camden Common Share will be treated as being present at the Camden Special Meeting if the holder of such share is (i) present in person at the meeting, or
(ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the Camden Special Meeting. The proposal allowing Camden to postpone or adjourn the Camden Special Meeting to solicit additional votes will be approved if it receives the affirmative vote of a majority of the votes cast at the Camden Special Meeting, whether or not a quorum is present. Abstentions and "broker non-votes" will not be treated as entitled to vote for purposes of determining whether the proposals have received sufficient votes for approval.

         As of February 4, 1998, there were 31,714,881 Camden Common Shares outstanding and entitled to vote at the Camden Special Meeting, with each share being entitled to one vote. As of the Record Date, the members of the Camden Board and the executive officers of Camden and their affiliates were deemed to beneficially own a total of ______ Camden Common Shares, (excluding ____ Camden Common Shares issuable as of the Record Date upon the exercise of vested options), representing approximately __% of the outstanding Camden Common Shares, all of which are expected to be voted in favor of the Camden Proposals. Concurrently with the execution of the Merger Agreement, Richard J. Campo and
D. Keith Oden, each of whom is a member of the Camden Board and an executive officer of Camden, entered into the Camden Voting Agreement pursuant to which such persons, representing an aggregate of 512,881 Camden Common Shares or approximately 1.6% of the outstanding Camden Common Shares as of February 4, 1998, agreed to vote their Camden Common Shares then owned or thereafter acquired in favor of the Merger.

         Recommendation. THE CAMDEN BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF CAMDEN VOTE FOR APPROVAL OF THE MERGER AGREEMENT, FOR ELECTION OF EACH OF THE NOMINEES AS A MEMBER OF THE CAMDEN BOARD AND FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS CAMDEN'S INDEPENDENT AUDITORS.

         Other Matters. Camden is unaware of any matter to be presented at the Camden Special Meeting other than the matters described in this Joint Proxy Statement/Prospectus.

OASIS SPECIAL MEETING

         General. This Joint Proxy Statement/Prospectus is being furnished to the holders of Oasis Common Stock as of the Record Date and is accompanied by a form of proxy, which is being solicited by the Oasis Board for use at the Oasis Special Meeting to be held on _________, __1998, at ___, local time, at ____________________, and any adjournment thereof. Only holders of shares of Oasis Common Stock on the Record Date are entitled to receive notice of and to vote at the Oasis Special Meeting. At the Oasis Special Meeting, stockholders will consider and vote upon (i) a proposal to approve the Merger Agreement, as described below under "THE MERGER AGREEMENT"; and (ii) a proposal to approve the postponement or adjournment of the Oasis Special Meeting for the solicitation of additional votes, if necessary.

         Voting and Revocation of Proxies. Any holder of Oasis Common Stock who has executed and delivered a proxy may revoke it at any time before it is voted by attending and voting in person at the Oasis Special Meeting or by giving written notice of revocation or submitting a signed proxy bearing a later date to Oasis, Attention: Secretary, provided such notice or proxy is actually received by Oasis prior to the vote of stockholders. Stockholders may vote via facsimile by sending the executed proxy to (702) 435-9665. A proxy will not be revoked by the death or incapacity of the stockholder executing it unless, before the shares are voted, notice of such death or supervening incapacity is filed with the Secretary or other person authorized to tabulate the votes on behalf of Oasis. The shares of Oasis Common Stock represented by properly executed proxies received at or before the Oasis Special Meeting and not subsequently revoked will be voted as directed by the stockholders submitting such proxies. IF INSTRUCTIONS ARE NOT GIVEN, PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS PROPERLY PRESENTED FOR CONSIDERATION AT THE OASIS SPECIAL MEETING OR ANY ADJOURNMENT THEREOF. The Oasis Bylaws permit the holders of a majority of the shares represented at the Oasis Special Meeting, whether or not constituting a quorum, to adjourn the Oasis Special Meeting or any adjournment thereof. If necessary, unless authority to do so is withheld, the proxy holders also may vote in favor of a proposal to adjourn the Oasis Special Meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the Oasis Special Meeting. Oasis stockholders who wish to withhold from the persons named as proxies in the enclosed Oasis proxy authority to vote such stockholders' shares to adjourn the Oasis Special Meeting should so indicate by appropriately marking Item 2 on the proxy.

         Solicitation of Proxies. Oasis will bear the costs of soliciting proxies from the Oasis stockholders. In addition to use of the mails, proxies may be solicited personally or by telephone or facsimile by directors, officers and other employees of Oasis. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for their reasonable expenses incurred in that effort by Oasis.

         Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Oasis Common Stock entitled to vote at the Oasis Special Meeting is required in order to approve the Merger Agreement. The holders of a majority of the Oasis Common Stock entitled to vote, present in person or by proxy, constitute a quorum for purposes of the Oasis Special Meeting. The proposal allowing Oasis to postpone or adjourn the Oasis Special Meeting to solicit additional votes will be approved if it receives the affirmative vote of a majority of the votes cast at the Oasis Special Meeting, whether or not a quorum is present. Abstentions and "broker non-votes" will have the same effect as negative votes for purposes of determining whether the proposals have received sufficient votes for approval.

         As of February 4, 1998 there were 16,326,477 shares of Oasis Common Stock outstanding and entitled to vote at the Oasis Special Meeting, with each share being entitled to one vote. As of the Record Date, the members of the Oasis Board and the executive officers of Oasis and their affiliates beneficially owned a total of _____ shares of Oasis Common Stock (excluding ______shares issuable as of the Record Date upon the exercise of vested options), representing approximately _____% of the outstanding shares of Oasis Common Stock, all of which are expected to be voted in favor of the Merger. Concurrently with the execution of the Merger Agreement, Robert V. Jones, the Chairman of the Oasis Board, and the Scotsman Trust, the trustee of which is Mr. Jones, entered into the Oasis Voting Agreement pursuant to which such persons, representing an aggregate of 992,642 shares or approximately 6.1% of the outstanding shares of Oasis Common Stock as of the Record Date, agreed to vote their shares of Oasis Common Stock then owned or thereafter acquired in favor of the Merger.

         Recommendation. THE OASIS BOARD UNANIMOUSLY RECOMMENDS THAT THE OASIS STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

         Other Matters. Oasis is unaware of any matter to be presented at the Oasis Special Meeting other than the matters described in this Joint Proxy Statement/Prospectus.

                                   THE MERGER

BACKGROUND OF THE MERGER

         Since Camden's inception, the Camden Board and its management have been actively studying the multifamily apartment community environment. This analysis has consistently indicated to Camden that producing consistent earnings growth and developing a strategy for selective investment in favorable markets are crucial factors to Camden's success. In furtherance of this growth strategy, Camden has actively explored opportunities to acquire or combine with other owners and developers of multifamily apartment communities. Camden seeks to diversify its investments through a core market strategy in cities throughout the southern United States that exhibit good growth patterns for the future. As a result of these efforts, in April 1997, Camden completed the acquisition of Paragon Group, Inc. ("Paragon"), which owned 57 multifamily residential communities in the Southwest, Midwest, North Carolina and Florida markets.

         Richard J. Campo, the Chairman of the Camden Board and Chief Executive Officer of Camden, D. Keith Oden, the President and Chief Operating Officer of Camden, Scott S. Ingraham, the current President and Chief Executive Officer, and a director of Oasis, and Allan O. Hunter, Jr., the current Executive Vice President and Chief Operating Officer and a director of Oasis, have been acquainted with each other since 1991. From time to time, Messrs. Campo, Oden, Ingraham and Hunter have attended the same industry-related functions at which they discussed developments in the REIT industry, mergers and other business combinations in general.

         In July of 1996, representatives of a company ("Company A") contacted Mr. Robert V. Jones, the Chairman of the Oasis Board and then Chief Executive Officer of Oasis, regarding a possible business combination of Oasis and Company A. Mr. Jones and Mr. Ingraham responded with a verbal preliminary indication of interest in a business combination that would create a more diversified company. Similarly, Mr. Ingraham was contacted by another company ("Company B") regarding a second possible business combination. Mr. Ingraham also informed representatives of Company B that Oasis may be interested in discussing the terms of a potential business combination. Mr. Ingraham reported these discussions to the Oasis Board which, while determining not to put Oasis up for sale, authorized Mr. Jones and Mr. Ingraham to continue preliminary discussions.

         Also in July of 1996, Mr. Campo contacted Mr. Ingraham following the publication of an article in the financial press regarding Oasis. Mr. Campo inquired as to whether Oasis was willing to consider a business combination. Mr. Ingraham indicated that Oasis management and the Oasis Board were open-minded about evaluating strategic alternatives, including a possible merger. Preliminary discussions between Mr. Ingraham and Mr. Campo followed. However, because Oasis was engaged in discussions with Company A and Company B, these initial discussions did not advance to any significant stage and were abandoned shortly after they commenced. Nonetheless, there continued to be periodic contacts between the parties regarding the possibility of a transaction and the efficiencies that could be gained.

         During the period between July 1996 and September 1996, Oasis management continued to meet and discuss various alternatives with representatives of Company A and Company B. In August 1996 Oasis entered into confidentiality agreements with both Company A and Company B pursuant to which each agreed to maintain the confidentiality of materials provided by, as well as their discussions with Oasis.

         On September 11, 1996, Mr. Ingraham advised the Oasis Board of the desirability of obtaining an investment banker for the purpose of exploring possible business combinations. Shortly thereafter, Oasis contacted Merrill Lynch to begin discussions with regard to engaging Merrill Lynch as its financial advisor in connection with a possible business combinations. After discussions with investment banking firms that were familiar with Oasis, on September 17, 1996, Oasis engaged Merrill Lynch as its exclusive financial advisor. At that time, Merrill Lynch agreed to assist Oasis in identifying third parties and analyzing, structuring, negotiating and effecting proposed business combinations. In particular, Oasis requested the assistance of Merrill Lynch in conducting discussions of a possible combination of Oasis with Company A or Company B.

         In October 1996, Oasis management decided to cease discussions with Company A and Company B because they were not progressing satisfactorily, and it did not appear that either company would be able to agree on the terms of a merger with Oasis that would present an acceptable business combination. Furthermore, Oasis had received an investment grade credit rating in July 1996 and determined that it would be in the best interest of Oasis and its stockholders to take advantage of its investment grade stature to retire certain of its outstanding short term floating rate debt and replace it with new debt. Consequently, Oasis completed a $150 million debt offering in November 1996.

         During early February 1997, Oasis was contacted by Company A and agreed to reopen discussions. In March 1997, these discussions terminated after Oasis and representatives of Company A were again unable to agree upon the terms of an acceptable business combination.

         In late January 1997, discussions were commenced regarding a possible business combination between Camden and Oasis. On February 4, 1997, Messrs. Campo, Oden and Ingraham met in Camden's offices in Houston to continue general discussions of a possible business combination. Mr. Ingraham informed Messrs. Oden and Campo that Oasis was interested in possible combinations with another successful apartment REIT to accelerate the diversification of Oasis' portfolio, however, both parties agreed that discussions of a combination between Camden and Oasis were premature since Oasis was actively considering a possible combination with Company A and Camden was in the process of completing its merger with Paragon. As a result, these discussions ended without agreement on an exchange ratio or a structure of a transaction.

         In March 1997, Oasis was contacted separately by two companies regarding the possibility of Oasis receiving a strategic investment. Prior to initiating discussions, however, Oasis resolved with these companies that further discussions would not take place until late June or early July of 1997. The proposals discussed by Oasis with these companies, although separate and distinct, both contemplated a strategic investment of capital in exchange for the issuance of Oasis Shares, and control of the Oasis Board.
 Members of Oasis management continued to negotiate with these companies through July 1997, but the terms of such an investment were not able to be agreed upon and these discussions subsequently terminated.

         On April 4, 1997, the Oasis Board met at the offices of Merrill Lynch in Los Angeles. During this meeting, representatives of Merrill Lynch conducted a presentation of the long-term strategic alternatives available to Oasis after which the Oasis Board discussed each. In connection with these discussions, on April 11, 1997, the Oasis Board expanded Merrill Lynch's representation to include, in addition to proposed business combinations involving Oasis and a third party, the exploration of any restructuring transaction, any public offering or private placement of debt or equity securities of Oasis, a strategic equity investment, the issuance of additional securities and other transactions involving Oasis with the aim of increasing shareholder value. In connection with the exploration of these options, Merrill Lynch agreed to perform a financial analysis of Oasis and various strategic alternatives.

         Representatives of Merrill Lynch met again with the Oasis Board on May 12, 1997 and made a presentation regarding strategic alternatives available to the Company. Merrill Lynch reviewed for the Oasis Board its stock price trading history and performance relative to comparable multifamily residential property REITs. Merrill Lynch indicated that it had undertaken an initial review of strategic alternatives that could be available to Oasis to enhance long-term stock value.

         During the period between May 12, 1997 and October 1997, members of Oasis management continued to evaluate business combinations and strategic investments involving various candidates, including public companies, private companies and the purchase of private portfolios. Preliminary discussions were held with a number of candidates although with the exception of discussions with one large private company with large institutional partners ("Company C"), none advanced to a formal stage of negotiation.

         In August 1997, representatives of Company C met with Messrs. Jones and Mr. Ingraham in Las Vegas. At this meeting, Messrs. Jones and Ingraham began discussions of a preliminary nature with the advice and assistance of Merrill Lynch. Oasis and Company C entered into a confidentiality agreement and began to discuss the terms of a merger of the two companies. In September 1997, representatives of Company C again met with Oasis management including Messrs. Ingraham and Hunter and with representatives of Merrill Lynch in Las Vegas. At that meeting, Company C delivered a preliminary written proposal with regard to a business combination between Company C and Oasis, involving the creation of an operating partnership by Oasis into which Company C would contribute all of its assets and operations in return for cash and units of the newly formed partnership. In October 1997, Mr. Ingraham again met with representatives of Company C to further discuss their proposal.

         In October 1997, Merrill Lynch advised Oasis on the formation and implementation of a diversification strategy to reduce the exposure of Oasis' portfolio to the Las Vegas, Nevada real estate market. On October 24, 1997, Oasis announced publicly the retention of Merrill Lynch.

         Merrill Lynch, on behalf of Oasis, contacted a number of real estate investment trusts which Merrill Lynch believed would most likely be interested in a combination with Oasis. Merrill Lynch and the Oasis management also began preparing public and non-public information for distribution to certain interested parties after they entered into a confidentiality agreement with Oasis pursuant to which each candidate agreed to maintain the confidentiality of materials provided by, as well as their discussions with, Oasis. As a result of the public announcement that Oasis had retained Merrill Lynch, representatives of DLJ, on behalf of Camden, contacted Mr. Ingraham to re-initiate discussions regarding a possible business combination of Oasis and Camden. Mr. Ingraham called Mr. Campo in early November to indicate that Oasis would be interested in entering into preliminary discussions with Camden.

         On November 11, 1997, Mr. Campo met in Las Vegas with Messrs. Jones, Ingraham and Hunter, with representatives from Merrill Lynch and DLJ present. At this meeting Mr. Campo suggested that Oasis consider a combination of the two companies on a stock-for-stock basis and the proposed terms of such a business combination, including the exchange ratio. After this meeting, Mr. Campo toured Oasis' Las Vegas properties.

         On November 13, 1997, Messrs. Campo and Ingraham again met to discuss various unresolved issues and arranged a meeting and property tour to be held on November 25 in Denver.

         On November 24, 1997, the Camden Board held a special meeting, at which the trust managers were informed of the discussions with Oasis regarding a possible combination.

         At a November 25 meeting in Denver, Messrs. Campo and Ingraham continued their discussions with respect to the previously unresolved elements of a transaction, including the exchange ratio. After the meeting, Mr. Campo toured the Oasis Denver properties. On November 26, 1997, Mr. Campo sent a written proposal to Messrs. Jones and Ingraham containing the basic elements of the proposed transaction.

         Oasis was subsequently contacted by another company ("Company D") which expressed interest in a business combination with Oasis.

         During the period beginning October 1997 through December 1997, Oasis management engaged in discussions with several possible merger candidates, including Camden, Company C and Company D.

         On November 28, 1997, Messrs. Campo and Jones agreed to recommend to their respective boards a proposal, subject to the completion of due diligence and documentation reflecting the proposal and to further refinement by and approval of the two companies' boards. Such proposal was similar in all material respects to that described in this Joint Proxy Statement/Prospectus. Shortly thereafter, Camden and Oasis executed a confidentiality agreement and commenced due diligence relating to Oasis properties and financial and legal matters.

         During the period from December 8 to December 14, 1997, representatives of Camden and Oasis, together with their respective legal and financial advisors, frequently held discussions to identify and resolve open issues and to negotiate the final terms of the proposed transaction.

         On December 9, 1997, Mr. Jones advised the Oasis Board that he, Mr. Ingraham and representatives of Merrill Lynch had been engaged in discussions with Camden regarding a possible combination of the two companies. Mr. Ingraham made a presentation to the Oasis Board regarding the terms of the proposed combination, including the status of price discussions, possible pricing "collars," a "breakup" fee, a "lockup" option and other possible terms. The Oasis Board conducted extensive discussions with respect to these terms and were advised by counsel to Oasis and Merrill Lynch during the meeting.

         During the Oasis Board meeting on December 9, 1997, Mr. Ingraham also reported on the status of continuing discussions with Company C and the initial terms of a proposed transaction with that company. Mr. Ingraham also noted at this meeting that he had received an indication of interest in a possible combination from Company D and that Oasis had entered into a confidentiality agreement with Company D. Following these discussions, the Oasis Board discussed the preliminary indications of interest, Oasis operations, business and short-term and long-term prospects and plans, and directed Oasis management to continue discussions with possible merger candidates, in particular with Camden.

         Shortly after the December 9, 1997 Oasis Board meeting, Oasis received a proposal for a business combination between Company D and Oasis. This proposal was highly contingent, however, and proposed a lower value to Oasis stockholders than Camden's proposal. About the same time, Oasis management also received a proposal from Company C, which was similarly unacceptable.

         On December 15, 1997, a special meeting of the Camden Board was held to consider the proposal as negotiated and documented and as thereafter refined. At such meeting, senior management and the financial and legal advisors of Camden made detailed presentations concerning all material aspects of the proposed transaction. The Camden Board unanimously, with one member not present, determined that the Merger was in the best interests of Camden and its shareholders and approved the Merger. Following such approval, the Camden Board, by unanimous written consent, determined that the Merger was in the best interests of Camden and its shareholders and approved the Merger.

         On December 16, 1997, a special meeting of the Oasis Board was held to consider the proposal as negotiated and documented and as thereafter refined. At such meeting, senior management and the financial and legal advisors of Oasis made detailed presentations concerning all material aspects of the proposed transaction including the due diligence examination of Camden and the history of the negotiation of the terms of the combination. Also at the meeting, Messrs. Campo and Oden reviewed the potential benefits of the Merger with the Oasis Board. The Oasis Board unanimously determined that the Merger was in the best interest of Oasis and its stockholders and approved the Merger.

         Following the approval of the Camden Board and the Oasis Board, on December 16, 1997, (i) Camden, Merger Sub and Oasis executed the Merger Agreement, (ii) Camden, Mr. Jones and the Scotsman Trust, the trustee of which is Mr. Jones, executed the Oasis Voting Agreement pursuant to which, among other things, Mr. Jones and the Scotsman Trust agreed to vote all shares of Oasis Common Stock beneficially owned by them in favor of the Merger and (iii) Oasis and Messrs. Campo and Oden executed the Camden Voting Agreement pursuant to which, among other things, Messrs. Campo and Oden agreed to vote all Camden Common Shares beneficially owned by them in favor of the Merger. A joint press release was issued on December 16, 1997 by Camden and Oasis announcing the Merger.

         On February 4, 1998, Camden, Merger Sub and Oasis executed Amendment No. 1 to the Merger Agreement. A copy of the Merger Agreement, which has been restated to include Amendment No. 1 thereto, is attached to this Joint Proxy Statement/Prospectus as Annex I.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS

         Camden's Reasons for the Merger; Recommendation of the Camden Board

         The Camden Board has unanimously approved the Merger and believes that the Merger is in the best interests of Camden and its shareholders. The Camden Board recommends that shareholders vote FOR the Merger.

         The decision of the Camden Board to approve the Merger and to recommend approval thereof by Camden shareholders was based on the following factors:

         (1) Analyses prepared by DLJ and reviewed by management show that the Merger should be accretive to Camden's FFO per share in 1998. FFO is a widely accepted measure of an equity REIT's operating performance. Higher FFO per share will likely result in higher distributions to shareholders.

         (2) Camden, currently the sixth largest multifamily REIT in the U.S. as measured by apartment units, will become the nation's third largest multifamily REIT with interests in 52,469 apartment units (including 2,683 apartment units currently under development) after the Merger and the Spin-Off.

         (3) Camden's total capitalization will increase from approximately $1.6 billion to approximately $2.6 billion and its market equity will increase from approximately $1.1 billion to approximately $1.8 billion (based on $31.00 per share, the closing price of a Camden Common Share on December 31, 1997). This increased size affords several benefits. First, the increased number of shares in the market should result in greater liquidity for holders of Camden Common Shares. The Camden Board believes that institutional investors prefer larger capitalization companies when making investment decisions due to greater liquidity, which allows the purchase and sale of larger volumes of shares without disrupting the market for such shares. The Camden Board further believes that the increased market capitalization and liquidity should result in a higher earnings multiple and share price. Finally, the Camden Board believes that the credit rating agencies generally favor larger capitalization companies and view them as being more stable for unsecured debt investors. Each of these factors increase the attractiveness of Camden to potential investors, and ultimately should result in an improved ability to access favorably priced equity and debt capital.

         (4) The combined organization should allow the elimination of several redundant positions and activities, including the elimination of duplicate management and public company expenses. The Camden Board believes that the Merger will allow Camden to realize economies of scale by spreading costs over a larger number of units, thereby improving Camden's profit margin. In addition, by taking advantage of the "best practices" of each company, management believes there will be significant savings in operating costs and general and administrative expenses of approximately $2.5 million on an annualized basis.

         (5) Camden's strategic objective has been to focus on specific core markets located in high growth areas of the Southwest. Camden currently has 12 core markets, including Houston, Dallas, Austin, Corpus Christi, Phoenix, Tucson, St. Louis, Louisville, Charlotte, Greensboro, Orlando and Tampa/St. Petersburg, and has one property in each of El Paso and Kansas City. The Oasis Properties are located in high-growth Southwest and West Coast markets, with properties in Las Vegas, Denver and Orange County, California, and one property in Reno. Following the Merger and the Spin-Off, Camden's investment will be spread among 15 core markets. The Merger is also expected to provide Camden with a $111.4 million development pipeline in Reno, Denver and southern California, establishing a strong platform for growth in the Western and Mountain regions. The Camden Board believes that this geographic diversification is preferred by the credit rating agencies and fixed income investors and will be viewed positively when rating Camden's fixed income securities, thereby improving Camden's access to attractively priced alternative sources of capital. Additionally, these markets create a broader platform for future development and acquisitions that should be attractive to equity investors.

         (6) Geographic diversification also reduces the vulnerability to recessions in any particular region. The last recession was a "rolling recession," because it affected the economies of different regions at different times. The

                 Southwestern United States went into and emerged from the recession earlier than the Southeast. This expansion into the Western and Mountain regions should reduce the risk that a regional economic downturn affects all of the apartment communities simultaneously. Thus, the geographic diversification as a result of the Merger may smooth Camden's performance through the economic cycles.

         (7) The Spin-Off is expected to reduce Camden's exposure to risks relating to the Las Vegas market while leveraging equity returns, retaining an upside residual interest and promoting Oasis' market dominance in Las Vegas. The Spin-Off is also expected to allow Camden to paydown the outstanding balance on Camden and Oasis' credit facilities and reinvest the remaining proceeds in real estate assets in other geographic markets without the need to sell additional Camden Common Shares.

         (8) The Camden Board believes that since 1989, Camden (or its predecessor) has been successful at acquiring, renovating, repositioning and managing multifamily assets. By expanding its geographic boundaries beyond its current markets, Camden will have more opportunities to acquire apartment portfolios having properties spread over a wider geographical area. The Merger opens a wider geographical area for future investment opportunities. These properties and opportunities could result in higher returns on investment.

         (9)     The Merger will be tax-free to Camden and its shareholders.

         (10) The financial presentation of DLJ and the December 16, 1997 oral opinion of DLJ, which was confirmed in writing on December 16, 1997, and further confirmed in writing on the date of this Joint Proxy Statement/Prospectus, that the Exchange Ratios are fair to Camden and the holders of Camden Common Shares from a financial point of view as of the date of such opinion and based upon and subject to certain matters stated therein.

         (11) Presentations from, and discussions with, certain executive officers of Camden and outside legal counsel regarding the business, real estate assets, financial, accounting and legal due diligence with respect to Oasis and the terms and conditions of the Merger Agreement.

         The Camden Board and management also discussed certain potential negative factors and risks that could arise or do arise from the Merger. These included, among others, the expansion into new regions and new markets with which Camden has little prior experience, potential current imbalance between supply of, and demand for, apartments in certain of these new markets, the potential difficulties of integrating Oasis' property management employees into Camden, the higher risk associated with increased development activities, increased debt to market capitalization and encumbrances of assets, the significant costs involved in connection with consummating the Merger, the substantial time and effort of Camden management required to effectuate the Merger, integrate the business of Oasis into Camden, and manage the increased and more diverse property portfolio and the risk that the expected benefits of the Merger might not be fully realized. The Camden Board believed that the benefits and advantages of the Merger far outweighed the negative factors and risks.

         All of the material factors considered by the Camden Board are described above. In view of the wide variety of factors, both positive and negative, considered by the Camden Board, the Camden Board did not find it practicable to quantity or otherwise assign relative weights to the specific factors considered.

         In the event the Merger is not consummated for any reason, Camden will return to executing its strategic objective of being a major or even dominant apartment owner in the larger markets in its core markets. To the extent such opportunities are available, it would likely consider other potential combinations with public or private apartment owners that the Camden Board and management believe add value and enhance the future earnings of Camden and otherwise are in the best interests of its shareholders.

         Oasis' Reasons for the Merger; Recommendation of the Oasis Board

         The Oasis Board has unanimously approved the Merger and believes that the terms of the Merger Agreement and the other transactions contemplated thereby are fair to, and are in the best interests of, Oasis and the Oasis stockholders. Accordingly, the Oasis Board recommends that stockholders vote FOR the Merger.

         In reaching its decisions, the Oasis Board considered several factors, consulted with Oasis management and legal counsel and was advised by Merrill Lynch, its financial advisor in the transaction. The principal reasons, to which relative weights were not assigned, for the Oasis Board's approval of the Merger, the Merger Agreement and the other transactions contemplated thereby and its recommendation to the Oasis stockholders are as follows:

         (1) Based on the Common Share Exchange Ratio, the closing price of Camden Common Shares on December 16, 1997 of $32.00 (the last trading day prior to the public announcement of the Merger), and the closing price of Oasis Common Stock on December 16, 1997, holders of Oasis Common Stock would receive 0.759 Camden Common Shares per share of Oasis Common Stock, a total premium in value of approximately 9.5%.

         (2) Analyses prepared by Merrill Lynch and reviewed by Oasis management indicate that the Merger should be accretive to Oasis' FFO per Oasis equivalent common share in 1998, likely resulting over time in higher distributions relative to Camden's historical distributions.

         (3) The Merger enables Oasis to accomplish management's goal of accelerating diversification of the Oasis portfolio. The Merger would result, prior to the Spin-Off, in Las Vegas exposure being reduced from approximately 80% of total investment to approximately 23% of total investment, based on apartment units. Furthermore, the Merger provides the stockholders of Oasis access to a quality portfolio and operation in key Sunbelt markets such as Texas, Florida, North Carolina, Missouri, Arizona and Kentucky.

         (4) Camden's overall strategy of creating a large, diversified premier apartment REIT focused on the sunbelt region of the United States and the Merger will permit Oasis stockholders to participate in a company with a geographically diverse portfolio of properties. Following the Merger and the Spin-Off, the combined company would own interests in 52,469 apartment units, as compared to Oasis' existing portfolio of 15,117 apartment units, located in nine states and fifteen core markets, as compared to Oasis' existing properties which are located in three states and three core markets. Camden has informed Oasis that following the Merger it intends to continue to focus on completing opportunistic acquisitions and developing upscale apartment communities in high-growth markets to diversify its portfolio in Sunbelt markets and to continue to focus on customer satisfaction and resident retention. Geographic diversification will reduce the vulnerability of the combined company's results of operations and cash flow to regional economic cycles.

         (5) By virtue of its larger size, a lower leveraged balance sheet and lower dividend pay-out ratio, the Oasis Board believes that the combined company should have improved access to capital markets, which should make additional debt or other financing more readily available upon more attractive terms, resulting in an enhanced opportunity for better shareholder returns.

         (6) The combined company would have a total market capitalization of approximately $2.6 billion and a market equity of approximately $1.8 billion (based on $31 per share, the closing price of a Camden Common Share on December 31, 1997). The larger total market capitalization will likely provide Oasis stockholders with the opportunity to participate in a company with higher trading volumes and enhanced liquidity. The Oasis Board believes that institutional investors prefer larger capitalization companies when making investment decisions due to greater liquidity, which allows the purchase and sale of larger volumes of shares without disrupting the market for the shares. The Oasis Board also believes that the credit rating agencies generally favor larger capitalization companies as being more stable for unsecured debt investors. Each of these factors should increase the attractiveness of Camden to potential investors, and ultimately should result in an improved ability to access favorably priced equity and debt capital for its stockholders.

         (7) The Oasis Board believes that the opportunities for economies of scale and operating efficiencies from the Merger will result in cost savings to the surviving company, particularly as a result of reductions in overhead expenses, including duplicate management and public company expenses. The Oasis Board was provided with estimates that the Merger will result in approximately $2.5 million in operating and general and administrative cost savings on an annualized basis. See "SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL AND PROPERTY DATA."

         (8) The Merger is a "stock-for-stock" rather than a "cash-for-stock" transaction, thus providing Oasis stockholders with an opportunity to share in any future appreciation of the surviving company. Assuming, as intended, that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, the Merger will also allow the Oasis stockholders to convert their Oasis Common Stock into Camden Common Shares on a tax-freebasis.

         (9) The financial presentation of Merrill Lynch and the Merrill Lynch Opinion, which was confirmed in writing on December 16, 1997, to the effect that the Exchange Ratios are fair to Oasis and the holders of Oasis Common Stock from a financial point of view as of the date of the opinion, based upon the subject to certain matters stated in the opinion.

         (10) Presentations from, and discussions with, certain executive officers of Oasis and outside legal counsel regarding the business, real estate assets, financial, accounting and legal due diligence with respect to Camden and the terms and conditions of the Merger Agreement.

         The Oasis Board also considered the following potentially negative factors in its deliberations concerning the Merger:

         (1) The Oasis stockholders will receive a quarterly distribution after the Merger of $0.3719 per Camden equivalent common share (based on Camden's current quarterly distributions), as compared to Oasis' current quarterly distribution of $0.4525 per share of Oasis Common Stock.

         (2) The Exchange Ratios are fixed and not subject to adjustment and thus a decrease in the trading price of Camden Common Shares prior to the Effective Time will reduce the market value of the consideration paid to Oasis' stockholders in the Merger. A significant decrease in the consideration to be paid could occur prior to the Oasis Special Meeting. Based on the closing price of Camden Common Shares on December 31, 1997, Oasis stockholders would receive for each share of Oasis Common Stock a fraction of a Camden Common Share with a value of $23.529.

         (3) The Oasis Board considered the risk that the anticipated benefits of the Merger to Oasis' stockholders may not be realized as a result of possible changes in the real estate market in general, the inability to achieve the anticipated reductions in expenses or other potential difficulties in integrating the two companies and their respective operations.

         (4) The Oasis Board considered the significant costs involved in connection with consummating the Merger, the substantial management time and effort required to effectuate the Merger and integrate the businesses of Oasis and Camden and the related disruption to Oasis' operations. The Oasis Board also considered the potential benefits to certain directors and officers discussed in "RISK FACTORS-- Interests of Certain Persons in the Merger," including the provisions of the employment agreements with each of Robert V. Jones, Scott S. Ingraham, Allan O. Hunter, Walter B. Eeds, John M. Clayton, Gina Anastasi, Paul M. Buss, Marianne Aguiar, Gary Miller and Jeff Rosen, which provide for certain payments to be made to each of these individuals in connection with certain transactions, such as the Merger, acceleration of the vesting of certain options to acquire Oasis Common Stock and certain agreements restricting the sale or refinancing of certain Oasis Properties.

         In the opinion of the Oasis Board, the above factors represent the material potential adverse consequences that could occur as a result of the Merger. In considering the Merger, the Oasis Board considered the impact of these factors on existing Oasis stockholders.

         In view of the wide variety of factors considered by the Oasis Board, the Oasis Board did not quantify or otherwise attempt to assign relative weights to the specific factors that it considered in making its determination. However, in the view of the Oasis Board, the potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors considered by the Oasis Board in its deliberations relating to the Merger.

         In the event the Merger is not consummated for any reason, Oasis will continue to pursue its business objectives of (i) maximizing funds from operations and cash available for distribution to holders of Oasis Common Stock, (ii) diversifying the geographic concentration of its portfolio of properties and (iii) increasing distributions per share of Oasis Common Stock. In addition, Oasis may seek other business combination opportunities and additional debt or equity financing. The Oasis Board believes that there are no feasible alternatives to the Merger available to Oasis at the present time that are likely to result in greater stockholder value.

OPINIONS OF FINANCIAL ADVISORS

         Camden

         Camden retained DLJ to render financial advisory services in connection with a possible business combination with Oasis. In connection with the engagement, Camden asked DLJ to render an opinion as to whether the Exchange Ratios were fair, from a financial point of view, to Camden and the holders of Camden Common Shares. DLJ was not requested to, and did not make, any recommendation to the Camden Board as to the Exchange Ratios to be provided for in the Merger, which Exchange Ratios were determined through arms-length negotiations between Camden and Oasis.

         The Camden Board retained DLJ to act as its advisor based upon DLJ's prominence as an investment banking and financial advisory firm, with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes especially with respect to REITs and other real estate companies and because of DLJ's familiarity with Camden and its operations.

         On December 15, 1997, DLJ delivered its written opinion to the Camden Board (the "DLJ Opinion"), to the effect that, as of the date of such opinion, based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratios were fair, from a financial point of view, to Camden and the holders of Camden Common Shares.

A COPY OF THE DLJ OPINION IS ATTACHED HERETO AS ANNEX III CAMDEN'S SHAREHOLDERS ARE URGED TO READ THE DLJ OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ.

         The DLJ Opinion is directed to the Camden Board and addresses only the fairness from a financial point of view to Camden and holders of Camden Common Shares, of the Exchange Ratios. The DLJ Opinion was rendered to the Camden Board for its consideration in determining whether to approve the Merger. The DLJ Opinion does not address the relative merits of the Merger and the other business strategies considered by the Camden Board nor does it address the Camden Board's decision to proceed with the Merger. The DLJ Opinion does not constitute a recommendation to any shareholder of Camden as to how any such shareholder should vote on the Merger.

         In arriving at the DLJ Opinion, DLJ, among other things, reviewed the Agreement and Plan of Merger, the Oasis Voting Agreement and the Camden Voting Agreement. DLJ also reviewed financial and other information that was publicly available or furnished to DLJ by Camden and Oasis, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of Oasis prepared by the management of Oasis and adjusted by the management of Camden and certain financial projections of Camden prepared by the management of Camden. In addition, DLJ compared certain financial and securities data of Camden and Oasis with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Camden Common Shares and the Oasis Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of the DLJ Opinion. No restrictions or limitations were imposed by Camden upon DLJ with respect to the investigation made or procedures followed by DLJ in rendering the DLJ Opinion.

         In rendering the DLJ Opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Camden and Oasis or their respective representatives, or that was otherwise reviewed by it. In particular, DLJ relied upon the estimates of the management of Camden of the operating synergies achievable as a result of the Merger and upon DLJ's discussions of such synergies with the management of Oasis. With respect to the financial projections supplied to it, DLJ assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the managements of Camden and Oasis as to the future operating and financial performance of Camden and Oasis; and DLJ assumed that the modifications made by Camden to Oasis' financial projections were reasonably made on bases reflecting the best currently available estimates and judgements of Camden's management as to the future operating and financial performance of Oasis. DLJ has not assumed any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by it. DLJ has relied on advice of counsel to Camden as to certain legal matters.


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



         The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to DLJ as of, the date of the opinion. It should be understood that, although subsequent developments may affect the DLJ Opinion, DLJ does not have any obligation to update, revise or reaffirm the opinion. DLJ does not express any opinion in the DLJ Opinion as to the price at which the Camden Common Shares or the Camden Series A Preferred Shares will actually trade at any time.

         The following is a summary of the presentation made by DLJ to the Camden Board at its December 15, 1997 board meeting in connection with the preparation of the DLJ Opinion.

         Current Capitalization. DLJ reviewed certain trading information for each of Oasis and Camden and, on the basis thereof, calculated their respective market capitalizations, dividend yields, debt to total market capitalization ratios and trading multiples based on closing stock prices as of December 11, 1997 of $22.00 for Oasis and $32.19 for Camden. For this purpose, DLJ defined "total market capitalization" as market value of the company's common equity on a fully diluted basis (including operating partnership units and convertible securities), plus total debt less cash. DLJ based its financial analysis of Oasis on financial projections provided by Oasis' management and adjusted by Camden which projected Oasis 1997 FFO of $2.19 per share and 1998 FFO of $2.29 per share. DLJ based its financial analysis of Camden on estimates of 1997 and 1998 FFO per share of $2.60 and $2.84, respectively, provided by Camden's management. For Oasis, DLJ calculated a total market capitalization of $921 million, an annual dividend yield of 8.2%, a debt to total market capitalization ratio of 49.0% and FFO multiples for 1997 and 1998 of 10.0x and 9.6x, respectively. For Camden, DLJ calculated a total market capitalization of $1,619 million, an annual dividend yield of 6.1%, a debt to total market capitalization ratio of 31.3% and FFO multiples for 1997 and 1998 of 12.4x and 11.3x, respectively.

         Stock Trading History. DLJ reviewed the history of trading prices for Camden Common Shares and Oasis Common Stock separately and reviewed the historical total returns (comprised of cumulative dividends and changes in stock price) of Oasis Common Stock (since December 11, 1997) in relation to the Standard & Poor's 500 Index and an index of the Comparable Companies (as defined below). The comparisons to the index of Comparable Companies was utilized to compare the total returns of Oasis Common Stock to the total returns of similar multifamily public REITs, while the Standard & Poor's 500 Index was used to compare the total returns of Oasis Common Stock to the total returns of the overall stock market. DLJ noted that Oasis underperformed both indices since December 11, 1997. DLJ also analyzed the historical distribution of trading prices of Oasis stock for the period from December 11, 1996 to December 11, 1997. DLJ noted that the shares traded at prices ranging from $21.00 per share to $25.50 per share over such period. DLJ found that approximately 4% of Oasis' shares traded at prices greater than the implied bid value to Oasis stockholders of $24.43 per share (based on the Exchange Ratios and Camden's closing share price of $32.19 on December 11, 1997) over the period analyzed and that approximately 25% of Oasis' shares traded at prices greater than $23.70 per share.

         Selected Comparative Public Companies Analysis. Using publicly available information and estimates of future financial results published by First Call, a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors, DLJ compared selected historical and projected financial, operating and stock market performance data of Oasis to the corresponding data of certain publicly traded companies that DLJ deemed to be reasonably comparable (the "Comparative Companies"). The Comparative Companies represented large public REITs focused primarily on multifamily properties. These companies consisted of Avalon Properties Inc., Camden, Equity Residential Properties Trust, Evans Withycombe Residential, Merry Land Apartment & Investment Co. Inc., Post Properties Inc., Security Capital Pacific Trust and United Dominion Realty Trust Inc. The Comparative Companies were selected principally based on the consistency of property types owned with those owned by Oasis. DLJ derived a range of per share values for Oasis by applying Oasis' FFO per share for two selected time periods to the corresponding median estimated FFO multiple for the Comparative Companies for those same periods. The two periods selected were the years ended December 31, 1997 and 1998. In calculating the FFO multiples of the Comparable Companies, DLJ used median First Call FFO estimates or DLJ Research FFO estimates and closing stock prices as of December 11, 1997. DLJ observed that (i) the FFO multiples for the Comparative Companies for the year ended December 31, 1997 ranged from 10.4x to 15.3x, with a median of 13.1x, and (ii) the FFO multiples for the Comparative Companies for the year ended December 31, 1998 ranged from 9.6x to 13.7x, with a median of 11.9x. Per share values for Oasis were computed by multiplying Oasis' projected FFO per share by the median FFO multiple for the Comparative Companies for the years ended December 31, 1997 and 1998. The values produced by this method were $28.69 and $27.25 per share for the years ended December 31, 1997 and 1998, respectively. DLJ observed that the implied bid value to Oasis stockholders of $24.43 (based on the Exchange Ratios and Camden's closing share price of $32.19 on December 11, 1997) was in the range produced by the Selected Comparative Public Companies Analysis and less than the per share values calculated by multiplying Oasis' FFO per share by the median FFO multiple for the Comparative Companies. None of the companies utilized in the above analysis for comparative purposes is, of course, identical to Oasis. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in the financial and operating characteristics of the Comparative Companies and other factors that could affect the public trading value of the Comparative Companies as well as that of Oasis and Camden. In addition, the multiples of common stock price to projected 1997 FFO per share and projected 1998 FFO per share for the Comparative Companies are based on projections prepared by research analysts using only publicly available information.
Accordingly, such estimates may or may not prove to be accurate.

         Selected Transactions Analysis. DLJ reviewed the financial terms, to the extent publicly available, of six then pending or completed mergers between publicly traded multi-family REITs (the "Selected Transactions"). DLJ calculated various financial multiples and the premium over market price based on certain publicly available information for each of the Selected Transactions and compared them to corresponding multiples and premiums for the Merger and the consideration to be paid to Oasis' stockholders in the Merger. The Selected Transactions included the following transactions: (i) Real Estate Investment Trust of California's acquisition by BRE Properties, Inc., (ii) South West Property Trust Inc.'s acquisition by United Dominion Realty Trust, Inc., (iii) Paragon Group Inc.'s acquisition by Camden Property Trust, (iv) Wellsford Residential's acquisition by Equity Residential Properties Trust, (v) Columbus Realty Trust's acquisition by Post Properties Inc. and (vi) the proposed acquisition of Evans Withycombe Residential Inc. by Equity Residential Properties Trust. For purposes of comparison, DLJ utilized estimated FFO per share for the next full calendar year based on First Call at the date the transaction was announced. DLJ noted the multiple of equity purchase price to estimated twelve months' forward FFO ranged from 8.7x to 11.4x (with a mean of 10.2x) for the Selected Transactions, versus a multiple of 10.7x for the Merger. DLJ further noted that the Selected Transactions were effected or were proposed to be effected at premiums ranging from 1.5% to 20.3% (with a mean at 10.9%) over market price seven trading days prior to the public announcement of such transactions, versus a premium of 12.0% for the Merger. DLJ calculated the premium for the Merger based on the market price of Oasis Common Stock seven trading days prior to December 11, 1997. DLJ observed that the multiples and premiums for the Merger were within the ranges established by the Selected Transactions. DLJ then applied the median multiples for the Selected Transactions to Oasis' projected 1998 FFO per share to arrive at a theoretical range of per share values for Oasis. The range of values produced by this method was $19.92 to $26.11 per share. DLJ observed that the implied bid value to Oasis stockholders of $24.43 per share was within the range produced by the Selected Transactions Analysis.

         Discounted Cash Flow Valuation. The discounted cash flow valuation assumes, as a basic premise, that the value of a real estate business can be determined with reference to the current value of the future cash flow that the real estate assets will generate for their owners. DLJ used projections and other information supplied by the managements of Camden and Oasis to estimate the free cash flow of Oasis' real estate portfolio (defined as revenues less property operating expenses, real estate taxes, capital expenditures and estimated incremental general and administrative costs). The present value of free cash flow for the six-year period beginning January 1, 1998 through December 31, 2003, inclusive, was calculated using discount rates ranging from 10.5% to 12.5% based on published real estate market surveys for multi-family properties and considering the location, quality, occupancy and income characteristics of Oasis' properties.

         DLJ estimated the terminal equity value of Oasis' real estate portfolio by applying FFO multiples of 11.0x to 13.0x to estimated 2003 FFO, and adding the projected debt balance as of December 31, 2003. DLJ discounted the range of terminal values back to January 1, 1998 at discount rates ranging from 10.5% to 12.5%, the same discount rates used in calculating the present value of the free cash flow. DLJ then added together the range of present values of the free cash flow and the range of present values of terminal value and subtracted Oasis' projected debt as of December 31, 1997, to arrive at a discounted cash flow valuation for Oasis' equity. The discounted cash flow valuation produced ranges of values for Oasis' equity of $21.94 to $28.89 per share. DLJ observed that the implied bid value of $24.43 per share was within the range produced by the Discounted Cash Flow Valuation.

         Premiums Paid Analysis. DLJ compared the premium of the implied bid value to Oasis stockholders of $24.43 per share over the unaffected price of Oasis Common Stock with the percentage premium of the offer price over the trading prices one day and seven days prior to the announcement date of approximately 40 recent merger and acquisition transactions involving public company targets in the $750 million to $1,250 million range based on total market capitalization. The transactions analyzed consisted of stock-for-stock and cash-for-stock merger or acquisition transactions completed between January 1, 1993 and April 8, 1997 in which the target company was a domestic non-financial, publicly traded company and in which more than 50% of the target company's stock was acquired. The transactions involve companies not necessarily directly comparable to Oasis. The median premiums for the stock-for-stock transactions over the trading prices, one day and seven days to the announcement dates were 30% and 31%, respectively, and the median premiums for the cash-for-stock transactions over the trading prices, one day and seven days prior to the announcement dates were 29% and 32%, respectively. Overall, the median premiums for all deals over the one day and seven day trading prices were 24% and 28%, respectively. DLJ applied premiums ranging from 24% to 30%


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
to the unaffected price of Oasis Common Stock on December 10, 1997 of $21.94 and premiums ranging from 28% to 32% to the unaffected price of Oasis Common Stock on December 2, 1997 of $21.81 to derive stand-alone prices of Oasis Common Stock ranging from $27.27 to $28.70 per share. Based on this analysis, the 11.4% premium of the implied bid value to Oasis stockholders of $24.43 over the unaffected price of Oasis Common Stock one day and the 12.0% premium of the implied bid value to Oasis stockholders of $24.43 over the unaffected stock price seven days prior are below the range of median merger premiums for merger transactions analyzed. DLJ noted that the lower premium paid may be a result of the stable net asset value of the underlying real estate properties and the lack of significant control premiums paid in typical REIT merger and acquisition transactions. In addition, DLJ noted that Oasis Common Stock has lower price volatility than the overall market.

         Historical Exchange Ratio Analysis. DLJ reviewed the historical implied exchange ratio between Oasis Common Stock and Camden Common Shares for the 12-month period ending December 11, 1997, and compared this to the Common Exchange Ratio of 0.759x. DLJ noted that while the historical exchange ratio ranged from 0.66x to 0.89x (with a mean of 0.79x), the historical exchange ratio was generally greater than the Common Exchange Ratio over this 12-month period.

         Net Asset Valuation Analysis. DLJ performed a net asset valuation analysis of Oasis' operating multifamily and commercial properties by subtracting outstanding debt from the gross estimated value of the properties. The gross estimated value for the Oasis operating assets was estimated by capitalizing 1998 net operating income as projected by Oasis and adjusted by Camden, including adjustments for market rate management fees and reserves for recurring capital expenditures. The capitalization rates were based on industry surveys published by certain independent research firms and recent sales of comparable multifamily properties in Oasis' primary markets. In applying capitalization rates (which ranged from 7.5% to 8.8%), DLJ took into consideration current market conditions, property characteristics and the benefit of favorable tax exempt debt in place at certain properties. The net asset valuation was further adjusted for land held for development and multi-family assets under development. The net asset valuation analysis produced an estimated value range of Oasis' equity of approximately $503 million to $559 million, or $23.54 to $26.20 per fully diluted share. DLJ observed that the implied bid value to Oasis stockholders of $24.43 was within the range of value estimates produced by the Net Asset Valuation Analysis.

         Contribution Analysis. DLJ reviewed Camden's and Oasis' financial contribution to the combined company on a projected pro forma basis. Based on the Exchange Ratios, DLJ noted that on a pro forma basis, Oasis stockholders will receive an approximate 32.0% equity interest in the combined company on a fully diluted basis. Assuming that Camden completes an equity offering to reduce its ratio of debt to total market capitalization to its pre-merger level of 31.3%, Oasis stockholders will receive an approximate 38.0% equity interest in the combined company (counting the additional shares offered as Oasis'). Using projected FFO results for the years ended December 31, 1998 and 1999, and assuming certain operating synergies available as a result of the Merger as estimated by Camden, DLJ calculated that Oasis would contribute approximately 34.4% of the FFO of the combined company in 1998 and approximately 31.3% of the FFO of the combined company in 1999. Including the potential synergistic savings from the Merger and assuming an equity offering to reduce Camden's ratio of debt to total market capitalization to the pre-merger level of approximately 31.3%, DLJ calculated that Oasis would contribute approximately 38.8% of the FFO of the combined company in 1998 and approximately 35.5% of the combined company FFO in 1999. Including these synergies projected by Camden, Oasis stockholders will receive a lower percentage of the combined company equity than their relative contribution of 1998 FFO would imply in both the pre-equity offering and post-equity offering analysis. DLJ noted that while the contribution analysis indicated that Oasis stockholders will receive a greater percentage of the combined company equity than their relative contribution of 1999 FFO would imply, the 1999 FFO estimates for Oasis used in the analysis (as adjusted by Camden) are more conservative than the First Call 1999 FFO estimates.

         Pro Forma Merger Analysis. DLJ performed an analysis of the effect of the Merger on Camden's FFO per share for 1998 and 1999, based on projections and other information supplied by the managements of Camden and Oasis. The projections prepared by Oasis were adjusted by Camden for property operations and synergies, acquisitions and dispositions of certain properties, projected interest expenses and changes in dividend policies. The pro forma merger analysis assumed a closing of the Merger on January 1st of each year presented. DLJ combined the projected results of Camden with the projected results of Oasis to arrive at projected FFO for the combined company. DLJ used the Exchange Ratios to estimate the number of shares issued in the Merger. DLJ then compared the resulting pro forma FFO per share in each year to Camden's projected stand-alone FFO per share. This analysis indicated that the pro forma impact of the Merger was accretive to Camden's FFO per share in 1998 and 1999. While DLJ noted that the Merger was accretive on a pro forma basis, DLJ also noted that the Merger would increase Camden's ratio of debt to total market capitalization. Specifically, DLJ noted that this ratio would increase from approximately 31.3% to approximately 37.2% on a pro forma basis. DLJ conducted an additional analysis assuming an equity offering at Camden's December 11, 1997 closing stock price of $32.19 to reduce Camden's ratio of debt to total market capitalization to its pre-merger level of 31.3%. This analysis indicated that the pro forma impact of the Merger following the assumed equity offering was still accretive to Camden's FFO per share in 1998 and 1999.

         The summary set forth above does not purport to be a complete description of the analyses performed by DLJ, but describes, in summary form, the material elements of the presentation by DLJ to the Camden Board on December 15, 1997 in connection with its preparation of the DLJ Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Merger and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business, economic, market and financial conditions and other matters, including the absence of any material changes in the real estate markets in which Camden and Oasis conduct business, U.S. economic conditions generally and the financial markets and mergers and acquisitions markets in particular. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

         Pursuant to an engagement letter dated December 15, 1997, DLJ will receive a fee of $500,000 for delivery of its opinion. In addition, DLJ will receive (i) an additional fee of $50,000 for each update of the DLJ Opinion delivered by DLJ at the request of the Camden Board to be paid by Camden upon delivery of such update and (ii) an additional $2,500,000 fee to be paid by Camden upon completion of the Merger for financial advisory services provided to Camden. DLJ will not be paid any additional fees or additional consideration for the proposed Merger, other than the fees and consideration discussed in this Proxy Statement. Camden has also agreed to indemnify DLJ, its affiliates and their respective directors, officers, employees, agents and controlling persons against certain liabilities, including liabilities under federal securities laws.

         DLJ may actively trade the securities of Camden and Oasis for its own account and for the accounts of its customers and, accordingly, DLJ may at any time hold long or short positions in such securities. DLJ has provided advisory services to, and acted as an underwriter for, Camden over the past two years. Specifically, DLJ acted as lead underwriter for Camden's 4.2 million common share offering in July 1997, for which DLJ received usual and customary fees. DLJ has also acted as an underwriter for Oasis over the past two years. Specifically, DLJ acted as a co-underwriter for Oasis' 4.0 million share offering of Series A Cumulative Convertible Preferred Stock in April 1995, for which DLJ received usual and customary fees.

         Oasis

         Merrill Lynch was retained by Oasis on September 17, 1996 to assist Oasis in the evaluation and implementation of strategic alternatives intended by Oasis to maximize shareholder value. At the meeting of the Oasis Board held on December 16, 1997, Merrill Lynch delivered the Merrill Lynch Opinion to the Oasis Board stating that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in the Merrill Lynch Opinion, the consideration to be received by the Oasis stockholders in the Merger was fair to such stockholders from a financial point of view.

         THE FULL TEXT OF THE MERRILL LYNCH OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS APPENDIX IV TO THIS JOINT PROXY STATEMENT/PROSPECTUS. EACH HOLDER OF OASIS COMMON STOCK IS URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINION WAS INTENDED FOR THE USE AND BENEFIT OF THE OASIS BOARD, WAS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION TO THE OASIS STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER PROPOSAL OR ANY TRANSACTION RELATED THERETO. THE MERGER CONSIDERATION WAS DETERMINED ON THE BASIS OF NEGOTIATIONS BETWEEN OASIS AND CAMDEN AND WAS APPROVED BY THE OASIS BOARD.
THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         In arriving at the Merrill Lynch Opinion, Merrill Lynch among other things: (i) reviewed certain publicly available business and financial information relating to Camden and Oasis which Merrill Lynch deemed to be relevant; (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, funds from operations, adjusted funds from operations, cash flow, assets, liabilities and prospects of Camden and Oasis furnished to Merrill Lynch by Oasis and Camden, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to Merrill Lynch by Oasis and Camden; (iii) conducted discussions with members of senior management of Camden and Oasis concerning the matters described in clauses (i) and (ii) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies; (iv) reviewed the market prices and valuation multiples for the Camden Common Shares and the Oasis Common Stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed relevant; (v) reviewed the results of operations of Camden and Oasis and compared them with those of certain publicly traded companies that Merrill Lynch deemed relevant; (vi) compared the proposed financial terms of the Merger with the financial terms of certain other transactions which Merrill Lynch deemed relevant; (vii) participated in certain discussions and negotiations among representatives of Camden and Oasis and their financial and legal advisors; (viii) reviewed the potential pro forma impact of the Merger; (ix) reviewed a draft, dated December 14, 1997, of the Merger Agreement; and (x) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

         In preparing the Merrill Lynch Opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available. Merrill Lynch also did not assume any responsibility for independently verifying such information or for undertaking an independent evaluation or appraisal of any of the assets or liabilities of Camden or Oasis, and Merrill Lynch has not been furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Camden or Oasis. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with Merrill Lynch by Camden and Oasis, Merrill Lynch assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of Camden's or Oasis' management as to the expected future financial performance of Camden or Oasis, as the case may be, and the Expected Synergies. Merrill Lynch further assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes. Merrill Lynch has also assumed that the final form of the Merger Agreement will be substantially similar to the draft referred to above dated December 14, 1997.

         Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to Merrill Lynch as of, the date of the Merrill Lynch Opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Merger. Merrill Lynch also assumed that the combined entity will continue to qualify after the Merger as a REIT for federal income tax purposes.

         At the meeting of the Oasis Board held on December 16, 1997, Merrill Lynch presented certain financial analyses in connection with the delivery of the Merrill Lynch Opinion. The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinion.

         Valuation of Oasis

         Historical Trading Performance and Current Capitalization. Merrill Lynch reviewed certain trading information for Oasis and, on the basis thereof, calculated its market value, market capitalization and trading multiples based on its stock price as of December 12, 1997, of $21.69. For this purpose, Merrill Lynch defined "total market capitalization" as the market value of Oasis' common equity, plus total debt. Merrill Lynch then calculated the market value of Oasis as a multiple of projected FFO (based on mean estimates of FFO provided by First Call, an industry service provider of earnings estimates based on an average of earnings estimates published by various investment banking firms ("First Call")), and FFO less recurring capital expenditures ("AFFO"). Oasis' FFO multiples for 1998 and 1999 were 9.4x and 9.3x respectively, and AFFO multiples for 1997 and 1998 were 10.3x and 10.2x, respectively.

         Merrill Lynch also reviewed Camden's offer for Oasis and, on the basis thereof, calculated an aggregate net offer value for the Oasis Common Stock (the "Net Offer Value") of $520.1 million. Using an estimation of Oasis' debt balances as of December 31, 1997 provided by Oasis' management, Merrill Lynch also calculated an aggregate transaction value (the "Transaction Value") of $967.2 million which consisted of the Net Offer Value plus debt of $452.4 million, less an estimation of Oasis' cash balance at December 31, 1997 of $5.2 million. With respect to the Net Offer Value, Merrill Lynch calculated FFO multiples for 1998 and 1999 of 10.5x and 10.4x, respectively, and the AFFO multiples for 1998 and 1999 of 11.6x and 11.5x, respectively.

         Analysis of Selected Comparable Publicly Traded Companies. Using publicly available information and estimates of future financial results published by First Call, and taken from Merrill Lynch Equity Research, Merrill Lynch compared certain financial and operating information and ratios for Oasis with the corresponding financial and operating information for a group of publicly traded companies engaged primarily in the ownership, management, operation and acquisition of multifamily properties. For the purpose of its analysis, the following companies were used as comparable companies to Oasis:
Ambassador Apartments, Inc., Associated Estates Realty Corporation, Mid-America Apartment Communities, Inc. and Walden Residential Properties (collectively, the "Oasis Comparable Companies").

         Merrill Lynch's calculations resulted in the following relevant ranges for the Oasis Comparable Companies and for Oasis as of December 12, 1997: a range of debt to total market capitalization of 33.2% to 60.5%, with a mean of 42.6% (as compared to Oasis at 48.7%); a range of market value as a multiple of projected 1997 FFO of 10.3x to 11.5x, with a mean of 10.8x (as compared to Oasis at 9.8x); a range of market value as a multiple of projected 1998 FFO of 9.2x to 10.4x, with a mean of 9.8x (as compared to Oasis at 9.4x); a range of market value as a multiple of projected 1997 AFFO of 10.9x to 14.1x, with a mean of 12.6x (as compared with Oasis at 10.8x); and a range of market value as a multiple of projected 1998 AFFO of 9.9x to 12.1x, with a mean of 11.1x (as compared to Oasis at 10.3x). Based upon projected 1998 FFO multiples, the implied per share valuation of the Oasis Common Stock is between $21.28 and $23.94.

         None of the Oasis Comparable Companies is, of course, identical to Oasis. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Oasis Comparable Companies and other factors that could affect the public trading volume of the Oasis Comparable Companies, as well as that of Oasis. In addition, the multiples of market value to estimated 1997 and projected 1998 FFO and AFFO for the Oasis Comparable Companies are based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

         Comparable Transaction Analysis. Merrill Lynch also compared certain financial ratios of the Merger with those of selected other mergers and strategic transactions involving REITS. These transactions were Equity Residential Properties Trust's merger with Evans Withycombe Residential, Inc., Post Properties, Inc.'s merger with Columbus Realty Trust, Equity Residential Properties Trust's merger with Wellsford Residential Property Trust, Camden Property Trust's merger with Paragon Group, Inc., United Dominion Realty Trust, Inc.'s merger with South West Property Trust, Mid-America Apartment Communities, Inc.'s merger with America First REIT and Wellsford Residential Property Trust's merger with Holly Residential Properties, Inc. (collectively, the "Transaction Comparables").

         Using publicly available information and estimates of financial results as published by First Call, Merrill Lynch calculated the premium of the implied offer prices relative to the acquired company's stock price on the day before the announcement of the respective transaction and the implied offer value per share for the acquired company, as of the day before the announcement of the respective transaction, as a multiple of the projected FFO per share for such company. This analysis yielded a range of premiums of 4.9% to 38.0% with a mean of 15.1% and a range of transaction FFO multiples of 9.2x to 12.3x with a mean of 11.2x. This results in an implied per share valuation of between $21.25 and $28.41 for the Oasis Common Stock.

         Discounted Cash Flow Analyses. Merrill Lynch performed discounted cash flow analyses (i.e., an analysis of the present value of the projected levered cash flows for the periods using the discount rates indicated) of Oasis based upon projections provided by Oasis' management for the years 1998 through 2002, inclusive, using discount rates reflecting an equity cost of capital ranging from 16.5% to 18.5% and terminal value multiples of calendar year 2002 FFO ranging from 9.5x to 10.5x. The range of implied present values per share of Oasis Common Stock was approximately $19.57 to $22.58 using the discounted dividend method and approximately $21.69 to $24.82 based upon the discounted FFO method.

         Net Asset Valuation Analysis. Merrill Lynch performed a net asset valuation for Oasis based on an asset-by-asset real estate valuation of Oasis' properties, an estimation of the current value for Oasis' other assets and liabilities, and an estimation of Oasis' debt balances as of December 31, 1997. The real estate valuation utilized property specific projections prepared by Oasis' management for the calendar year 1998. For the operating portfolio of Oasis, the valuation utilized the direct capitalization method on 1998 property net operating income and weighted-average capitalization rates of 8.73% to 9.23%. These calculations indicated a per share net asset valuation range for Oasis Common Stock of approximately $21.79 to $24.09.

         Valuation of Camden

         Historical Trading Performance and Current Capitalization. Merrill Lynch reviewed certain trading information for Camden and, on the basis thereof, calculated its market value, market capitalization and trading multiples based on its stock price as of December 12, 1997 of $32.00. For this purpose, Merrill Lynch defined "total market capitalization" as the market value of Camden's common equity (including the assumed conversion of all outstanding operating partnership units into Camden Common Shares) plus preferred stock at liquidation value plus total debt. Merrill Lynch then calculated the market value of Camden as a multiple of projected FFO (based on mean estimates of FFO provided by First Call) and AFFO. Camden's FFO multiples for 1998 and 1999 were 11.2x and 10.2x, respectively, and the AFFO multiples for 1998 and 1999 were 11.9x and 10.7x, respectively.

         Analysis of Selected Comparable Publicly Traded Companies. Using publicly available information and estimates of future financial results published by First Call and taken from Merrill Lynch Equity Research, Merrill Lynch compared certain financial and operating information and ratios for Camden with the corresponding financial and operating information for a group of publicly traded companies engaged primarily in the ownership, management, operation and acquisition of multifamily properties. For the purpose of its analysis, the following companies were used as comparable companies to Camden:
Merry Land & Investment Co., Inc., Post Properties, Inc. and Summit Properties, Inc, (collectively, the "Camden Comparable Companies").

         Merrill Lynch's calculations resulted in the following relevant ranges for the Camden Comparable Companies and for Camden as of December 12,: a range of debt to total market capitalization of 31.3% to 42.8%, with a mean of 35.3% (as compared to Camden at 28.8%); a range of market value as a multiple of projected 1997 FFO of 11.1x to 12.7x, with a mean of 11.8x (as compared to Camden at 12.3x); a range of market value as a multiple of projected 1998 FFO of 10.6x to 11.4x, with a mean of 10.9x (as compared to Camden at 11.2x); a range of market value as a multiple of projected 1997 AFFO of 12.6x to 113.5x, with a mean of 12.9x (as compared with Camden at 13.0x); and a range of market value as a multiple of projected 1998 AFFO of 11.6x to 12.2x, with a mean of 12.0x (as compared to Camden at 11.9x). Based upon projected 1998 FFO multiples, the implied per share valuation of the Camden Common Shares is between $30.25 and $32.44.

         None of the Camden Comparable Companies is, of course, identical to Camden. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Camden Comparable Companies and other factors that could affect the public trading volume of the Camden Comparable Companies, as well as that of Camden. In addition, the multiples of market value to estimated 1997 and projected 1998 FFO and AFFO for the Camden Comparable Companies are based on projections prepared by research analysts using only publicly available information.
Accordingly, such estimates may or may not prove to be accurate.

         Comparable Transaction Analysis. Merrill Lynch also compared certain financial ratios of the Merger with those of the Transaction Comparables. Using publicly available information and estimates of financial results as published by First Call, Merrill Lynch calculated with respect to the Transaction Comparables the premiums of the implied offer prices relative to the acquired company's stock price on the day before the announcement of the respective transaction and the implied offer value per share for the acquired company, as of the day before the announcement of the respective transaction, as a multiple of the projected FFO per share for such company. This analysis yielded a range of premiums of 4.9% to 38.0% with a mean of 15.1% and a range of transaction FFO multiples of 9.2x to 12.3x with a mean of 11.2x. This results in an implied per share valuation of Camden Common Shares of between $26.22 and $35.05.

         Discounted Cash Flow Analyses. Merrill Lynch performed discounted cash flow analyses (i.e., an analysis of the present value of the projected levered cash flows for the periods using the discount rates indicated) of Camden based upon projections provided by Camden's management for the years 1998 through 2002, inclusive, using discount rates reflecting an equity cost of capital ranging from 14.7% to 16.7% and terminal value multiples of calendar year 2002 FFO ranging from 9.5x to 10.5x. The range of implied present values per share of Oasis Common Stock was approximately $28.27 to $32.60 using the discounted dividend method and approximately $31.45 to $35.93 based upon the discounted FFO method.

         Net Asset Valuation Analysis. Merrill Lynch performed a net asset valuation for Camden based on an aggregate real estate valuation of Camden's properties, an estimation of the current value for Camden's other assets and liabilities, and an estimation of Camden's debt balances as of December 31, 1997. The real estate valuation utilized projections prepared by Camden's management for the calendar year 1998. For the operating portfolio of Camden, the valuation utilized the direct capitalization method on 1998 property net operating income and a range of capitalization rates of 8.00% to 9.75%. These calculations indicated a per share net asset valuation range for Oasis Common Stock of approximately $28.54 to $31.06.

         Pro Forma Merger Consequences. Merrill Lynch analyzed the pro forma effects resulting from the Merger, including the potential impact on Camden's projected standalone FFO per share and the anticipated accretion (i.e., the incremental increase) to Camden's per share FFO resulting from the Merger. Merrill Lynch observed that, after giving effect to the Expected Synergies, the Merger would be accretive to Camden's projected FFO per share in each of the years 1998 through 2002, inclusive, and that the year-over-year annual growth rates for FFO per share in each of the years 1999 through 2002, inclusive, exceeded such comparable results for Camden on a standalone basis.

         The summary set forth above does not purport to be a complete description of the analysis performed by Merrill Lynch in arriving at the Merrill Lynch Opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the process underlying the Merrill Lynch Opinion. In its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Oasis', Camden's and Merrill Lynch's control. Any estimates contained in Merrill Lynch's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

         The Oasis Board selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the Merger and because it is familiar with Oasis and its business. Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

         Pursuant to a letter agreement dated September 17, 1996, Oasis has agreed to pay Merrill Lynch a fee equal to $4,836,000 upon consummation of the Merger. In addition, Oasis has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, subject to certain limitations, and to indemnify Merrill Lynch and certain related persons against certain liabilities, including certain liabilities under the federal Securities Laws, arising out of its engagement.

         Merrill Lynch has, in the past, provided financial advisory services to Oasis and Camden and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of its business, Merrill Lynch may actively trade in the securities of Oasis or Camden, for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of the Oasis Board with respect to the Merger, stockholders should be aware that certain members of management of Oasis and the Oasis Board may have interests in the Merger in addition to their interests as stockholders of Oasis generally. The Oasis Board either was aware of these interests or, with respect to interests that arose subsequent to the execution of the Merger Agreement, was aware of their potential and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         Contract-Based Payments. Pursuant to the Merger Agreement, and under existing agreements with Oasis, Robert V. Jones, Scott S. Ingraham, Allan O. Hunter, Walter B. Eeds, John M. Clayton, Gina Anastasi, Paul M. Buss, Marianne Aguiar, Gary Miller and Jeff Rosen will, at the Effective Time, be entitled to receive payments in the aggregate amounts of $1,350,000, $1,140,000, $840,000, $825,000, $150,000, $110,000, $95,000, $88,000, $48,750 and $30,000,
respectively, if their employment with Oasis is terminated under certain circumstances following the Effective Time and, in certain instances, as compensation for non-competition agreements. In addition, in the case of each of Messrs. Jones, Ingraham, Hunter and Eeds, in the event that such payments are subject to the excise tax under Section 4999 of the Code, Camden will pay such person an additional amount to offset the effects of such excise tax. Mr. Jones is the current Chairman of the Oasis Board, each of Messrs. Ingraham, Hunter and Eeds is a director and executive officer of Oasis and each of Messrs. Clayton, Buss, Miller and Rosen, Ms. Anastasi and Ms. Aguiar is an officer of Oasis.

         Appointment to Camden Board. Pursuant to the Merger Agreement, Camden agreed to increase the number of active trust managers from seven to eight as of the Effective Time with the appointment of Scott S. Ingraham to the Camden Board. See "MANAGEMENT OF CAMDEN."

         Indemnification. From and after the Effective Time of the Merger, Camden will indemnify the directors or officers of Oasis and its subsidiaries against all claims, damages and expenses (including attorneys' fees and expenses) based on or arising out of the fact that such person is or was a director or officer of Oasis or any of its subsidiaries at or prior to the Effective Time (including matters based on or arising out of or pertaining to the Merger Agreement or the Merger), in each case to the full extent Oasis would have been permitted under applicable law and its charter documents to indemnify such persons. Camden will also, for a period of six years from the Effective Date, use its best efforts to provide that portion of Oasis' directors' and officers' liability insurance that serves to reimburse the persons currently covered by Oasis' directors' and officers' liability insurance policy with respect to claims against such officers and directors arising from facts or events that occurred before the Effective Time, which will contain at least the same coverage and terms and conditions that in all material respects are no less advantageous as that currently provided by Oasis. Such coverage will, however, have a single aggregate liability for such six-year period in an amount not less than the annual aggregate limit of liability of such coverage currently provided by Oasis.

         Stock Incentive Plans. Pursuant to the employment agreements between Oasis and each of Robert V. Jones, Scott S. Ingraham, Allan O. Hunter and Walter B. Eeds, all stock options held by such person and not otherwise exercisable at the Effective Time will become exercisable in full at the Effective Time and such person will have the right to exercise such stock options, as well as all other stock options held by such person at the Effective Time, at any time during the period ending on the tenth anniversary of the respective date of grant of the option. In addition, all unvested options held by members of the Oasis Board, Messrs. Clayton and Buss, Ms. Anastasi and Ms. Aguiar will automatically vest at the Effective Time.

         Consulting Agreements. In connection with the execution of the Merger Agreement, Camden entered into a letter agreement with each of Scott S. Ingraham and Allan O. Hunter Jr. in which Camden agreed to use its best efforts to enter into a consulting agreement with each of Messrs. Ingraham and Hunter concurrently with the Effective Time pursuant to which Camden will agree (i) to pay Messrs. Ingraham and Hunter a fee in the amount of $260,000 and $220,000, respectively, (ii) to reimburse Messrs. Ingraham and Hunter for reasonable overhead and other expenses reasonably incurred by such person in providing services under the consulting agreement and (iii) to pay Messrs. Ingraham and Hunter such additional compensation as may be set forth in the consulting agreement. Also in connection with the execution of the Merger Agreement, Camden entered into a letter agreement with Walter B. Eeds pursuant to which Camden agreed to use its bests efforts to enter into a consulting agreement with Mr. Eeds concurrently with the Effective Time, which consulting agreement will contain mutually agreeable terms and conditions to be negotiated in good faith.

HEADQUARTERS

         After the Merger, the headquarters of Camden will continue to be located at 3200 Southwest Freeway, Suite 1500, Houston, Texas 77027, the current headquarters of Camden.

DIVIDENDS

         Camden and Oasis have agreed in the Merger Agreement to certain limitations on the payment of dividends and distributions. Among other things, these limitations have the effect of restricting Camden and Oasis from declaring and paying dividends other than on their regularly scheduled dates. If, as anticipated, the Effective Time occurs after the record date for the regularly scheduled first quarter dividend on the Camden Common Shares (the last day of a quarter) but prior to the regularly scheduled record date for the first quarter dividend on the Oasis Common Stock (early in the second month following the end of a quarter), holders of Oasis Common Stock will not receive a dividend for the first quarter unless required for tax purposes as described under "THE MERGER AGREEMENT--The Merger."

ANTICIPATED ACCOUNTING TREATMENT

         The Merger will be accounted for using the purchase method in accordance with Accounting Principles Board Opinion No. 16. The fair market value of the consideration given by Camden in the Merger and the market value of liabilities assumed will be used as the basis of the purchase price. The assets and liabilities of Oasis will be revalued to their respective fair market values. The financial statements of Camden will reflect the combined operations of Camden and Oasis from the Effective Time of the Merger.

RESALES OF CAMDEN SHARES

         The Camden Shares issuable to holders of Oasis Shares upon consummation of the Merger have been registered under the Securities Act, and will be freely transferable without restriction by those holders of Oasis Shares who receive such shares following consummation of the Merger and who are not deemed to be "affiliates" (as defined under the Securities Act, and generally including trust managers, directors, certain executive officers and 10% or more stockholders) of Oasis or Camden. It is a condition to Camden's obligation to consummate the Merger Agreement that each person whom Oasis has identified as an "affiliate" of Oasis for purposes of the Securities Act deliver to Camden an agreement providing that such person will not transfer any Camden Shares received by such person in connection with the Merger except in compliance with the Securities Act. This Joint Proxy Statement/Prospectus does not cover any resales of Camden Shares received by affiliates of Oasis.

DISSENTERS' RIGHTS

         Section 92A.390 of the NGCL provides that holders of any class or series of capital stock will have no right to dissent from a merger or exchange if either (i) at the record date fixed to determine the stockholders entitled to receive notice of and to vote on such action, shares of such stock were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc. or held by at least 2,000 stockholders of record unless otherwise provided in the articles of incorporation of the corporation issuing the shares, or (ii) the holders of the class or series are required under the plan of merger or exchange to accept for such shares anything other than cash, shares of the surviving corporation or shares of any other corporation meeting certain criteria. Oasis Common Stock is listed on the NYSE and the Oasis Articles do not extend dissenters' rights to holders of Oasis Common Stock. Therefore, the holders of Oasis Common Stock will not have dissenters' rights in connection with the Merger.

REGULATORY MATTERS

         Camden and Oasis believe that the Merger may be consummated without notification being given or certain information being furnished to the FTC or the Antitrust Division pursuant to the HSR Act, and that no waiting period requirements under the HSR Act are applicable to the Merger. However, at any time before or after the Effective Time, either the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the Merger. Camden and Oasis believe that consummation of the Merger would not violate any antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, what the result will be.

NYSE LISTING

         The Camden Common Shares are, and the Camden Series A Preferred Shares will be, listed on the NYSE and traded under the symbols "CPT" and "___," respectively.

EFFECT OF THE MERGER ON OASIS DEBT SECURITIES

         Oasis currently has outstanding $50,000,000 aggregate principal amount of its 6 3/4% Notes due 2001, $50,000,000 aggregate principal amount of its 7% Notes due 2003 and $50,000,000 aggregate principal amount of its 7 1/4% Notes due 2006, each of which was issued under an Indenture, dated as of November 25, 1996 (the "Indenture"). Upon consummation of the Merger, Camden and the trustee under the Indenture will enter into a supplemental indenture pursuant to which Camden will become an obligor under the Indenture.

                              MANAGEMENT OF CAMDEN

BOARD OF TRUST MANAGERS OF CAMDEN

         The Camden Board currently consists of seven members (the "Current Members") and, at the Effective Time, will be expanded to consist of eight members upon the appointment of Scott S. Ingraham, currently the President and Chief Executive Officer and a director of Oasis (or such other person designated by Oasis in the event Mr. Ingraham is unable or unwilling to serve), as a member of the Camden Board. At the Camden Special Meeting, holders of Camden Common Shares will consider and vote upon the election of the Current Members. Each of Messrs. Campo, Hrdlicka, Oden, Parker and Webster must be reelected by the affirmative vote of the holders of a majority of the Camden Common Shares present in person or represented by proxy at the Camden Special Meeting. Each of Messrs. Cooper and Levey must be elected by the affirmative vote of the holders of two-thirds of the outstanding Camden Common Shares present in person or represented by proxy at the Camden Special Meeting.

         If for any reason any nominee for trust manager should become unavailable for election, the proxies may be voted for the election of a substitute designated by the Camden Board unless a contrary instruction is given on the proxy. The Camden Board has no reason to believe that any of the Current Members will be unable or unwilling to serve if elected, and all Current Members have expressed an intention to serve the entire term for which election is sought.

         The following table contains certain information concerning the Current Members and Mr. Ingraham:


         Name                      Age             Trust Manager Since
-------------------------          ---             -------------------
Richard J. Campo (1)                43                  May 1993
William R. Cooper (1)               61                  April 1997
George A. Hrdlicka (2)(3)           66                  October 1993
Lewis A. Levey (3)                  56                  April 1997
D. Keith Oden                       41                  May 1993
F. Gardner Parker (1)(2)            56                  July 1993
Steven A. Webster (1)               46                  July 1993
Scott S. Ingraham                   43                      --



--------------
(1)      Member of the Executive Committee.
(2)      Member of the Compensation Committee.
(3)      Member of the Audit Committee.

         Richard J. Campo has been the Chairman of the Camden Board and Chief Executive Officer of Camden since May 1993. From June 1993 through December 1993, Mr. Campo also was the President of Camden. Mr. Campo co-founded Centeq Realty, Inc. ("Centeq") and its predecessor entities in 1982 and has been continuously involved as a principal executive officer and director of Centeq and its predecessors since 1982. Mr. Campo is a member of the Board of Directors of First Sierra Financial, a publicly-held financial services company, and the Houston Sports Authority, a Harris County authority created to build a baseball stadium in downtown Houston.

         William R. Cooper is currently a private investor who prior to April 1997 served for 30 years in a variety of capacities with Paragon or its predecessor. Most recently Mr. Cooper served as Chairman of the Board of Directors and Chief Executive Officer of Paragon. Mr. Cooper is a member of the Board of Directors for the Advisory Board of the Society of Industrial and Office Realtors, the Presbyterian Healthcare System and the National Realty Committee.

         George A. Hrdlicka is a founding partner of the law firm of Chamberlain Hrdlicka White Williams & Martin and has been primarily involved in the practice of tax law since 1965. He is a regular lecturer on tax subjects at institutes and seminars around the country and is Board Certified as a tax lawyer by the Texas Board of Legal Specialization. He currently serves as a member of the Texas Board of Legal Specialization staff.

         Lewis A. Levey is currently a private investor who prior to April 1997 served for 26 years in a variety of capacities with Paragon or its predecessor. Most recently Mr. Levey served as Vice Chairman of the Board of Directors and as a director of Paragon. Mr. Levey is currently a member of the Board of Directors of the National Multi-Housing Council, and a Council member of the Urban Land Institute.

         D. Keith Oden has been the President and Chief Operating Officer of Camden since December 1993. From July 1993 through December 1993, Mr. Oden was a consultant to Camden. Mr. Oden co-founded Centeq and its predecessor entities in 1982 and has been continuously involved as a principal executive officer and director of Centeq and its predecessors since 1982.

         F. Gardner Parker is currently a private investor and has been involved in structuring private and venture capital investments for the past twelve years. Mr. Parker was with Ernst & Young from 1970 to 1984 and was a partner with the firm from 1977 to 1984. Mr. Parker is Chairman of the Board of three privately held companies and is a director of three additional privately held companies.

         Steven A. Webster currently serves as President and Chief Executive Officer of R & B Falcon Drilling Company, Inc., a publicly-held offshore drilling contractor, of which he is also a director. Mr. Webster serves as a director of the following publicly-held companies: Crown Resources Corporation, a precious metals mining concern; Greywolf, Inc., a land drilling contractor; Geokinetics, Inc., a seismic acquisition company; and Ponder Industries, Inc., an oil field service company.

         Scott S. Ingraham is the President, Chief Executive Officer and a director of Oasis. He became President of Oasis effective June 1, 1994, and Chief Executive Officer effective December 31, 1997, and served as Chief Financial Officer of Oasis from March 1993 to March 1996. He also served as Executive Vice President and Secretary of Oasis from March 1993 to June 1994 and August 1994, respectively. Mr. Ingraham was employed by Robert V. Jones Corp., a real estate development company. Prior to his employment with Robert
V. Jones Corp., he was a Managing Director and partner at Post Oak Partners, a real estate finance/consulting firm founded by Mr. Ingraham and others in 1982.

         The Camden Declaration of Trust and the Camden Bylaws expressly permit the trust managers and officers to engage in other activities including those relating to the ownership and operation of multifamily properties. No policy of Camden restricts trust managers from conducting, for their own accounts or on behalf of others, other business activities including those relating to the ownership and operation of multifamily properties. For a description of certain restrictions on the ability of Messrs. Campo and Oden to compete with Camden in the multifamily property business, see "--Executive Compensation--Employment Agreements."

COMMITTEES OF THE CAMDEN BOARD

         The Camden Board has three standing committees: an Audit Committee, an Executive Committee and a Compensation Committee. The Audit Committee makes recommendations concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of Camden's internal accounting controls. The Executive Committee has the authority to acquire, dispose of and finance investments for Camden and execute contracts and agreements, including those related to the borrowing of money by Camden, and generally exercises all other powers of the trust managers except for those which require action by all trust managers or the independent trust managers under the Camden Declaration of Trust or the Camden Bylaws or under applicable law. The Compensation Committee has the authority to determine compensation for Camden's executive officers and to administer the Camden's 1993 Share Incentive Plan (the "Plan"). Camden does not have a nominating committee.

COMPENSATION OF TRUST MANAGERS

         Camden pays to its trust managers who are not employees or consultants of Camden an annual fee of $12,000, a fee of $1,000 for attending each meeting plus a fee of $250 for each telephone conference. In addition, trust managers receive a fee of $500 for attending each committee meeting unless such meeting is on the same day as another meeting. Trust managers who are employees of Camden are not paid any trust managers' fees. In addition, Camden may reimburse the trust managers for travel expenses incurred in connection with their activities on behalf of Camden. Prior to May 1995, trust managers who were not employees of Camden received options to purchase 4,000 Camden Common Shares under the Plan. Total options granted to the trust managers were 12,000, all of which had vested at December 31, 1997. Such options have a three-year vesting period and expire ten years from the grant date. In May 1995, the shareholders of Camden approved an amendment to the Plan allowing trust managers who are not employees of Camden to each receive 2,000 restricted Camden Common Shares under the Plan effective upon their election as a trust manager and on each anniversary of the date such trust manager joined the Camden Board. Total restricted Camden Common Shares granted to the trust managers were 22,000, of which 3,600 had vested at December 31, 1997. Following the merger of Paragon into a wholly owned subsidiary of Camden, which occurred on April 15, 1997, Messrs. Cooper and Levey became members of the Camden Board and each received 2,000 restricted Camden Common Shares under the Plan. Restricted Camden Common Shares vest over five years from date of grant.

MEETINGS OF THE CAMDEN BOARD AND COMMITTEES

         During the year ended December 31, 1997, there were twelve meetings of the Camden Board, one meeting of the Audit Committee and four meetings of the Compensation Committee. Each trust manager attended at least 75% of the meetings of the Camden Board and the committees on which such trust manager served during such period. In addition, the Camden Board and such Committees took action on numerous occasions by unanimous written consent.

EXECUTIVE OFFICERS OF CAMDEN

         The executive officers of Camden and their ages are as follows:

         Name                       Age              Position
         ----                       ---              --------
         Richard J.  Campo          43               Chairman of the Board of Trust Managers and Chief Executive Officer

         D.  Keith Oden             41               President, Chief Operating Officer and Trust Manager

         Michael W.  Biggs          47               Senior Vice President-Asset Management

         G.  Steven Dawson          40               Senior Vice President-Finance, Chief Financial Officer, Treasurer and
                                                     Assistant Secretary

         Alison L.  Dimick          35               Senior Vice President-Acquisitions and Dispositions

         James M.  Hinton           41               Senior Vice President-Development

         Elizabeth Pringle Johnson  39               Senior Vice President-General Counsel, Secretary and Assistant Treasurer

         H.  Malcolm Stewart        46               Senior Vice President-Construction

         Information concerning the business experience of Messrs. Campo and Oden is provided above under "--Board of Trust Mangers of Camden."

         Michael W. Biggs has been the Senior Vice President--Asset Management of Camden since May 1993. Prior to the formation of Camden, from 1992 to 1993, Mr. Biggs was President of Centeq's property management division and responsible for managing properties owned by Centeq.

         G. Steven Dawson has been the Senior Vice President--Finance, Chief Financial Officer and Treasurer of Camden since May 1993 and Assistant Secretary of Camden since December 1993. Prior to the formation of Camden, from 1990 to 1993, Mr. Dawson was Senior Vice President--Finance and Chief Financial Officer of Centeq.

         Alison L. Dimick joined Camden in April 1997 as Senior Vice President-Acquisitions & Dispositions. Prior to joining Camden, Ms. Dimick was Vice President of Acquisitions for MIG Realty Advisors from 1991 through 1997, a pension fund advisor specializing in multifamily properties.

         James M. Hinton has been the Senior Vice President--Development of Camden since June 1996. Mr. Hinton was Vice President of Development for Camden Development, Inc. from December 1993 to May 1996. Prior thereto, Mr. Hinton was the National Multifamily Asset Manager for J. E. Robert Company from February 1991 to November 1993.

         Elizabeth Pringle Johnson has been the Senior Vice President--General Counsel and Secretary of Camden since May 1993 and Assistant Treasurer since December 1993. Prior to the formation of Camden, Ms. Johnson was General Counsel to Centeq from 1992 to 1993.

         H. Malcolm Stewart has been the Senior Vice President--Construction since December 1993. Mr. Stewart was the President of Centeq's construction division from 1989 to December 1993.

         No family relationship exists among any of the trust managers or executive officers of Camden. Except in connection with the transactions contemplated by the Merger Agreement, no arrangement or understanding exists between any trust manager or executive officer or any other person pursuant to which any trust manager or executive officer was selected as a trust manager or executive officer of Camden. All executive officers are elected annually by, and serve at the discretion of, the Camden Board.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

                                   [to come]

EXECUTIVE COMPENSATION

                                   [to come]

PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns for Camden, the Standard & Poor's 500 Composite Stock Index and the National Association of Real Estate Investment Trusts All Equity Index (excluding health care real estate investment trusts). The graph assumes the investment of $100 on July 31, 1993 (the month in which the IPO was consummated and the Camden Common Shares were registered under Section 12 of the Exchange Act) in the Camden Common Shares and in each index and that all dividends were reinvested.

                                   [GRAPHIC]

                             CAMDEN PROPERTY TRUST


                                                                      PERIOD ENDING
                                       ---------------------------------------------------------------------------
INDEX                                  7/21/93          12/31/93    12/31/94     12/31/95    12/31/96     12/31/97
------------------------------------------------------------------------------------------------------------------
Camden Property Trust                  100.00             118.02      124.78       129.31      167.96       194.26
S&P 500                                100.00             105.65      107.04       147.26      180.93       241.31
NAREIT Equity w/o Health Care          100.00             100.05      103.33       117.78      160.98       194.18

CERTAIN RELATIONSHIPS AND TRANSACTIONS

         Camden Connection, Inc. ("CCI") (formerly Apartment Connection, Inc.) is a nonqualified-REIT subsidiary. CCI was established to act as a leasing agent providing tenants for apartment owners in Houston, including properties owned by Camden. Locator fees paid by Camden to CCI were $79,000, $136,000 and $195,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Camden made an unsecured working capital revolving line of credit available to CCI, which was renewable annually. The loan had a maximum commitment of $1.2 million and earned interest at a fixed rate of 7.5% per annum. During 1997, the operations of CCI were sold and the loan was paid off. The loan's outstanding balance was $1.2 million at December 31, 1996.

         Two of the executive officers ("Executives") have loans totaling $1.8 million with one of Camden's nonqualified-REIT subsidiaries. The Executives utilized amounts received from these loans to purchase Camden Common Shares. The loans mature in 1999 and bear interest at the fixed rate of 7.0%. These loans are non-recourse, but are secured by a pledge of such Camden Common Shares, and do not require any prepayments of principal until maturity.

         During 1995, Camden formed TeleServe, Inc. (formerly Camden Communications One, Inc.) doing business as CamTel ("CamTel"). CamTel is a nonqualified-REIT subsidiary that was established to provide fiber optic, central office switched telecommunications service to residents in Camden's properties and third parties. CamTel entered into operating agreements with third parties during the fourth quarter of 1997 to provide continuing services to CamTel's customers. Camden had made a 7.0% unsecured revolving line of credit available to CamTel, which had an outstanding balance of $0 and $585,000 at December 31, 1997 and 1996, respectively.

         In connection with the April 15, 1997 merger with Paragon, Camden through one of its affiliates, Camden Residential Services, Inc., began performing residential services for owners of 15 affiliated properties. Management fees earned on the properties amounted to $279,000 for the year ended December 31, 1997. Although the management agreements were not the result of arm's length negotiations, Camden believes that they were no more favorable to the owners than the fees that would have been paid to unaffiliated third parties under similar circumstances.

                                  THE SPIN-OFF

         As part of the Merger, Camden expects to form a joint venture partnership (the "Partnership") to be comprised of 18 multifamily properties located in Las Vegas and one multifamily property located in Laughlin, Nevada containing an aggregate of 5,119 apartment units (the "Spin-Off Properties"). Camden intends to retain a minority equity position in the Partnership of approximately 20% and to continue to provide property management services for the Spin-Off Properties. See "CAMDEN PROPERTY TRUST UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS" and "CAMDEN PROPERTY TRUST UNAUDITED PRO FORMA COMBINED BALANCE SHEET." For information regarding the Spin-Off Properties, see "BUSINESS OF OASIS--Oasis Portfolio Summary." Following the Spin-Off, it is anticipated that Camden will own interests in 152 multifamily properties containing 49,786 units (including 6,704 units owned through joint ventures) and will have seven multifamily properties containing 2,683 units under development. Upon completion of the development of the seven properties, Camden will own interests in 159 multifamily properties containing 52,469 units. Camden will also have several additional sites that it intends to develop into multifamily apartment communities. Camden is seeking an equity capital commitment from a third party investor to own a majority equity position in the Partnership of approximately 80%.

         Camden expects that the Partnership will assume existing first mortgage debt on two of the Spin-Off Properties and finance the other 17 Spin-Off Properties with fully amortizing fixed-rate mortgage debt with a loan to value ratio of approximately 80%.

         Camden expects that the Spin-Off should allow Camden to lower its post-Merger leverage ratio to pre-Merger levels and maintain a geographically diversified overall portfolio by reducing its direct ownership position in Las Vegas to 6,724 units while capitalizing on Oasis' dominant market presence in Las Vegas.

         No assurance can be given that the Spin-Off will be consummated on terms favorable to Camden or otherwise. If the Spin-Off is not consummated, after the Effective Time Camden will retain a larger interest in Las Vegas assets and thus will be subject to a greater risk that a decline in the economy in the greater Las Vegas metropolitan area may adversely affect its earnings. See "RISK FACTORS--Loss of Benefits if the Spin-Off Fails to Occur; Dependence on the Las Vegas Market."

                              THE MERGER AGREEMENT

         The following is a summary of certain provisions of the Merger Agreement, a copy of which is attached as Annex I hereto and incorporated herein by reference. Such summary is qualified in its entirety by the full text of the Merger Agreement.

THE MERGER

         The Merger. Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of Oasis Common Stock (other than shares of Oasis Common Stock that are held by Oasis as treasury stock or owned by any subsidiary of Oasis, which shares will be canceled without any conversion thereof or payment therefor) will automatically be converted into 0.759 of a Camden Common Share, and each outstanding share of Oasis Series A Preferred Stock (other than shares held by Oasis as treasury stock or owned by any subsidiary of Oasis, which shares will be canceled without any conversion thereof or payment therefor) will automatically be converted into one Camden Series A Preferred Share. Notwithstanding the foregoing if, prior to the Effective Time, the outstanding Camden Common Shares have been increased, decreased or changed into or exchanged for a different number of kind of shares or securities, then an appropriate and proportionate adjustment will be made to the Exchange Ratios. At the Effective Time, Oasis will be merged with and into Merger Sub, Merger Sub will be the surviving corporation of the Merger, the separate corporate existence of Oasis will cease and Merger Sub will succeed to and assume all of the rights and obligations of Oasis. After the Effective Time there will be no further registration of transfers on the stock transfer books of Oasis or its transfer agent of the Oasis Shares that were outstanding immediately prior to the Effective Time.

         Options. The Merger Agreement provides that, at the Effective Time, to the extent not prohibited by the terms of the relevant governing instrument and subject to the terms of the 1993 Stock Option Plan of Oasis Residential, Inc., the 1995 Equity Participation Plan of Oasis Residential, Inc. and the Oasis Residential, Inc. Stock Option Plan for Outside Directors, each option to purchase Oasis Common Stock that is outstanding and unexercised immediately prior thereto will cease to represent a right to acquire shares of Oasis Common Stock and be automatically converted into an option to purchase 0.759 of a Camden Common Share (rounded down to the nearest whole share) at a price per share equal to the exercise price of the Oasis Common Stock under the original option divided by 0.759 (rounded up to the nearest whole cent), provided that in the case of incentive stock options the adjustment will be consistent with
Section 424(a) of the Code. The duration and terms of the new options will be the same as the original options. Oasis will not, except as required by the applicable governing instrument, accelerate the excersisability of an outstanding option to purchase shares of Oasis Common Stock.

         Oasis Martinique LLC Units. The Merger Agreement also provides that, at the Effective Time, each outstanding unit of limited liability company interest in Oasis Martinique, LLC, a Delaware limited liability company ("Oasis Martinique LLC"), will automatically be exchangeable, subject to the provisions of the Amended and Restated Limited Liability Company Agreement, dated as of October 23, 1997, by and among Oasis, IFT Properties, Ltd. and ISCO (the "Oasis Martinique LLC Agreement"), and the Exchange Rights Agreement, dated as of October 23, 1997, by and among Oasis, Oasis Martinique LLC and each unitholder listed on the signature page thereto (the "Oasis Martinique Exchange Rights Agreement"), for 0.759 of a Camden Common Share.

         The Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement, the certificate of merger and the articles of merger pertaining to the Merger, or other appropriate documents, will be executed and filed in accordance with the DGCL and the NGCL and the Merger will become effective.

         Fractional Shares. No fractional Camden Shares will be issued in the Merger. In lieu of any fraction of a Camden Share that any person would otherwise be entitled to receive, Camden will pay an amount equal to such fraction multiplied by the average closing price per Camden Common Share on the NYSE during the five trading days immediately following the Effective Time. Any fractional interest will not entitle the holder to vote or to any other rights as a shareholder.

         Dividends. As discussed below under "--Certain Covenants," Camden and Oasis have agreed in the Merger Agreement to certain limitations on the payment of dividends and distributions. Among other things, these limitations have the effect of restricting Camden and Oasis from declaring and paying dividends other than on their regularly scheduled dates. If, as anticipated, the Effective Time occurs after the record date for the regularly scheduled first quarter dividend on the Camden Common Shares (the last day of a quarter) but prior to the regularly scheduled record date for the first quarter dividend on the Oasis Common Stock (early in the second month following the end of a quarter), holders of the Oasis Common Stock will not receive a dividend for the first quarter except as provided below.

         Pursuant to the Merger Agreement, to the extent necessary to satisfy the requirements of Section 857(a)(1) of the Code for the taxable year of Oasis ending at the Effective Time, Oasis will declare a dividend (the "Pre-Merger Dividend") to holders of Oasis Shares, the record date for which will be the close of business on the last business day prior to the Effective Time, in an amount equal to the minimum dividend sufficient to permit Oasis to satisfy such requirements. If Oasis determines that it is necessary to declare the Pre-Merger Dividend, Camden will declare a dividend per Camden Common Share, the record date for which will be close of business on the last business day prior to the Effective Time, in an amount per share equal to the quotient obtained by dividing (a) the Pre-Merger Dividend per Oasis Share paid by Oasis by (b) 0.759. The Pre-Merger Dividend will be paid to holders of Oasis Shares upon presentation of certificates representing such shares as described below.

         Exchange of Certificates. As soon as reasonably practicable after the Effective Time and in no event later than ten business days thereafter, American Stock Transfer and Trust Company (the "Exchange Agent") will mail to each person who was a holder of record of Oasis Shares whose shares were converted into Camden Shares pursuant to the Merger Agreement, a letter of transmittal to be used to effect the surrender of certificates representing Oasis Shares in exchange for certificates representing Camden Shares. After receipt of such letter of transmittal, each holder of certificates representing Oasis Shares should surrender such certificates to the Exchange Agent, and each such holder will receive in exchange therefor certificates representing the whole number of Camden Shares to which such holder is entitled, any cash that may be payable in lieu of a fractional Camden Share and any Pre-Merger Dividend to which such holder is entitled. Such letter of transmittal will be accompanied by instructions specifying other details of the exchange.

                 STOCKHOLDERS OF OASIS SHOULD NOT SEND IN THEIR
           CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

         From and after the Effective Time, Camden will treat each certificate formerly representing Oasis Shares that has not yet been surrendered for exchange as evidencing the ownership of the number of full Camden Shares into which such Oasis Shares will be been converted pursuant to the Merger Agreement, notwithstanding the failure to surrender such certificates. However, the holder of such unexchanged certificates will not be entitled to receive any dividend or distribution payable by Camden until such certificates are surrendered, at which time such dividends and distributions, together with any cash payment in lieu of a fractional Camden Share and any Pre-Merger Dividend, will be paid without interest. Oasis will transfer to the Exchange Agent cash sufficient to pay dividends or make distributions on Oasis Shares with a record date prior to the Effective Time and that remain unpaid at the Effective Time. Such dividends and distributions will be paid without interest upon surrender of the certificates formerly representing Oasis Shares. All certificates representing Camden Shares and funds held by the Exchange Agent for payment to the holders of certificates representing unsurrendered Oasis Shares that remain unclaimed for six months after the Effective Time will be delivered by the Exchange Agent to Camden and any holders of certificates representing unsurrendered Oasis Shares may thereafter, subject to applicable escheat and other similar laws, look only to Camden for delivery of any shares or funds upon surrender of certificates representing Oasis Shares.

CAMDEN BOARD OF TRUST MANAGERS

         The Merger Agreement sets forth matters related to the Camden Board. For a description of the Camden Board after the Effective Time, see "MANAGEMENT OF CAMDEN--Board of Trust Managers of Camden."

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains various customary representations of Camden and Oasis (as to such party) relating to, among other things, (i) each party's and their respective subsidiaries' organization, qualification and similar corporate matters, and the ownership of each party's subsidiaries, (ii) each party's capital structure, (iii) the authority of each of Camden and Oasis relative to the execution and delivery of, and the performance of their respective obligations under, the Merger Agreement and the enforceability of the Merger Agreement against each of them, (iv) certain consents and approvals,
(v) the Merger Agreement's noncontravention of (a) their charters, declaration of trust, or bylaws, as applicable; (b) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Oasis, Camden or any of their respective subsidiaries; or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Oasis, Camden or any of their respective subsidiaries of their respective properties or assets, (vi) the absence of the need for governmental or other filings or actions with respect to the Merger Agreement and the transactions contemplated thereby, (vii) documents filed by each of Camden and Oasis with the Commission and the accuracy of the information contained therein, (viii) the absence of certain changes or events, (ix) the absence of litigation involving either Oasis or Camden or their respective subsidiaries that would have a material adverse effect on the business of either party, (x) each party's ownership of real properties and the absence of certain encumbrances, (xi) certain environmental matters, (xii) transactions with related parties, (xiii) matters relating to employee benefit plans and the Employee Retirement Income Security Act of 1974, as amended, (xiv) the timely filing and the accuracy of information of all material tax returns and certain other matters relating to taxes and each party's status as a REIT within the meaning of the Code, (xv) payments to be made as a result of the Merger to any employee, officer or director of a party or its subsidiaries, (xvi) the absence of brokers or other persons entitled to a fee as a result of the Merger, other than the financial advisors of each of Camden and Oasis, (xvii) compliance with laws, (xviii) compliance with material agreements, (xix) the receipt of opinions of financial advisors, (xx) any necessary action to exempt the Merger from state takeover statutes, (xxi) the accuracy and completeness of information supplied by each party for inclusion in the Registration Statement or this Joint Proxy Statement/Prospectus and
(xxii) the vote required by holders of capital stock of each party to approve the Merger Agreement and the transactions contemplated thereby.

CERTAIN COVENANTS

         Conduct of the Business of Camden and Oasis. Pursuant to the Merger Agreement, each of Camden and Oasis has made various customary covenants, including that, during the period from December 16, 1997 to the Effective Time, it and each of its subsidiaries will carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted in the past and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses.

         Without limiting the generality of the foregoing, each of Camden and Oasis also agreed in the Merger Agreement that, except as disclosed to the other party prior to the execution of the Merger Agreement or in certain limited circumstances specified therein and except that the parties agreed that nothing contained in the Merger Agreement will restrict or prohibit the performance by Oasis Martinique LLC or Oasis of their respective obligations under or the exercise of their respective rights under the Oasis Martinique LLC Agreement, the Oasis Martinique Exchange Rights Agreement or the Loan and Security Agreement, dated as of October 23, 1997, by and among Oasis, IFT Properties, Ltd, ISCO, Edward M. Israel and Robert Cohen, that during the period from December 16, 1997 to the Effective Time, neither such party nor its subsidiaries will: (i) (a) declare, set aside or pay any dividends on, or make any other distributions in respect of any of their capital stock other than the Pre-Merger Dividend, (b) split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (c) purchase, redeem or otherwise acquire any shares of their capital stock or any options, warrants or rights to acquire, or security convertible into, shares of such capital stock or partnership interests; (ii) except in connection with the exercise of stock options or the issuance of shares pursuant to stock rights or warrants outstanding on the date of the Merger Agreement, issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock, any other voting securities (including partnership interests) or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities; (iii) amend the declaration of trust, articles or certificate of incorporation, bylaws, partnership agreement or other comparable charter or organizational documents of the parties or any of their respective subsidiaries; (iv) merge or consolidate with any person; (v) in any transaction or series of related transactions involving capital, securities or other assets or indebtedness in excess of $100,000, without obtaining the prior written consent of the other party, which consent shall not unreasonably be withheld or delayed, (a) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein,
(b) subject to certain encumbrances or liens or sell, lease or otherwise dispose of any of their properties or any material assets or assign or encumber the right to receive income, dividends, distributions and the like, (c) make or agree to make any new capital expenditures, except in accordance with budgets relating to such party that have been previously delivered to the other party or (d) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or entity (except, in the case of Oasis, in connection with the refinancing, refunding or amendment of the "Bonds," as that term is defined in the Oasis Martinique LLC Agreement), issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person (except, in the case of Oasis, in connection with the refinancing, refunding or amendment of the "Bonds," as that term is defined in the Oasis Martinique LLC Agreement), enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other person (except, in the case of Oasis, in connection with the refinancing, refunding or amendment of the "Bonds," as that term is defined in the Oasis Martinique LLC Agreement); (vi) engage in any transactions of the types described in clauses
(a), (b), (c) and (d) of clause (v) above, whether or not related, involving, in the aggregate, capital, securities or other assets or indebtedness in excess of $500,000, without obtaining prior written consent of the other party; (vii) make any tax election (unless required by law or necessary to preserve the party's status as a REIT or the status of any party's subsidiary as a partnership for federal income tax purposes included in such party's filings with the Commission); (viii) (a) change in any material manner any of its methods, principles or practices of accounting in effect, or (b) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises relating to taxes on real property in an amount not to exceed, individually or in the aggregate, $100,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recently completed taxable year; (ix) except as provided in the Merger Agreement, adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect; (x) pay, discharge, settle or satisfy any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the party included in such party's filings with the Commission or incurred in the ordinary course of business consistent with past practice; (xi) settle any shareholder derivative or class action claims arising out of or in connection with the Merger or related transactions; and (xii) enter into or amend or otherwise modify any agreement or arrangement with persons that are affiliates or, as of the date hereof, are executive officers, trust managers or directors without the consent of the other party.

         Other Actions. Each party to the Merger Agreement also agreed therein to not take any action that would result in any of the representations and warranties of such party becoming untrue or, except as contemplated by the Merger Agreement, any of the conditions to the Merger not being satisfied.

         Access to Information and Confidentiality. The Merger Agreement provides that, subject to the requirements of confidentiality agreements with third parties, each of Camden and Oasis will afford to the other party and to the officers, employees and representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all of their respective properties, books, contracts, commitments, personnel and records and will promptly furnish to the other party (a) a copy of each document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. The Merger Agreement further provides that each of Camden and Oasis will hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of an existing confidentiality agreement between Camden and Oasis (the "Confidentiality Agreement"). Camden, Merger Sub and Oasis have agreed to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the Merger and related transactions, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with a national securities exchange.

         No Solicitation. Pursuant to the Merger Agreement, Oasis has agreed not to, directly or indirectly, initiate, solicit or encourage, any inquiry or proposal that constitutes, or may reasonably be expected to lead to, any proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving Oasis or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (a "Competing Transaction"); engage in negotiations or discussions concerning, or provide any nonpublic information to any person or entity relating to, any Competing Transaction; or agree to, approve or recommend any Competing Transaction. Oasis also agreed that it will immediately terminate any existing activities, discussions or negotiations with respect thereto; and that it will notify Camden immediately if any inquiry or proposal is received. Nothing contained in the Merger Agreement, however, will prevent Oasis or its directors or any other employee, representative or agent of Oasis from (A) furnishing nonpublic information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide written Competing Transaction submitted to Oasis, the Oasis Board or the Oasis stockholders if and only to the extent that (1) the Oasis Board believes in good faith (after consultation with its financial advisor) that such Competing Transaction would, if consummated, result in a transaction more favorable to the Oasis stockholders from a financial point of view than the Merger and the Oasis Board determines in good faith after consultation with outside legal counsel that such action is necessary for Oasis to comply with its fiduciary duties to its stockholders under applicable law and (2) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, the Oasis Board receives from such person an executed confidentiality agreement with terms no less favorable to Oasis than those contained in the Confidentiality Agreement; or (B) complying with Rule 14e- 2 promulgated under the Exchange Act with regard to a Competing Transaction. Oasis further agreed in the Merger Agreement to (i) promptly notify Camden after receipt by it (or its advisors) of any Competing Transaction or any inquiry indicating that any person is considering making or wishes to make a Competing Transaction, (ii) promptly notify Camden after receipt of any request for nonpublic information relating to Oasis or any of its subsidiaries or for access to Oasis' or any of its subsidiaries' properties, books or records by any person that may be considering making, or has made, a Competing Transaction and (iii) subject to the fiduciary duties of the Oasis Board under applicable law as advised by its outside legal counsel, keep Camden advised of the status and principal financial terms of any such Competing Transaction, indication or request.

INDEMNIFICATION

         Pursuant to the Merger Agreement, Camden agreed to indemnify certain officers and directors of Oasis and its subsidiaries and to provide certain directors' and officers' liability insurance coverage. See "THE MERGER -- Interests of Certain Persons in the Merger."

CONDITIONS TO CONSUMMATION OF THE MERGER

         The respective obligations of Camden and Oasis to effect the Merger are subject to the satisfaction of certain conditions, including the following:
(i) the Merger Agreement and the transactions contemplated thereby have been approved by the necessary majority of the shareholders of the parties (see "THE SPECIAL MEETINGS"); (ii) the waiting period applicable to the Merger, if any, under the HSR Act has been terminated or has expired; (iii) the NYSE has approved for listing the Camden Shares to be issued in the Merger, subject to official notice of issuance; (iv) the Registration Statement has become effective and is not the subject of any stop order or proceedings by the Commission seeking a stop order; (v) no temporary restraining order, preliminary or permanent injunction or other order or legal or restraint or prohibition preventing the consummation of the Merger or any other transaction contemplated by the Merger Agreement is in effect; (vi) Camden has obtained all necessary state securities law or "Blue Sky" permits and other authorizations necessary to issue the Camden Shares pursuant to the Merger Agreement; (vii) the Voting Agreements remain in full force and effect; and (viii) all material actions by or in respect of or filings with any governmental entity required for the consummation of the Merger and related transactions have been obtained or made.

         The obligation of Camden and Merger Sub to effect the Merger is further subject to the following conditions, among others: (a) the representations and warranties of Oasis set forth in the Merger Agreement are true and correct in all material respects as of the closing date, except to the extent a representation or warranty is limited by its terms to another date (the "Oasis Representation Condition"); (b) Oasis has performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time (the "Oasis Covenant Condition");
(c) from December 16, 1997, no change has occurred that would have a material adverse effect on the business, properties, assets, financial condition or results of operations ("Material Adverse Effect") of Camden and its subsidiaries, taken as a whole; (d) Camden has received an opinion of counsel to Oasis that, commencing with its taxable year ended December 31, 1993 through the closing date, Oasis was organized in conformity with the requirements for qualification as a REIT under the Code and its method of operation has enabled it to so qualify (with customary exceptions, assumptions and qualifications and based upon customary representations) during such period; (e) Camden has received an opinion dated as of the closing date from legal counsel to Camden to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code; (f) all consents and waivers from third parties necessary in connection with the consummation of the Merger and related transactions have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Material Adverse Effect on Camden or Oasis; and (g) Camden and Merger Sub have received an opinion from legal counsel to Oasis regarding the valid existence and good standing of Oasis and its subsidiaries, the due authorization of the execution and delivery of the Merger Agreement by Oasis and the absence of any conflict with the Oasis Articles or the Oasis Bylaws created by the execution and delivery of the Merger Agreement.

         The obligation of Oasis to effect the Merger is further subject to the following conditions, among others: (a) the representations and warranties of Camden set forth in the Merger Agreement are true and correct in all material respects as of the closing date, except to the extent a representation or warranty is limited by its terms to another date (the "Camden Representation Condition"); (b) Camden has performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time (the "Camden Covenant Condition"); (c) from December 16, 1997, no change has occurred that would have a Material Adverse Effect on Oasis and its subsidiaries, taken as a whole; (d) Oasis has received an opinion of counsel to Camden that, commencing with its taxable year ended December 31, 1993 through the closing date, Camden was organized in conformity with the requirements for qualification as a REIT under the Code and its method of operation has enabled it to so qualify (with customary exceptions, assumptions and qualifications and based upon customary representations) during such period; (e) Oasis has received an opinion from legal counsel to Oasis that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code; (f) all consents and waivers from third parties necessary in connection with the consummation of the Merger and related transactions have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Material Adverse Effect on Camden or Oasis; and (g) Oasis has received an opinion from legal counsel to Camden regarding the valid existence and good standing of Camden and its subsidiaries, the due authorization of the execution and delivery of the Merger Agreement by Camden and Merger Sub, the enforceability of the Merger Agreement against Camden and Merger Sub, the absence of any conflict with the Camden Declaration of Trust and the Camden Bylaws resulting from the execution and delivery of the Merger Agreement, and the valid issuance, full payment and nonassessibility of the Camden Shares issued in connection with the Merger.

TERMINATION

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Camden shareholders and the Oasis stockholders: (a) by mutual written consent duly authorized by the respective Boards of Camden and Oasis; (b) by Camden, upon a breach of any covenant or agreement on the part of Oasis set forth in the Merger Agreement such the Oasis Covenant Condition would be incapable of being satisfied by June 30, 1998 (or as otherwise extended); (c) by Oasis, upon a breach of any covenant or agreement on the part of Camden set forth in the Merger Agreement such that the Camden Covenant Condition would be incapable of being satisfied by June 30, 1998 (or as otherwise extended); (d) by Camden, if any representation or warranty of Oasis set forth in the Merger Agreement has become untrue such that the Oasis Representation Condition would be incapable of being satisfied by June 30, 1998 (or as otherwise extended); (e) by Oasis, if any representation or warranty of Camden set forth in the Merger Agreement has become untrue such that the Camden Representation Condition would be incapable of being satisfied by June 30, 1998 (or as otherwise extended); (f) by either Camden or Oasis, if any judgment, injunction, order, decree or action by any governmental entity of competent authority preventing the consummation of the Merger has become final and nonappealable; (g) by either Camden or Oasis, if the Merger has not been consummated by June 30, 1998, provided that a party that has willfully and materially breached a representation, warranty or covenant of such party set forth in the Merger Agreement will not be entitled to exercise its right to terminate the Merger Agreement under this clause; (h) by either Camden or Oasis (unless Oasis is in breach of certain obligations under the Merger Agreement) if, upon a vote at a duly held Oasis Special Meeting or any adjournment thereof, the approval of the Oasis stockholders shall not have been obtained; (i) by either Camden or Oasis (unless Camden is in breach of certain obligations under the Merger Agreement) if, upon a vote at a duly held Camden Special Meeting or any adjournment thereof, the approval of the Camden shareholders shall not have been obtained; (j) by Oasis, if, prior to the Oasis Special Meeting, the Oasis Board has withdrawn or modified in any manner adverse to Camden its approval or recommendation of the Merger or the Merger Agreement because the Oasis Board, after having consulted with and considered the advice of outside legal counsel, has reasonably determined in good faith that the making of the recommendation, or the failure to withdraw the recommendation, would constitute a breach of fiduciary duties of the members of the Oasis Board under applicable law (provided that such right to terminate the Merger Agreement will not be available to Oasis if it, at such time, is in material breach of its covenant to not solicit, or take certain other actions in connection with, a Competing Transaction); or (k) by Camden, if (i) prior to the Oasis Special Meeting, the Oasis Board has withdrawn or modified in any manner adverse to Camden its approval or recommendation of the Merger or the Merger Agreement because the Oasis Board, after having consulted with and considered the advice of outside legal counsel, has reasonably determined in good faith that the making of the recommendation, or the failure to withdraw the recommendation, would constitute a breach of fiduciary duties of the members of the Oasis Board under applicable law or (ii) Oasis has entered into a definitive agreement with respect to any Competing Transaction.

         In the event of any termination of the Merger Agreement as provided above, the Merger Agreement will become void and there will be no liability or obligation on the part of Camden or Oasis except for the payment of expense and termination fees as set forth below and the obligation of the parties to use commercially reasonable efforts to maintain in confidence any non-public information in accordance with the provisions of the confidentiality agreement entered into by Camden and Oasis. Notwithstanding the foregoing, no party will be relieved from liability for any willful, material breach of the Merger Agreement.

EXPENSES AND TERMINATION FEES

         The Merger Agreement provides that, except as set forth below or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such cost or expense, except that those expenses incurred in connection with the printing and mailing of this Joint Proxy Statement/Prospectus and the Registration Statement, as well as the filing fee related thereto, will be shared equally by Camden and Oasis.

         The Merger Agreement also provides that, if the Merger Agreement is terminated (i) pursuant to clauses (b), (j) or (k) under "Termination" described above or (ii) pursuant to clause (h) under "Termination" described above and Oasis has entered into an agreement to consummate a Competing Transaction on or prior to the date of termination or, within six months from the date of termination, Oasis consummates a Competing Transaction or enters into an agreement to consummate a Competing Transaction that is subsequently consummated and, in any event specified in clauses (i) or (ii) of this paragraph, if Oasis is not entitled to terminate the Merger Agreement by reason of clauses (c), (e), (f), (g) or (i) under "Termination" described above, then, in addition to any other right or remedy that may be available, Oasis will promptly (and in any event within two days of receipt by Oasis of written notice from Camden) pay to Camden $20 million or a lesser amount as may be required to meet the requirements of Sections 856(c)(2) and (3) of the Code (the "Break-Up Fee").

         In addition, the Merger Agreement provides that, if the Merger Agreement is terminated pursuant to clause (h) under "Termination" described above and no agreement for a Competing Transaction has been entered into on or prior to the date of termination and, within six months from the date of such termination, Oasis does not consummate a Competing Transaction and does not enter into an agreement to consummate a Competing Transaction that is subsequently consummated, and if Oasis is not entitled to terminate the Merger Agreement by reason of clauses (c), (e), (f), (g) or (i) under "Termination" described above, then, in addition to any other right or remedy that may be available, Oasis will promptly (and in any event within two days of receipt by Oasis of written notice from Camden) pay to Camden $3 million or a lesser amount as may be required to meet the requirements of Sections 856(c)(2) and
(3) of the Code (the "Fee").

         The Merger Agreement further provides that, if the Merger Agreement is terminated pursuant to clause (d) under "Termination" described above, and if Oasis is not entitled to terminate the Merger Agreement by reason of clauses
(c), (e), (f), (g) or (i) under "Termination" described above, then, in addition to any other right or remedy that may be available, Oasis will promptly (and in any event within two days of receipt by Oasis of written notice from Camden) pay to Camden the payee's out-of-pocket expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses or a lesser amount as may be required to meet the requirements of Sections 856(c)(2) and (3) of the Code (the "Break-Up Expenses").

         Furthermore, if the Merger Agreement is terminated pursuant to clause
(c) under "Termination" described above and if Camden is not entitled to terminate the Merger Agreement by reason of clauses (b), (d), (f), (g), (h),
(i) or (k) under "Termination" described above, then, in addition to any other right or remedy that may be available, Camden will promptly (and in any event within two days of receipt by Camden of written notice from Oasis) pay to Oasis the Break-Up Fee.

         The Merger Agreement additionally provides that, if the Merger Agreement is terminated pursuant to clause (i) under "Termination" described above and if Camden is not entitled to terminate the Merger Agreement by reason of clauses (b), (d), (f), (g), (h) or (k) under "Termination" described above, then, in addition to any other right or remedy that may be available, Camden will promptly (and in any event within two days of receipt by Camden of written notice from Oasis) pay to Oasis the Fee.

         Lastly, the Merger Agreement provides that, if the Merger Agreement is terminated pursuant to clause (e) under "Termination" described above, and if Camden is not entitled to terminate the Merger Agreement by reason of clauses
(b), (d), (f), (g), (h), (i) or (k) under "Termination" described above, then, in addition to any other right or remedy that may be available, Camden will promptly (and in any event within two days of receipt by Camden of written notice from Oasis) pay to Oasis the Break-Up Expenses.

         Pursuant to the Merger Agreement, a parties obligation to pay any portion of any of the Break-Up Fee, the Fee or the Break-Up Expenses that, because of the effects of Sections 856(c)(2) and (3) of the Code, is unpaid will terminate on December 16, 2000.

EXTENSION, WAIVER AND AMENDMENT

         The Merger Agreement may be amended by the parties in writing by action of their respective boards at any time, except that, after any shareholder approval is obtained, no amendment may be made that would alter the amount or change the form of the consideration to be delivered to the Oasis stockholders or alter or change any terms or conditions if such alteration or change would adversely affect Camden's shareholders or the Oasis stockholders, in either case without further approval of such stockholders and shareholders. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant thereto or (iii) subject to the proviso set forth in the first sentence of this paragraph, waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement.

                                VOTING AGREEMENTS


OASIS VOTING AGREEMENT

         Camden and each of Robert V. Jones and the Scotsman Trust, of which Mr. Jones is the trustee, have entered into the Oasis Voting Agreement pursuant to which each of Mr. Jones and the Scotsman Trust have agreed, among other things, to cast all votes attributable to shares of Oasis Common Stock beneficially owned at the date of the Oasis Voting Agreement or thereafter beneficially owned at any annual or special meeting of stockholders of Oasis in favor of adoption of the Merger Agreement and the transactions contemplated thereby (including any amendment or modification of the terms of the Merger Agreement approved by the Oasis Board) and against approval or adoption of any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger and the transactions contemplated thereby. Mr. Jones and the Scotsman Trust beneficially owned 776,499 and 216,143 shares, respectively, of Oasis Common Stock, constituting in the aggregate approximately 6.1% of the shares of Oasis Common Stock outstanding on February 4, 1998. Pursuant to the Oasis Voting Agreement, Mr. Jones and the Scotsman Trust have agreed not to (a) directly or indirectly sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any shares of Oasis Common Stock owned as of the date of the Oasis Voting Agreement or thereafter acquired by such person, except for transfers to independent charitable foundations or institutions and except for transfers approved in writing by Oasis, (b) grant any proxies, deposit any shares of Oasis Common Stock into a voting trust or enter into a voting agreement with respect to any such shares or (c) take any action that would have the effect of preventing or disabling such person from performing his or its obligations under the Oasis Voting Agreement.

CAMDEN VOTING AGREEMENT

         Oasis and each of Richard J. Campo and D. Keith Oden have entered into the Camden Voting Agreement pursuant to which each of Messrs. Campo and Oden have agreed, among other things, to cast all votes attributable to Camden Common Shares beneficially owned at the date of the Camden Voting Agreement or thereafter beneficially owned at any annual or special meeting of shareholders of Camden in favor of adoption of the Merger Agreement and the transactions contemplated thereby (including any amendment or modification of the terms of the Merger Agreement approved by the Camden Board) and against approval or adoption of any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger and the transactions contemplated thereby. Messrs. Campo and Oden beneficially owned 257,468 and 255,413 Camden Common Shares, respectively, constituting in the aggregate approximately 1.6% of the Camden Common Shares outstanding on February 4, 1998. Pursuant to the Camden Voting Agreement, Messrs. Campo and Oden have agreed not to (a) directly or indirectly sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any Camden Common Shares owned as of the date of the Camden Voting Agreement or thereafter acquired by such person, except for transfers to independent charitable foundations or institutions and except for transfers approved in writing by Camden, (b) grant any proxies, deposit any Camden Common Shares into a voting trust or enter into a voting agreement with respect to any such shares or (c) take any action that would have the effect of preventing or disabling such person from performing his obligations under the Camden Voting Agreement.

                              CAMDEN PROPERTY TRUST
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

BASIS OF PRESENTATION

        The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997 is presented as if the Merger had occurred on January 1, 1997. The Unaudited Pro Forma Combined Statement of Operations gives effect to the Merger under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16, and as if the combined entity qualifying as a REIT, distributed at least 95% of its taxable income, and therefore, incurred no federal income tax liability for the period presented. In addition to the Merger, the Unaudited Pro Forma Combined Statement of Operations gives effect to the sale of the Spin-Off Properties as if the Spin-Off had occurred on January 1, 1997 (see Note E to the Unaudited Pro Forma Combined Statement of Operations). The Merger and Spin-Off adjustments are based on certain estimates and currently available information. Such adjustments could change as additional information becomes available, as estimates are refined or as additional events occur, however, management does not expect any changes in the purchase price or the allocation of such purchase price to be significant.

         The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of Camden and Oasis would have been for the year ended December 31, 1997 if the Merger and the Spin-Off had occurred at the beginning of the period presented, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of Camden and Oasis incorporated by reference into this Joint Proxy Statement/Prospectus.

                              CAMDEN PROPERTY TRUST
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (in thousands, except per share amounts)


                                           Historical                                 Pro Forma
                                     ------------------------  ---------------------------------------------------------------
                                                                    Merger            Camden        Spin-Off        As Further
                                       Camden       Oasis (A)     Adjustments        Combined    Adjustments (E)     Adjusted
                                     -----------    ---------     -----------        --------    ---------------    ----------
Revenues:
   Rental income                     $ 187,928      $ 111,591           --           $ 299,519      $ (31,745)     $ 267,774
   Other property income                 9,510          3,753           --              13,263         (2,983)        10,280
                                     ---------      ---------      ---------         ---------      ---------      ---------
     Total property income             197,438        115,344           --             312,782        (34,728)       278,054
   Equity in income of joint
     ventures                            1,141             64           --               1 205           (161)         1,044
   Fee and asset management                743           --             --                 743          1,389          2,132
   Other income                            467            577           --               1,044           --            1,044
                                     ---------      ---------      ---------         ---------      ---------      ---------
       Total revenues                  199,789        115,985           --             315,774        (33,500)       282,274

Expenses:  (F)
   Property operating and
     maintenance                        70,595         32,482           --             103,077        (11,239)        91,838
   Real estate taxes                    21,028          6,246           --              27,274         (1,908)        25,366
   General and administrative            4,473          3,692           --               8,165           --            8,165
   Interest                             28,537         26,184          1,122(B)         55,843        (16,854)        38,989
   Depreciation and
     amortization                       44,836         20,327          7,082(C)         77,245         (7,944)        64,301
   Minority interest in
     consolidated partnership             --              179                              179           --              179
                                     ---------      ---------      ---------         ---------      ---------      ---------
       Total expenses                  169,469         89,110          8,204           266,783        (37,945)       228,838
                                     ---------      ---------      ---------         ---------      ---------      ---------

Income before gain on sales
   of properties, losses related
   to early retirement of
   debt and minority interest in
   Operating Partnership                30,320         26,875         (8,204)           48,991          4,445         53,436
Gain on sales of properties             10,170          6,999           --              17,169           --           17,169
Losses related to early
   retirement of debt                     (397)          --             --                (397)          --             (397)
                                     ---------      ---------      ---------         ---------      ---------      ---------
Income before minority interest
   in Operating Partnership             40,093         33,874         (8,204)           65,763          4,445         70,208
                                                                                                                   ---------
Minority interest in Operating
   Partnership                          (1,655)          --             --              (1,655)          --           (1,655)
                                     ---------      ---------      ---------         ---------      ---------      ---------
Net income                              38,438         33,874         (8,204)           64,108          4,445         68,553
Preferred share dividends                 --           (9,372)          --              (9,372)           --           (9,372)
                                     ---------      ---------      ---------         ---------      ---------      ---------
Net income to common
   shareholders                      $  38,438      $  24,502      $  (8,204)        $  54,736      $   4,445      $  59,181
                                     =========      =========      =========         =========      =========      =========


Basic earnings per share             $    1.46      $    1.51           --           $    1.42           --        $    1.53
Diluted earnings per share           $    1.41      $    1.51           --           $    1.38           --        $    1.49
Weighted average number of
   common shares outstanding            26,257         16,250         12,391(D)         38,648           --           38,648
Weighted average number of
   common shares outstanding
   plus dilutive potential
   common shares                        28,356         16,250         12,391(D)         40,747           --           40,747



                                       55

                              CAMDEN PROPERTY TRUST
          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (in thousands, except per share amounts)

(A) Certain reclassifications have been made to Oasis' historical statements of operations to conform to the pro forma combined financial statement presentation.

(B) Represents the net adjustment to interest expense to reflect the additional borrowings of $16,600 of available unsecured debt to fund the Merger and registration costs (See Notes (B) and (G) of the Pro Forma Combined Balance Sheet) at current market interest rate of 6.67% available to Camden under its unsecured credit facility.

(C) Represents the net increase in depreciation of real estate owned as a result of recording Oasis' real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the remaining estimated useful lives of the related assets which have an estimated weighted average useful life of approximately 29 years. Buildings have an estimated useful life of 35 years and other assets have estimated useful lives of 3 to 15 years.

      Calculation of the fair value of depreciable real estate assets at December 31, 1997:

Purchase price (See Pro Forma Combined Balance Sheet Note (B))                               $993,853
Less:
     Purchase price allocated to projects under development, including land                    30,034
     Purchase price allocated to investment in real estate joint ventures                       8,370
     Purchase price allocated to cash and other assets                                         19,512
     Purchase price allocated to land                                                         139,718
                                                                                             --------
     Pro forma basis of Oasis' depreciable real estate held for investment at fair value     $796,219
                                                                                             ========

      Calculation of depreciation of real estate owned for the year ended December 31, 1997 is as follows:


Depreciation expense based upon an estimated
    weighted average useful life of approximately
    29 years.                                                 $   27,409
Less historical Oasis depreciation of real estate
    owned and loan cost amortization (See Note (D)
    of the Pro Forma Combined Balance Sheet)                     (20,327)
                                                              ----------
Pro forma adjustment                                          $    7,082
                                                              ==========

(D) The pro forma weighted average shares outstanding for the year ended December 31, 1997 are the historical weighted average number of Camden Common Shares outstanding adjusted for the issuance of 12,391 Camden Common Shares. The Camden Series A Preferred Shares to be issued in exchange for shares of Oasis Series A Preferred Stock are anti-dilutive.

(E) Represents adjustments to reflect (i) the Spin-Off, (ii) a 4% property management fee and 1% asset management fee, (iii) a 20% participation in the earnings of the Partnership and (iv) a 7% interest savings from the reduction of unsecured debt by use of the proceeds from the third party equity investment and the unsecured debt borrowing by the Partnership. See "THE SPIN-OFF."

(F) Although not presented as pro forma adjustments because they do not meet the criteria for such presentation, management anticipates that the Merger will create significant operating and general and administrative cost savings of approximately $2.5 million in the first full year of operations.

                              CAMDEN PROPERTY TRUST
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                DECEMBER 31, 1997

BASIS OF PRESENTATION

       The Unaudited Pro Forma Combined Balance Sheet gives effect to the proposed Merger of Camden and Oasis as if the Merger had occurred on December 31, 1997. The Unaudited Pro Forma Combined Balance Sheet gives effect to the Merger and Spin-Off under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger and Spin-Off have been made. The Merger and Spin-off adjustments are based on certain estimates and currently available information. Such adjustments could change as additional information becomes available, as estimates are refined or as additional events occur, however, management does not expect any changes in the purchase price or the allocation of such purchase price to be significant.

       The Unaudited Pro Forma Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of Camden and Oasis would have been at December 31, 1997, nor does it purport to represent the future combined financial position of Camden and Oasis. This Unaudited Pro Forma Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of Camden and Oasis incorporated by reference into this Joint Proxy Statement/Prospectus.

                             CAMDEN PROPERTY TRUST
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1997
                                 (in thousands)

                                                  Historical                                     Pro Forma
                                           --------------------------    ---------------------------------------------------------
                                                                            Merger                        Spin-Off
                                                                         Adjustments       Camden        Adjustments    As Further
                                             Camden         Oasis(A)         (B)           Combined          (H)         Adjusted
                                           -----------    -----------    -----------      -----------    -----------   -----------
ASSETS:
Real estate assets:
   Real estate held for investment         $ 1,338,244    $   845,543    $    90,394 (C)  $ 2,274,181    $  (251,607)  $ 2,022,574
   Less: accumulated depreciation              (94,665)       (64,899)        64,899 (C)      (94,665)            --       (94,665)
                                           -----------    -----------    -----------      -----------    -----------   -----------
                                             1,243,579        780,644        155,293        2,179,516       (251,607)    1,927,909
   Projects under development,
     including land                             43,805         30,034             --           73,839             --        73,839
   Investment in real estate
     joint ventures                             15,089          8,370             --           23,459         11,558        35,017
                                           -----------    -----------    -----------      -----------    -----------   -----------
                                             1,302,473        819,048        155,293        2,276,814       (240,049)    2,036,765
Cash and cash equivalents                        6,468          2,530            (73)(D)        8,925             --         8,925
Other assets                                    14,679         24,950         (7,895)(D)       31,734             --        31,734
                                           -----------    -----------    -----------      -----------    -----------   -----------
              Total assets                 $ 1,323,620    $   846,528    $   147,325      $ 2,317,473    $  (240,049)  $ 2,077,424
                                           ===========    ===========    ===========      ===========    ===========   ===========

LIABILITIES AND
   SHAREHOLDERS' EQUITY:
Liabilities:
   Notes payable:
       Unsecured                           $   316,941    $   235,522         16,600 (E)  $   569,063    $  (230,129)  $   338,934
       Secured                                 163,813        213,252             --          377,065         (9,920)      367,145
                                           -----------    -----------    -----------      -----------    -----------   -----------
                                               480,754        448,774         16,600          946,128       (240,049)      706,079
   Distributions payable                        16,805             --             --           16,805             --        16,805
   Accounts payable, accrued
     expenses and other liabilities             46,147         28,478            450 (F)       75,075             --        75,075
                                           -----------    -----------    -----------      -----------    -----------   -----------
              Total liabilities                543,706        477,252         17,050        1,038,008       (240,049)      797,959
                                           -----------    -----------    -----------      -----------    -----------   -----------
Minority interest of unitholders in
   Operating Partnership                        63,325             --             --           63,325             --        63,325
7.33% Convertible Subordinated
   Debentures                                    6,025             --             --            6,025             --         6,025
Shareholders' Equity:

   Preferred shares of beneficial interest          --             42             -- (G)           42             --            42
   Common shares of beneficial interest            317            163            (39)(G)          441             --           441
   Additional paid-in capital                  780,738        388,876        110,509 (G)    1,280,123             --     1,280,123
   Distributions in excess of net income       (63,526)       (19,805)        19,805 (G)      (63,526)            --       (63,526)
   Unearned restricted share awards             (6,965)            --             --           (6,965)            --        (6,965)
                                           -----------    -----------    -----------      -----------    -----------   -----------
       Total shareholders' equity              710,564        369,276        130,275        1,210,115             --     1,210,115
                                           -----------    -----------    -----------      -----------    -----------   -----------
              Total liabilities and
              shareholders' equity         $ 1,323,620    $   846,528    $   147,325      $ 2,317,473    $  (240,049)  $ 2,077,424
                                           ===========    ===========    ===========      ===========    ===========   ===========

                              CAMDEN PROPERTY TRUST
               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                DECEMBER 31, 1997
                    (in thousands, except per share amounts)

(A) Certain reclassifications have been made to Oasis' historical balance sheet to conform to Camden's balance sheet presentation.

(B) Represents adjustments to record the Merger in accordance with the purchase method of accounting, based upon the assumed purchase price of $993,853 assuming a market value of $32.00 per Camden Common Share, as follows:

Issuance of 12,391 Camden Common Shares based on a 0.759 exchange
   ratio in exchange for 16,326 shares of Oasis Common Stock                        $396,526
Issuance of 4,165 Camden Series A Preferred Shares having a liquidation value
   of $25.00 for 4,165 shares of Oasis Series A Preferred Stock                      104,125
Assumption of Oasis liabilities                                                      477,252
Adjustment to record Oasis mortgages, other notes payable and other liabilities
   at fair value                                                                         450
Merger costs (See calculation below)                                                  15,500
                                                                                    --------
                                                                                    $993,853
                                                                                    ========

       The following is a calculation of the estimated fees and other expenses related to the Merger:


Advisory fees                                                                       $  8,000
Legal and accounting fees                                                              1,000
Termination, severance and relocations costs                                           6,000
Due diligence                                                                            250
Other                                                                                    250
                                                                                    --------
                                                                                    $ 15,500
                                                                                    ========

(C) Fair value adjustments of Oasis' real estate assets held for investment based upon Camden's purchase price and the adjustment to eliminate Oasis' historical accumulated depreciation of $64,899.

(D) To fair value Oasis' cash and other assets by $1,585 and to reverse deferred financing costs and similar costs of $6,383, which have a zero fair value, in connection with the Merger.

(E) Represents additional borrowings of $16,600 of available unsecured debt by Camden to fund Merger costs of $15,500 (see Note (B) and registration costs of $1,100 (see Note (G)).

(F) Adjustment to record Oasis' accrued expenses and other liabilities at fair value.

(G) To adjust Camden's and Oasis' shareholders' equity to reflect the issuance of 12,391 (at an exchange ratio of 0.759) Camden Common Shares at an assumed price of $32.00 per share, in exchange for all of the 16,326 outstanding shares of Oasis Common Stock, the issuance of 4,165 Camden Series A Preferred Shares for 4,165 Oasis Series A Preferred Shares and to record the estimated registration costs in connection with the Merger of $1,100, as follows:

                                    Series A                       Additional    Distributions
                                    Preferred        Common         Paid-in      in Excess of
                                     Shares          Shares         Capital       Net Income
                                    ----------     ----------     ------------   -------------
Issuance of Camden Shares           $      42      $     124      $ 500,485      $    --
Registration costs incurred in
   connection with the Merger            --             --           (1,100)          --
Oasis' historical shareholders'
   equity                                 (42)          (163)      (388,876)        19,805
                                    ---------      ---------      ---------      ---------
      Pro forma adjustments              --        $     (39)     $ 110,509      $  19,805
                                    =========      =========      =========      =========

(H) Represents Spin-Off adjustments to reflect the net effect of (i) the Spin-Off of certain real estate assets and related secured debt to the Partnership, (ii) proceeds from the sale of an 80% equity interest to a third party, net of expenses of $910, and (iii) proceeds from secured debt obtained by the Partnership, net of loan costs of $2,814, as follows:

                                                           Spin-Off
                                                           Assets and    Third Party      Secured       Spin-Off
                                                               Debt         Equity          Debt       Adjustments
                                                          -----------     ----------     ---------    ------------
ASSETS

Real estate held for investment                            $(251,607)     $    --        $    --        $(251,607)
Investment in real estate joint ventures                     241,687        (45,322)      (184,807)        11,558
                                                           ---------      ---------      ---------      ---------
       Total assets                                        $  (9,920)     $ (45,322)     $(184,807)     $(240,049)
                                                           =========      =========      =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
       Notes payable:
         Unsecured                                         $    --        $ (45,322)     $(184,807)     $(230,129)
         Secured                                              (9,920)          --             --           (9,920)
                                                           ---------      ---------      ---------      ---------
         Total liabilities                                    (9,920)       (45,322)      (184,807)      (240,049)
                                                           ---------      ---------      ---------      ---------

            Total liabilities and shareholders' equity     $  (9,920)     $ (45,322)     $(184,807)     $(240,049)
                                                           =========      =========      =========      =========

                               BUSINESS OF CAMDEN

GENERAL

       Camden engages in the ownership, development, acquisition, management, marketing and disposition of multifamily apartment communities in the Southwest, Southeast and Midwest regions of the United States. As of December 31, 1997, Camden owned interests in and operated 100 multifamily properties (the "Camden Operating Properties"), containing 34,669 units located in Texas, Florida, Missouri, North Carolina, Arizona and Kentucky, including 1,264 units owned through joint ventures. These properties had a weighted average occupancy rate of 94.0% for the year ended December 31, 1997. Six of Camden's multifamily properties containing 2,343 apartment units were under development (the "Camden Development Properties") at December 31, 1997. Upon completion of the development of the six properties, Camden will own interests in 106 properties with 37,012 units (collectively with the Camden Operating Properties and the Camden Development Properties, the "Camden Properties"). Additionally, Camden managed 4,163 apartment units in 14 properties for third-parties and non-consolidated affiliates at December 31, 1997.

       On April 15, 1997, Camden acquired through a tax-free merger Paragon, a Dallas-based multifamily REIT. The acquisition increased the size of Camden's portfolio from 53 to 103 multifamily properties (after combining the operations of seven of the acquired properties with adjacent properties), and from 19,389 to 35,364 apartment units at the date of acquisition (the "Paragon Acquisition").

       At December 31, 1997, Camden employed 1,180 persons, approximately 105 of whom were located at Camden's headquarters and 1,075 of whom were "on-site" or in regional operating offices.

OPERATING STRATEGY

      Management believes that producing consistent earnings growth and developing a strategy for selective investment in favorable markets are crucial factors to Camden's success. Camden relies heavily on its sophisticated property management capabilities and innovative operating strategies in its efforts to produce consistent earnings growth.

     Sophisticated Property Management. Management believes the depth of its organization enables Camden to deliver quality services, thereby promoting resident satisfaction and improving resident retention, which reduces operating expenses. Camden manages the Camden Properties utilizing its staff of professionals and support personnel, including certified property managers, experienced apartment managers and leasing agents, and trained apartment maintenance technicians. All on-site personnel are trained to deliver high quality services to their residents. Camden attempts to motivate on-site employees through incentive compensation arrangements based upon the net operating income produced at their property, as well as rental rate increases and the level of lease renewals achieved.

     Innovative Operating Strategies. Management believes an intense focus on operations is necessary to realize consistent, sustained earnings growth. Ensuring resident satisfaction, increasing rents as market conditions allow, maximizing rent collections, maintaining property occupancy at optimal levels and controlling operating costs comprise Camden's principal strategies to maximize property net operating income. Lease terms are generally staggered based on vacancy exposure by apartment type so that lease expirations are better matched to each property's seasonal rental patterns. Camden offers leases ranging from six to thirteen months, with individual property marketing plans structured to respond to local market conditions. In addition, Camden conducts ongoing customer service surveys to ensure timely responsiveness to changing resident needs and the highest level of resident satisfaction.

     Acquisitions and Dispositions. Camden believes it is well positioned in its markets with the expertise to take advantage of both acquisition and development opportunities. This dual capability, combined with what management believes is a conservative financial structure, affords Camden the ability to concentrate its growth efforts towards selective acquisition opportunities and development alternatives.

     Several of Camden's core markets are targeted by Camden for continued acuisitions during 1998. Camden plans to continue diversification of its investments within its core markets, both geographically and in terms of the number of units and selection of amenities offered. Camden's portfolio consists primarily of properties that are 10 to 15 years old. The Camden Operating

Properties have an average age of ten years (calculated on a basis of investment dollars). Camden believes its demonstrated ability to make physical improvements to acquired properties, such as new or enhanced landscaping design, new or upgraded amenities and redesigned building structures, coupled with a strong focus on property management and marketing, has resulted in attractive yields on the acquired Camden Properties.

     To generate consistent earnings growth, Camden seeks to selectively dispose of properties and redeploy capital if management determines a property cannot meet long-term earnings growth expectations. In December 1997, Camden disposed of five properties containing 1,592 units. The net proceeds of $36.0 million from the property dispositions were reinvested in developments and used to retire debt.

     New Development. Selective development of new apartment properties in Camden's core markets will continue to be important to the growth of Camden's portfolio for the next several years. Camden uses experienced on-site construction superintendents, operating under the supervision of project managers and senior management, to control the construction process. All development decisions are made from the corporate office. Risks inherent to developing real estate include zoning changes and environmental matters. There is also the risk that certain assumptions concerning economic conditions may change during the development process. Management believes that it understands and effectively manages the risks associated with development and that the risks of new development are justified by higher potential yields.

FINANCIAL STRATEGY

     Financial Structure. Camden intends to continue maintaining what management believes to be a conservative capital structure by: (i) targeting a ratio of total debt to total market capitalization of less than 50%; (ii) extending and sequencing the maturity dates of its debt where possible; (iii) managing interest rate exposure using fixed rate debt and hedging, where appropriate;
(iv) borrowing on an unsecured basis; (v) maintaining a substantial number of unencumbered assets; and (vi) maintaining a conservative debt service coverage ratio.

     On July 21, 1997, Camden completed the public sale and issuance of 4,830,000 Camden Common Shares, including 630,000 shares issued to the underwriters to satisfy over-allotments (the "July 1997 Equity Offering"), at a price of $31 per share. Net proceeds from the July 1997 Equity Offering were used to retire certain secured indebtedness assumed in the Paragon Acquisition and to reduce amounts outstanding under the $150 million unsecured line of credit (the "Unsecured Credit Facility"), which had been advanced to fund recent property developments, acquisitions and other working capital requirements.

     Camden has maintained on a quarterly basis a financial structure with no more than 40% total debt to total market capitalization since its initial public offering (the "IPO") in July 1993. At December 31, 1997, Camden's ratio of total debt to total market capitalization was approximately 31.0% (based on the closing price of $31 per Camden Common Share on the NYSE composite tape on December 31, 1997). This ratio represents total consolidated debt of Camden as a percentage of the market value of Camden Common Shares (including Camden Common Shares issuable upon conversion of convertible securities and limited partnership units ("OP Units") in Camden Operating, L.P., but excluding shares issuable upon exercise of outstanding options) plus total consolidated debt (excluding the convertible securities). The interest coverage ratio was 4.0 times for the fourth quarter of 1997 and 3.6 times and 3.2 times for the twelve months ended December 31, 1997 and 1996, respectively. At December 31, 1997 and 1996, 78.9% and 84.3%, respectively, of Camden's properties (based on invested capital) were unencumbered.

     Liquidity. Camden intends to meet its short-term liquidity requirements through cash flows provided by operations, the Unsecured Credit Facility and other short-term borrowings. Camden uses equity capital and senior unsecured debt to refinance maturing secured debt and borrowings under the Unsecured Credit Facility and other short-term borrowings. As of December 31, 1997, Camden had $107 million available under the Unsecured Credit Facility. Camden filed a universal shelf registration statement in April 1997 providing for the issuance of up to $500 million in equity, debt, preferred or convertible securities, of which over $275 million remains unused. Additionally, in March 1997, Camden implemented a $196 million medium-term note program used to provide intermediate and long-term, unsecured publicly-traded debt financing, of which $171 million remains unused. Finally, Camden has significant unencumbered real estate assets which could be sold or used as collateral for financing purposes should other sources of capital not be available. Camden considers its ability to generate cash to be sufficient, and expects to be able to meet future operating cash requirements and to pay distributions to shareholders and holders of OP Units.

     On January 16, 1998, Camden paid a distribution of $0.49 per share for the fourth quarter of 1997 to all holders of record of Camden Common Shares as of December 24, 1997, and paid an equivalent amount per unit to holders of OP Units. Total distributions to common shareholders for the year ended December 31, 1997 were $1.96 per share. Total distributions to holders of OP Units from the date of the Paragon Acquisition through December 31, 1997 were $1.47 per unit. Camden determines the amount of cash available for distribution from the Operating Partnership in accordance with the partnership agreement and has distributed and intends to continue to make distributions to the holders of OP Units in amounts equivalent to the per share dividends paid to holders of Camden Common Shares. Camden intends to continue shareholder distributions in accordance with REIT qualification requirements under the Code while maintaining what management believes to be a conservative payout ratio, and expects to continue reducing the payout ratio by raising the dividends at a rate which is less than the FFO growth rate.

     Financial Flexibility. Camden concentrates its growth efforts toward selective development and acquisition opportunities in its core markets, and through the acquisition of existing operating portfolios and development properties in selected new markets. During 1997, Camden incurred $91.2 million in development costs and $45.8 million in acquisition costs. In addition, Camden issued 9.5 million Camden Common Shares and assumed $296 million of indebtedness, at fair value, to purchase Paragon. Camden has announced plans to develop six additional properties at an aggregate cost of approximately $142 million. Camden funds its developments and acquisitions through a combination of equity capital, OP Units, debt securities, the Unsecured Credit Facility and other short-term borrowing arrangements, and previously has used construction and other mortgage loans. Camden also seeks to selectively dispose of assets that are not in core markets, have a lower projected net operating income growth rate than the overall portfolio, or no longer conform to Camden's operating and investment strategies. The $36.0 million in net proceeds received from these asset disposals during 1997 were reinvested in developments and used to retire debt.

     On May 9, 1997, Camden issued from its $500 million universal shelf registration statement an aggregate principal amount of $75 million of its unsecured reset notes maturing May 2002, the net proceeds of which were used by Camden to reduce indebtedness incurred under the Unsecured Credit Facility which had been used to liquidate portions of the debt assumed in the Paragon Acquisition. On June 20, 1997, Camden issued $25 million aggregate principal amount of senior unsecured notes from its $196 million medium-term note shelf registration, the net proceeds of which were used to reduce indebtedness outstanding under short-term unsecured notes. On July 21, 1997, Camden retired $66.7 million in mortgage loans using a portion of the proceeds of the July 1997 Equity Offering. Including the debt retirements made in conjunction with the July 1997 Equity Offering, Camden has retired $160.8 million of the $296 million of debt assumed in the Paragon Acquisition.

MARKETS AND COMPETITION

     Camden's portfolio consists of middle to upper market apartment properties. Camden has expanded its portfolio since the IPO through targeted acquisitions and developments in selected high-growth markets. By combining acquisition, renovation and development capabilities, management believes it is able to better respond to changing conditions in each market, thereby reducing market risk and allowing Camden to take advantage of opportunities as they arise.

     At December 31, 1997, 51% of Camden's real estate assets were located in Texas. Since the IPO, Camden has diversified into other markets in the Southwest region and into the Southeast and Midwest regions of the United States. At the time of the IPO, approximately 77% of the Camden Properties (based on the number of units) were located in Houston. At December 31, 1997, after giving effect to the anticipated completion of the Camden Development Properties, 21% of the Camden Properties were located in Houston. Camden intends to further diversify geographically into the Western region of the United States through the Merger.

     There are numerous housing alternatives that compete with the Camden Properties in attracting residents. The Camden Properties compete directly with other multifamily properties and single family homes that are available for rent in the markets in which the Camden Properties are located. The Camden Properties also compete for residents with the new and existing owned-home market. The demand for rental housing is driven by economic and demographic trends. Recent trends in the economics of renting versus home ownership indicate an increasing demand for rental housing in certain markets, despite relatively low residential mortgage interest rates. Rental demand should be strong in areas anticipated to experience in-migration, due to the younger ages that characterize movers as well as the relatively high cost of home ownership in higher growth areas. In addition, management believes that the accelerating growth in the formation of non-traditional households, which tend to rent, should increase the demand for apartments.

THE CAMDEN PROPERTIES

     The Camden Properties typically consist of two- and three-story buildings in a landscaped setting and provide residents with a variety of amenities. Most of the Camden Properties have, or are expected to have, one or more swimming pools and a clubhouse and many have whirlpool spas, tennis courts and controlled-access gates. Many of the units offer additional features such as fireplaces, vaulted ceilings, microwave ovens, covered parking, icemakers, washers and dryers and ceiling fans. The Camden Operating Properties' units average 798 square feet of living area.

     Camden Operating Properties. For the year ended December 31, 1997, no single Camden Operating Property accounted for greater than 3.1% of Camden's total revenues. The Camden Operating Properties had an average occupancy rate of 94.0% in both 1997 and 1996. Resident lease terms generally range from six to thirteen months and usually require security deposits. Eighty-eight of the Camden Operating Properties have in excess of 200 units, with the largest having 832 units. Twenty of the Camden Operating Properties were constructed by Camden or its predecessors and placed in service since 1992. Seven were placed in service between 1988 and 1992, 43 were placed in service between 1983 and 1987, 18 were placed in service between 1978 and 1982, seven were placed in service between 1973 and 1977 and five were placed in service between 1967 and 1972.

CAMDEN PORTFOLIO SUMMARY

     The following table sets forth information with respect to the Camden Operating Properties, excluding properties currently in lease-up, as of December 31, 1997:

------------------------------------------------------------------------------------------------------------------------------------
PROPERTY AND LOCATION                        NUMBER       YEAR PLACED IN      AVERAGE UNIT   1997 AVERAGE    DEC. 1997 AVG. MO.
                                            OF UNITS         SERVICE         SIZE (SQ. FT.)  OCCUPANCY (1)       RENTAL RATES
                                                                                                             -----------------------
                                                                                                             PER UNIT   PER SQ FT.
------------------------------------------------------------------------------------------------------------------------------------
ARIZONA
          PHOENIX/SCOTTSDALE
              Arrowhead Springs, The Park at 288               1997                925             93%         $740      $ 0.80
              Longmore Estates (3)           357               1986                923             92           678        0.73
              Scottsdale Legacy              428               1996              1,067             93           876        0.82
          TUCSON
             Eastridge                       456               1984                559             92           428        0.77
             Oracle Villa                    365               1974              1,026             92           675        0.66

FLORIDA
          ORLANDO
              Grove                          232               1973                677             96           503        0.74
              Landtree Crossing              220               1983                748             95           566        0.76
              Renaissance Pointe (2)         272               1996                940             97           770        0.82
              Reserve                        146               1991                893             97           699        0.78
              Riverwalk I & II               552             1984/1986             747             91           524        0.70
              Vineyard                       380               1990                798             98           623        0.78
          TAMPA/ST. PETERSBURG
              Broadmoor                      384               1986                651             93           481        0.74
              Chase Crossing (3)             444               1986              1,223             93           760        0.62
              Chasewood                      247               1985                704             95           521        0.74
              Dolphin Pointe                 832             1987/1989             748             93           611        0.82
              Greenhouse                     324               1982                694             94           471        0.68
              Heron Pointe                   276               1996                942             97           798        0.85
              Island Club I & II             484             1983/1985             722             96           496        0.69
              Mallard Pointe I & II          688             1982/1983             728             94           558        0.77
              Parsons Run                    228               1986                728             98           547        0.75
              Schooner Bay                   278               1986                728             96           611        0.84
              Summerset Bend (5)             368             1984/1986             771             96           568        0.74

KENTUCKY
          LOUISVILLE
              Copper Creek                   224               1987                732             94           616        0.84
              Deerfield                      400             1987/1990             746             91           607        0.81
              Glenridge                      138               1990                916             94           710        0.78
              Post Oak                       126               1981                847             90           578        0.68
              Sundance                       254               1975                682             94           516        0.76

MISSOURI
          KANSAS CITY
              Camden Passage I & II (2)(6)   596             1989/1997             832             92           667        0.80
          ST. LOUIS
              Cove at Westgate               276               1990                828             97           826        1.00
              Knolls                         112               1973              1,493             92           798        0.53
              Knollwood I & II               608             1981/1985             722             94           514        0.71
              Pear Tree                      134               1967                723             95           500        0.69
              Spanish Trace (4)              372               1972              1,158             87           691        0.60
              Sunswept                       334               1971                805             91           525        0.65
              Tempo                          304               1975                676             95           478        0.71
              Westchase Park                 160               1986                945             90           841        0.89
              Westgate I & II (4)            591             1973/1980             947             84           760        0.80

NORTH CAROLINA
          CHARLOTTE
              Copper Creek                   208               1989                703             94           577        0.82
              Eastchase                      220               1986                698             93           557        0.80
              Falls                          352               1984                706             93           592        0.84
              Habersham Pointe               240               1986                773             95           612        0.79
              Overlook (7)                   220               1985                754             93           653        0.87
              Park Commons (2)               232               1997                859             94           690        0.80
              Pinehurst                      407               1967              1,147             93           737        0.64
          GREENSBORO
              Brassfield Park (2) (7)        336               1997                889             92           668        0.75
              Glen                           304               1980                662             93           520        0.79
              River Oaks                     216               1985                795             92           608        0.76

------------------------------------------------------------------------------------------------------------------------------------
PROPERTY AND LOCATION                        NUMBER       YEAR PLACED IN      AVERAGE UNIT   1997 AVERAGE    DEC. 1997 AVG. MO.
                                            OF UNITS         SERVICE         SIZE (SQ. FT.)  OCCUPANCY (1)       RENTAL RATES
                                                                                                             -----------------------
                                                                                                             PER UNIT   PER SQ. FT.
------------------------------------------------------------------------------------------------------------------------------------
TEXAS
          AUSTIN
             Autumn Woods                    283               1984                644             94%        $ 553      $ 0.86
             Calibre Crossing                183               1986                705             95           587        0.83
             Huntingdon                      398               1995                903             94           760        0.84
             Quail Ridge                     167               1984                859             93           640        0.74
             Ridgecrest                      284               1995                851             92           732        0.86
             South Oaks                      430               1980                705             94           578        0.81
          CORPUS CHRISTI
             Breakers                        288               1996                861             95           754        0.88
             Miramar (8)                     244             1994/1995             722             89           744        1.03
             Potters Mill                    344               1986                775             93           588        0.76
             Waterford                       580             1976/1980             767             91           521        0.68
          DALLAS/FORT WORTH
              Addison, The Park at           456               1996                942             94           866        0.92
              Chesapeake                     128               1982                912             95           713        0.78
              Cottonwood Ridge               208               1985                829             97           547        0.66
              Emerald Valley                 516               1986                743             96           636        0.86
              Emerald Village                304               1987                713             94           597        0.84
              Glen Arbor                     320               1980                666             96           481        0.72
              Glen Lakes                     424               1979                877             92           719        0.82
              Highland Trace                 160               1985                816             95           634        0.78
              Highpoint (7)                  708               1985                835             94           610        0.73
              Ivory Canyon                   602               1986                548             93           523        0.96
              Los Rios                       286               1992                772             96           760        0.99
              Nob Hill                       486               1986                642             95           503        0.78
              North Dallas Crossing          446               1985                730             93           607        0.83
              Oakland Hills                  476               1985                853             95           581        0.68
              Pineapple Place                256               1983                652             96           571        0.88
              Randol Mill Terrace            340               1984                848             95           559        0.66
              Shadowlake                     264               1984                733             94           558        0.76
              Stone Creek                    240               1995                831             95           782        0.94
              Stone Gate (2)                 276               1996                871             94           800        0.92
              Towne Centre Village           188               1983                735             97           550        0.75
              Towne Crossing, The Place at   442               1984                772             95           550        0.71
              Valley Creek Village           380               1984                855             97           612        0.72
              Valley Ridge                   408               1987                773             95           593        0.77
              Westview                       335               1983                697             95           579        0.83
          EL PASO
             La Plaza                        129               1969                997             97           572        0.57
          HOUSTON
             Brighton Place                  282               1978                749             94           522        0.70
             Cambridge Place                 336               1979                771             95           533        0.69
             Crossing, The                   366               1982                762             95           542        0.71
             Driscoll Place                  488               1983                708             93           446        0.63
             Eagle Creek                     456               1984                639             98           532        0.83
             Jones Crossing                  290               1982                748             97           536        0.72
             Roseland Place                  671               1982                726             95           518        0.71
             Southpoint                      244               1981                730             92           557        0.76
             Stonebridge                     204               1993                845             97           742        0.88
             Sugar Grove, The Park at        380               1997                917             96           790        0.86
             Vanderbilt I, The Park at       516               1996                963             96         1,020        1.06
             Wallingford                     462               1980                787             95           549        0.70
             Wilshire Place                  536               1982                761             95           533        0.70
             Woodland Park                   288               1995                866             97           766        0.89
             Wyndham Park                    448             1978/1981             797             96           490        0.61
                                           ------                                  ---             --         -----        ----
TOTAL                                      33,559                                  798             94%        $ 616        0.78
                                           ======                                  ===             ==         =====        ====

(1) Represents average physical occupancy for the year ended.
(2) Development property - average occupancy calculated from date at which occupancy exceeded 90% through year end.

(3) Acquisition property - average occupancy calculated from acquisition date through year end.
(4) These properties were under major renovation during 1997, which affected occupancy levels during this period.
(5) Phase II of Summerset Bend was acquired in June 1997, increasing the total number of units at this property from 272 to 368.
(6) Phase II of Camden Passage was completed in 1997 and stabilized during the third quarter of 1997.
(7)  Properties owned through investment in joint venture.
(8) Miramar is a student housing project for Texas A&M at Corpus Christi. Average occupancy includes summer, which is normally subject to high vacancies.

    Camden Operating Properties Under Lease-Up. The following table sets forth information regarding the Camden Operating Properties under lease-up at December 31, 1997:

                                        Number of      % Leased at      Date of        Estimated Date
Property and Location                     Units          1/28/98       Completion     of Stabilization
---------------------                   ---------      -----------     ----------     ----------------
The Park at Vanderbilt, Phase II
   Houston, TX .....................         378           89%           3Q97             1Q98
The Park at Centreport
   Dallas, TX ......................        268           65            4Q97             3Q98
The Park at Buckingham
   Dallas, TX ......................         464           57            4Q97             3Q98
                                           -----
               Total                       1,110
                                           =====

   Camden Development Properties. The total budgeted cost of the Camden Development Properties is approximately $141.8 million, with a remaining cost to complete, as of December 31, 1997, of approximately $113.5 million. There can be no assurance that Camden's budget, leasing or occupancy estimates will be attained for the Camden Development Properties or that their performance will be comparable to that of Camden's existing portfolio.

   The following table sets forth information regarding the Camden Development
Properties:

                                                        Estimated Cost   Estimated Date of     Estimated Date of
Property and Location             Number of Units        ($ millions)       Completion           Stabilization
---------------------             ---------------       --------------   -----------------     -----------------
The Park at Towne Center
   Glendale, AZ ..............           240              $   13.4           4Q98                  2Q99
Renaissance Pointe II
   Orlando, FL ...............           306                  17.3           4Q98                  3Q99
The Park at Goose Creek
   Baytown, TX ...............           272                  11.8           1Q99                  3Q99
The Park at Midtown
   Houston, TX ...............           337                  21.5           2Q99                  4Q99
The Park at Oxmoor
   Louisville, KY ............           432                  22.1           2Q99                  4Q99
The Park at Greenway
   Houston, TX ...............           756                  55.7           1Q00                  4Q00
                                       -----              --------
          Total ..............         2,343              $  141.8
                                       =====              ========

   Management believes that Camden possesses the development capabilities and experience to provide a continuing source of portfolio growth. In making development decisions, management considers a number of factors, including the size of the property, the season in which leasing activity will occur and the extent to which delivery of the completed units will coincide with leasing and occupancy of such units (which is dependent upon local market conditions). In order to pursue a development opportunity,

Camden currently requires a minimum initial stabilized target return of 10%-10.5%. This minimum target return is based on current market rents and projected stabilized expenses, considering the market and the nature of the prospective development.

                                BUSINESS OF OASIS

GENERAL

         Oasis is a fully integrated REIT with in-house acquisition, development, property management and finance expertise. Oasis is the largest owner of predominantly upscale apartment communities in the greater Las Vegas metropolitan area based on the number of apartment units. As of December 31, 1997, Oasis owned interests in and operated 52 apartment communities in Las Vegas, Reno, Denver and southern California, comprising a total of 15,117 apartment units with an average age of less than eight years (including 321 units owned through a joint venture), has one apartment community comprising 340 units under construction, and owns the Commercial Center. Forty-three of the Oasis Properties are located in the greater Las Vegas area. Oasis' weighted average occupancy rate was 95%, 94% and 95% for the years ended December 31, 1997, 1996 and 1995, respectively. During these periods, average monthly rental income per unit was $647, $606 and $570, respectively. As of December 31, 1997, the weighted average occupancy rate of the Oasis Properties was 95% and the Commercial Center was 100% occupied.

         At December 31, 1997, Oasis employed approximately 542 people.

RECENT DEVELOPMENTS

         Acquisitions. On October 23, 1997, Oasis completed the acquisition of a managing member interest in Oasis Martinique LLC, which owns the 714 unit Villa Martinique apartment community in Orange County, California (which has been renamed "Oasis Martinique"). In connection with the acquisition, Oasis Martinique LLC issued units of limited liability company interest ("Oasis Martinique LLC Units"), convertible on a one-for-one basis into 886,022 shares of Oasis Common Stock. Oasis also assumed existing tax exempt bond debt of $51.4 million issued by Orange County, California. The "low floater" bonds mature in 2009 and have an interest rate subject to weekly repricing based upon a spread of 125 basis points over the seven-day tax exempt bond floating rate index. Oasis also contributed approximately $1.5 million in cash drawn from its bank credit facility for the transaction and limited liability company formation costs associated with the formation of Oasis Martinique LLC. At the time of the closing of the acquisition, the holders of the Oasis Martinique LLC Units borrowed $8.2 million from Oasis. The loans must be repaid by the Oasis Martinique LLC Unit holders on or prior to December 23, 1998, and are secured by the pledge of the Oasis Martinique LLC Units to Oasis.

         On June 5, 1997, Oasis completed the acquisition of an apartment community in Costa Mesa, California named Sea Palms (138 units). The purchase price of approximately $10.95 million was funded with proceeds of Oasis' $200 million revolving credit facility. Since the acquisition, Oasis has renamed the community Oasis Sea Palms and invested approximately $430,000 in a capital refurbishment program designed to upgrade the community to Oasis brand standards.

         Oasis has also entered into a contract for the purchase of the Parkside Apartments apartment community in Fullerton, California (421 units) for approximately $28.9 million and anticipates completing this transaction in March 1998.

         Dispositions. On December 8, 1997, Oasis completed the sale of three Las Vegas apartment properties: Oasis Orchid, containing 280 units; Oasis Terrace, containing 336 units; and Oasis Trails, containing 360 units. The combined sales price for the properties was $53.7 million, resulting in a book gain by Oasis of approximately $7.0 million. Additionally, on August 18, 1997, Oasis sold the 84 unit Oasis Villas apartment community for $6.3 million, with no material gain or loss resulting from the transaction. The net proceeds of the sales were used to reduce debt outstanding under Oasis' $200.0 million revolving credit facility. Oasis is currently under contract to sell the Oasis Star II apartment community for approximately $1.3 million with an anticipated closing date of February 27, 1998 and Oasis Morning for $3.5 million with a projected closing date in April 1998.

         Developments. During 1997, Oasis completed construction on five apartment communities in the Las Vegas and Reno, Nevada and Denver, Colorado metropolitan areas comprising an aggregate of 1,897 units with a total investment of $153.0 million as follows: Oasis Bluffs (450 units in Reno, Nevada), Oasis Denver West (321 units in Denver, Colorado, which was developed as part of a joint venture agreement with Stevenson Partnership Ltd., an unaffiliated entity), Oasis Lakeway (451 units located in Denver, Colorado), Oasis Gateway (315 units located in Las Vegas, Nevada) and Oasis Pines (360 units in Las Vegas, Nevada). Oasis has initiated construction of a 340 units apartment community called Oasis Interlocken on a recently purchased 19.5 acre parcel of property in the master planned community of Interlocken, Colorado in 1998 and plans to complete the project in April of 1999.

BUSINESS STRATEGY

         Oasis' primary business strategy has been to increase cash flow and enhance portfolio value by focusing on the upscale apartment market. Oasis has implemented this strategy principally by (i) realizing internal growth in income from its existing portfolio of apartment communities and (ii) pursuing external growth through the selective development and acquisition of new apartment communities.

         Oasis believes its strong local market presence, brand name identity and resident-oriented approach reduce turnover and encourage resident referrals, resulting in higher occupancies, higher effective rents and reduced expenses as compared to its competitors.

         Brand Name Operating Strategy. In order to take advantage of Oasis' significant presence and market leadership position in Las Vegas, Oasis implemented a customer focused brand name operating strategy in 1995. The brand name program is designed to build customer recognition of Oasis and its apartment communities and to impart an image of distinction, quality and consistency. All of the Oasis Properties incorporate the Oasis brand name and all Oasis on-site associates wear uniforms advertising the Oasis brand name and logo. Oasis believes the Oasis brand name enhances Oasis' ability to attract new residents, retain existing residents, gain additional resident referrals and retain more residents transferring from one Oasis community to another.

         Internal Growth Strategy. Oasis has been committed to increasing cash flow and FFO from its existing portfolio by utilizing the experience and quality of Oasis' senior management. Oasis' operating priorities have been to (i) provide the residents with the highest quality lifestyle possible in an apartment community; (ii) emphasize a clean, pleasant living environment by maintaining all buildings, grounds and landscaping in excellent condition; and
(iii) attract the caliber of residents who desire to live in a high-quality, clean apartment community with premium service at a reasonable cost.

         External Growth Strategy. Oasis has pursued external growth by selectively developing new apartment communities in areas where it had first-hand knowledge of growth patterns and local economic conditions and believed that it had or could create a competitive advantage due to its brand name identity, extensive experience and reputation as a developer and access to lower cost of capital than that available to many of its local competitors.

         Oasis has pursued a strategy of selectively acquiring apartment communities to supplement its program of developing new properties.

         In evaluating whether to develop a new property, Oasis has analyzed salient geographic, demographic, economic and financial data, including the following factors: (i) prevailing rental and occupancy rates in the area: (ii) prospective resident income levels and the ability of those income levels to service the property's requisite rents; (iii) the site's location and aesthetic appeal; and (iv) the size and growth rate of the employment base in the area. In order to provide its residents with a feeling of quality, community, security and accessibility, Oasis has been selective in seeking development sites which are located in quality single-family neighborhoods having convenient access to employment centers and plentiful amenities.

         In certain circumstances, Oasis has also expanded its portfolio of properties through the selective acquisition of existing apartment properties. Oasis has sought to acquire properties which are: (i) strategically located in Oasis' existing or target markets; (ii) capable of increased operating cash flow after benefiting from Oasis' renovation and management expertise; (iii) priced below replacement cost, thereby enabling Oasis to operate the properties profitably at lower rents than those realized from new properties; and (iv) able to generate returns comfortably in excess of Oasis' weighted average cost of capital.

         Oasis has also, from time to time, disposed of properties in order to enhance stockholder value.

         It has also been Oasis' strategy to expand through acquisition and development beyond the greater Las Vegas metropolitan area to certain target markets located in Nevada, Colorado and California. Pursuant to this strategy, Oasis has expanded its operations to the greater Denver metropolitan area, Reno and southern California. Oasis believes these target markets share many of the favorable investment characteristics found in the Las Vegas area and are in sufficient proximity to allow Oasis to continue to benefit from its successful "hands-on" property management philosophy.

         Financing Strategy. In conducting its operations and pursuing its external growth strategy, Oasis has maintained a conservative balance sheet to provide Oasis with the financial flexibility to choose the optimal source of capital (whether debt or equity) with which to finance external growth. It has been Oasis' policy to maintain a debt to total market capitalization ratio (i.e., total consolidated debt of Oasis as a percentage of market value of its capital stock plus total consolidated debt) of less than 50%. For purposes of this calculation, the Oasis Series A Preferred Stock has been valued at the greater of its liquidation preference or its market value.

         Investment Policies. Oasis has developed and acquired apartment communities for long term investment in a manner consistent with requirements of the Code for Oasis to qualify as a REIT through the development and ownership of apartment communities.

CERTAIN PENDING COMPLAINTS

         Oasis has been contacted by certain regulatory agencies with regard to alleged failures to comply with the FHA as it pertains to properties constructed for first occupancy after March 31, 1991. Currently, Oasis is inspecting these properties to determine the extent of the alleged noncompliance and the changes that may be necessitated. At this time, Oasis is unable to provide an estimate of costs and expenses associated with this matter as the scope and extent of required work, if any, has yet to be determined.

PROPERTY OPERATIONS

         As of December 31, 1997, Oasis owned interests in and operated 52 apartment communities containing 15,117 apartment units (including 321 units owned through a joint venture), as well as the Commercial Center in which Oasis' headquarters is located, and had under construction an additional 340 units. The Oasis Properties typically consist of one- and two-story buildings in a landscaped setting. Thirty-four of the Oasis Properties (comprising approximately 61% of the total units) were completed less than 10 years ago. The Oasis Properties are predominantly upscale garden apartment complexes consisting of one, two and three bedroom apartments. Forty-seven of the Oasis Properties have in excess of 100 apartment units, with the largest having 720 apartment units.

         The Oasis Properties generally provide residents with a variety of attractive amenities, such as in-unit laundry facilities, oversized luxury bath tubs, monitored security systems, swimming pools, spas and saunas, extensive landscaping and, in certain cases, tennis courts, racquetball courts, and weight and exercise facilities. The Oasis Properties generally are located in or adjacent to attractive and desirable single-family residential neighborhoods and are easily accessible to significant areas of employment.

         The Commercial Center was constructed in 1989. Oasis occupies 15,100 square feet of the building as its headquarters, and the remainder is leased to third parties, consisting predominantly of banking, professional and service businesses. As of December 31, 1997, the Commercial Center was 100% leased, with third party tenants paying an average annualized rent per square foot of $24.58. Aside from Oasis, one tenant, a bank, occupies more than 10% of the Commercial Center. The bank's lease expires in May 2008 and has two five-year renewal options priced at fair market value.

         None of Oasis' properties account for 10% or more of the book value of Oasis' assets.

         OASIS PORTFOLIO SUMMARY

         Portfolio information as of December 31, 1997.

         Oasis Operating Properties



                                                                                                     MONTH ENDED
                                                                                                   DECEMBER 31, 1997
                                                                                                    AVERAGE MONTHLY
                                                                    AVERAGE                          RENTAL RATE(1)
                      NUMBER         YEAR        RENTABLE            UNIT           1997          --------------------
                        OF        PLACED IN        AREA              SIZE          AVERAGE         PER           PER
   THE COMMUNITIES     UNITS        SERVICE      (SQ. FT.)         (SQ. FT.)      OCCUPANCY       UNIT         SQ. FT.
   ---------------     -----        -------      ---------         ---------      ---------       ----         -------
Nevada
  Oasis Bay(2).........  128         1993          108,032          844             95.7%        $  706        $ 0.84
  Oasis Bel Air I......  232         1993          202,600          873             93.9%           647          0.74
  Oasis Bel Air II.....  296         1995          296,512        1,002             94.3%           755          0.75
  Oasis Bluffs ........  450         1997          501,687        1,115             82.9%(3)        975          0.87
  Oasis Breeze.........  320         1993          275,920          862             95.1%           669          0.78
  Oasis Canyon.........  200         1995          197,408          987             92.4%           753          0.76
  Oasis Cliffs.........  376         1993          351,920          936             96.3%           707          0.75
  Oasis Club...........  320         1993          286,560          896             96.1%           704          0.79
  Oasis Cove...........  124         1993          111,290          898             94.7%           668          0.74
  Oasis Crossings(2)...   72      1995/1996         70,752          983             87.4%           736          0.75
  Oasis Del Mar........  560         1996          552,040          986             93.4%           798          0.81
  Oasis Emerald(2).....  132         1993          115,180          873             96.8%           630          0.72
  Oasis Gateway(2).....  360         1997          418,680        1,163             77.8%(3)        840          0.72
  Oasis Glen...........  113         1994           89,488          792             98.1%           692          0.87
  Oasis Greens.........  432         1993          385,216          892             96.3%           688          0.77
  Oasis Harbor I.......  336         1997          338,696        1,008             95.6%(3)        769          0.76
  Oasis Heights........  240         1994          204,160          851             96.1%           637          0.75
  Oasis Heritage(2)....  720         1994          678,760          943             92.9%           594          0.63
  Oasis Hills..........  184         1993          106,472          579             96.5%           500          0.86
  Oasis Island(2)......  118         1993          106,260          901             94.3%           639          0.71
  Oasis Landing(2).....  144         1993          124,752          866             95.8%           674          0.78
  Oasis Meadows(2).....  383         1996          397,276        1,037             93.7%           763          0.74
  Oasis Morning........  106         1993           53,772          507             95.2%           464          0.91
  Oasis Palms(2).......  208         1993          184,272          886             94.3%           647          0.73
  Oasis Paradise.......  624         1994          560,896          899             93.4%           722          0.80
  Oasis Pearl(2).......   90         1993           82,332          915             94.9%           666          0.73
  Oasis Pines..........  315         1997          313,950          997             90.2%(3)        818          0.82
  Oasis Place(2).......  240         1994          105,600          440             96.7%           461          1.05
  Oasis Plaza(2).......  300         1993          245,936          820             95.9%           590          0.72
  Oasis Pointe.........  252         1996          249,216          989             93.9%           747          0.76
  Oasis Ridge(2).......  477         1993          187,833          394             95.1%           414          1.05
  Oasis Rose(2)........  212         1994          213,888        1,009             92.8%           709          0.70
  Oasis Sands..........   48         1994           54,000        1,125             86.6%           740          0.66
  Oasis Springs(2).....  304         1994          246,912          812             94.1%           619          0.76
  Oasis Star ..........   24         1993           21,720          905             96.2%           661          0.73
  Oasis Suites(2)......  409         1994          163,200          399             92.0%           439          1.10
  Oasis Summit.........  234       1994/95         277,836        1,187             97.6%         1,040          0.88
  Oasis Tiara..........  400         1996          417,016        1,043             97.0%           817          0.78
  Oasis Topaz..........  270         1993          223,268          827             96.2%           607          0.73



                                                                                                         MONTH ENDED
                                                                                                      DECEMBER 31, 1997
                                                                                                       AVERAGE MONTHLY
                                                                         AVERAGE                        RENTAL RATE(1)
                                NUMBER      YEAR        RENTABLE         UNIT           1997       ------------------------
                                  OF      PLACED IN        AREA          SIZE          AVERAGE         PER           PER
   THE COMMUNITIES              UNITS      SERVICE      (SQ. FT.)      (SQ. FT.)      OCCUPANCY       UNIT         SQ. FT.
   ---------------             -------    ---------   ----------       ---------      ---------     -----------    ---------
  Oasis View(2) ......            180        1993        169,200            940           94.5%             642        0.68
  Oasis Vinings(2) ...            234     1993/94        269,574          1,152           92.5%             741        0.64
  Oasis Vintage ......            368     1993/94        366,048            995           93.2%             712        0.72
  Oasis Vista(2) .....            408        1994        363,196            890           94.5%             522        0.59
  Oasis Winds ........            350        1993        282,500            807           95.4%             587        0.73
                               ------                 ----------     ----------         ------       ----------     -------
    Subtotals/
      Wtd. Avg(6) ....         12,203                 10,971,826            893           94.6%             683        0.77
Colorado
  Oasis Centennial ...            276        1995        205,380            744           96.6%             639        0.86
  Oasis Deerwood .....            342        1996        391,590          1,145           90.0%           1,057        0.92
  Oasis Lakeway ......            451        1997        425,770            944           79.6%(3)          930        0.99
  Oasis Park(5) ......            224        1994        167,600            748           97.7%             676        0.90
  Oasis Wexford(5) ...            358        1994        289,968            810           97.0%             707        0.87
                               ------                 ----------     ----------         ------       ----------     -------
    Subtotals/
      Wtd. Avg .......          1,651                  1,480,308            897           95.1%(4)          825        0.92
California
   Oasis Martinique(5)            714        1997        642,176            899           97.7%             895        1.00
   Oasis Sea Palms(7)             138        1997        123,300            893           96.1%             957        1.07
    Subtotals/
      Wtd. Avg .......            852                    765,476            898           97.5%             905        1.01
                               ------                 ----------     ----------         ------       ----------     -------



    Grand Totals/
      Wtd. Avg(6) ....         14,796                 13,217,610            893           94.9%             712         .80
                               ======                 ==========     ==========         ======       ==========     -------


(1) Reflects a weighted average of current contract rents for occupied units and market rents for unoccupied units for each community.

(2)  Expected to be included as a Spin-Off Property. See "THE SPIN-OFF."

(3)  In lease-up during period, therefore, occupancy at end of period.

(4)  Does not include units in lease-up.

(5) Oasis is required to comply with affordable housing restrictions that require a certain percentage of the units at these communities to be leased to persons with incomes below a certain percentage of the local median income. This obligation may impair Oasis' ability to achieve increased rental rates on portions of these communities.

(6) Excludes the 321 unit Oasis Denver West community, which is owned by a joint venture of which Oasis is a 50% joint venture partner.

(7) Due to high density units put in place at the time of construction, Oasis is required to comply with affordable housing restrictions that require a certain percentage of the units at these communities to be leased to persons with incomes below a certain percentage of the local median income. This obligation may impair Oasis' ability to achieve increased rental rates on portions of these communities.

         Development Properties

    The following table presents certain information concerning Oasis' development activities:


                                      APPROXIMATE                                                              ESTIMATED
                           NUMBER      RENTABLE     APPROXIMATE     AVERAGE                     ANTICIPATED      TOTAL
                             OF          AREA          TOTAL       UNIT SIZE    CONSTRUCTION   CONSTRUCTION   INVESTMENT
       COMMUNITIES          UNITS      (SQ. FT.)    ACREAGE(1)     (SQ. FT.)    COMMENCEMENT    COMPLETION        (2)
-----------------------   --------   ------------  ------------   ----------  --------------   ------------   ----------
     ($ in millions)
Under Construction
  Denver:
    Oasis Interlocken....     340        336,350        19.5          989      4th Qtr. 1997   2nd Qtr. 1999     $ 32.3

Future Construction
  Las Vegas:
    Oasis Bluffs II......     414        461,552        50.6        1,115           (3)             (3)
    Oasis Harbor II......     248        250,026        13.6        1,008           (3)             (3)
    Oasis Miramar........     352        350,112        19.6          995           (3)             (3)
                            -----      ---------       -----        -----
    Subtotal/weighted
      average............   1,014      1,061,690        83.8        1,047
                            -----      ---------       -----        -----
  Total/weighted average.   1,354      1,398,040       101.2        [    ]
                            =====      =========       =====        =====

----------

(1) Reflects gross acreage for each community.

(2) Includes cost of land.

(3) In preliminary planning stage; no construction schedule has been established. Commencement of construction is contingent upon a number of factors, including suitable financing, and there can be no assurances as to when or if such financing will be obtained.

         The time required to complete the lease-up phase of development varies from project to project. Oasis typically develops its properties in phases, opening a portion of the total units to occupancy at one time. Oasis begins leasing activities approximately 60 days before the first phase is opened for occupancy, setting up a temporary leasing office at the property.

                               SECURITY OWNERSHIP

CAMDEN

         The following table sets forth certain information regarding the beneficial ownership of Camden Common Shares as of ________, 1998 for (i) each person or entity known by Camden to be the beneficial owner of more than 5% of Camden's Common Shares, (ii) the Named Executive Officers, (iii) each trust manager and (iv) all trust managers and executive officers of Camden as a group. Each person or entity named in the table has sole voting and investment power with respect to all Camden Common Shares shown as beneficially owned, except as otherwise set forth in the notes to the table. The number of shares reported as beneficially owned by a person or entity represents the number of Camden Common Shares the person or entity holds plus the number of Camden Common Shares into which vested options held by the person are exercisable within 60 days and the number of Camden Common Shares into which units held by the person or entity are redeemable. Camden may elect to issue Camden Common Shares rather than pay cash upon redemption of such units or convert the units at the rate of one Camden Common Share for each unit. These units represent the limited partnership ownership interest in Camden Operating, L.P. The extent to which a person or entity holds Camden Common Shares, options or units is set forth in the footnotes.

                                                                                Camden Common Shares
                                                     Camden Common Shares       Beneficially Owned at
Name and Address of Beneficial Owners(1)              Beneficially Owned          the Effective Time
-------------------------------------                ---------------------      ----------------------
                                                     Amount        Percent      Amount         Percent
                                                     ----------------------     ------         -------

William R. Cooper                                                 [to come]
PGI Associates, L.P.
Richard J. Campo
D. Keith Oden
Lewis A. Levey
H. Malcom Stewart
G. Steven Dawson
Steven A. Webster
F. Gardner Parker
George A. Hrdlicka
All Trust Managers and
  executive officers as a group (13 persons)

OASIS

         The following table sets forth certain information available to Oasis with respect to shares of the Oasis Common Stock (i) held by those persons known to Oasis to be the beneficial owners (as determined under the rules of the Commission) of more than 5% of the outstanding shares of Oasis' Common Stock and
(ii) held individually and as a group by the directors, the Chief Executive Officer and the other four most highly compensated officers of Oasis. Except as noted, all information is as of February 4, 1998.

                                                                                          Camden Common Stock
                                                         Oasis Common Stock               Beneficially Owned at
Name and Address of Beneficial Owners                    Beneficially Owned                the Effective Time
-------------------------------------                --------------------------         ---------------------------
                                                     Amount(1)       Percent(2)       Amount(1)         Percent(2)
                                                     ---------       ----------       ---------         ---------
Directors and Certain Executive Officers:

Robert V. Jones (3) ....................                1,251,767      7.6                950,091         2.1
Scott S. Ingraham (4) ..................                  315,619      1.9                163,654          *
Allan O. Hunter, Jr. (5) ...............                  236,569      1.4                179,555          *
Walter B. Eeds (6) .....................                  123,139       *                  93,462          *
John M. Clayton (7) ....................                    3,750       *                   2,846          *
John M. Galvin (8) .....................                   15,000       *                  11,385          *
Edward R. Muller (9) ...................                    3,300       *                   2,504          *
Peter L. Rhein (8) .....................                   14,000       *                  10,626          *
Robert H. Smith (8) ....................                   30,400       *                  23,073          *
Executive Officers and
  Directors as a Group (13 persons) ....                2,000,044     11.7              1,518,053         3.4

5% Holders:

LaSalle Advisors Limited Partnership and                1,437,067      8.8              1,090,733         2.5
  ABKB/LaSalle Securities Limited
  Partnership (10).........
J.P. Morgan
  Investment Management Inc. (11) ......                1,373,051      8.4              1,042,145         2.4

--------------------

*        Less than 1%

(1) Beneficial ownership as of February 4, 1998 includes shares subject to options that are exercisable within 60 days after February 4, 1998 and excludes unvested options to purchase shares of Oasis Common Stock that will automatically become vested at the Effective Time as follows:
         Robert V. Jones, 134,375 options; Scott S. Ingraham, 112,500 options; Allan O. Hunter, Jr., 56,250 options; Walter B. Eeds, 56,250 options; John M. Clayton, 6,250 options; John M. Galvin, 3,000 options; Edward
         R. Mueller, 3,000 options; Peter L. Rhein, 3,000 options; and Robert H. Smith, 3,000 options.

(2) Percentage of beneficial ownership as of February 4, 1998 for each person includes shares subject to options held by that person that are exercisable within 60 days after February 4, 1998, and is computed as if those shares were outstanding on February 4, 1998.

(3) Includes 776,499 shares held in trust for the benefit of Mr. Jones and of which he is the trustee and 3,000 shares held by minor children of Mr. Jones. Also includes 253,125 shares issuable upon the exercise of currently exercisable options. Business address: 3275 South Jones, #105, Las Vegas, Nevada 89102.

(4) Includes 750 shares held by minor children of Mr. Ingraham and 237,500 shares issuable upon the exercise of currently exercisable options.

(5) Includes 550 shares held in trust, of which Mr. Hunter is trustee, for the benefit of family members of Mr. Hunter and 168,750 shares issuable upon the exercise of currently exercisable options.

(6) Includes 68,750 shares issuable upon the exercise of currently exercisable options.

(7) Includes 3,750 shares issuable upon the exercise of currently exercisable options.

(8) Includes 9,000 shares issuable upon the exercise of currently exercisable options.

(9) Includes 3,000 shares issuable upon the exercise of currently exercisable options.

(10) Based upon information set forth in an amended Schedule 13G filed as of February 12, 1997 by LaSalle Advisors Limited Partnership ("LaSalle"), ABKB/LaSalle Securities Limited Partnership ("ABKB") and William K. Morrill, Jr. and Keith R. Pauley, as employees of LaSalle.
         Address: 11 South LaSalle Street, Chicago, Illinois 60603. Includes 159,926 shares over which LaSalle and Messrs. Morrill and Pauley exercise shared voting power, 434,626 shares over which LaSalle and Messrs. Morrill and Pauley exercise shared dispositive power, 373,365 shares over which ABKB and Messrs. Morrill and Pauley exercise shared voting power and 469,150 shares over which ABKB and Messrs. Morrill and Pauley exercise shared dispositive power.

(11) Based upon information provided by J.P. Morgan Inc. ("J.P. Morgan"), as of February 4, 1998. Address: 522 Fifth Avenue, New York, New York 10036. Includes 1,014 shares over which J.P. Morgan exercises shared voting and dispositive power and 1,372,037 shares over which J.P. Morgan exercises sole voting and dispositive power.

                        DESCRIPTION OF CAMDEN SECURITIES

         The following is a summary of certain provisions of Camden's securities. Such summary is qualified in its entirety by reference to the Camden Declaration of Trust and the Camden Bylaws and to the Certificate of Designation, Preferences and Rights of Series A Cumulative Convertible Preferred Shares of Beneficial Interest of Camden (the "Certificate of Designation"), the form of which is attached hereto as Annex II and incorporated herein by reference.

CAMDEN COMMON SHARES

         The Camden Declaration of Trust authorizes 100,000,000 Camden Common Shares. As of February 4, 1998, 31,714,881 Camden Common Shares were outstanding. Immediately following the Effective Time, 12,391,796 Camden Common Shares will be issued to former holders of Oasis Common Stock. An additional ______ Camden Common Shares will be reserved for issuance upon exercise of stock options, conversion of the Camden Series A Preferred Shares or exchange of the Oasis Martinique LLC Units.

         All Camden Common Shares are identical and each entitles the holder thereof to one vote at all meetings of the shareholders of Camden. Except as otherwise specifically required by law or the Camden Declaration of Trust or as specifically provided in any resolution or resolutions of the Camden Board providing for the issuance of any particular series of Camden Preferred Shares (as defined below), the exclusive voting power of Camden is vested in the Camden Common Shares. No holder of Camden Common Shares has any preference, conversion, exchange or preemptive rights.

CAMDEN PREFERRED SHARES

         General

         The Camden Declaration of Trust authorizes 10,000,000 preferred shares, par value $.01 per share (the "Camden Preferred Shares"). The Camden Declaration of Trust also authorizes Camden to issue one or more series of Preferred Shares, each such series to consist of such number of shares as is determined by resolution of the Camden Board creating such series. The Camden Preferred Shares of each such series will have such designations, preferences, conversion, exchange or other rights, relations, limitations as to dividends, qualifications or terms, or conditions of redemption thereof, as shall be stated and expressed by the Camden Board in the resolution or resolutions providing for the issuance of such series of Camden Preferred Shares. The issuance in the future of Camden Preferred Shares or the designation of authorized but unissued Camden Preferred Shares with voting and other rights that may be established by the Camden Board in its discretion without shareholder approval may be used by Camden to create voting impediments or otherwise delay or prevent a change in control of Camden. By issuance of Camden Preferred Shares, the Camden Board could modify the rights of holders of Camden Common Shares. Except for the issuance of the Camden Series A Preferred Shares pursuant to the Merger Agreement, the Camden Board has no current intention to authorize or issue any Camden Preferred Shares.

         Camden Series A Preferred Shares

         In connection with the consummation of the Merger, the Camden Board has authorized the issuance of the Camden Series A Preferred Shares, of which 4,165,000 shares will be issued to former holders of Oasis Series A Preferred Stock. The Camden Series A Preferred Shares will, when issued, be fully paid and nonassessable and no holder of Camden Series A Preferred Shares will have any preemptive right to subscribe to any securities of Camden. The Camden Series A Preferred Shares will not be subject to any sinking fund or other obligation of Camden to redeem or retire the Camden Series A Preferred Shares. Unless converted into Camden Common Shares or redeemed by Camden, the Camden Series A Preferred Shares will have a perpetual term, with no maturity. The Camden Series A Preferred Shares have been approved for listing on the NYSE under the symbol "__," subject to official notice of issuance.

         Ranking. The Camden Series A Preferred Shares will rank senior to the Camden Common Shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding up of Camden.

         While any Camden Series A Preferred Shares are outstanding, Camden may not authorize, create or increase the authorized amount of any class or series of shares that ranks prior to or senior to the Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Camden Series A Preferred Shares and all other Voting Preferred Shares (as defined below), voting as a single class. However, Camden may create additional classes of shares, increase the authorized number of Camden Preferred Shares or issue series of Camden Preferred Shares that rank on a parity with the Camden Series A Preferred Shares with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up of Camden ("Parity Shares") without the consent of any holder of Camden Series A Preferred Shares. See "--Voting Rights."

         Dividends. Holders of Camden Series A Preferred Shares will be entitled to receive, when as and if declared by the Camden Board, out of funds of Camden legally available for payment therefore, cumulative cash dividends payable in an amount per share equal to the greater of (i) $0.5625 per quarter (equivalent to $2.25 per annum) or (ii) the cash dividends paid or payable (determined on each of the quarterly dividend payment dates referred to below) on a number of Camden Common Shares equal to the number of Camden Common Shares into which a Camden Series A Preferred Share is convertible. Dividends on the Camden Series A Preferred Shares are payable quarterly in arrears on the fifteenth day (or the next succeeding business day) of February, May, August and November of each year. Each such dividend will be payable to holders of record as they appear on the share records of Camden at the close of business on such record dates, not exceeding 60 days preceding the payment dates thereof, as will be fixed by the Camden Board. Dividends will accrue from the date of original issuance of the Camden Series A Preferred Shares. Dividends will be cumulative from such date, whether or not in any dividend period or periods such dividends are declared or there will be funds of Camden legally available for the payment of such dividends. Accumulated dividends on Camden Series A Preferred Shares will not bear interest. Dividends payable on the Camden Series A Preferred Shares for any period less than a full dividend period will be computed on the basis of twelve 30-day months and a 360-day year.

         Except as provided in the next sentence, no dividend will be declared or paid or other distribution of cash or other property declared or made directly by Camden or any affiliate or any person acting on behalf of Camden or any of its affiliates on any Parity Shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Camden Series A Preferred Shares for all prior and contemporaneous dividend periods. If accumulated and accrued dividends on the Camden Series A Preferred Shares for all prior and contemporaneous dividend periods have not been paid in full, then any dividend declared on the Camden Series A Preferred Shares for any dividend period and on any Parity Shares will be declared ratably in proportion to accumulated, accrued and unpaid dividends on the Camden Series A Preferred Shares and the Parity Shares.

         Neither Camden nor any affiliate nor any person acting on behalf of Camden or any of its affiliates will (i) declare, pay or set apart funds for the payment of any dividend or other distribution of cash or other property declared or made directly or indirectly by Camden or any such affiliate or person with respect to any Junior Shares (as defined below) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Shares through a sinking fund or otherwise (other than a reduction or purchase or other acquisition of Camden Common Shares made for purposes of an employee incentive or benefit plan of Camden or any of its subsidiaries) or (iii) pay or distribute any cash or other property for the benefit of any holder of Junior Shares in respect thereof, directly or indirectly, unless (A) all cumulative dividends with respect to the Camden Series A Preferred Shares and any Parity Shares at the time such dividends are payable have been paid or such dividends have been declared and funds have been set apart for payment of such dividends and (B) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Camden Series A Preferred Shares and any Parity Shares. The foregoing limitations do not restrict Camden's ability to take the foregoing actions with respect to any Parity Shares.

         As used herein, (i) the term "Parity Shares" does not include dividends payable solely in Junior Shares or in options, warrants or rights to holders of Junior Shares to subscribe for or purchase any Junior Shares, and (ii) the term "Junior Shares" means the Camden Common Shares, and any other class of capital shares of Camden now or hereafter issued and outstanding that ranks junior to the Camden Series A Preferred Shares as to the payments or amounts upon liquidation, dissolution or winding up of Camden.

         Redemption. The Camden Series A Preferred Shares are not redeemable by Camden prior to April 1, 2001. On and after April 1, 2001, the Camden Series A Preferred Shares are redeemable at the option of Camden, in whole or in part, either for (i) such number of authorized but previously unissued Camden Common Shares as equals the per share liquidation preference of the Camden Series A Preferred Shares to be redeemed (without regard to accumulated, accrued and unpaid dividends, if any, to the date set for redemption, that are to be paid in cash, whether or not earned or declared) divided by the Conversion Price (as defined below) as of the opening of business on the date set for such redemption, subject to adjustment, in certain circumstances, or (ii) for cash at a redemption price of $25.00, plus any accumulated, accrued and unpaid dividends, whether or not earned or declared. Camden may exercise this option to deliver Camden Common Shares upon redemption only if for 20 trading days, within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of the Camden Common Shares on the NYSE (or such other exchange or quotation system as the Camden Common Shares are listed or quoted on) equals or exceeds the Conversion Price per share in effect on such trading days, subject to adjustments in certain circumstances. In order to exercise this redemption option, Camden must issue a press release announcing the redemption prior to the opening of business on the second trading day after the conditions in the preceding sentences have, from time to time, been met.

         Notice of redemption will be given by mail or by publication (with subsequent prompt notice by mail) to the holders of record of the Camden Series A Preferred Shares not more than four business days after Camden issues the press release, in the case of a redemption for Common Shares, or not less than 30 nor more than 60 days prior to the date of redemption, in the case of a redemption for cash. The redemption date will be a date selected by Camden not less than 30 nor more than 60 days after the date on which Camden gives the notice of redemption or issues the press release announcing its intention to redeem the Camden Series A Preferred Shares, as the case may be. If fewer than all of the Camden Series A Preferred Shares are to be redeemed, the shares to be redeemed will be selected by lot or pro rata or in some other equitable manner determined by Camden.

         Notwithstanding the foregoing, unless full cumulative dividends on all Camden Series A Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Camden Series A Preferred Shares will be redeemed unless all outstanding Camden Series A Preferred Shares are simultaneously redeemed. The foregoing will not, however, prevent the purchase or acquisition of Camden Series A Preferred Shares to preserve the REIT status of Camden or pursuant to a purchase of exchange offer made on the same terms to holders of all outstanding Camden Series A Preferred Shares. In addition, unless full cumulative dividends on all outstanding Camden Series A Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, Camden will not purchase or otherwise acquire directly or indirectly any Camden Series A Preferred Shares (except by conversion into or exchange for capital shares of Camden ranking junior to the Camden Series A Preferred Shares as to dividends and liquidation). The foregoing will not, however, prevent the purchase or acquisition of Camden Series A Preferred Shares to preserve the REIT status of Camden or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Camden Series A Preferred Shares.

         On the redemption date, Camden must pay in cash on each Camden Series A Preferred Share to be redeemed any accumulated, accrued and unpaid dividends, if any, on the redemption date, whether or not earned or declared. In the case of a redemption date falling after a dividend record date and prior to the related dividend payment date, the holders of the Camden Series A Preferred Shares at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares following such dividend record date. Except as provided for in the preceding sentences, no payment or allowance will be made for accumulated or accrued dividends on any Camden Series A Preferred Shares called for redemption or on the Camden Common Shares issuable upon such redemption.

         In the event that full cumulative dividends on the Camden Series A Preferred Shares and any Parity Shares have not been paid or declared and set apart for payment, the Camden Series A Preferred Shares may not be redeemed in part and Camden may not purchase or acquire Camden Series A Preferred Shares other than pursuant to a purchase or exchange offer made on the same terms to all holders of Camden Series A Preferred Shares.

         On and after the date fixed for redemption, provided that Camden has made available at the office of the registrar and transfer agent for the Camden Series A Preferred Shares a sufficient number of Camden Common Shares and/or an amount or cash to effect the redemption, dividends will cease to accumulate or accrue on the Camden Series A Preferred Shares called for redemption (except that, in the case of a redemption date after a dividend record date and prior to the related dividend payment date, holders of Camden Series A Preferred Shares on the dividend record date will be entitled on such dividend payment date to receive the dividend payable on such shares), such shares will no longer be deemed to be outstanding and all rights of the holders of such Camden Series A Preferred Shares will cease except the right to receive the Camden Common Shares upon such redemption. At the close of business on the redemption date, each holder of Camden Series A Preferred Shares to be redeemed (unless Camden defaults in the delivery of the Camden Common Shares or cash) will be, without further action, deemed a holder of the Camden Common Shares and/or amount of cash for which such Camden Series A Preferred Shares are redeemable.

         Fractional Camden Common Shares will not be issued upon redemption of the Camden Series A Preferred Shares, but, in lieu thereof, Camden will pay an amount in cash based on the current market price of the Camden Common Shares on the day prior to the redemption date.

         Liquidation Preference. The holders of the Camden Series A Preferred Shares will be entitled to receive in the event of any liquidation, dissolution or winding up of Camden, whether voluntary or involuntary, $25.00 per Camden Series A Preferred Share plus an amount per share equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders (the "Liquidation Preference"), and no more.

         Until the holders of the Camden Series A Preferred Shares have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of Camden. If, upon any liquidation, dissolution or winding up of Camden, the assets of Camden, or proceeds thereof, distributable among the holders of the Camden Series A Preferred Shares are insufficient to pay in full the Liquidation Preference and the liquidation preference with respect to any other Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of the Camden Series A Preferred Shares and such Parity Shares ratably in accordance with the respective amounts that would be available on such Camden Series A Preferred Shares and such Parity Shares if all amounts payable thereon were paid in full. Neither a consolidation or merger of Camden with another corporation, a statutory share exchange by Camden nor a sale or transfer of all or substantially all of Camden's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of Camden.

         Voting Rights. Except as indicated below, or except as otherwise from time to time required by applicable law, the holders of the Camden Series A Preferred Shares will have no voting rights.

         If six quarterly dividends payable on the Camden Series A Preferred Shares or any other Parity Shares are in arrears, whether or not earned or declared, the number of trust managers then constituting the Camden Board will be increased by two and the holders of the Camden Series A Preferred Shares voting together as a class with the holders of any other series of Parity Shares (any other such series, the "Voting Preferred Shares"), will have the right to elect the two additional trust managers to serve on the Camden Board at any annual meeting of shareholders or special meeting held in place thereof, or at a properly called special meeting of the holders of the Camden Series A Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders or special meeting held in place thereof, until all such dividends in arrears and dividends for the current quarterly period on the Camden Series A Preferred Shares and such Voting Preferred Shares have been paid or declared and set aside for payment.

         The approval of two-thirds of the outstanding Camden Series A Preferred Shares and all other series of Voting Preferred Shares similarly affected, voting as a single class, is required to amend the Camden Declaration of Trust to affect materially and adversely the rights, preference or voting power of the holders of the Camden Series A Preferred Shares or the Voting Preferred Shares or to authorize, create or increase the authorized amount of, any class of shares having rights prior to or senior to the Camden Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, Camden may create additional classes of Parity Shares or Junior Shares, increase the authorized number of Parity Shares or Junior Shares and issue additional series of Parity Shares or Junior Shares without the consent of any holder of the Camden Series A Preferred Shares.

         Except as required by law, the holders of the Camden Series A Preferred Shares will not be entitled to vote on any merger or consolidation involving Camden or a sale of all or substantially all of the assets of Camden. See "--Conversion Price Adjustments."

         Conversion Rights. Camden Series A Preferred Shares will be convertible, in whole or in party, at any time, at the option of the holder thereof, into authorized but previously unissued Camden Common Shares at a conversion price of $32.4638 per Camden Common Share (equivalent to a conversion rate of .7701 Camden Common Share for each share of Camden Series A Preferred Shares), subject to adjustment as described below (the "Conversion Price"). The right to convert Camden Series A Preferred Shares called for redemption will terminate at the close of business on the redemption date for such shares. For information as to notices of redemption, see "--Redemption."

         Conversion of Camden Series A Preferred Shares, or a specified portion thereof, may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to Camden or in blank, to the office or agency to be maintained by Camden for that purpose. Initially such office will be at the principal corporate trust office of American Stock Transfer and Trust Company, New York, New York.

         Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Camden Series A Preferred Shares have been surrendered and notice shall have been received by Camden as aforesaid (and, if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by Camden as described below) and the conversion shall be at the Conversion Price in effect at such time and on such date.

         Holders of Camden Series A Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such dividend record date and prior to such dividend payment date. However, Camden Series A Preferred Shares surrendered for conversion during the period between the close of business on any dividend record date and the opening of business on any corresponding dividend payment date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of Camden Series A Preferred Shares on a dividend record date who (or whose transferee) tenders any such shares for conversion into Camden Common Shares on such dividend payment date will receive the dividend payable by Camden on such Camden Series A Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Camden Series A Preferred Shares for conversion. Except as provided above, Camden will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Camden Common Shares issued upon such conversion.

         Fractional Camden Common Shares will not be issued upon conversion but, in lieu thereof, Camden will pay an amount in cash based on the closing market price of the Camden Common Shares on the day prior to the conversion date.

         Conversion Price Adjustments. The Conversion Price is subject to adjustment upon certain events, including (i) dividends (and other distributions) payable in Camden Common Shares or any class of capital shares of Camden, (ii) the issuance to all holders of Camden Common Shares of certain rights or warrants entitling them to subscribe for or purchase Camden Common Shares at a price per share less than the fair market value per Camden Common Share, (iii) subdivisions, combinations and reclassifications of Camden Common Shares, and (iv) distributions to all holders of Camden Common Shares of evidences of indebtedness of Camden or of assets (including securities and cash, but excluding those dividends, rights, warrants and distributions referred to in clause (i), (ii) or (iii) above and excluding cash dividends and cash distributions on Camden Common Shares to the extent the same either constitute Permitted Common Share Cash Distributions (as herein defined) or result in a payment of an equal cash dividend to the holders of Camden Series A Preferred Shares (see "--Dividends")). In addition to the foregoing adjustments, Camden will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of share or share rights will not be taxable to the holders of the Camden Common Shares or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.



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         "Permitted Common Share Cash Distributions" means cash dividends and cash distributions paid on the Camden Common Shares after December 31, 1997 not in excess of the sum of Camden's cumulative undistributed net earnings at December 31, 1997, plus the cumulative amount of Funds Available for Distribution, as determined by the Camden Board on a basis consistent with the financial reporting practices of Camden, after December 31, 1997, minus the cumulative amount of dividends accumulated, accrued or paid on the Camden Series A Preferred Shares and all other classes of Camden Preferred Shares after January 1, 1998.

         If Camden is a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Camden Common Shares or sale of all or substantially all of Camden's assets), in each case as a result of which Camden Common Shares will be converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Camden Series A Preferred Share, if convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of shares, securities and other property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares or fraction thereof of Camden Common Shares into which one Camden Series A Preferred Share was convertible immediately prior to such transaction (assuming such holder of Camden Common Shares failed to exercise any rights of election and received per share the kind and amount of shares, securities and other property (including cash or any combination thereof) received per share by a plurality of non-electing shares). Camden may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

         Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent. The transfer agent, registrar, dividend agent and redemption agent for the Camden Series A Preferred Shares will be the American Stock Transfer and Trust Company, New York, New York.

RESTRICTIONS ON TRANSFER

         With certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of Camden's total outstanding capital shares. See "COMPARATIVE RIGHTS OF SHAREHOLDERS--REIT Qualification Provisions."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS TO HOLDERS OF CAMDEN SERIES A PREFERRED SHARES

         The following is a summary of certain United States federal income tax consequences of the ownership and disposition of Camden Series A Preferred Shares. Camden does not intend to seek a ruling from the Internal Revenue Service (the "Service" or "IRS") with respect to any of these tax consequences. This summary is for general information only and deals only with holders who are initial holders of Camden Series A Preferred Shares and who holds Camden Series A Preferred Shares as capital assets within the meaning of Section 1221 of the Code. The tax treatment of a holder of Camden Series A Preferred Shares will vary depending upon his or her particular situation, and this summary does not purport to deal with all aspects of taxation that may be relevant to holders of Camden Series A Preferred Shares in light of such holder's particular investment or tax circumstances, or to certain types of holders subject to special treatment under the federal income tax laws, including, without limitation, life insurance companies, certain financial institutions, broker-dealers, shareholders holding Camden Series A Preferred Shares as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes, tax-exempt organizations (except to the extent discussed under the heading "--Taxation of Tax-Exempt Shareholders"), or foreign corporations, foreign partnerships and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "--Taxation of Non-U.S. Shareholders"). There can be no assurance that future changes in applicable law or administration and judicial interpretations thereof, any of which could have a retroactive effect, will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of applicable law. In addition, the summary below does not consider the effect of any foreign state, local or other tax laws that may be applicable to holders of Camden Series A Preferred Shares.

         This discussion does not address any aspects of federal income taxation to Camden relating to its election to be taxed as a REIT. For a summary of certain federal income tax considerations to Camden, see "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of Camden" below. The discussion set forth below assumes Camden qualifies as a REIT



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under the Code. If in any taxable year Camden were to fail to qualify as a REIT,
Camden would not be allowed a deduction for dividends paid to shareholders in computing taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. As a result, the funds available for distribution to Camden's shareholders (including holders of Camden Series A Preferred Shares) would be materially reduced.

PROSPECTIVE HOLDERS OF CAMDEN SERIES A PREFERRED SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND SALE OF CAMDEN SERIES A PREFERRED SHARES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

         Dividends, Other Distributions, and Adjustments in Conversion Price. As used herein, the term "U.S. Shareholder" means a holder of Camden Series A Preferred Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States federal income taxation regardless of its source or
(iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, shall also be considered U.S. Shareholders.

         As long as Camden qualifies as a REIT, distributions made by Camden out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends received deduction in the case of U.S. Shareholders that are corporations. For purposes of determining whether distributions are out of current or accumulated earnings and profits, the earnings and profits of Camden will be allocated first to Camden Series A Preferred Shares and then to Camden Common Shares.

         Distributions made by Camden that are properly designated by Camden as capital gain dividends will be taxable to U.S. Shareholders as gains (to the extent that they do not exceed Camden's actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time that Camden held the assets which produced such gains, and on certain designations, if any, which may be made by Camden, such gains may be taxable to non-corporate U.S. Shareholders at a 20%, 25%, or 28% rate. U.S. Shareholders that are corporations, may, however, be required to treat up to 20% of certain capital gains dividends as ordinary income. To the extent that Camden makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in his Camden Series A Preferred Shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in his shares taxable as capital gains (and as long-term capital gain if the shares have been held by the U.S. Shareholder for more than one year (long-term capital gain recognized by certain non-corporate shareholders is subject to federal income tax at preferential capital gains rates, and such gain recognized with respect to an asset with a holding period of more than 18 months is subject to federal income tax at further reduced capital gains rates)), provided that the shares have been held as a capital asset. Camden will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital. Dividends declared by Camden in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by Camden and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by Camden on or before January 31 of the following calendar year. Shareholders may not include in their own income tax return any net operating losses or capital losses of Camden.

         Camden may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. In such event, Camden would pay tax on such retained net long-term capital gains. In addition, for tax years of Camden beginning on or after January 1, 1998, to the extent designated by Camden, a U.S. Shareholder generally would (i) include its proportionate share of such undistributed long-term capital gains in computing its long-term capital gains in its return for



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its taxable year in which the last day of Camden's taxable year falls (subject to certain limitations as to the amount so includable), (ii) be deemed to have paid the capital gains tax imposed on Camden on the designated amounts included in such U.S. Shareholder's long-term capital gains, (iii) receive a credit or refund for such amount of tax deemed paid by it, (iv) increase the adjusted basis of its Camden Series A Preferred Shares by the difference between the amount of such includable gains and the tax deemed to have been paid by it, and
(v) in the case of a U.S. Shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

         Distributions made by Camden and gain arising from the sale or exchange by a U.S. Shareholder of Camden Series A Preferred Shares will not be treated as passive activity income, and, as a result, U.S. Shareholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by Camden (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of Camden Series A Preferred Shares, however, will not be treated as investment income under certain circumstances.

         In addition, holders of Camden Series A Preferred Shares may be deemed, in certain circumstances, to have received a dividend (without a corresponding cash distribution) upon an adjustment in the Conversion Price that is attributable to distributions on Camden Common Shares. See "DESCRIPTION OF CAMDEN SECURITIES--Camden Preferred Shares--Conversion Price Adjustments."

         Sale or Exchange of Camden Series A Preferred Shares. Upon any sale, exchange or other disposition of Camden Series A Preferred Shares to or with a person other than Camden, a U.S. Shareholder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any other property received on such sale or other disposition (less any portion thereof attributable to accumulated and declared but unpaid distributions that the selling shareholder is entitled to receive, which would have been characterized as a dividend to the extent of Camden's current and accumulated earnings and profits) and (ii) the holder's adjusted tax basis in such Camden Series A Preferred Shares for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Shareholder as a capital asset and will constitute long-term capital gain or loss if the shares have been held by the U.S. Shareholder for more than one year. Long-term capital gain recognized by certain non-corporate U.S. Shareholders is subject to federal income tax at preferential capital gains rates, and such gain recognized with respect to an asset with a holding period of more than 18 months is subject to federal income tax at further reduced capital gains rates. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of Camden Series A Preferred Shares that have been held for six months or less (after applying certain holding period rules) will be treated as long-term capital loss, to the extent of distributions received by such U.S. Shareholder from Camden with were required to be treated as long-term capital gains.

         Redemption of Camden Series A Preferred Shares. A redemption of Camden Series A Preferred Shares will be treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of Camden's current and accumulated earnings and profits) at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it (i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's stock interest in Camden, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares of capital stock (including Camden Common Shares and other equity interests in Camden) considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of capital stock actually owned by the holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of
Section 302(b) of the Code will be satisfied with respect to any particular holder of Camden Series A Preferred Shares depends upon the facts and circumstances at the time that the determination must be made, prospective holders of Camden Series A Preferred Shares are advised to consult their own tax advisors to determine such tax treatment.

         If a redemption of Camden Series A Preferred Shares is not treated as a distribution taxable as a dividend to a particular holder, it will be treated, as to the holder, as a taxable sale or exchange. As a result, such holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair



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market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of Camden's current and accumulated earnings and profits), and (ii) the holder's adjusted basis in the Camden Series A Preferred Shares for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held as a capital asset and will constitute long-term capital gain or loss if the shares have been held by the holder for more than one year. Long-term capital gain recognized by certain non-corporate shareholders is subject to federal income tax at preferential capital gains rates, and such gain recognized with respect to an asset with a holding period of more than 18 months is subject to federal income tax at further reduced capital gains rates. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of Camden Series A Preferred Shares that have been held for six months or less (after applying certain holding period rules) will be treated as long-term capital loss, to the extent of distributions received by such U.S. Shareholder from Camden which were required to be treated as long-term capital gains.

         If a redemption of Camden Series A Preferred Shares is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder. The holder's adjusted basis in the redeemed Camden Series A Preferred Shares for tax purposes will be transferred to the holder's remaining shares of capital stock in Camden, if any. If the holder owns no other shares of capital stock in Camden, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

         Conversion of Camden Series A Preferred Shares. Generally, no gain or loss will be recognized by a U.S. Shareholder that converts Camden Series A Preferred Shares into Camden Common Shares. Such U.S. Shareholder's tax basis in the Camden Common Shares received upon the conversion will be the same as the holder's tax basis in the converted Camden Series A Preferred Shares, reduced by any cash received in lieu of fractional Camden Common Shares. Such U.S. Shareholder's holding period for such Camden Common Shares will include the holder's holding period for the converted Camden Series A Preferred Shares. A U.S. Shareholder receiving cash in lieu of a fractional Camden Common Share will generally recognize gain or loss equal to the difference between the amount of cash so received and the holder's tax basis in the converted Camden Series A Preferred Shares allocable to such fractional Camden Common Share.

         Withholding. Camden will report to its U.S. Shareholders and the Service the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid and redemptions unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide Camden with his correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, Camden may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Camden.

         Taxation Of Tax-Exempt Shareholders. Generally, a tax-exempt investor that is exempt from tax on its investment income, such as an individual retirement account(IRA) or a 401(k) plan, that holds Camden Series A Preferred Shares as an investment will not be subject to tax on dividends paid by Camden. However, if such tax-exempt investor is treated as having purchased its Camden Series A Preferred Shares with borrowed funds, some or all of its dividends from Camden Series A Preferred Shares will be subject to tax. In addition, under some circumstances certain pension plans (including 401(k) plans but not including IRAs and government pension plans) that own more than 10% (by value) of Camden's outstanding stock, including Camden Series A Preferred Shares and Camden Common Shares, could be subject to tax on a portion of their dividends even if their Camden Series A Preferred Shares are held for investment and are not acquired with borrowed funds.

         Taxation Of Non-U.S. Shareholders. The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of Camden Series A Preferred Shares by persons that are not U.S. Shareholders ("Non-U.S. Shareholders"). In general, Non-U.S. Shareholders may be subject to special tax withholding requirements on distributions from Camden and with respect to their sale or other disposition of Camden Series A Preferred Shares, except to the extent reduced or eliminated by an income tax treaty between the United States and the Non-U.S. Shareholder's country. A Non-U.S. Shareholder who is a shareholder of record and is eligible for reduction or elimination



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of withholding must file an appropriate form with Camden in order to claim such treatment. Non-U.S. Shareholders should consult their own tax advisors concerning the federal income tax consequences to them of a purchase of Camden Series A Preferred Shares, including the federal income tax treatment of dispositions of interests in, and the receipt of distributions from, Camden.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

         At the Effective Time, Oasis stockholders will become shareholders of Camden whose rights will (i) cease to be defined and governed by the NGCL and will be defined and governed by the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"), and (ii) cease to be defined by the Oasis Articles and the Oasis Bylaws and will be defined and governed by the Camden Declaration of Trust and the Camden Bylaws. Certain provisions of the Camden Declaration of Trust and the Camden Bylaws alter the rights of shareholders from those that Oasis stockholders presently have and also alter certain powers of management. These provisions are summarized below. This summary is qualified in its entirety by reference to the Camden Declaration of Trust, the Camden Bylaws, the Oasis Articles and the Oasis Bylaws and applicable law. In addition, Camden could implement certain other changes by amending the Camden Declaration of Trust or the Camden Bylaws.

CAPITALIZATION

         Camden. Camden is authorized to issue 100,000,000 Camden Common Shares and 10,000,000 Camden Preferred Shares of which, at the Effective Time, 4,165,000 Camden Preferred Shares will be designated as the Camden Series A Preferred Shares. The Camden Declaration of Trust also provides for the reclassification of outstanding capital shares as "Excess Securities" in connection with transfers resulting in ownership of shares in violation of the ownership limits set forth in the Camden Declaration of Trust in order to protect Camden's status as a REIT for federal income tax purposes ("Camden Excess Securities"). See "--REIT Qualification Provisions."

         The Camden Declaration of Trust also authorizes Camden to issue one or more series of Preferred Shares, each such series to consist of such number of shares as is determined by resolution of the Camden Board creating such series. The Camden Preferred Shares of each such series will have such designations, preferences, conversion, exchange or other rights, relations, limitations as to dividends, qualifications or terms, or conditions of redemption thereof, as shall be stated and expressed by the Camden Board in the resolution or resolutions providing for the issuance of such series of Camden Preferred Shares. The issuance in the future of Camden Preferred Shares or the designation of authorized but unissued Camden Preferred Shares with voting and other rights that may be established by the Camden Board in its discretion without shareholder approval may be used by Camden to create voting impediments or otherwise delay or prevent a change in control of Camden. By issuance of Camden Preferred Shares, the Camden Board could modify the rights of holders of Camden Common Shares. Except for the issuance of the Camden Series A Preferred Shares pursuant to the Merger Agreement, the Camden Board has no current intention to authorize or issue any Camden Preferred Shares. See "DESCRIPTION OF CAMDEN SECURITIES."

         Oasis. Oasis is authorized to issue 160,000,000 shares, of which 100,000,000 are Oasis Common Stock, 45,000,000 are shares of Excess Stock, par value $.01 per share, and 15,000,000 are shares of Preferred Stock, par value $.01 per share ("Oasis Preferred Stock"), of which 4,165,000 shares have been designated as the Oasis Series A Preferred Stock. The Oasis Articles also provide for the reclassification of outstanding capital stock as "Excess Stock" in connection with transfers resulting in ownership of shares in violation of the ownerships limits set forth in the Oasis Articles in order to protect Oasis' status as a REIT for federal income tax purposes (the "Oasis Excess Stock").

VOTING RIGHTS

         Camden. Each holder of Camden Common Shares is entitled to one vote per share and to the same and identical voting rights as other holders of Camden Common Shares. Holders of Camden Common Shares do not have cumulative voting rights. Except as may otherwise be provided in a designation of a series of Camden Preferred Shares or as otherwise expressly required by law, holders of Camden Preferred Shares do not have any voting rights. The holders of Camden Excess Securities have no voting rights on any matters except as otherwise expressly required by law.



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         The holders of Camden Series A Preferred Shares will be afforded the same voting rights as those currently afforded to holders of Oasis Series A Preferred Stock. Such rights are described above under "DESCRIPTION OF CAMDEN SECURITIES--Camden Preferred Shares."

         Oasis. Each holder of Oasis Common Stock is entitled to one vote per share and to the same and identical voting rights as other holders of Oasis Common Stock. Holders of Oasis Common Stock do not have cumulative voting rights. Holders of Oasis Preferred Stock have such voting rights, if any, as established by the Oasis Board in the designation of a series of Oasis Preferred Stock or as otherwise expressly required by law. The holders of Oasis Excess Stock have no voting rights on any matters except as otherwise expressly required by law.

         The holders of the Oasis Series A Preferred Stock are afforded the same voting rights as those that will be afforded to the holders of Camden Series A Preferred Shares. Such rights are described above under "DESCRIPTION OF CAMDEN SECURITIES--Camden Preferred Shares."

VOTING POWER

         Upon consummation of the Merger, based on the capitalization of Camden and Oasis on February 4, 1998, Camden shareholders and Oasis stockholders will hold approximately 31,714,881 and 12,391,795 Camden Common Shares, respectively, constituting approximately 72% and 28%, respectively, of Camden's voting power. Following the Merger, neither Camden shareholders nor Oasis stockholders will possess the same relative voting power in matters put to a vote of shareholders of Camden as they possessed prior to the Merger. See "SECURITY OWNERSHIP."

TRUST MANAGERS AND DIRECTORS

         Camden. The Camden Bylaws provide for a Board of Trust Managers having two to ten members. The number of trust managers may be fixed from time to time by resolution adopted by a majority of the Camden Board. Vacancies may be filled by the majority of the trust managers or elected by the vote of the holders of at least two-thirds of the outstanding Camden Common Shares at an annual or special meeting of shareholders. Trust manager nominees who have not been previously elected as trust managers by Camden shareholders will be elected at the annual meeting of shareholders (except as provided in the preceding sentence) by the affirmative vote of the holders of two-thirds of the outstanding Camden Common Shares. Trust managers who have been previously elected as trust managers by the shareholders of Camden will be reelected as the annual meeting of the shareholders by the affirmative vote of the holders of a majority of the Camden Common Shares present in person or by proxy at such meeting. Any trust manager that has been previously elected as a trust manager by shareholders who is not reelected by such majority vote at a subsequent annual meeting will nevertheless remain in office until his or her successor is elected and qualified.

         A member of the Camden Board may be removed with or without cause by the affirmative vote of shareholders holding at least two-thirds of all Camden Common Shares authorized to be cast and entitled to vote on the election of trust managers.

         Oasis. The Oasis Bylaws provide that the Oasis Board will consist of not less than four or more than nine persons. The number of persons constituting the Oasis Board is seven. The directors of Oasis are divided into three classes as nearly equal in number as possible, with terms of three years each. The division of a board into staggered classes makes changes in the composition of such board more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. The Oasis Bylaws provide that any vacancy on the Oasis Board will be filled by a successor elected by the affirmative vote of a majority of the remaining directors.

         Under the Oasis Articles, Oasis directors may be removed for cause or without cause and by the affirmative vote of two-thirds of all the votes entitled to be cast for the election of directors. A special meeting of stockholders may be called, in accordance with the Oasis Bylaws, for the purpose of removing a director.



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POWER TO CALL SPECIAL MEETINGS; ACTION BY WRITTEN CONSENT

         Camden. The Texas REIT Act provides that special meetings of shareholders may be called by the trust managers, any officer of the trust or such other persons as may be provided in the declaration of trust or the bylaws. The Camden Bylaws provide that special meetings of shareholders for any purpose may be called by the Camden Board, any officer of Camden or the holders of at least 10% of the shares entitled to vote at the meetings.

         The Texas REIT Act and the Camden Bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent will have the same force and effect as a unanimous vote of the shareholders.

         Oasis. The NGCL provides that meetings of stockholders may be held in the manner provided by the bylaws and requires that notice of the meeting be signed by the president or a vice president, or the secretary, or an assistant secretary, or by such other natural person as the bylaws may prescribe or the directors may designate. The Oasis Bylaws provide that special meetings may be held whenever called by the President or by the Oasis Board or by a vote of at least a majority of the issued and outstanding capital stock of Oasis. It will therefore be easier for former Oasis stockholders, upon becoming Camden shareholders, to call a special meeting of shareholders to vote on a matter that is opposed by the Camden Board, as calling such a meeting will require 10% of the shares entitled to vote at such meeting to request such meeting.

         The NGCL provides that, unless the articles of incorporation or the bylaws of a company provide for different proportions, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. Neither the Oasis Articles nor the Oasis Bylaws require a different proportion for action to be taken by stockholders without a meeting.

AMENDMENT OF CHARTER DOCUMENTS

         Camden. The Camden Declaration of Trust may be amended by the affirmative vote of at least two-thirds of the outstanding Camden Common Shares, except that articles relating to the prohibition against engaging in non-REIT businesses, approval of certain business combination, share ownership requirements and amendment of the Camden Declaration of Trust require the affirmative vote of at least 80% of the outstanding Camden Common Shares. The Camden Bylaws may be amended by the affirmative vote of a majority of the members of the Camden Board. In addition, to the extent not inconsistent with the Texas REIT Act and the Camden Declaration of Trust and as specified in the notice of the meeting, the Camden Bylaws (i) with respect to bylaws relating to business at annual shareholder meetings, election and term of office of trust managers, nomination of trust managers, removal of trust managers, vacancies of trust managers and amendment of bylaws, may be amended by the affirmative vote of two-thirds of the outstanding Camden Common Shares or (ii) with respect to all other bylaws, may be amended by the affirmative vote of the holders of a majority of the outstanding Camden Common Shares.

         Oasis. The Oasis Articles may be amended by the affirmative vote of a majority of all of the votes of stockholders entitled to be cast on the matter. The Oasis Bylaws may be amended by the Oasis Board by a vote of not less than a majority of such Board.

MERGERS

         Camden. Pursuant to the Texas REIT Act, shareholder approval of a plan of merger is not required if, among other things, the REIT is the surviving entity in the merger, the declaration of trust will not differ from its declaration of trust before the merger, each shareholder whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical rights immediately after the effective date of the merger and the voting power and number of participating shares outstanding immediately after the merger, plus those shares issuable in the merger, will not exceed more than 20% of the shares outstanding immediately before the merger. In all other instances, unless the trust managers require a greater vote or a vote by class or series, the affirmative vote of at least two-thirds of the outstanding shares



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entitled to vote thereon is required for approval of a plan of merger or exchange, unless any class or series of shares is entitled to vote as a class on the plan of merger or exchange, in which event the affirmative vote of at least two-thirds of the outstanding shares otherwise entitled to vote thereon is required for approval.

         Oasis. The NGCL contains similar provisions to those of the Texas REIT Act with respect to approval of a plan of merger, except that a plan of merger or exchange requires the approval of a majority of the voting power of a corporation.

CERTAIN BUSINESS COMBINATIONS

         Camden. The Camden Declaration of Trust provides that, under certain circumstances, the affirmative vote of the holders of not less than 80% of the outstanding shares of the Camden Common Shares and Camden Preferred Shares is required for the approval or authorization of certain business combinations. Generally, the type of combinations affected by this voting threshold are substantial transactions between Camden and "related persons," defined to be persons that beneficially own in the aggregate more than 50% of the capital stock of Camden. Further, holders of not less than 50% of the outstanding shares of capital stock not owned, directly or indirectly, by such "related person" is required for approval of such combinations, unless the affirmative vote of not less than 90% of the outstanding shares of capital stock of Camden is obtained. Camden believes that these provisions will encourage any potential acquiror to negotiate with the Camden Board, and may have the effect of limiting the ability of potential acquirors to make a two-tiered bid for Camden in which all shareholders would not be treated equally. These provisions may also discourage certain potential acquirors unwilling to comply therewith.

         Oasis. Under Section 78.438 of the NGCL, certain "Combinations" between a resident domestic corporation (i.e., a domestic corporation that has 200 or more stockholders) and any person that is an Interested Stockholder of that resident domestic corporation are prohibited for three years from the date such person first becomes an Interested Stockholder unless the Combination or purchase of shares which first caused such person to become an Interested Stockholder is approved by the board of directors of the resident domestic corporation prior to the date of such Combination or purchase of shares.

         As defined under the NCGL, the "Interested Stockholders" of a resident domestic corporation include (i) the beneficial owners of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation and (ii) any affiliates or associates of the resident domestic corporation who, at any time within the three years immediately before the date in question, beneficially owned 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

          "Combinations" are broadly defined in the NGCL to include, among other things, (i) mergers or consolidations with, (ii) sales, leases, mortgages, pledges or other dispositions of assets having a market value of 5% or more of the market value of the corporation's assets or outstanding shares, or representing 10% or more of the corporation's earning power or net income, to,
(iii) certain transactions resulting in the issuance or transfer of any shares having a market value equal to 5% or more of the market value of all outstanding shares of the corporation to, (iv) the adoption of a plan or proposal of the liquidation or dissolution of such corporation proposed by, (v) certain transactions which would result in increasing the proportionate share of shares of the corporation owned by, or (vi) the receipt of the benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by, an Interested Stockholder. Following the expiration of the three-year period, a Combination with an Interested Stockholder is permitted if the Combination meets all the requirements specified in the articles of incorporation of such corporation and either (i) (a) the board of directors of the corporation approves, prior to such person becoming an Interested Stockholder, the Combination or the purchase of shares by the Interested Stockholder resulting in such 10% ownership and (b) the Combination is approved by the affirmative vote of holders of a majority of the outstanding voting power not beneficially owned by the Interested Stockholder proposing the Combination (or any affiliate or associate of such Interested Stockholder) at a meeting called for that purpose no earlier than three years after the date the Interested Stockholder became such or (ii) (x) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets the minimum requirements set forth in Sections 78.441 through 78.443, inclusive, of the NGCL and (y) prior to the consummation of the Combination, except in limited circumstances, the Interested Stockholder will not have become the beneficial owner of additional voting shares of the corporation.




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CONTROL SHARE ACQUISITIONS

         Under Sections 78.378 to 78.3793 of the NCGL (the "Control Share Act"), an "acquiring person" who acquires a "controlling interest" in an "issuing corporation" may not exercise voting rights on any "Control Shares" unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at an annual meeting or at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. If the Control Shares are accorded full voting rights and the acquiring person acquires Control Shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote for authorizing voting rights for the Control Shares, is entitled to demand payment for the fair value of their shares, and the corporation must comply with the demand. For the above provisions, "acquiring person" means (subject to certain exceptions) any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation. "Controlling interest" means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, and/or (iii) a majority or more of the voting power of the issuing corporation in the election of directors. Voting rights must be conferred by a majority of the disinterested stockholders as each threshold is reached and/or exceeded. "Control Shares" means those outstanding voting shares of an issuing corporation which an acquiring person (1) acquires or offers to acquire in an acquisition or (2) acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person. "Issuing corporation" means a corporation that is organized in Nevada, has 200 or more stockholders (at least 100 of whom are stockholders of record and residents of Nevada) and does business in Nevada directly or through an affiliated corporation. The above does not apply if the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that said provisions do not apply. Neither the Oasis Articles nor the Oasis Bylaws exclude Oasis from the restrictions imposed by such provisions.

REIT QUALIFICATION PROVISIONS

         Camden. The Camden Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the total outstanding capital stock ("Camden Capital Stock"). The Camden Board is not permitted to waive the Ownership Limit. Further, any transfer of Camden Capital Stock that would: (i) result in the Camden Capital Stock being owned by fewer than 100 persons; (ii) result in Camden being "closely held" within the meaning of Section 856(h) of the Code; or (iii) result in the disqualification of Camden as a REIT, is considered to be null and void, and the intended transferee will acquire no rights in the shares, except as provided in the Camden Declaration of Trust regarding Camden Excess Securities.

         The Camden Declaration of Trust provides that Camden Capital Stock owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit will automatically be deemed to be Camden Excess Securities and as such will be deemed to have been transferred to Camden as trustee of a trust for the exclusive benefit of the transferees to whom such Camden Capital Stock may ultimately be transferred without violating the Ownership Limit.

While the Camden Excess Securities are held in trust, they will not be entitled to vote, and they will not be entitled to participate in dividends or other distributions. Any dividend or distribution paid to a proposed transferee of Camden Excess Securities prior to the discovery by Camden that Camden Capital Stock has been transferred in violation of the provisions of the Camden Declaration of Trust shall be repaid to Camden upon demand. The original transferee- shareholder may, at any time Camden Excess Securities are held by Camden in trust, transfer the interest in the trust representing the Camden Excess Securities to any individual whose ownership of the Camden Capital Stock that have been deemed to be Camden Excess Securities would be permitted under the Ownership Limit, at a price not in excess of the price paid by the original transferee-shareholder for the Camden Capital Stock that were exchanged into Camden Excess Securities. Immediately upon the transfer to the permitted transferee, the Camden Excess Securities will automatically be deemed to be Camden Capital Stock of the class from which they were converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee-shareholder of any Camden Excess Securities may be deemed, at the option of Camden, to have acted as an agent on behalf of Camden in acquiring the Camden Excess Securities and to hold the Camden Excess Securities on behalf of Camden.

         In addition to the foregoing transfer restrictions, Camden will have the right, for a period of 90 days during the time any Camden Excess Securities are held by Camden in trust, to purchase all or any portion of the Camden Excess Securities



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from the original transferee-shareholder at the lesser of the price paid for the
Camden Capital Stock by the original transferee-shareholder and the market price (as determined in the manner set forth in the Camden Declaration of Trust) of the Camden Capital Stock on the date Camden exercises its option to purchase.
The 90-day period begins on the later of the date of the violative transfer or date the Camden Board determines that a violative transfer has been made.

         Each shareholder shall upon demand be required to disclose to Camden in writing any information with respect to the direct, indirect and constructive ownership of beneficial interests as the Camden Board deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

         The Ownership Limit may have the effect of precluding acquisition of control of Camden unless the Camden Board and the shareholders determine that maintenance of REIT status is no longer in the best interests of Camden.

         Oasis. For Oasis to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year and certain percentages of Oasis' gross income must be from particular activities. To ensure that Oasis remains qualified as a REIT, certain provisions of the Oasis Articles restrict the acquisition of shares of capital stock. Subject to certain exceptions specified in the Oasis Articles, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 8% by value (the "Oasis Ownership Limit") of Oasis' capital stock. If shares of capital stock in excess of the Oasis Ownership Limit, or shares of capital stock that would cause the REIT to be beneficially owned by less than 100 persons, are issued or transferred to any person, such issuance or transfer will be null and void as to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of capital stock transferred in excess of the Oasis Ownership Limit will automatically be exchanged for Oasis Excess Stock, which will be transferred by operation of law to Oasis as trustee for the exclusive benefit of the person or persons to whom the shares are ultimately transferred, until such time as the intended transferee retransfers the shares. While these shares are held in trust, they would not be entitled to vote or to share in any dividends or other distributions. The shares may be retransferred by the intended transferee to a person who may hold such shares at a price not to exceed the price paid by the intended transferee, at which point the shares will automatically be exchanged for ordinary shares of capital stock. In addition, such shares of Oasis Excess Stock held in trust are purchasable by Oasis for a 90-day period at a price equal to the lesser of the price paid for the stock by the intended transferee and the market price for the stock on the date Oasis determines to purchase the stock. This ownership limitation may have the effect of precluding acquisition of control of Oasis by a third party unless the Oasis Board determines that maintenance of REIT status is no longer in the best interests of Oasis.

INDEMNIFICATION

         Camden. Trust managers and officers of Camden will be indemnified against judgments, fines, penalties, amounts paid in settlement and claims imposed upon or asserted against them as provided in the Texas REIT Act, the Camden Declaration of Trust and the Camden Bylaws. Such indemnification covers all costs and expenses reasonably incurred by such officer or trust manager. The Camden Board, by a majority vote of a quorum (or, if unavailable, a committee) of disinterested trust managers or, under certain circumstances, independent counsel appointed by the Camden Board, must determine that the trust manager or officer seeking indemnification acted in good faith while reasonably believing, in the case of conduct in an official capacity, that such conduct was in Camden's best interests or, in all other cases, that such conduct was at least not opposed to Camden's best interests and, in the case of any criminal proceeding, that such person had no reasonable belief that such conduct was unlawful.

         If the person involved is not a trust manager or officer of Camden, the Camden Board may cause Camden to indemnify to the same extent allowed for trust managers and officers of Camden such person who was or is a party to a proceeding, by reason of the fact that such person is or was an employee or agent of Camden, or is or was serving at the request of Camden as a trust manager, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.



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         Oasis. Pursuant to the Oasis Articles and the Oasis Bylaws, every person who was or is a party to, or threatened to be made a party to, or is involved in any action, suit or proceeding, by reason of the fact that he or she, or a person to whom he or she is the legal representative, is or was a director or officer of Oasis, or is or was serving at the request of Oasis as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, will be indemnified to the fullest extent permissible under the NGCL, and Oasis will make advances for expenses incurred in defending such actions.

TRUST MANAGER AND DIRECTOR LIABILITY

         As permitted by the Texas REIT Act and the NGCL, respectively, the Camden Declaration of Trust and the Oasis Articles eliminate the liability of trust managers, directors and officers of Camden and Oasis, respectively, for monetary damages in a shareholder or derivative proceeding.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a general summary of the material United States federal income tax consequences of the Merger. This discussion is based upon the Code, regulations, proposed or promulgated thereunder, judicial precedent relating thereto, and current rulings and administrative practice of the Service, in each case as in effect as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect. It is assumed that shares of Oasis Common Stock and shares of Oasis Series A Preferred Stock are held as "capital assets" within the meaning of Section 1221 of the Code (i.e., property held for investment). This discussion does not address all aspects of federal income taxation that might be relevant to particular holders of Oasis Common Stock and Oasis Series A Preferred Stock in light of their status or personal investment circumstances; nor does it discuss the consequences to such holders who are subject to special treatment under the federal income tax laws, such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, other financial institutions, tax-exempt organizations, pass-through entities, taxpayers who hold Oasis Common Stock and Oasis Series A Preferred Stock as part of a "straddle," "hedge" or "conversion transaction" or who have a "functional currency" other than the United States dollar. In addition, this discussion does not address the tax consequences to holders of options under the Oasis stock option plans or other persons who have received their Oasis Common Stock as compensation. Neither Camden nor Oasis has requested or will receive a ruling from the Service as to the tax consequences of the Merger.

         EACH OASIS STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, THE ACQUISITION, OWNERSHIP AND SALE OF THE CAMDEN SHARES AND OF CAMDEN'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER, SUCH ACQUISITION, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAX CONSIDERATIONS RELATING TO THE MERGER

         The Merger is intended to qualify as a reorganization under Section 368(a) of the Code, and the federal income tax consequences summarized below are based on the assumption that the Merger will qualify as a reorganization. It is a condition to the obligation of Camden to consummate the Merger that Camden shall have received an opinion from Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell Sapp") to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the obligation of Oasis to consummate the Merger that Oasis shall have received an opinion from Latham & Watkins to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, counsel to each of Camden and Oasis will rely upon certain representations made by Camden, Oasis, and certain stockholders of Oasis.

         If the Merger qualifies as a reorganization under Section 368(a) of the Code, no gain or loss will be recognized by Camden, Merger Sub or Oasis as a result of the Merger. Except as described below with respect to cash received in lieu of fractional shares, a holder of Oasis Common Stock or Oasis Series A Preferred Stock will not recognize gain or loss on the exchange of shares of Oasis Common Stock or Oasis Series A Preferred Stock for Camden Common Shares or Camden Series A Preferred Shares, respectively, pursuant to the Merger (but all Camden shareholders and Oasis stockholders will recognize



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income in the amount of any Pre-Merger Dividend made to them. See "--Pre-Merger
Dividend" below.) Of particular importance to the opinions of Liddell Sapp and Latham & Watkins regarding the treatment of the Merger for federal income tax purposes are certain assumptions and representations relating to the "continuity of interest" requirement discussed below.

CONTINUITY OF INTEREST ASSUMPTION

         To qualify as a reorganization, among other requirements, the Merger must satisfy a "continuity of interest" test, under which the historic Oasis stockholders must continue to retain a meaningful ownership interest in Camden after the Merger. Generally, this test will be considered satisfied if, pursuant to the Merger, historical Oasis stockholders exchange shares of Oasis Common Stock and Oasis Series A Preferred Stock having an aggregate value at the Effective Time of the Merger equal to at least 50% of the aggregate value of the Oasis Common Stock and Oasis Series A Preferred Stock outstanding for Camden Common Shares and Camden Series A Preferred Shares, respectively, and the Oasis stockholders do not at the time of the Merger plan to dispose of those Camden Common Shares and/or Camden Series A Preferred Shares. Management of Camden and Oasis have represented that they are not aware of any plan on the part of the Oasis stockholders that would cause this test not to be satisfied. Based upon these representations, each of Latham & Watkins and Liddell Sapp have assumed, for purposes of their opinions, that the continuity of interest requirement will be satisfied.

CASH IN LIEU OF FRACTIONAL SHARES

         A holder of Oasis Common Stock or Oasis Series A Preferred Stock who receives cash in lieu of fractional Camden Common Shares or Camden Series A Preferred Shares, respectively, will be treated as having received such fractional shares pursuant to the Merger and then as having exchanged such fractional shares for cash in a redemption by Camden. Any gain or loss attributable to such fractional shares generally will be capital gain or loss. The amount of such gain or loss will be equal to the difference between the portion of the holder's adjusted tax basis in the Oasis Common Stock or Oasis Series A Preferred Stock surrendered in the Merger that is allocated to its fractional share and the cash received in lieu thereof. Any such capital gain or loss will constitute long-term capital gain or loss if the Oasis Common Stock or Oasis Series A Preferred Stock has been held by the holder for more than one year at the Effective Time. Long-term capital gain recognized by certain non-corporate stockholders is subject to federal income tax at preferential capital gains rates, and such gain recognized with respect to an asset with a holding period of more than 18 months is subject to federal income tax at further reduced capital gains rates.

PRE-MERGER DIVIDEND

         The Merger Agreement provides that Oasis shall distribute to its stockholders immediately prior to the Merger the Pre-Merger Dividend in the minimum amount necessary for Oasis to satisfy the REIT distribution requirements under Section 857(a) of the Code for Oasis' short taxable year ending with the date of the Effective Time of the Merger. The Merger Agreement also provides that, should such distribution by Oasis occur, Camden shall distribute to its shareholders an amount per share equal to (i) the amount per share of any such Pre-Merger Dividend paid by Oasis divided by (ii) 0.759. Except as provided below with respect to the Pre-Merger Dividend (if any) designated as capital gain dividends, (i) any Pre-Merger Dividend made to Oasis' taxable U.S. shareholders out of Oasis' current or accumulated earnings and profits would be taken into account by such U.S. shareholders as ordinary income and would not be eligible for the dividends received deduction generally available for corporations and (ii) any Pre-Merger Dividend made to Camden's taxable U.S. shareholders out of Camden's current or accumulated earnings and profits would be taken into account by such U.S. shareholders as ordinary income and would not be eligible for the dividends received deduction generally available for corporations. Any Pre-Merger Dividend in excess of current and accumulated earnings and profits of Oasis (in the case of any Oasis Pre-Merger Dividend) or Camden (in the case of any Camden Pre-Merger Dividend) would not be taxable to the shareholder to the extent that such distribution does not exceed the adjusted basis of the shareholder's shares with respect to which the distribution is made, but rather would reduce the adjusted basis of such shares. To the extent that any such Pre-Merger Dividend in excess of earnings and profits exceeds the adjusted basis of the shareholder's shares, such distribution would be included in the shareholder's income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) assuming the shareholder holds the shares as a capital asset at the time of the Merger. Long-term capital gain recognized by certain non-corporate shareholders is subject to federal income tax at preferential capital gains rates, and such gain recognized with respect to an asset with a holding period of more than 18 months is subject to federal income tax at further reduced capital gains rates. Any Pre-Merger Dividend designated as capital gain dividends will be taxed as long-term capital gains (to the



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extent they do not exceed the payor's actual net capital gain for the taxable year), provided that corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.


TAXATION OF CAMDEN

         Each of Camden and Oasis currently has in effect an election to be taxed as a REIT under Sections 856 through 859 of the Code. Each of Camden and Oasis believes that it has, since its taxable year ending December 31, 1993, been organized and operated in such a manner so as to qualify for taxation as a REIT under the Code. Camden's continued qualification as a REIT after the Merger will depend in part upon Oasis' qualification as a REIT immediately prior to the Merger. In this regard, Camden's obligation to consummate the Merger is subject to the condition that it has received an opinion from counsel to Oasis, dated as of the closing of the Merger, that Oasis, commencing with its taxable year ended December 31, 1993 through its short taxable year ending on the date of the Effective Time of the Merger, was organized in conformity with the requirements for qualification as a REIT under the Code and its method of operations has enabled it to so qualify. This opinion will be based on various assumptions and will be conditioned upon certain representations made by Oasis as to factual matters. Furthermore, each of Camden and Oasis' obligations to consummate the Merger is subject to the condition that it has received an opinion from counsel to Camden that commencing with Camden's taxable year ended December 31, 1993, Camden was organized in conformity with the requirements for qualification as a REIT under the Code and Camden's method of operation has enabled Camden to so qualify during such period. This opinion will be based on various assumptions and will be conditioned upon certain representations made by Camden as to factual matters. Camden intends to continue to operate in a manner so as to qualify as a REIT following the Effective Time of the Merger, but no assurance can be given that Camden will qualify or remain qualified as a REIT. As a result of the Merger, Oasis' separate existence will cease as of the Effective Time of the Merger. Accordingly, the following discussion summarizes only the taxation of Camden. Prior to the Effective Time of the Merger, the taxation of Oasis as a REIT is similar to that described herein with respect to Camden.

         The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

         So long as Camden continues to qualify for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a corporation. However, Camden will be subject to federal income tax in the following circumstances. First, Camden will be taxed at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains (subject to Camden's election to retain, rather than distribute as a capital gain dividend, its net long-term capital gains; see "--Taxation of Taxable U.S. Shareholders" below). Second, under certain circumstances, Camden may be subject to the "alternative minimum tax" on items of tax preference, if any. Third, if Camden has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if Camden has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if Camden should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which it fails the 75% or 95% gross income test. Sixth, if Camden should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if Camden acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the acquiror's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the acquiror recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by it, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at



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the time of acquisition by Camden or Oasis over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The results described above with respect to the recognition of "built-in- gain" assume that Camden will make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition.

REQUIREMENTS FOR QUALIFICATION

         The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder (pursuant to the Taxpayer Relief Act of 1997, for taxable years beginning after August 5, 1997, failure to comply with the record keeping requirements of the Code and Treasury Regulations results in the imposition of a $25,000 penalty ($50,000 if the failure is due to intentional disregard) rather than loss of REIT status); and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code Section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

         The Camden Declaration of Trust and the Oasis Articles contain restrictions regarding the transfer of Camden Shares and Oasis Shares that are intended to assist Camden and Oasis in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "COMPARATIVE RIGHTS OF SHAREHOLDERS--REIT Qualification Provisions." Those restrictions may not ensure that Camden in all cases will be able to satisfy the share ownership requirements described above. If Camden fails to satisfy those share ownership requirements, Camden's status as a REIT will terminate. See "--Failure to Qualify." Pursuant to the Taxpayer Relief Act of 1997, enacted August 5, 1997, starting with a REIT's first taxable year that begins after August 5, 1997, a REIT that complies with Treasury Regulations for ascertaining the ownership of its shares and that does not know or, exercising reasonable diligence would not have known, whether it failed condition (vi) will be treated as meeting condition (vi).

         Both Camden and Oasis currently have wholly-owned corporate subsidiaries (the "Corporate Subsidiaries"). Upon consummation of the Merger, Oasis will be merged into a direct corporate subsidiary of Camden and the Oasis Corporate Subsidiaries in existence at the Effective Date of the Merger will become indirect Corporate Subsidiaries of Camden. Camden may form or acquire additional Corporate Subsidiaries in the future. Code Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and items of income, deduction and credit of the REIT. For taxable years of a REIT beginning on or before August 5, 1997, a "qualified REIT subsidiary" is a corporation, all of the capital stock of which has been held by the REIT at all times during the period such corporation was in existence. The IRS has ruled in a number of private letter rulings that subsidiaries acquired by a REIT as a result of a merger will be treated as "qualified REIT subsidiaries" even though the REIT has not held all of the capital stock of such subsidiary at all times during the period such corporation was in existence. Furthermore, pursuant to the Taxpayer Relief Act of 1997, starting with a REIT's first taxable year that begins after August 5, 1997, a corporation may qualify as a qualified REIT subsidiary as long as the REIT owns 100% of its stock even though such corporation was not wholly-owned by the REIT during its entire period of existence. Under such provisions, where a REIT acquires an existing corporation, such corporation is treated as being liquidated at the time of acquisition by the REIT and then reincorporated.



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Accordingly, the Corporate Subsidiaries of Oasis should constitute "qualified
REIT subsidiaries" of Camden following the Merger so long as Camden continues to hold 100% of the stock of such Corporate Subsidiaries, either directly or through Merger Sub. Furthermore, the Service has ruled privately that if a corporation merges into a "qualified REIT subsidiary," such merger will not affect the status of the "qualified REIT subsidiary." Accordingly, Merger Sub should continue to constitute a "qualified REIT subsidiary" following the Merger. In applying the income and asset tests described below, any Corporate Subsidiaries of Camden that are "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction and credit of such Corporate Subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of Camden. Because each of the current Corporate Subsidiaries will continue to be a "qualified REIT subsidiary" of Camden after the Merger, no such Corporate Subsidiary will be subject to federal corporate income taxation, although it may be subject to state and local taxation.

         In the case of a REIT that is a partner in a partnership or a member of a limited liability company that is treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be (based on the REIT's capital interest in the partnership or limited liability company, as the case may be), and will be deemed to be entitled to the gross income of the partnership or the limited liability company, as the case may be, attributable to such share. In addition, the assets and gross income of the partnership, or limited liability company, as the case may be will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests described below. Thus, Oasis' (and, following the consummation of the Merger, Camden's) proportionate share of the assets and items of income of Oasis Martinique LLC will be treated as assets and items of income of Oasis (and, following the consummation of the Merger, Camden) for purposes of applying the requirements described herein.

         Income Tests. In order for Camden to qualify and to maintain its qualification as a REIT, three requirements relating to gross income must be satisfied annually. First, at least 75% of its gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of its gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, not more than 30% of its gross income (including gross income from prohibited transactions) for each taxable year may be gain from the sale or other disposition of (i) stock or securities held for less than one year, (ii) dealer property that is not foreclosure property and
(iii) certain real property held for less than four years (apart from involuntary conversions and sales of foreclosure property). Pursuant to the Taxpayer Relief Act of 1997, the 30% gross income test is eliminated, starting with a REIT's first taxable year that begins after August 5, 1997.

         The rent received by Camden from its tenants ("Rent") will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant of Camden will not qualify as "rents from real property" in satisfying the gross income tests if Camden, or a direct or indirect owner of 10% or more of Camden, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." For the Rent to qualify as "rents from real property," Camden generally must not operate or manage its properties or furnish or render services to the tenants of such properties, other than through an "independent contractor" who is adequately compensated and from whom Camden derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by Camden are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." Moreover, pursuant to the Taxpayer Relief Act of 1997, starting with a REIT's first taxable year that begins after August 5, 1997, income derived by a REIT from non-qualifying services provided to tenants or from managing or operating a property that it owns will not be treated as rent from real property unless such income does not exceed 1% of the REIT's gross income from the property (determined by



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treating the amount of income received for any such non-qualifying service as not less than 150% of the REIT's direct cost in furnishing or rendering such service.)

         Camden does not charge, and Camden will not charge after the Merger, Rent for any portion of any property that is based, in whole or in part, on the gross income or profits of any person. In addition, Camden has not received and Camden does not anticipate receiving after the Merger any Rent from a Related Party Tenant. Also, the Rent attributable to personal property leased in connection with any lease (a "Lease") of real property by Camden does not exceed, and such Rent charged by Camden after the Merger will not exceed, 15% of the total Rent received under the Lease. Finally, Camden does not operate or manage its properties or furnish or render services (other than services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant") to the tenants of its properties other than through an "independent contractor" who is adequately compensated and from whom Camden derives no revenue.

         If any portion of the Rent does not qualify as "rents from real property" because the Rent attributable to personal property leased in connection with any Lease of real property exceeds 15% of the total Rent received under the Lease for a taxable year, the portion of the Rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rent attributable to personal property, plus any other income received by Camden during a taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income during such year, Camden would lose its REIT status. If, however, any portion of the Rent received under a Lease does not qualify as "rents from real property" because either (i) the Rent is considered based on the income or profits of any person or (ii) the tenant is a Related Party Tenant, none of the Rent received by Camden under such Lease would qualify as "rents from real property." In that case, if the Rent received by Camden under such Lease, plus any other income received by it during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income for such year, Camden would lose its REIT status. Finally, if any portion of the Rent does not qualify as "rents from real property" because Camden furnishes noncustomary services with respect to a property other than through a qualifying independent contractor (and in excess of the 1% de minimis exception referred to above), none of the Rent received by it with respect to the such property would qualify as "rents from real property." In that case, if the Rent received by Camden with respect to such property, plus any other income received by it during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income for such year, Camden would lose its REIT status.

         From time to time, Camden has entered into hedging transactions with respect to one or more of its assets or liabilities, and Camden may continue to enter into such hedging transactions following consummation of the Merger. Such transactions include or may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. To the extent that Camden has entered or enters into an interest rate swap or cap contract to hedge any variable rate indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that Camden hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. Camden has structured, and Camden intends to structure in the future, any hedging transactions in a manner that will not jeopardize its status as a REIT.

         If Camden fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the failure to meet such tests is due to reasonable cause and not due to willful neglect, Camden attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances Camden would be entitled to the benefit of those relief provisions. As discussed above in "--Taxation of Camden," even if those relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which Camden fails the 75% and 95% gross income tests.

         Asset Tests. Camden, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by cash or cash items (including



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certain receivables), government securities, "real estate assets" or, in cases where it raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following its receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the value of the associated real property and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property and an option to acquire real property (or a leasehold of real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by Camden may not exceed 5% of the value of its total assets and Camden may not own more than 10% of any one issuer's outstanding voting securities (except for the interest of Camden in any qualified REIT subsidiary).

         If Camden should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset tests either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition (i.e., the discrepancy arose from changes in the market values of its assets). If the condition described in clause (ii) of the preceding sentence were not satisfied, Camden still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

         Distribution Requirements. Camden, in order to qualify as a REIT, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its shareholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Camden timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that Camden does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if Camden should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed.

         Under certain circumstances, Camden may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Although Camden may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

         Recordkeeping Requirements. Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, Camden must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. Pursuant to the Taxpayer Relief Act of 1997, for taxable years beginning after August 5, 1997, failure to comply with the record keeping requirements of the Code and Treasury Regulations results in the imposition of a $25,000 penalty ($50,000 if the failure is due to intentional disregard) rather than loss of REIT status.

FAILURE TO QUALIFY

         If Camden fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Camden fails to qualify will not be deductible nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, Camden also will be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. It is not possible to predict whether in all circumstances Camden would be entitled to such statutory relief.



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TAXATION OF TAXABLE U.S. SHAREHOLDERS

         As long as Camden qualifies as a REIT, distributions made to taxable U.S. Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. Shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. For a discussion of certain United States federal income tax considerations to holders of Camden Preferred Shares, see "DESCRIPTION OF CAMDEN SECURITIES --Camden Preferred Shares --Certain Federal Income Tax Considerations to Holders of Camden Series A Preferred Shares" above. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the payor's actual net capital gain for the taxable year). However, corporate U.S. Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Pursuant to the Taxpayer Relief Act of 1997, starting with a REIT's first taxable year that begins after August 5, 1997, a REIT may elect to retain and pay income tax on net long-term capital gains that it receives during a taxable year. If a REIT makes this election, its shareholders are required to include in their income as long-term capital gain their proportionate share of the undistributed long-term capital gains so designated by the REIT. A shareholder will be treated as having paid his or her share of the tax paid by the REIT in respect of long-term capital gains so designated by the REIT, for which the shareholder will be entitled to a credit or refund. In addition, the shareholder's basis in his or her REIT shares will be increased by the amount of the REIT's designated undistributed long-term capital gains that are included in the shareholder's long-term capital gains, reduced by the shareholder's proportionate share of tax paid by the REIT on those gains that the shareholder is treated as having paid. The earnings and profits of the REIT will be reduced, and the earnings and profits of any corporate shareholder of the REIT will be increased, to take into account amounts designated by the REIT pursuant to this rule. A REIT must pay its tax on its designated long-term capital gains within 30 days of the close of any taxable year in which it designates long-term capital gains pursuant to this rule, and it must mail a written notice of its designation to its shareholders within 60 days of the close of the taxable year. Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the U.S. Shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a U.S. Shareholder's shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if such shares have been held for one year or less), assuming that such shares are capital assets in the hands of the U.S. Shareholder. In addition, any distribution declared by Camden in October, November or December of any year and payable to a U.S. Shareholder of record on a specified date in any such month shall be treated as both paid by the payor and received by the U.S. Shareholder on December 31 of such year, provided that the distribution is actually paid by the payor during January of the following calendar year.

         U.S. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of Camden. Instead, such losses would be carried over by Camden for potential offset against its future income (subject to certain limitations). Taxable distributions from Camden and gain from the disposition of Camden Common Shares will not be treated as passive activity income and, therefore, U.S. Shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from Camden generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Camden Common Shares (and distributions treated as such), however, will be treated as investment income only if the U.S. Shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. Camden will notify shareholders after the close of Camden's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

         As used herein, the term "U.S. Shareholder" means a holder of Camden Common Shares or Camden Series A Preferred Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States federal income taxation regardless of is source or (iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, shall also be considered U.S. Shareholders.



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TAXATION OF U.S. SHAREHOLDERS ON THE DISPOSITION OF COMMON SHAREs

         In general, any gain or loss realized upon a taxable disposition of Camden Common Shares by a U.S. Shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange by a U.S. Shareholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from Camden required to be treated by such U.S. Shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of Camden Common Shares may be disallowed if other shares of the same common shares are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

         A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%, and the tax rate on net capital gains applicable to individuals is 28%. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. The Taxpayer Relief Act of 1997 has changed the tax rates and holding periods applicable to long-term capital gains of individuals. In general, under applicable provisions of the Taxpayer Relief Act of 1997, which are generally effective for taxable years ending after May 6, 1997, the maximum tax rate applicable to net capital gains of individuals realized upon the sale of property held for 18 months or more is 20%, and the maximum tax rate on net capital gains of individuals realized upon the sale of property for more than one year and for not more than 18 months is 28%. The Taxpayer Relief Act of 1997 does not affect the taxation of a corporation's capital gains. Because the tax rates and applicable holding periods will vary depending upon a U.S. Shareholder's individual circumstances, investors should consult their own tax advisors concerning the effect of these Taxpayer Relief Act of 1997 changes. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

         Backup Withholding Tax and Information Reporting. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non U.S. Shareholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed below, (ii) capital gains dividends or
(iii) distributions attributable to gain from the sale or exchange by Camden of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Camden Common Shares by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Camden Common Shares by a foreign office of a broker that (a) is a United States person, (b) is a controlled foreign corporation for United States tax purposes, or (c) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States shareholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of Camden Common Shares is subject to both backup withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholder is a Non-U.S. Shareholder, or otherwise establishes an exemption. Backup withholding is not an additional tax. A Non-U.S. Shareholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

         New Withholding Regulations. Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department in October 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. In addition, the New Withholding Regulations require a corporation that is a REIT to treat as a dividend the portion of a distribution that is not designated as a capital gain dividend or return of basis and apply the 30% withholding tax (subject to any applicable deduction or exemption) to such portion, and to apply the withholding rules of the Foreign Investments in Real Property Tax Act of 1980 ("FIRPTA") discussed below under "--Taxation of Non-U.S. Shareholders." The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. THE DISCUSSION SET FORTH BELOW IN "TAXATION OF NON-U.S. SHAREHOLDERS" DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

         Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by Camden to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of Camden Shares or Oasis Shares with debt, a portion of its income from distributions on such shares will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Code Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from Camden as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Camden Common Shares is required to treat a percentage of the dividends on its Camden Common Shares as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by Camden from an unrelated trade or business (determined as if Camden were a pension trust) divided by the gross income of Camden for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Camden Common Shares only if (i) the UBTI Percentage is at least 5%; (ii) Camden or Oasis, as the case may be, qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of Camden or Oasis, as the case may be, in proportion to their actuarial interests in the pension trust; and
(iii) either (A) one pension trust owns more than 25% of the value of Camden's Common Shares or (B) a group of pension trusts individually holding more than 10% of the value of Camden's shares collectively owns more than 50% of the value of Camden's shares.

TAXATION OF NON-U.S. SHAREHOLDERS

         The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign holders of Camden Common Shares are complex and no attempt will be made herein to provide more than a summary of such rules. SUCH SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND ANY FOREIGN INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN CAMDEN SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

         Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges of United States real property interests and are not designated by the payor as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of the payor's current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in Camden Common Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a corporate Non-U.S. Shareholder). Camden expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with Camden or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with Camden claiming that the distribution is effectively connected income.

         Distributions in excess of current and accumulated earnings and profits of Camden will not be taxable to a Non-U.S. Shareholder to the extent that such distributions do not exceed the adjusted basis of the Non-U.S. Shareholder's Camden Common Shares but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Camden Common Shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Camden Common Shares as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of the payor's current and accumulated earnings and profits.

         For any year in which Camden qualifies as a REIT, distributions that are attributable to gain from sales or exchanges of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of FIRPTA. Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to treaty relief or exemption. The payor is required to withhold 35% of any distribution that is designated by it as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Shareholder upon a sale of his Camden Common Shares generally will not be taxed under FIRPTA if Camden is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. Camden is currently a "domestically-controlled REIT" and, therefore, the sale of Camden Common Shares will not be subject to taxation under FIRPTA. However, no assurance can be given that Camden will continue to be a "domestically-controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in Camden Common Shares or Oasis Common Stock is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Camden Common Shares or Oasis Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of corporate Non-U.S. Shareholders).

OTHER TAX CONSEQUENCES

         Camden, the Camden Corporate Subsidiaries and/or Camden shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business or reside. The state and local tax treatment of Camden and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, OASIS STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN CAMDEN.

                      RATIFICATION OF INDEPENDENT AUDITORS

         Upon the recommendation of the Audit Committee, the Camden Board has appointed the firm of Deloitte & Touche LLP as Camden's independent auditors for the year ending December 31, 1998. The affirmative vote of a majority of the Camden Common Shares present, or represented, and entitled to vote at the meeting, is required to ratify the appointment of Deloitte & Touche LLP.

         If the resolution ratifying the appointment of Deloitte & Touche LLP as independent auditors is approved by the shareholders, the Camden Board nevertheless retains the discretion to select different auditors in the future, should the Camden Board then deem it in Camden's best interest. Any such selection need not be submitted to a vote of shareholders.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Camden's annual report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and related financial statement schedule of Oasis included in (i) its Annual Report on Form 10-K for the year ended December 31, 1996, (ii) its Current Report on Form 8-K filed with the Commission on November 6, 1997 and (iii) its Current Report on Form 8-K filed with the Commission on January 30, 1998 have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         It is expected that representatives of Deloitte & Touche LLP will be present at the Camden Special Meeting to respond to appropriate questions of shareholders and to make a statement if they desire. It is expected that representatives of Coopers & Lybrand L.L.P. will be present at the Oasis Special Meeting to respond to appropriate questions of stockholders and to make a statement if they desire.

                                 LEGAL OPINIONS

         The legality of the Camden Shares to be issued in the Merger will be passed on for Camden by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas.

         Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas, counsel to Camden, and Latham & Watkins, Costa Mesa, California, counsel to Oasis, will deliver opinions to Camden and Oasis, respectively, concerning federal income tax consequences of the Merger. See "THE MERGER--Material Federal Income Tax Consequences." Also, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. will deliver an opinion to each of Camden and Oasis that, commencing with its taxable year ended December 31, 1993, Camden was organized and has operated in conformity with the requirements for qualification and taxation as a REIT, and Latham & Watkins will deliver an opinion to Camden that, commencing with its taxable year ended December 31, 1993, Oasis was organized and has operated in conformity with the requirements for qualification and taxation as a REIT.

                              SHAREHOLDER PROPOSALS

         Any proposals by Camden shareholders to be presented at Camden's Annual Meeting of Shareholders to be held in 1999 must have been received by Camden no later than November 29, 1998 in order to be included in Camden's proxy materials relating to the meeting. Any proposals by Oasis stockholders to be presented at Oasis' Annual Meeting of Stockholders to be held in 1999, assuming that the Merger is not consummated by June 30, 1998, must have been received by Oasis no later than December 11, 1998.

                                  OTHER MATTERS

         The Camden Board does not intend to bring any matter before the Camden Special Meeting other than as specifically set forth in the Notice of Special Meeting of Shareholders, nor does it know of any matter to be brought before the Camden Special Meeting by others. If, however, any other matters properly come before the Special Meeting, it is the intention of the proxyholders to vote such proxy in accordance with the decision of a majority of the Camden Board.

         The Oasis Board does not intend to bring any matter before the Oasis Special Meeting other than as specifically set forth in the Notice of Special Meeting of Stockholders, nor does it know of any matter to be brought before the Oasis Special



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



Meeting by others. If, however, any other matters properly come before the Oasis Special Meeting, it is the intention of the proxyholders to vote such proxy in accordance with the decision of a majority of the Oasis Board.


BY ORDER OF THE BOARD OF TRUST             BY ORDER OF THE BOARD OF DIRECTORS OF
MANAGERS OF CAMDEN PROPERTY TRUST          OASIS RESIDENTIAL, INC.




Richard J. Campo                           Scott S.  Ingraham
Chairman of the Board and                  President and Chief Executive Officer
Chief Executive Officer

                                                                         ANNEX I





                          AGREEMENT AND PLAN OF MERGER
                 (Restated to include Amendment No. 1 thereto)

                            dated December 16, 1997

                                  by and among

                             CAMDEN PROPERTY TRUST

                           CAMDEN SUBSIDIARY II, INC.

                                      and

                            OASIS RESIDENTIAL, INC.

                               TABLE OF CONTENTS


ARTICLE I
THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
         SECTION 1.1      The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
         SECTION 1.2      Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-2
         SECTION 1.3      Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-2
         SECTION 1.4      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-2
         SECTION 1.5      Certificate of Incorporation and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . I-2
         SECTION 1.6      Trust Managers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-2
         SECTION 1.7      Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-2

ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-2
         SECTION 2.1      Effect on Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-2
         SECTION 2.2      Conversion of Camden Sub Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . I-2
         SECTION 2.3      Cancellation of Certain Shares of Company Capital Stock . . . . . . . . . . . . . . . . . . I-3
         SECTION 2.4      Oasis Martinique LLC Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-4
         SECTION 2.5      Exchange of Certificates; Final Company Dividend  . . . . . . . . . . . . . . . . . . . . . I-4

ARTICLE III
REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-5
         SECTION 3.1      Representations and Warranties of the Company . . . . . . . . . . . . . . . . . . . . . . . I-5
         SECTION 3.2      Representations and Warranties of Camden  . . . . . . . . . . . . . . . . . . . . . . . .  I-12

ARTICLE IV
COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-19
         SECTION 4.1      Conduct of Business by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-19
         SECTION 4.2      Conduct of Business by Camden . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-20
         SECTION 4.3      Other Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-22

ARTICLE V
ADDITIONAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-22
         SECTION 5.1      Preparation of the Registration Statement and the Proxy Statement; Company
                          Stockholder Meeting and Camden Shareholder Meeting   . . . . . . . . . . . . . . . . . .   I-22
         SECTION 5.2      Access to Information; Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . .  I-23
         SECTION 5.3      Commercially Reasonable Efforts; Notification . . . . . . . . . . . . . . . . . . . . . .  I-23
         SECTION 5.4      Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-24
         SECTION 5.5      Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-24
         SECTION 5.6      Camden Board of Trust Managers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-24
         SECTION 5.7      No Solicitation of Transactions by the Company  . . . . . . . . . . . . . . . . . . . . .  I-24
         SECTION 5.8      Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-25
         SECTION 5.9      Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-25
         SECTION 5.10     Letters of Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-25
         SECTION 5.11     Transfer and Gains Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-25
         SECTION 5.12     Benefit Plans and Other Employee Arrangements . . . . . . . . . . . . . . . . . . . . . .  I-25
         SECTION 5.13     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-26

ARTICLE VI
CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-27
         SECTION 6.1      Conditions to Each Party's Obligation To Effect the Merger  . . . . . . . . . . . . . . .  I-27
         SECTION 6.2      Conditions to Obligations of Camden and Camden Sub  . . . . . . . . . . . . . . . . . . .  I-28
         SECTION 6.3      Conditions to Obligations of the Company  . . . . . . . . . . . . . . . . . . . . . . . .  I-29

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-30
         SECTION 7.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-30
         SECTION 7.2      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-31
         SECTION 7.3      Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-33
         SECTION 7.4      Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-33
         SECTION 7.5      Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-33

ARTICLE VIII
GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-33
         SECTION 8.1      Nonsurvival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . .  I-33
         SECTION 8.2      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-33
         SECTION 8.3      Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-34
         SECTION 8.4      Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-35
         SECTION 8.5      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-35
         SECTION 8.6      Entire Agreement; No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . .  I-35
         SECTION 8.7      GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-35
         SECTION 8.8      Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-35
         SECTION 8.9      Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-35
         SECTION 8.10     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-35

EXHIBITS:
A        Form of Affiliate Letter
B        Form of Company Legal Opinion
C        Form of Camden Legal Opinion

Annex A - Parties to Company Voting Agreement
Annex B - Parties to Camden Voting Agreement

SCHEDULES:

Schedule 1.6          Trust Managers of Camden
Schedule 1.7          Officers of Surviving Corporation
Schedule 3.1(b)       Company Subsidiaries
Schedule 3.1(c)       Capital Structure
Schedule 3.1(d)       Authority; Noncontravention; Consents
Schedule 3.1(e)       SEC Documents; Financial Statements; Undisclosed Liabilities
Schedule 3.1(f)       Certain Changes or Events
Schedule 3.1(g)       Litigation
Schedule 3.1(h)       Company Properties
Schedule 3.1(j)       Company Related Party Transactions
Schedule 3.1(k)(i)    Changes in Benefit Plans
Schedule 3.1(k)(ii)   ERISA Compliance
Schedule 3.1(l)       Taxes
Schedule 3.1(m)       Payments to Employees, Officers and Directors
Schedule 3.1(o)       Compliance with Laws (Exceptions)
Schedule 3.1(p)(i)    Contracts
Schedule 3.1(p)(ii)   Debt Instruments
Schedule 3.2(b)       Camden Subsidiaries
Schedule 3.2(c)       Camden Capital Structure
Schedule 3.2(d)       Authority; Noncontravention; Consents
Schedule 3.2(e)       Camden Liabilities
Schedule 3.2(f)       Certain Changes or Events
Schedule 3.2(g)       Litigation
Schedule 3.2(h)       Camden Properties
Schedule 3.2(j)       Camden Related Party Transactions
Schedule 3.2(k)(i)    Changes in Benefit Plans
Schedule 3.2(k)(ii)   ERISA Compliance
Schedule 3.2(l)(i)    Taxes
Schedule 3.2(l)(ii)   Tax Exceptions
Schedule 3.2(m)       Payments to Employees, Officers or Directors
Schedule 3.2(p)(i)    Contracts
Schedule 3.2(p)(ii)   Debt Instruments
Schedule 4.1          Conduct of Business by the Company (Exceptions to Covenants)
Schedule 4.2          Conduct of Business by Camden (Exceptions to Covenants)
Schedule 5.12         Employee Benefits
Schedule 8.3          Persons with "Knowledge" of the Company or Camden


                             INDEX OF DEFINED TERMS

Term                                               Section
----                                               -------
Affiliate                                          8.3
Agreement                                          Introduction
Articles of Merger                                 1.3
Base Amount                                        7.2(h)
Break-Up Expenses                                  7.2(h)
Break-Up Expense Base Amount                       7.2(h)
Break-Up Fee                                       7.2(h)
Break-Up Fee Tax Opinion                           7.2(h)
Camden                                             Introduction
Camden Benefit Plans                               3.2(k)(i)
Camden Common Stock                                Recital (e)
Camden Disclosure Letter                           8.3
Camden Employee Stock Plans                        3.2(c)
Camden Financial Statement Date                    3.2(f)
Camden Material Adverse Change                     3.2(f)
Camden Material Adverse Effect                     3.2(a)
Camden Options                                     3.2(c)
Camden Preferred Shares                            3.2(c)
Camden Preferred Stock                             2.1(d)
Camden Properties                                  3.2(h)
Camden SEC Documents                               3.2(e)
Camden Shareholder Approval                        3.2(d)
Camden Shareholder Meeting                         5.1(c)
Camden Shares                                      2.1(d)
Camden Sub                                         Introduction
Camden Subsidiaries                                3.2(b)
Camden Voting Agreement                            Recital (e)
Certificate of Merger                              1.3
Certificates                                       2.2(b)
Closing Date                                       1.2
Code                                               Recital (c)
Common Stock                                       Recital (d)
Common Stock Exchange Ratio                        2.1(c)
Company                                            Introduction
Company Benefit Plans                              3.1(k)(i)
Company Disclosure Letter                          8.3
Company Employee Stock Plans                       2.1(e)
Company Option                                     2.1(e)
Company Properties                                 3.1(h)
Company SEC Documents                              3.1(e)
Company Shares                                     2.1(b)
Company Stockholder Approval                       3.1(d)
Company Stockholder Meting                         5.1(b)
Company Subsidiaries                               3.1(b)
Company Voting Agreement                           Recital (d)
Competing Transaction                              5.7(a)
Confidentiality Agreement                          5.2
DGCL                                               1.1
DLJ                                                3.2(n)
Encumbrances                                       3.1(h)
ERISA                                              3.1(k)(ii)

Excess Shares                                      3.1(c)
Exchange Act                                       3.1(d)
Exchange Agent                                     2.2(a)
Exchange Ratio                                     2.1(d)
Fee                                                7.2(h)
Fee Base Amount                                    7.2(h)
Financial Statement Date                           3.1(f)
Final Company Dividend                             2.2(d)(i)
GAAP                                               3.1(e)
Governmental Entity                                3.1(d)
Hazardous Materials                                3.1(i)
HSR Act                                            3.1(d)
Indebtedness                                       3.1(p)(ii)
Indemnified Parties                                5.13(a)
Knowledge                                          8.3
Laws                                               3.1(d)
Liens                                              3.1(b)
Material Adverse Change                            3.1(f)
Material Adverse Effect                            3.1(a)
Material Contract                                  3.1(p)(i)
Merger                                             Recital (9)
Merrill Lynch                                      3.1(n)
NGCL                                               1.1
NYSE                                               2.2(g)
Oasis Martinique Exchange Rights Agreement         8.3
Oasis Martinique LLC                               8.3
Oasis Martinique LLC Agreement                     8.3
Oasis Martinique LLC Units                         8.3
Oasis Martinique Loan and Security Agreement       8.3
Person                                             8.3
Preferred Stock                                    3.1(c)
Preferred Stock Exchange Ratio                     2.1(d)
Property Restrictions                              3.1(h)
Proxy Statement                                    3.1(d)
Qualifying Income                                  7.2(h)
Registration Statement                             3.2(d)
REIT                                               3.1(l)(ii)
REIT Requirements                                  7.2(h)
SEC                                                3.1(d)
Securities Act                                     3.1(e)
Series A Preferred Stock                           2.1(b)
Shareholder Approvals                              3.2(d)
Subsidiary                                         8.3
Surviving Corporation                              1.1
Takeover Statute                                   3.1(r)
Taxes                                              3.1(l)(i)
Transactions                                       Recital (h)
Transfer and Gains Taxes                           5.11
Unconsolidated Camden Financial Statements         3.2(e)
Unconsolidated Company Financial Statements        3.1(e)

                          AGREEMENT AND PLAN OF MERGER

                      THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated December 16, 1997 is made and entered into by and among Camden Property Trust, a Texas real estate investment trust ("CAMDEN"), Camden Subsidiary II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Camden ("CAMDEN SUB"), and Oasis Residential, Inc., a Nevada corporation (the "COMPANY").

                                    RECITALS

                      (a) The Board of Trust Managers of Camden and the respective Boards of Directors of Camden Sub and the Company have approved the merger of the Company with and into Camden Sub (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement.

                      (b) Camden, Camden Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                      (c) For federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement constitutes a plan of reorganization under Section 368 of the Code.

                      (d) Concurrently with the execution of this Agreement and as an inducement to Camden to enter into this Agreement, each of the Persons listed on ANNEX A has entered into a voting agreement (the "COMPANY VOTING AGREEMENT") pursuant to which such Person has agreed, among other things, to vote its shares of common stock, par value $.01 per share, of the Company (the "COMMON STOCK") in favor of this Agreement, the Merger and any other matter that requires its vote in connection with the transactions contemplated by this Agreement.

                      (e) Concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, each of the Persons listed on ANNEX B has entered into a voting agreement (the "CAMDEN VOTING AGREEMENT") pursuant to which such Person has agreed, among other things, to vote its common shares of beneficial interest, par value $.01, of Camden (the "CAMDEN COMMON STOCK") in favor of this Agreement, the Merger and any other matter that requires its vote in connection with the transactions contemplated by this Agreement.

                      (f) The transactions contemplated by this Agreement, the Company Voting Agreement, the Camden Voting Agreement and the other agreements and documents contemplated hereby, including, without limitation, the Merger, shall be referred to collectively in this Agreement as the "TRANSACTIONS."

                      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

                      SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Nevada General Corporation Law (the "NGCL"), the Company shall be merged with and into Camden Sub at the Effective Time (as defined below). Camden Sub shall be the surviving corporation (the "SURVIVING CORPORATION") in the Merger and shall become a wholly owned subsidiary of Camden. From and after the Effective Time, the identity and separate corporate existence of the Company shall cease and Camden Sub shall succeed to and assume all the rights and obligations of the Company.

                      SECTION 1.2 Closing. The closing of the Merger will take place at 10:00 a.m., local time, on the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "CLOSING DATE"), at the offices of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., 2001 Ross Avenue, Suite 3000, Dallas, Texas 75201, or at such other time, date and place as is agreed to by the parties hereto.

                      SECTION 1.3 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in
Article VI, the parties shall file a certificate of merger or other appropriate documents (the "CERTIFICATE OF MERGER") executed in accordance with the DGCL and articles of merger or other appropriate documents (the "ARTICLES OF MERGER") executed in accordance with the NGCL and shall make all other filings or recordings required under the DGCL or the NGCL. The Merger shall become effective upon the later of (i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada in accordance with the NGCL and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time that Camden, Camden Sub and the Company have agreed upon and designated in such filings in accordance with applicable law (the time the Merger becomes effective being the "EFFECTIVE TIME"), it being understood that the parties shall cause the Effective Time to occur on the Closing Date.

                      SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL and the NGCL. Among other effects of the Merger, upon consummation of the Merger, the Surviving Corporation shall succeed to all powers and rights of the Company, and shall be liable for all obligations and responsibilities of the Company (including, without limitation, the managing member of Oasis Martinique LLC, and shall become and be bound by all of the terms and provisions of the Oasis Martinique LLC Agreement binding upon the managing member of Oasis Martinique LLC).

                      SECTION 1.5 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Camden Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law. The Bylaws of Camden Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law. Prior to the Effective Time, Camden shall amend its Bylaws to the extent necessary to increase the size of its Board of Trust Managers as provided in Section 5.6 and shall appoint Scott Ingraham (or such other person designated by the Company in the event Scott Ingraham is unable or unwilling to serve) to fill such vacancy and serve in accordance with Camden's Bylaws.

                      SECTION 1.6 Trust Managers. The Trust Managers of Camden immediately following the Effective Time shall be the persons named on SCHEDULE 1.6 attached hereto, each of whom shall serve in accordance with the Texas Real Estate Investment Trust Act, as amended, and Camden's Bylaws. Such Trust Managers of Camden shall be appointed to the committees of Camden's Board of Trust Managers as indicated on SCHEDULE 1.6. Immediately following the Effective Time, Camden shall cause the size and composition of the Board of Directors of Camden Sub to be the same as Camden's Board of Trust Managers.

                      SECTION 1.7 Officers. The officers of Camden Sub immediately following the Effective Time shall be the persons named on
SCHEDULE 1.7 attached hereto, all of whom shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                      SECTION 2.1 Effect on Capital Stock. By virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Camden, Camden Sub or the Company:

                      SECTION 2.2 Conversion of Camden Sub Common Stock. At the Effective Time, each share of common stock, par value $.01 per share, of Camden Sub outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

                      SECTION 2.3 Cancellation of Certain Shares of Company Capital Stock. At the Effective Time, each share of Common Stock and each share of Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company (the "SERIES A PREFERRED STOCK" and, together with the Common Stock, the "COMPANY SHARES") held by the Company as treasury stock or owned by any Company Subsidiary (as defined below) shall, automatically and without any action on the part of the holder thereof, be canceled and retired and all rights in respect thereof shall cease to exist without any conversion thereof or payment therefor.

                      (a) Conversion of Common Stock. At the Effective Time, each share of Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.1(b), automatically and without any action on the part of the holder thereof, cease to be outstanding and be converted into .759 of a share of Camden Common Stock (the "COMMON STOCK EXCHANGE RATIO"). If prior to the Effective Time the outstanding shares of Camden Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in Camden's capitalization, then an appropriate and proportionate adjustment shall be made in the Common Stock Exchange Ratio.

                      (b) Conversion of Series A Preferred Stock. At the Effective Time, each share of Series A Preferred Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in clause (b) above, automatically and without any action on the part of the holder thereof, cease to be outstanding and be converted into one share of Series A Cumulative Convertible Preferred Stock, par value $.01 per share (the "CAMDEN PREFERRED STOCK" and, together with the Camden Common Stock, the "CAMDEN SHARES"), of Camden (the "PREFERRED STOCK EXCHANGE RATIO" and, together with the Common Stock Exchange Ratio, the "EXCHANGE RATIO"), and shall have a liquidation preference of $25.00. The terms of the Camden Preferred Stock shall be the same as the terms of the Series A Preferred Stock; provided, however, that the Camden Preferred Stock shall have such voting rights as the parties shall reasonably agree are necessary in order to insure that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code; provided, further, that the cumulative cash dividends payable in amount per share shall equal the greater of (i) $2.25 per annum or (ii) the cash dividends paid or payable on a number of shares of Camden Common Stock equal to the number of shares of Camden Common Stock into which a share of Camden Preferred Stock is convertible, and shares of Camden Preferred Stock shall be convertible into shares of Camden Stock at a conversion price of $32.4638 per share of Camden Common Stock, subject to certain adjustments.

                      (c) Options. To the extent that acceleration by the Company of the exercisability of any outstanding option to purchase shares of Company Common Stock (each, a "COMPANY OPTION") is permitted but not required by the applicable governing instrument, then the Company shall not elect to cause such acceleration to occur. In connection therewith, at the Effective Time, to the extent not prohibited by the terms of the relevant governing instrument, each Company Option that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Common Stock and shall be converted automatically into an option to purchase shares of Camden Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company's 1995 Equity Participation Plan, the Company's Stock Option Plan for Outside Directors and the Company's 1993 Stock Option Plan (collectively, the "COMPANY EMPLOYEE STOCK PLANS"), and the agreements evidencing grants thereunder, including, subject to the provisions of the first sentence of this Section 2.1(e), the accelerated vesting of Company Options that shall occur in connection with and by virtue of the Merger as and to the extent required by the Company Employee Stock Plans or such agreements):

                             (i)  the number of shares of Camden Common Stock
to be subject to the option shall be equal to the product of the number of shares of Common Stock subject to the original option and the Common Stock Exchange Ratio, provided that any fractional share of Camden Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

                             (ii) the exercise price per share of Camden Common
Stock under the option shall be equal to the exercise price per share of Common Stock under the original option divided by the Common Stock Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

The adjustment provided herein with respect to any Company Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, Section 424(a) shall override anything to the contrary contained herein. The duration and other terms of the new option shall be the same as the original option except that all references to the Company shall be deemed to be references to Camden.

                      SECTION 2.4 Oasis Martinique LLC Units. At the Effective Time, each Oasis Martinique LLC Unit which is outstanding immediately prior thereto shall cease to be exchangeable for one share of Common Stock and shall automatically be exchangeable, subject to the provisions of the Oasis Martinique LLC Agreement and the Oasis Martinique Exchange Rights Agreement, for .759 of a share of Camden Common Stock.

                      SECTION 2.5 Exchange of Certificates; Final Company Dividend.

                      (a) Exchange Agent. Prior to the Effective Time, Camden Sub shall appoint American Stock Transfer & Trust Company to act as exchange agent (the "EXCHANGE AGENT") in the Merger.

                      (b) Camden To Provide Merger Consideration. At or prior to the Effective Time, Camden Sub shall provide to the Exchange Agent, for the benefit of the holders of the Company Shares, certificates representing Camden Shares issuable in exchange for certificates representing outstanding Company Shares pursuant to Section 2.1 ("CERTIFICATES") and an estimated amount in cash sufficient to satisfy Camden's obligations under Section 2.2(g). At or prior to the Effective Time, the Company shall provide to the Exchange Agent, for the benefit of the holders of the Company Shares, cash payable in respect of dividends pursuant to Section 2.2(d)(i).

                      (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time and in no event later than ten (10) business days thereafter, the Exchange Agent shall mail to each holder of record of Company Shares whose shares were converted into Camden Shares pursuant to Section 2.1 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Camden Sub may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing Camden Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Camden Sub, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole Camden Shares to which the holder is entitled, an amount of cash in lieu of any fractional Camden Shares in accordance with Section 2.2(g) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(d), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of Camden Sub that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender such whole number of Camden Shares provided by Section 2.1, an amount in cash in lieu of any fractional Camden Share in accordance with Section 2.2(g) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(d). No interest will be paid or will accrue on the consideration payable upon the surrender of any Certificate or on any cash payable pursuant to Section 2.2(d) or Section 2.2(g).

                      (d) Record Dates for Final Dividends; Distributions with Respect to Unexchanged Shares.

                             (i)  To the extent necessary to satisfy the
requirements of Section 857(a)(1) of the Code for the taxable year of the Company ending at the Effective Time, the Company shall declare a dividend (the "FINAL COMPANY DIVIDEND") to holders of Company Shares, the record date for which shall be close of business on the last business day prior to the Effective Time, in an amount equal to the minimum dividend sufficient to permit the Company to satisfy such requirements. If the Company determines it necessary to declare the Final Company Dividend, it shall notify Camden at least ten days prior to the date for the Company Stockholder Meeting (as defined below), and Camden shall declare a dividend per share to holders of Camden Common Stock, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount per share equal to the quotient obtained by dividing (x) the Final Company Dividend per share of Common Stock paid by the Company by (y) the Exchange Ratio. The Final Company Dividend shall be paid upon presentation of the Certificates for exchange in accordance with this
Article II.

                             (ii) No dividends or other distributions with
respect to Camden Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Camden Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(g), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat laws, as soon as reasonably practicable following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional Camden Share to which such holder is entitled pursuant to Section 2.2(g) and (ii) if such Certificate is exchangeable for one or more whole Camden Shares, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Camden Shares and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Camden Shares.

                      (e) No Further Ownership Rights in Common Stock. All Camden Shares delivered, and cash in lieu of any fractional shares thereof paid, upon the surrender of Certificates in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares; provided, however, that the Company shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of the Company or its transfer agent of the Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Camden for any reason, they shall be canceled and exchanged as provided in this Article II.

                      (f) No Liability. None of Camden, Camden Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All Certificates and funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates that remain unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to Camden, upon demand, and any holders of Certificates who have not theretofore complied with Section 2.2(c) shall thereafter look only to Camden for delivery of any shares or funds, subject to applicable escheat and other similar laws.

                      (g) No Fractional Shares. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional Camden Shares shall be issued upon the surrender for exchange of Certificates and no dividend or distribution or any other right with respect to Camden Shares shall relate to any fractional security, and such fractional interests shall not entitle the holder thereof to vote or to any other rights of a shareholder. In lieu of any such fractional shares, each holder of Company Shares who would otherwise have been entitled to a fraction of a Camden Share upon surrender of Certificates for exchange pursuant to this Article II shall be entitled to receive from the Exchange Agent a cash payment (without interest) in lieu of such fractional share equal to such fraction multiplied by the average closing price per share of Camden Common Stock on the New York Stock Exchange (the "NYSE") during the five trading days immediately following the Effective Time.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                      SECTION 3.1 Representations and Warranties of the Company. The Company represents and warrants to Camden and Camden Sub as follows:

                      (a) Organization, Standing and Corporate Power of the Company. The Company is a corporation duly organized and validly existing under the laws of Nevada and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company has delivered to Camden complete and correct copies of its Articles of Incorporation and Bylaws, each as amended or supplemented to the date of this Agreement.

                      (b) Company Subsidiaries. SCHEDULE 3.1(b) to the Company Disclosure Letter (as defined below) sets forth each Subsidiary of the Company (collectively, the "COMPANY SUBSIDIARIES") and the ownership interest therein of the Company. Except as set forth on SCHEDULE 3.1(b) to the Company Disclosure Letter, (A) all the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable, are owned by the Company or a Company Subsidiary free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS") and (B) all equity interests in each Company Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by the Company or one or more Company Subsidiaries free and clear of all Liens. Except for the capital stock of or other equity or ownership interests in the Company Subsidiaries, and except as set forth on SCHEDULE 3.1(b) to the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Each Company Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Company Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect. Copies of the charter documents, bylaws, organization documents and partnership and joint venture agreements of each Company Subsidiary, each as amended to the date of this Agreement, have been previously delivered or made available to Camden.

                      (c) Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, 15,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"), and 45,000,000 shares of excess stock, par value $.01 per share (the "EXCESS SHARES"). On the date hereof, (i) 16,326,476 shares of Common Stock and 4,165,000 shares of Series A Preferred Stock were issued and outstanding, (ii) no shares of Common Stock or Series A Preferred Stock were held by the Company in its treasury, (iii) no options to purchase shares of Common Stock were available for issuance to employees or directors of the Company or any Company Subsidiary under the Company Employee Stock Plans, (iv) 1,170,500 shares of Common Stock were issuable upon exercise of outstanding Company Options, (v) 886,022 shares of Common Stock were reserved for issuance upon exchange of Oasis Martinique LLC Units, (vi) 4,165,000 shares of Common Stock were reserved for issuance upon conversion of the Series A Preferred Stock and (vii) no Excess Shares were outstanding. On the date of this Agreement, except as set forth above in this Section 3.1(c), no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights relating to the capital stock of the Company. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on SCHEDULE 3.1(c) to the Company Disclosure Letter, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except (A) for the Company Options and the Oasis Martinique LLC Units, (B) as set forth in SCHEDULE 3.1(c) to the Company Disclosure Letter, or (C) as otherwise permitted under Section 4.1, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which such entity is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except (1) for the Oasis Martinique Exchange Rights Agreement, the Oasis Martinique LLC Agreement and the Oasis Martinique Loan and Security Agreement and (2) as set forth on
SCHEDULE 3.1(c) to the Company Disclosure Letter, there are no outstanding contractual obligations of the

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Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any capital stock, voting securities or other ownership interests in any Company Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) to any Person.

                      (d) Authority; Noncontravention; Consents. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the vote of the holders of the Company Shares required to approve this Agreement and the Transactions (the "COMPANY STOCKHOLDER APPROVAL"), to consummate the Transactions to which the Company is a party. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of this Agreement pursuant to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by Camden and Camden Sub, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that such enforceability may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or (ii) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Except as set forth in SCHEDULE 3.1(d) to the Company Disclosure Letter, the execution and delivery of this Agreement by the Company does not, and the consummation of the Transactions to which the Company is a party and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Articles of Incorporation or the Bylaws of the Company or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Company Subsidiary, each as amended or supplemented as of the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to the Company or any Company Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "LAWS") applicable to the Company or any Company Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect or (y) prevent the consummation of the Transactions.
No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the filing by any Person in connection with any of the Transactions of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), to the extent applicable, (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) a joint proxy statement relating to the approval by the Company's stockholders and Camden's shareholders of the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "PROXY STATEMENT") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of Articles of Merger with the Secretary of State of the State of Nevada and the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such filings as may be required in connection with the payment of any Transfer and Gains Taxes (as defined below) and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in SCHEDULE 3.1(b) to the Company Disclosure Letter, (B) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the Transactions or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Material Adverse Effect.

                      (e) SEC Documents; Financial Statements; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1993 (the "COMPANY SEC DOCUMENTS"). All of the Company SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time of filing and effectiveness contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Company SEC Documents. The consolidated financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited financial statements of the unconsolidated Company Subsidiaries previously delivered to Camden (the "UNCONSOLIDATED COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of such Company Subsidiaries, taken as a whole, as of the dates thereof, the results of their respective operations and cash flows for the periods then ended. Except as set forth in the Company SEC Documents, in the Unconsolidated Company Financial Statements, in SCHEDULE 3.1(e) to the Company Disclosure Letter or as permitted by Section
4.1 (for the purposes of this sentence, as if Section 4.1 had been in effect since September 30, 1997), neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company or, to the Knowledge of the Company, of any unconsolidated Company Subsidiary or in the notes thereto and which, individually or in the aggregate, would have a Material Adverse Effect.

                      (f) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents or in SCHEDULE 3.1(f) to the Company Disclosure Letter, since the date of the most recent financial statements included in the Company SEC Documents (the "FINANCIAL STATEMENT DATE") and to the date of this Agreement, the Company and the Company Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change that would have a Material Adverse Effect (a "MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Material Adverse Change, (ii) except for regular quarterly dividends paid on Company Shares as set forth on SCHEDULE 3.1(f) to the Company Disclosure Schedule, in each case with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, other than any dividend required to be paid pursuant to Section 2.2, (iii) any split, combination or reclassification of any of the Company's capital stock or, except for the issuance of the Oasis Martinique LLC Units, any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in, any Company Subsidiary except as permitted by Section 4.1, (iv) any damage, destruction or loss, not covered by insurance, that has or would have a Material Adverse Effect or (v) any change in accounting methods, principles or practices by the Company or any Company Subsidiary, except insofar as may have been disclosed in the Company SEC Documents or required by a change in GAAP.

                      (g) Litigation. Except as disclosed in the Company SEC Documents or in SCHEDULE 3.1(g) to the Company Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of the Company and the Company Subsidiaries (i) which are covered by adequate insurance or (ii) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or threatened in writing against or affecting the Company or any Company Subsidiary that, individually or in the aggregate, could reasonably be expected to (A) have a Material Adverse Effect or (B) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

                      (h) Properties. Except as provided in SCHEDULE 3.1(h) of the Company Disclosure Letter, the Company or one of the Company Subsidiaries owns fee simple title to each of the real properties identified in SCHEDULE

3.1(h) of the Company Disclosure Letter (the "COMPANY PROPERTIES"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("ENCUMBRANCES"). The Company Properties (other than the Company Properties under development) are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "PROPERTY RESTRICTIONS"), except for (i) Encumbrances and Property Restrictions set forth in the Company Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Company Property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to Camden, provided, however, that platting of development land will not be shown on existing title reports) and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not otherwise have a Material Adverse Effect and which have arisen or been incurred only in the ordinary course of business. Except as provided in
SCHEDULE 3.1(h), valid policies of title insurance have been issued insuring the Company's or the applicable Company Subsidiaries' fee simple title to the Company Properties in amounts at least equal to the purchase price thereof, subject only to the matters disclosed above and on the Company Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Except as provided in
SCHEDULE 3.1(h) of the Company Disclosure Letter, (i) the Company has no Knowledge that any certificate, permit or license from any governmental authority having jurisdiction over any of the Company Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) the Company has not received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Company Properties issued by any governmental authority; (iii) there are no material structural defects relating to the Company Properties; (iv) there are no Company Properties whose building systems are not in working order in any material respect; (v) there is no physical damage to any Company Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration; or (vi) there is no current renovation or restoration to any Company Property the remaining cost of which exceeds $100,000. Neither the Company nor any of the Company Subsidiaries has received any notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by the Company or the Company Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Company Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the Company has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

                      (i) Environmental Matters. None of the Company, any of the Company Subsidiaries or, to the Company's Knowledge, any other Person has caused or permitted (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "HAZARDOUS MATERIALS") on any of the Company Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Company Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Material Adverse Effect; and in connection with the construction on or operation and use of the Company Properties, the Company and the Company Subsidiaries have not failed to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except for failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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                      (j)    Related Party Transactions.  Set forth in SCHEDULE
3.1(j) of the Company Disclosure Letter is a list of all arrangements, agreements and contracts entered into by the Company or any of the Company Subsidiaries with (i) any Person who is an officer, director or Affiliate of the Company or any of the Company Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (ii) any Person who acquired Company Shares in a private placement. Such documents, copies of all of which have previously been delivered or made available to Camden, are listed in SCHEDULE 3.1(j) of the Company Disclosure Letter.

                      (k)    Absence of Changes in Benefit Plans; ERISA
Compliance.

                             (i)  Except as disclosed in the Company SEC
Documents or in SCHEDULE 3.1(k) (i) to the Company Disclosure Letter and except as permitted by Section 4.1 (for the purpose of this sentence, as if Section
4.1 had been in effect since December 31, 1996), since the date of the most recent audited financial statements included in the Company SEC Documents, there has not been any adoption or amendment by the Company or any Company Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding, or oral or in writing) providing benefits to any current or former employee, officer or director of the Company, any Company Subsidiary, or any Person affiliated with the Company under Section 414 (b), (c), (m) or (o) of the Code (collectively, "COMPANY BENEFIT PLANS").

                             (ii) Except as described in the Company SEC
Documents or in SCHEDULE 3.1(k) (ii) to the Company Disclosure Letter or as would not have a Material Adverse Effect, (A) all Company Benefit Plans of the Company and the Company Subsidiaries, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither the Company nor any Company Subsidiary has any liabilities or obligations with respect to any such Company Benefit Plan, whether accrued, contingent or otherwise, nor to the Knowledge of the Company are any such liabilities or obligations expected to be incurred. Except as set forth in SCHEDULE 3.1(k)
(ii) to the Company Disclosure Letter, the execution of this Agreement and performance of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan of the Company or a Company Subsidiary, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to the Company or the Company Subsidiaries are the agreements and policies specifically referred to in SCHEDULE 3.1(k) (ii) to the Company Disclosure Letter, which Schedule sets forth the amounts payable thereunder.

                      (l)    Taxes.

                             (i)  Each of the Company and each Company
Subsidiary has (A) filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid (or the Company has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and, except as disclosed in the Company SEC Documents or in SCHEDULE 3.1(l)(i) to the Company Disclosure Letter, the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all material Taxes payable by the Company (and by those Company Subsidiaries whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. True, correct and complete copies of all federal, state and local Tax returns and reports for the Company and each Company Subsidiary, and all written communications relating thereto, have been delivered or made available to representatives of Camden. Since the Financial Statement Date, the Company has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, and neither the Company nor any Company Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company. Except as set forth on SCHEDULE 3.1(L)(I) to the Company Disclosure Letter, to the Knowledge of the Company, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Company Subsidiaries, and no requests for waivers of the time to assess any such

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Taxes are pending.  As used in this Agreement, "TAXES" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

                             (ii) The Company (A) for all taxable years
commencing with 1993 through the most recent December 31, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years,
(B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending upon the Closing Date, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the Company's Knowledge, no such challenge is pending or threatened. Each Company Subsidiary which is a partnership, joint venture or limited liability company has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. Each Company Subsidiary which is a corporation for federal income tax purposes has been since its formation, and continues to be treated for federal income tax purposes as, a "qualified REIT subsidiary" as defined in
Section 856(i) of the Code. Except as set forth on SCHEDULE 3.1(l)(ii) to the Company Disclosure Letter, neither the Company nor any Company Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to
Section 1374 of the Code as a result of an election under IRS Notice 88-19 or
(y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

                      (m) No Payments to Employees, Officers or Directors. Except as set forth on SCHEDULE 3.1(m) to the Company Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments to be made or increasing any amounts payable thereunder on a change of control or otherwise as a result of the consummation of any of the Transactions, with respect to any employee, officer or director of the Company or any Company Subsidiary.

                      (n) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Merrill Lynch & Co. ("MERRILL LYNCH"), the fees and expenses of which have previously been disclosed to Camden and will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

                      (o) Compliance with Laws. To the Knowledge of the Company, except as disclosed in the Company SEC Documents and except as set forth in SCHEDULE 3.1(o) to the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                      (p)    Contracts; Debt Instruments.

                             (i)  To the Knowledge of the Company, neither the
Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding (each, a "MATERIAL CONTRACT") to which it is a party or by which it or any of its properties or assets is bound, except as set forth in SCHEDULE 3.1(p)(i) to the Company Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, nor, except as set forth in SCHEDULE 3.1(p)(i) to the Company Disclosure Letter, will the consummation of the Transactions (including the satisfaction of the condition to the obligations of Camden and Camden Sub set forth in Section 6.2(f)) result in any third party having any right of termination, amendment, acceleration, or cancellation of or loss or change in a material benefit under any Material Contract.

                             (ii) Except for any of the following expressly
identified in the Company SEC Documents and except as permitted by Section 4.1,
SCHEDULE 3.1(p)(ii) to the Company Disclosure Letter sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments

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pursuant to which any Indebtedness of the Company or any of the Company
Subsidiaries, other than Indebtedness payable to the Company or a Company Subsidiary or to any third-party partner or joint venturer in any Company Subsidiary, in an aggregate principal amount in excess of $100,000 per item is outstanding or may be incurred and (y) the respective principal amounts outstanding thereunder on November 30, 1997. For purposes of this Section 3.1(p) (ii) and Section 3.2(p) (ii), "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (A) all indebtedness of such Person for borrowed money, whether secured or unsecured, (B) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (C) all capitalized lease obligations of such Person, (D) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such Person of any such Indebtedness of any other Person.

                      (q) Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch, satisfactory to the Company, a copy of which has been provided to Camden, to the effect that the Exchange Ratio is fair to the stockholders of the Company from a financial point of view.

                      (r) State Takeover Statutes. The Company has taken all action necessary, if any, to exempt transactions between Camden and the Company and its Affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (a "TAKEOVER STATUTE").

                      (s) Registration Statement and Proxy Statement. The information supplied or to be supplied by the Company or its Subsidiaries for inclusion in (i) the Registration Statement will not at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement, including any amendment and supplement thereto, will not, either at the date mailed to stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Proxy Statement will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Camden for inclusion therein.

                      (t) Vote Required. The affirmative vote of at least a majority of the outstanding shares of Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve this Agreement and the Transactions.

                      SECTION 3.2 Representations and Warranties of Camden. Camden represents and warrants to the Company as follows:

                      (a) Organization, Standing and Corporate Power of Camden and Camden Sub. Camden is a real estate investment trust, and Camden Sub is a corporation, in each case duly organized and validly existing under the laws of its jurisdiction of organization or incorporation and each has the requisite corporate power and authority to carry on its business as now being conducted. Each of Camden and Camden Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Camden and the Camden Subsidiaries (as defined below), taken as a whole (an "CAMDEN MATERIAL ADVERSE EFFECT"). Each of Camden and Camden Sub has delivered to the Company complete and correct copies of its Declaration of Trust or Articles of Incorporation and Bylaws (as the case may be), each as amended or supplemented to the date of this Agreement.

                      (b) Camden Subsidiaries. SCHEDULE 3.2(b) to the Camden Disclosure Letter (as defined below) sets forth each Subsidiary of Camden (collectively, the "CAMDEN SUBSIDIARIES"), other than Camden Sub, and the ownership interest therein of Camden. Except as set forth in SCHEDULE 3.2(b) to the Camden Disclosure Letter, (A) all the outstanding shares of capital stock of each Camden Subsidiary that is a corporation have been validly issued and





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are fully paid and nonassessable and are owned by Camden or a Camden Subsidiary free and clear of all Liens and (B) all equity interests in each Camden Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by Camden or one or more Camden Subsidiaries free and clear of all Liens. Except for the capital stock of or other equity or ownership interests in the Camden Subsidiaries and except as set forth in SCHEDULE 3.2(b) to the Camden Disclosure Letter, Camden does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Each Camden Subsidiary (other than Camden Sub) that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Camden Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Camden Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Camden Material Adverse Effect. Copies of the charter documents, bylaws, organization documents and partnership and joint venture agreements of each Camden Subsidiary, each as amended to the date of this Agreement, have been previously delivered or made available to the Company.

                      (c) Capital Structure. The authorized capital stock of Camden consists of 100,000,000 shares of Camden Common Stock and 10,000,000 preferred shares of beneficial interest, par value $.01 per share (the "CAMDEN PREFERRED SHARES"). On the date hereof, (i) 31,920,880 shares of Camden Common Stock and no Camden Preferred Shares were issued and outstanding, (ii) no shares of Camden Stock or Camden Preferred Shares were held by Camden in its treasury, (iii) 1,751,825 shares of Camden Common Stock were available for issuance under Camden's employee benefit or incentive plans ("CAMDEN EMPLOYEE STOCK PLANS"), and (iv) 565,600 shares of Camden Common Stock were issuable upon exercise of outstanding stock options (the "CAMDEN OPTIONS") to purchase shares of Camden Common Stock. On the date of this Agreement, except as set forth in this Section 3.2(c), no shares of capital stock or other voting securities of Camden were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights relating to the capital stock of Camden. All outstanding shares of capital stock of Camden are, and all Camden Shares that may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on SCHEDULE 3.2(c) to the Camden Disclosure Letter, there are no bonds, debentures, notes or other indebtedness of Camden having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Camden may vote. Except (A) for the Camden Options, (B) as set forth in
SCHEDULE 3.2(c) to the Camden Disclosure Letter, (C) as otherwise permitted under Section 4.2, (D) as contemplated under Camden's dividend reinvestment plan and (E) as contemplated by this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Camden or any Camden Subsidiary is a party or by which such entity is bound, obligating Camden or any Camden Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Camden or of any Camden Subsidiary or obligating Camden or any Camden Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth on SCHEDULE 3.2(c) to the Camden Disclosure Letter, there are no outstanding contractual obligations of Camden or any Camden Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock or other ownership interests in any Camden Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

                      (d) Authority; Noncontravention; Consents. Each of Camden and Camden Sub has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the vote of the holders of the Camden Common Stock required to approve this Agreement and the Transactions, including, without limitation, the issuance of the Camden Shares in connection with the Merger (the "CAMDEN SHAREHOLDER APPROVAL" and, together with the Company Stockholder Approval, the "SHAREHOLDER APPROVALS"), to consummate the Transactions to which Camden or Camden Sub (as the case may be) is a party. The execution and delivery of this Agreement by each of Camden and Camden Sub and the consummation by each of Camden and Camden Sub of the Transactions to which Camden or Camden Sub (as the case may) is a party have been duly authorized by all necessary corporate action on the part of each of Camden and Camden Sub, subject to approval of this Agreement pursuant to the Camden Shareholder Approval. This Agreement has been duly executed and delivered by each of Camden and Camden Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding





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obligation of each of Camden and Camden Sub (as the case may be), enforceable against each of Camden and Camden Sub (as the case may be) in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or (ii) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Except as set forth in SCHEDULE 3.2(d) to the Camden Disclosure Letter, the execution and delivery of this Agreement by each of Camden and Camden Sub do not, and the consummation of the Transactions to which Camden or Camden Sub (as the case may be) is a party and compliance by each of Camden and Camden Sub with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Camden, Camden Sub, or any other Camden Subsidiary under, (i) the Declaration of Trust, Certificate of Incorporation or Bylaws (as the case may be) of Camden and Camden Sub or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other Camden Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Camden, Camden Sub or any other Camden Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Camden, Camden Sub or any other Camden Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Camden Material Adverse Effect or (y) prevent the consummation of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Camden, Camden Sub or any Camden Subsidiary in connection with the execution and delivery of this Agreement or the consummation by Camden or Camden Sub, as the case may be, of any of the Transactions, except for (i) the filing by any Person in connection with any of the Transactions of a pre-merger notification and report form under the HSR Act to the extent applicable, (ii) the filing with the SEC of (x) the Proxy Statement and a registration statement on Form S-4 (or other appropriate form) in connection with the registration of the Camden Shares to be issued in the Merger (the "REGISTRATION STATEMENT") and (y) such reports under Section 13 (a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such filings as may be required in connection with the payment of any Transfer and Gains Taxes and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in SCHEDULE 3.2(d) to the Camden Disclosure Letter or (A) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the Transactions or otherwise prevent Camden or Camden Sub from performing their respective obligations under this Agreement in any material respect or have, individually or in the aggregate, a Camden Material Adverse Effect.

                      (e) SEC Documents; Financial Statements; Undisclosed Liabilities. Camden has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1993 (the "CAMDEN SEC DOCUMENTS"). All of the Camden SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder. None of the Camden SEC Documents at the time of filing and effectiveness contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Camden SEC Documents. The consolidated financial statements of Camden included in the Camden SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of Camden and the Camden Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited financial statements of the unconsolidated Camden Subsidiaries previously delivered to the Company (the "UNCONSOLIDATED CAMDEN FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved





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
(except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of such Camden Subsidiaries, taken as a whole, as of the dates thereof and the results of their respective operations and cash flows for the periods then ended. Except as set forth in the Camden SEC Documents, in the Unconsolidated Camden Financial Statements, in SCHEDULE 3.2(e) to the Camden Disclosure Letter or as permitted by Section 4.2 (for the purpose of this sentence, as if Section
4.2 had been in effect since September 30, 1997), neither Camden nor any Camden Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Camden or, to the Knowledge of Camden, of any unconsolidated Camden Subsidiary or in the notes thereto and which, individually or in the aggregate, would have a Camden Material Adverse Effect.

                      (f) Absence of Certain Changes or Events. Except as disclosed in the Camden SEC Documents or in SCHEDULE 3.2(f) to the Camden Disclosure Letter, since the date of the most recent financial statements included in the Camden SEC Documents (the "CAMDEN FINANCIAL STATEMENT DATE") to the date of this Agreement, Camden and the Camden Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change that would have a Camden Material Adverse Effect (a "CAMDEN MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Camden Material Adverse Change, (ii) except for regular quarterly dividends on Camden Common Stock as set forth on SCHEDULE 3.2(f) to the Company Disclosure Schedule, any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Camden's capital stock, other than any dividend required to be paid pursuant to Section 2.2, (iii) any split, combination or reclassification of any of Camden's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in any Camden Subsidiary, except as permitted by Section 4.2, (iv) any damage, destruction or loss, not covered by insurance, that has or would have a Camden Material Adverse Effect or (v) any change in accounting methods, principles or practices by Camden or any Camden Subsidiary except insofar as may have been disclosed in the Camden SEC Documents or required by a change in GAAP.

                      (g) Litigation. Except as disclosed in the Camden SEC Documents or in SCHEDULE 3.2(g) of the Camden Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Camden, and the Camden Subsidiaries (i) which are covered by adequate insurance or (ii) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or threatened in writing against or affecting Camden or any Camden Subsidiary that, individually or in the aggregate, could reasonably be expected to (A) have a Camden Material Adverse Effect or (B) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Camden or any Camden Subsidiary or having, or which, insofar as reasonably can be foreseen, in the future would have any such effect.

                      (h) Properties. Except as provided in SCHEDULE 3.2(h) of the Camden Disclosure Letter, Camden or one of the Camden Subsidiaries own fee simple title or a leasehold interest in to each of the real properties identified in SCHEDULE 3.2(h) of the Camden Disclosure Letter (the "CAMDEN PROPERTIES"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of Encumbrances. The Camden Properties (other than the Camden Properties under development) are not subject to any Property Restrictions, except for (i) Encumbrances and Property Restrictions set forth in the Camden Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Camden Property,
(iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to the Company, provided, however, that platting of development land will not be shown on existing title reports), and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Camden Properties subject thereto or affected thereby, and do not otherwise have a Camden Material Adverse Effect and which have arisen or been incurred only in the ordinary course of business. Except as provided in SCHEDULE 3.2(h) of the Camden Disclosure Letter, valid policies of title insurance have been issued insuring Camden's or the applicable Camden Subsidiaries' fee simple title to the Camden Properties in amounts at least equal to the purchase price thereof, subject only to the matters disclosed above and on the Camden Disclosure Letter, and such





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
policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Except as provided in SCHEDULE 3.2(h) of the Camden Disclosure Letter, (i) Camden has no Knowledge that any certificate, permit or license from any governmental authority having jurisdiction over any of the Camden Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Camden Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Camden Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) Camden has not received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Camden Properties issued by any governmental authority; (iii) there are no material structural defects relating to the Camden Properties; (iv) there are no Camden Properties whose building systems are not in working order in any material respect; (v) there is no physical damage to any Camden Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration; or (vi) there is no current renovation or restoration to any Camden Property the remaining cost of which exceeds $100,000. Neither Camden nor any of the Camden Subsidiaries has received any notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Camden Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Camden Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by Camden or Camden Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Camden Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and Camden has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

                      (i) Environmental Matters. None of Camden, any of the Camden Subsidiaries or, to the Knowledge of Camden, any other Person has caused or permitted (a) the unlawful presence of any Hazardous Materials on any of the Camden Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Camden Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Camden Material Adverse Effect; and in connection with the construction on or operation and use of the Camden Properties, Camden and the Camden Subsidiaries have not failed to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except for failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Camden Material Adverse Effect.

                      (j) Related Party Transactions. Set forth in SCHEDULE 3.2(j) of the Camden Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Camden, Camden Sub or any of the Camden Subsidiaries with (i) any Person who is an officer, director or Affiliate of Camden, Camden Sub or any of the Camden Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (ii) any Person who acquired Camden Common Stock in a private placement. Such documents, copies of all of which have previously been delivered or made available to the Company, are listed in SCHEDULE 3.2(j) of the Camden Disclosure Letter.

                      (k)    Absence of Changes in Benefit Plans; ERISA
Compliance.

                             (i)  Except as disclosed in the Camden SEC
Documents or in SCHEDULE 3.2(k)(i) to the Camden Disclosure Letter and except as permitted by Section 4.2 (for the purpose of this sentence, as if Section
4.2 had been in effect since December 31, 1996), since the date of the most recent audited financial statements included in the Camden SEC Documents, there has not been any adoption or amendment by Camden or any Camden Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding or oral or in writing) providing benefits to any current or former employee, officer or director of Camden, any Camden Subsidiary, or any Person affiliated with Camden under Section 414 (b), (c), (m) or (o) of the Code (collectively, "CAMDEN BENEFIT PLANS").





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
                             (ii) Except as described in the Camden SEC
Documents or in SCHEDULE 3.2(k)(ii) to the Camden Disclosure Letter or as would not have a Camden Material Adverse Effect, (A) all Camden Benefit Plans, including any such plan that is an "employee benefit plan" as defined in
Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither Camden nor any Camden Subsidiary has any liabilities or obligations with respect to any such Camden Benefit Plans, whether accrued, contingent or otherwise, nor to the Knowledge of Camden are any such liabilities or obligations expected to be incurred. Except as set forth in SCHEDULE 3.2(k)(ii) to the Camden Disclosure Letter, the execution of the Agreement and the performance of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Camden Benefit Plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to Camden or Camden Subsidiaries are the agreement and policies specifically referred to in SCHEDULE 3.2(k)(ii) to the Camden Disclosure Letter.

                      (l)    Taxes.

                             (i)  Each of Camden and each Camden Subsidiary has
(A) filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid (or Camden has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and, except as disclosed in the Camden SEC Documents, the most recent financial statements contained in the Camden SEC Documents reflect an adequate reserve for all material Taxes payable by Camden (and by those Camden Subsidiaries and whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. True, correct and complete copies of all federal, state and local Tax returns and reports for Camden and each Camden Subsidiary and all written communications relating thereto have been delivered or made available to representatives of the Company or will be delivered or made available to representatives of the Company within ten business days following the execution of this Agreement. Since the Camden Financial Statement Date, Camden has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, and neither Camden nor any Camden Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of Camden, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Camden. Except as set forth on SCHEDULE 3.2(l), to the Knowledge of Camden, no deficiencies for any Taxes have been proposed, asserted or assessed against Camden or any of the Camden Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

                             (ii) Camden (A) for all taxable years commencing
with 1993 through the most recent December 31, has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31 of its taxable year that includes the Closing Date, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to Camden's Knowledge, no such challenge is pending or threatened. Each Camden Subsidiary which is a partnership, joint venture or limited liability company has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation. Each Camden Subsidiary which is a corporation for federal income tax purposes and with respect to which all of the outstanding capital stock is owned solely by Camden (or solely by a Camden Subsidiary that is a corporation wholly-owned by Camden) has been since its formation and continues to be treated for federal income tax purposes as, a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. Commencing with the taxable year of Camden ending December 31, 1993, Camden has not owned more than ten percent (10%) of the outstanding voting securities of any corporation (other than the Camden wholly owned subsidiaries) as determined under and in accordance with the provisions of Section 856(c)(14)(B) of the Code. Neither Camden nor any Camden Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.





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                      (m)    No Payments to Employees, Officers or Directors.
Except as set forth in SCHEDULE 3.2(m) to the Camden Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments to be made or increasing any amounts payable thereunder on a change of control or otherwise as a result of the consummation of any of the Transactions, with respect to any employee, officer or director of Camden or any Camden Subsidiary.

                      (n) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), the fees and expenses of which have previously been disclosed to the Company and will be paid by Camden, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Camden or any other Camden Subsidiary.

                      (o) Compliance with Laws. To the Knowledge of Camden, except as disclosed in the Camden SEC Documents, neither Camden nor any of the Camden Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Camden Material Adverse Effect.

                      (p)    Contracts; Debt Instruments.

                             (i)  To the Knowledge of Camden, neither Camden
nor any Camden Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except as set forth in SCHEDULE 3.2(p)(i) to the Camden Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in a Camden Material Adverse Effect, nor, except as set forth in SCHEDULE 3.2(p)(i) to the Camden Disclosure Letter, will the consummation of the Transactions (including the satisfaction of the condition to the obligations of the Company set forth in Section 6.3(f)) result in any third party having any right of termination, amendment, acceleration or cancellation of or loss or change in a material benefit under any Material Contract.

                             (ii) Except for any of the following expressly
identified in the most recent financial statements contained in the Camden SEC Documents and except as permitted by Section 4.2, SCHEDULE 3.2(p)(ii) to the Camden Disclosure Letter sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of Camden or any of the Camden Subsidiaries, other than Indebtedness payable to Camden or a Camden Subsidiary or to any third-party partner or joint venturer in any Camden Subsidiary, in an aggregate principal amount in excess of $100,000 per item is outstanding or may be incurred and (y) the respective principal amounts outstanding thereunder on November 30, 1997.

                      (q) Interim Operations of Sub. Camden Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

                      (r) Opinion of Financial Advisor. Camden has received the opinion of DLJ, satisfactory to Camden, a copy of which has been provided to the Company, to the effect that the Exchange Ratio fair to Camden and the shareholders of Camden from a financial point of view.

                      (s) State Takeover Statutes. Camden has taken all action necessary, if any, to exempt transactions with the Company and its Affiliates from the operation of Takeover Statutes.

                      (t) Registration Statement and Proxy Statement. The information supplied or to be supplied by Camden or its Subsidiaries for inclusion in (i) the Registration Statement will not at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement, including any amendments and supplements thereto, will not, either at the date mailed to shareholders of Camden or at the time of the Camden Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required





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to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Proxy Statement will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Camden with respect to information supplied by the Company for inclusion therein.

                      (u) Vote Required. The affirmative vote of a majority of the shares present in person or by proxy at the Camden Shareholder Meeting is the only vote of the holders of any class or series of Camden's capital stock necessary (under applicable law or otherwise) to approve this Agreement and the Transactions.

                                   ARTICLE IV

                                   COVENANTS

                      SECTION 4.1          Conduct of Business by the Company.
During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause (or, in the case of Company Subsidiaries that the Company does not control, shall use commercially reasonable efforts to cause) the Company Subsidiaries each to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses. Without limiting the generality of the foregoing, the following additional restrictions shall apply, although the parties hereto agree that nothing contained in this Article IV or in any other provision of this Agreement shall restrict or prohibit the performance by Oasis Martinique LLC or the Company of their respective obligations under or the exercise of their respective rights under the Oasis Martinique LLC Agreement, the Oasis Martinique Exchange Rights Agreement or the Oasis Martinique Loan and Security
Agreement: During the period from the date of this Agreement to the Effective Time, except as set forth in SCHEDULE 4.1 to the Company Disclosure Letter, the Company shall not and shall cause (or, in the case of Company Subsidiaries which it does not control, shall use commercially reasonable efforts to cause) the Company Subsidiaries not to (and not to authorize or commit or agree to):

                      (a) (i) except as set forth on SCHEDULE 4.1 to the Company Disclosure Schedule, declare, set aside or pay any dividends on, or make any other distributions in respect of any of the Company's capital stock other than the dividend required to be paid pursuant to Section 2.2(d)(i), (ii) split, combine or reclassify any capital stock or other partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any options, warrants or rights to acquire, or security convertible into, shares of such capital stock or partnership interests;

                      (b) except (i) as contemplated under or required pursuant to Section 4.1(e) and (ii) in connection with the exercise of stock options or issuance of shares pursuant to stock rights or warrants outstanding on the date of this Agreement, issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock, any other voting securities (including partnership interests) of the Company or any Company Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except to the Company or a Company Subsidiary;

                      (c) except as otherwise contemplated by this Agreement, amend the articles or certificate of incorporation, bylaws, partnership agreement or other comparable charter or organizational documents of the Company or any Company Subsidiary;

                      (d) in the case of the Company or any Company Subsidiary, merge or consolidate with any Person;

                      (e) in any transaction or series of related transactions involving capital, securities or other assets or indebtedness of the Company, a Company Subsidiary, or any combination thereof in excess of $100,000, without obtaining the prior written consent of Camden, which consent shall not unreasonably be withheld or delayed: (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the





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equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein; (ii) subject to any Encumbrance or Lien or sell, lease or otherwise dispose of any of the Company Properties or any material assets or assign or encumber the right to receive income, dividends, distributions and the like except pursuant to contracts or agreements in effect at the date of this Agreement and set forth on SCHEDULE
4.1 to the Company Disclosure Letter; (iii) make or agree to make any new capital expenditures, except in accordance with budgets relating to the Company or the Company Subsidiaries that have been previously delivered to Camden; or
(iv) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (except in connection with the refinancing, refunding or amendment of the "Bonds," as that term is defined in the Oasis Martinique LLC Agreement), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person (except in connection with the refinancing, refunding or amendment of the "Bonds," as that term is defined in the Oasis Martinique LLC Agreement), enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness (except the "Bonds," as that term is defined in the Oasis Martinique LLC Agreement) or make any loans, advances or capital contributions to, or investments in, any other Person except to the extent required by the Oasis Martinique LLC Agreement;

                      (f) engage in any transactions of the types described in clauses (i), (ii), (iii) and (iv) of paragraph (e) above, whether or not related, involving, in the aggregate, capital, securities or other assets or indebtedness of the Company or a Company Subsidiary, or any combination thereof in excess of $500,000, without obtaining the prior written consent of Camden (which consent shall not be unreasonably withheld or delayed);

                      (g) make any tax election (unless required by law or necessary to preserve the Company's status as a REIT or the status of any Company Subsidiary as a partnership for federal income tax purposes or as a "qualified REIT subsidiary" under Section 856(i) of the Code, as the case may
be);

                      (h) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the Financial Statement Date, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises relating to taxes on real property in an amount not to exceed, individually or in the aggregate, $100,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recently completed taxable year except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP;

                      (i) except as provided in this Agreement, adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect;

                      (j) pay, discharge, settle or satisfy any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice and other than the severance payments contemplated by and paid pursuant to Section 5.12(b) hereof;

                      (k) settle any shareholder derivative or class action claims arising out of or in connection with any of the Transactions; and

                      (l) enter into or amend or otherwise modify any agreement or arrangement with Persons that are Affiliates or, as of the date hereof, are executive officers or directors of the Company or any Company Subsidiary without the consent of Camden.

                      SECTION 4.2          Conduct of Business by Camden.
During the period from the date of this Agreement to the Effective Time, Camden shall, and shall cause (or, in the case of Camden Subsidiaries that Camden





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does not control, shall use commercially reasonable efforts to cause) the
Camden Subsidiaries each to carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses. Without limiting the generality of the foregoing, the following additional restrictions shall apply: During the period from the date of this Agreement to the Effective Time, except as set forth in SCHEDULE 4.2 to the Camden Disclosure Letter, Camden shall not and shall cause (or, in the case of Camden Subsidiaries which Camden does not control, shall use commercially reasonable efforts to cause) the Camden Subsidiaries not to (and not to authorize or commit or agree to):

                      (a) (i) except as set forth on SCHEDULE 4.2 to the Camden Disclosure Schedule, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of Camden capital stock or partnership interests or stock in any Camden Subsidiary that is not directly or indirectly wholly-owned by Camden, other than the dividend required to be paid pursuant to Section 2.2(d) (i), (ii) except to the extent provided in Section
2.1 hereof, split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (iii) purchase, redeem or otherwise acquire any shares of capital stock of Camden or any options, warrants or rights to acquire, or security convertible into, shares of capital stock of Camden;

                      (b) except as permitted by, contemplated under or required pursuant to this Agreement, Camden's dividend reinvestment plan and Camden Employee Stock Plans or as approved by the Compensation Committee of the Board of Trust Managers of Camden, and the exercise of stock options or warrants outstanding on the date hereof, issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock, any other voting securities of the Camden or any Camden Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except to Camden or a Camden Subsidiary;

                      (c) except as otherwise contemplated by this Agreement, amend the declaration of trust, charter, articles or certificate of incorporation, bylaws, code of regulations, partnership agreement or other comparable charter or organizational documents of Camden or any Camden Subsidiary;

                      (d) in the case of Camden or any Camden Subsidiary, merge or consolidate with any Person;

                      (e) in any transaction or series of related transactions involving capital, securities, other assets or indebtedness of Camden or a Camden Subsidiary or any combination thereof in excess of $100,000, without obtaining the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed: (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein; (ii) subject to any Encumbrance or Lien or sell, lease or otherwise dispose of any of the Camden Properties or any material assets or assign or encumber the right to receive income, dividends, distributions and the like; (iii) make or agree to make any new capital expenditures, except in accordance with budgets relating to Camden or Camden Subsidiaries that have been previously delivered to the Company; or
(iv) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Camden, guarantee any debt securities of another Person or enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

                      (f) engage in any transactions of the types described in clauses (i), (ii), (iii) and (iv) of paragraph (e) above, whether or not related, involving, in the aggregate, capital, securities or other assets or obligations of Camden or an Camden Subsidiary or any combination thereof in excess of $500,000 without obtaining the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed);

                      (g) make any tax election (unless required by law or necessary to preserve Camden's status as a REIT or the status of any Camden Subsidiary as a partnership for federal income tax purposes or as a "qualified REIT subsidiary" under Section 856(i) of the Code, as the case may be);





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                      (h)    (i) change in any material manner any of its
methods, principles or practices of accounting in effect at the Camden Financial Statement Date, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises relating to taxes on real property in an amount not to exceed, individually or in the aggregate, $100,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recently completed fiscal year, except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP;

                      (i) enter into or amend or otherwise modify any agreement or arrangement with Persons that are Affiliates or, as of the date hereof, are executive officers, trust managers or directors of Camden or any Camden Subsidiary without the consent of the Company.

                      (j) pay, discharge, settle or satisfy any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Camden included in the Camden SEC Documents or incurred in the ordinary course of business consistent with past practice;

                      (k) except as provided in this Agreement, adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect; and

                      (l) settle any shareholder derivative or class action claims arising out of or in connection with any of the Transactions.

                      SECTION 4.3 Other Actions. Each of Company on the one hand and Camden and Camden Sub on the other hand shall not and shall use commercially reasonable efforts to cause its respective Subsidiaries and joint ventures not to take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "Knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "Knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 7.1, any of the conditions to the Merger set forth in
Article VI not being satisfied.

                                   ARTICLE V

                              ADDITIONAL COVENANTS

                      SECTION 5.1 Preparation of the Registration Statement and the Proxy Statement; Company Stockholder Meeting and Camden Shareholder Meeting.

                      (a) As soon as practicable following the date of this Agreement, the Company and Camden shall prepare and file with the SEC a preliminary Proxy Statement in form and substance satisfactory to each of Camden and the Company, and Camden shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of the Company and Camden shall use all reasonable efforts to
(i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is reasonably necessary to consummate the Merger. Each of the Company and Camden will use all reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders or Camden's shareholders, respectively, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy





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Statement, Camden or the Company, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of Camden and the shareholders of the Company such amendment or supplement. The Proxy Statement shall include the recommendations of the Board of Trust Managers of Camden in favor of the issuance of Camden Shares and of the Board of Directors of the Company in favor of the Merger, provided that the recommendation of the Board of Directors of the Company may not be included or may be withdrawn if the Board of Directors of the Company, after having consulted with and considered the advice of outside legal counsel, has reasonably determined in good faith that the making of the recommendation, or the failure to withdraw the recommendation, would constitute a breach of the fiduciary duties of the members of the Board of Directors of the Company under applicable law. Camden also shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the Camden Shares pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of the Common Stock and rights to acquire Common Stock pursuant to the Company Employee Stock Plans as may be reasonably requested in connection with any such action.
Camden will use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities or "blue sky" permits or approvals required to carry out the Transactions and will pay or cause a Camden Subsidiary to pay all expenses incident thereto.

                      (b) The Company will, as soon as practicable following the date of this Agreement (but in no event sooner than 30 days following the date the Proxy Statement is mailed to the stockholders of the Company), duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") for the purpose of obtaining the Company Stockholder Approval. The Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the Transactions; provided that the recommendation of the Board of Directors of the Company may be withdrawn if the Board of Directors of the Company, after having consulted with and considered the advice of outside legal counsel, has reasonably determined in good faith that the making of the recommendation, or the failure to withdraw the recommendation, would constitute a breach of fiduciary duties of the members of the Board of Directors of the Company under applicable law.

                      (c) Camden will, as soon as practicable following the date of this Agreement (but in no event sooner than 30 days following the date the Proxy Statement is mailed to the shareholders of Camden), duly call, give notice of, convene and hold a meeting of its shareholders (the "CAMDEN SHAREHOLDER MEETING") for the purpose of obtaining the Camden Shareholder Approval. Camden will, through its Board of Trust Managers, recommend to its shareholders approval of this Agreement and the Transactions, including, but not limited to the requisite vote of such shareholders approving the issuance of the Camden Shares in connection with the Merger in accordance with the rules of the NYSE.

                      SECTION 5.2          Access to Information;
Confidentiality. Subject to the requirements of confidentiality agreements with third parties, each of the Company and Camden shall, and shall cause each of its respective Subsidiaries and joint ventures to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Camden shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the Company and Camden will hold, and will use commercially reasonable efforts to cause its and its respective Subsidiaries and joint ventures' officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement between the Company and Camden (the "CONFIDENTIALITY AGREEMENT").

                      SECTION 5.3          Commercially Reasonable Efforts;
Notification.

                      (a) Subject to the terms and conditions herein provided, the Company and Camden shall: (a) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all commercially reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory





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authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated by such agreements and (ii) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations (c) use all commercially reasonable efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in reasonably satisfactory form to the Company and Camden; and (d) use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Company and Camden shall use all commercially reasonable efforts to take all such necessary action.

                      (b) The Company shall give prompt notice to Camden, and Camden or Camden Sub shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                      SECTION 5.4 Affiliates. Prior to the Closing Date, the Company shall deliver to Camden a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such Person to deliver to Camden on or prior to the Closing Date a written agreement substantially in the form attached as EXHIBIT A hereto.

                      SECTION 5.5 Tax Treatment. Each of Camden and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(e).

                      SECTION 5.6          Camden Board of Trust Managers.
Camden shall take all steps necessary to increase the number of trust managers of Camden from seven trust managers to eight trust managers effective as of the Effective Time and to fill the vacancy in accordance with Section 1.5.

                      SECTION 5.7          No Solicitation of Transactions by
the Company.

                      (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any Company Subsidiary, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or a Company Subsidiary, other than the Transactions (any of the foregoing inquiries or proposals, a "COMPETING TRANSACTION"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person or entity relating to, any Competing Transaction, or (iii) agree to, approve or recommend any Competing Transaction; provided, however, that nothing contained in this Agreement shall prevent the Company or its directors or any other employee, representative or agent of the Company from (A) furnishing nonpublic information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide written Competing Transaction submitted to the Company, its Board of Directors or its stockholders if and only to the extent that (1) the Company's Board of Directors believes in good faith (after consultation with its financial advisor) that such Competing Transaction would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Transactions and the Company's Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary for the Company to comply with its fiduciary duties to its stockholders under applicable law and (2) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, the Company's Board of Directors receives from such Person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement; or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction. The Company will immediately cease





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and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                      (b) The Company shall (i) promptly notify Camden after receipt by it (or its advisors) of any Competing Transaction or any inquiries indicating that any Person is considering making or wishes to make a Competing Transaction, (ii) promptly notify Camden after receipt of any request for nonpublic information relating to the Company or any Company Subsidiary or for access to the Company's or any Company Subsidiary's properties, books or records by any Person that may be considering making, or has made, a Competing Transaction and (iii) subject to the fiduciary duties of the Company's Board of Directors under applicable law as advised by its outside counsel, keep Camden advised of the status and principal financial terms of any such Competing Transaction, indication or request.

                      SECTION 5.8 Public Announcements. Camden and Camden Sub on the one hand and the Company on the other hand will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the Transactions will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

                      SECTION 5.9 Listing. Camden will promptly prepare and submit to the NYSE a supplemental listing application covering the Camden Shares issuable in the Merger. Prior to the Effective Time, Camden shall use its best efforts to have NYSE approve for listing, upon official notice of issuance, the Camden Shares to be issued in the Merger.

                      SECTION 5.10         Letters of Accountants.

                      (a) The Company shall use its reasonable best efforts to cause to be delivered to Camden "comfort" letters of Coopers & Lybrand L.L.P., the Company's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Camden, in form and substance reasonably satisfactory to Camden and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                      (b) Camden shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Deloitte & Touche, LLP, Camden's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                      SECTION 5.11 Transfer and Gains Taxes. Camden and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Transactions (together with any related interests, penalties or additions to tax, "TRANSFER AND GAINS TAXES"). From and after the Effective Time, Camden shall pay or shall cause to be paid, as appropriate, without deduction or withholding from any amounts payable to the holders of Common Stock, all Transfer and Gains Taxes (other than any such taxes that are solely the liability of the holders of Common Stock under applicable state law).

                      SECTION 5.12         Benefit Plans and Other Employee
Arrangements.

                      (a) After the Effective Time Camden shall provide benefits to employees of the Company and the Company Subsidiaries that are not less favorable to such employees than those provided to similarly situated employees of Camden and the Camden Subsidiaries. With respect to any Camden Benefit Plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA, solely for purposes of determining eligibility to participate, vesting, and entitlement to benefits but not for purposes of accrual of pension benefits, service with the Company or any





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Company Subsidiary shall be treated as service with Camden or the Camden
Subsidiaries (as applicable); provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits (or is not otherwise recognized for such purposes under the Camden Benefit Plans). Except as otherwise provided herein, Camden shall be under no obligation to maintain the compensation and benefits currently provided by the Company to its employees. Camden shall, and shall cause Camden Sub and all other Camden Subsidiaries to, honor in accordance with their terms all benefits vested as of the Effective Time under the Company Benefit Plans and under other contracts, arrangements or commitments described in SCHEDULE 5.12 to the Company Disclosure Letter. No provision of this Section 5.12 shall create any rights in any employee or director of the Company or any Company Subsidiary hereunder in respect of continued or resumed employment by Camden or the Surviving Corporation following the Effective Time. Nothing contained in any provision of this Agreement shall modify or limit the rights of the employees, or the obligations of the Company, under the employment agreements listed on
SCHEDULE 5.12 to the Company Disclosure Schedule, all of which obligations shall be assumed by the Surviving Corporation at the Effective Time.

                      (b) As of the Effective Time, the Company shall pay the severance obligations to those employees, and in the amounts, set forth in
SCHEDULE 3.1(k)(ii) to the Company Disclosure Letter.

                      SECTION 5.13         Indemnification.

                      (a) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, Camden shall indemnify, defend and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any Company Subsidiary (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of, with the approval of the indemnifying party (which approval shall not be unreasonably withheld), or otherwise in connection with any threatened or actual claim, action, suit proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of the Company or any Company Subsidiary at or prior to the Effective Time, including matters based on or arising out of or pertaining to this Agreement or the Transactions ("INDEMNIFIED LIABILITIES"), in each case to the full extent the Company would have been permitted under applicable law and its charter documents to indemnify the Indemnified Parties (and Camden shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law subject to the limitations set forth in the fourth sentence of this Section 5.13 (a)). Any Indemnified Parties proposing to assert the right to be indemnified under this Section 5.13 shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under this Section 5.13 against Camden, notify Camden of the commencement of such action, enclosing a copy of all papers served. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify Camden of its commencement, Camden will be entitled to participate in and, to the extent that Camden elects by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from it to the Indemnified Parties of its election to assume the defense, Camden will not be liable to the Indemnified Parties for any legal or other expenses except as provided below. If Camden assumes the defense, Camden shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that Camden shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties; provided, further, that Camden, in the defense of any such action shall not, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by Camden, (ii) the Indemnified Parties have reasonably concluded (based on written advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to Camden, (iii) a conflict or potential conflict exists (based on written advice of counsel to the Indemnified Parties) between the Indemnified Parties and Camden (in which case Camden will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) Camden has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees,





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
disbursements and other charges of counsel will be at the expense of Camden.
It is understood that Camden shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by Camden, (b) any of the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to other Indemnified Parties or (c) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between any of the Indemnified Parties and the other Indemnified Parties, in each case of which Camden shall be obligated to pay the reasonable and appropriate fees and expenses of such additional counsel or counsels. Camden will not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

                      (b) In the event that Camden or any of it respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.13, which obligations are expressly intended to be for the irreversible benefit of, and shall be enforceable by, each Indemnified Party covered hereby.

                      (c) For a period of six years from the Effective Date, Camden shall use its best efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse the persons currently covered by the Company's directors' and officers' liability insurance policy with respect to claims against such officers and directors arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage, and contain terms and conditions that in all material respects are no less advantageous, as that coverage currently provided by the Company; provided, however, that officers and directors of the Company or any Company Subsidiary may be required to make application and provide customary representations and warranties to Camden's insurance carrier for the purpose of obtaining such insurance; and provided, further, that such coverage will have a single aggregate limit of liability for such six-year period in an amount not less than the annual aggregate limit of liability of such coverage currently provided by the Company.

                      (d) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Camden.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                      SECTION 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

                      (a) Shareholder Approvals. This Agreement shall have been approved and adopted by the Shareholder Approvals.

                      (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                      (c) Listing of Shares. The NYSE shall have approved for listing the Camden Shares to be issued in the Merger, subject to official notice of issuance.

                      (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.





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
                      (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Transactions shall be in effect.

                      (f) Blue Sky Laws. Camden shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Camden Shares pursuant to this Agreement.

                      (g) Related Transactions. The Company Voting Agreement and the Camden Voting Agreement shall remain in full force and effect and the respective transactions contemplated thereby shall have been consummated prior to, or are being consummated simultaneously with, the Merger.

                      (h) Certain Actions and Consents. All material actions by or in respect of or filings with any Governmental Entity required for the consummation of the Transactions shall have been obtained or made.

                      SECTION 6.2 Conditions to Obligations of Camden and Camden Sub. The obligations of Camden and Camden Sub to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Camden:

                      (a)    Representations and Warranties.  The
representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Camden shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect. This condition shall be deemed satisfied unless any or all breaches of the Company's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to have a Material Adverse Effect.

                      (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Camden shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                      (c) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change and Camden shall have received a certificate of the chief executive officer or chief financial officer of the Company certifying to such effect.

                      (d) Opinion Relating to REIT Status. Camden shall have received an opinion of Counsel to the Company, dated as of the Closing Date, reasonably satisfactory to Camden that, commencing with its taxable year ended December 31, 1993 through the Closing Date, the Company was organized in conformity with the requirements for qualification as a REIT under the Code and its method of operation has enabled it to so qualify (with customary exceptions, assumptions and qualifications and based upon customary representations) during such period.

                      (e) Other Tax Opinion. Camden shall have received an opinion dated as of the Closing Date from Counsel to Camden, based upon certificates and letters, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

                      (f) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Camden Material Adverse Effect or a Material Adverse Effect.

                      (g) Legal Opinion. Camden and Camden Sub shall have received an opinion from legal counsel to the Company substantially in the form attached hereto as EXHIBIT B.





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
                      Notwithstanding the foregoing, Camden shall not be obligated to effect the Merger if the failure of one or more of the conditions set forth in Sections 6.2(a), 6.2(c) and 6.2(f) to be satisfied, in the aggregate, causes a Camden Material Adverse Effect.

                      SECTION 6.3          Conditions to Obligations of the
Company.

                      The obligation of the Company to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by the Company:

                      (a)    Representations and Warranties.  The
representations and warranties of Camden set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Camden contained herein are so qualified) signed on behalf of Camden by the chief executive officer and the chief financial officer of such party to such effect. This condition shall be deemed satisfied unless any or all breaches of Camden's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to have a Camden Material Adverse Effect.

                      (b) Performance of Obligations of Camden. Camden shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate of Camden signed on behalf of such party by the chief executive officer or the chief financial officer of such party to such effect.

                      (c) Material Adverse Change. Since the date of this Agreement, there shall have been no Camden Material Adverse Change and the Company shall have received a certificate of the chief executive officer or chief financial officer of Camden certifying to such effect.

                      (d) Opinion Relating to REIT Status. The Company shall have received an opinion of Counsel to Camden dated as of the Closing Date, reasonably satisfactory to the Company, that, commencing with its taxable year ended December 31, 1993 through the Closing Date, Camden was organized in conformity with the requirements for qualification as a REIT under the Code and its method of operation has enabled it to so qualify and that, after giving effect to the Merger, Camden's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations).

                      (e) Other Tax Opinion. The Company shall have received an opinion dated as of the Closing Date from Counsel to the Company, based upon certificates and letters, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

                      (f) Consents. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not have a Camden Material Adverse Effect or a Material Adverse Effect.

                      (g) Legal Opinion. The Company shall have received an opinion from Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. substantially in the form attached hereto as EXHIBIT C.

                      Notwithstanding the foregoing, the Company shall not be obligated to effect the Merger if the failure of one or more of the conditions set forth in Sections 6.3(a), 6.3(c) and 6.3(f) to be satisfied, in the aggregate, causes a Material Adverse Effect.





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
                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

                      SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the Articles of Merger with the Secretary of State of the State of Nevada, whether before or after either of the Shareholder Approvals are obtained:

                      (a) by mutual written consent duly authorized by the respective Boards of Directors of Camden and the Company;

                      (b) by Camden, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement such that the condition set forth in Section 6.2 (b) hereof would be incapable of being satisfied by June 30, 1998 (or as otherwise extended);

                      (c) by the Company, upon a breach of any covenant or agreement on the part of Camden set forth in this Agreement such that the condition set forth in Section 6.3(b) would be incapable of being satisfied by June 30, 1998 (or as otherwise extended);

                      (d) by Camden, if any representation or warranty of the Company set forth in this Agreement shall have become untrue such that the condition set forth in Section 6.2 (a) hereof would be incapable of being satisfied by June 30, 1998 (or as otherwise extended);

                      (e) by the Company, if any representation or warranty of Camden set forth in this Agreement shall have become untrue such that the condition set forth in Section 6.3 (a) hereof would be incapable of being satisfied by June 30, 1998 (or as otherwise extended);

                      (f) by either Camden or the Company, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

                      (g) by either Camden or the Company, if the Merger shall not have been consummated before June 30, 1998; provided, however, that a party that has willfully and materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 7.1(g);

                      (h) by either Camden or the Company (unless the Company is in breach of its obligations under Section 5.1(b)) if, upon a vote at a duly held Company Stockholder Meeting or any adjournment thereof, the Company Stockholder Approval shall not have been obtained as contemplated by
Section 5.1;

                      (i) by either Camden (unless Camden is in breach of its obligations under 5.1(c)) or the Company if, upon a vote at a duly held Camden Shareholder Meeting or any adjournment thereof, the Camden Shareholder Approval shall not have been obtained as contemplated by Section 5.1;

                      (j) by the Company, if, prior to the Company Stockholder Meeting, the Board of Directors of the Company shall have withdrawn or modified in any manner adverse to Camden its approval or recommendation of the Merger or this Agreement for the reason provided in Section 5.1(b) hereof; provided, however, that the right to terminate this Agreement under this
Section 7.1(j) shall not be available to the Company if it, at such time, is in material breach of its covenant set forth in Section 5.7 hereof; or

                      (k) by Camden, if (i) prior to the Company Shareholder Meeting, the Board of Directors of the Company shall have withdrawn or modified in any manner adverse to Camden its approval or recommendation of the Merger or this Agreement for the reason provided in Section 5.1(b) hereof or (ii) the Company shall have entered into a definitive agreement with respect to any Competing Transaction.





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                      SECTION 7.2          Expenses.

                      (a) Except as otherwise specified in this Section 7.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that those expenses incurred in connection with the printing and mailing of the Proxy Statement and the Registration Statement, as well as the filing fee related thereto, shall be shared equally by Camden and the Company.

                      (b) If this Agreement is terminated (i) pursuant to Sections 7.1(b), (j) or (k); or (ii) pursuant to Section 7.1(h) and the Company shall have entered into an agreement to consummate a Competing Transaction on or prior to the date of termination or, within six months from the date of such termination, the Company consummates a Competing Transaction or enters into an agreement to consummate a Competing Transaction that is subsequently consummated and, in any event specified in clauses (i) or (ii) above, if the Company is not entitled to terminate this Agreement by reason of Sections 7.1(c), (e), (f), (g) or (i), then, in addition to any other right or remedy that may be available, the Company shall promptly (and in any event within two days of receipt by the Company of written notice from Camden) pay to Camden (by wire transfer of immediately available funds to an account designated by Camden) the Break-Up Fee (as defined below). The termination of this Agreement pursuant to this Section 7.2(b) shall not be effective until receipt by Camden of the Break-Up Fee.

                      (c)    If this Agreement is terminated pursuant to
Section 7.1(h) and no agreement for a Competing Transaction shall have been entered into on or prior to the date of termination and, within six months from the date of such termination, the Company does not consummate a Competing Transaction and does not enter into an agreement to consummate a Competing Transaction that is subsequently consummated, and if the Company is not entitled to terminate this Agreement by reason of Sections 7.1(c), (e), (f),
(g) or (i), then, in addition to any other right or remedy that may be available, the Company shall promptly (and in any event within two days of receipt by the Company of written notice from Camden) pay to Camden by wire transfer of immediately available funds to an account designed by Camden) the Fee (as defined below). The termination of this Agreement pursuant to this
Section 7.2(c) shall not be effective until receipt by Camden of the Fee.

                      (d)    If this Agreement is terminated pursuant to
Section 7.1(d), and if the Company is not entitled to terminate this Agreement by reason of Sections 7.1(c), (e), (f), (g) or (i), then, in addition to any other right or remedy that may be available, the Company shall promptly (and in any event within two days of receipt by the Company of written notice from Camden) pay to Camden (by wire transfer of immediately available funds to an account designated by Camden) the Break-Up Expenses (as defined below). The termination of this Agreement pursuant to this Section 7.2(d) shall not be effective until receipt by Camden of the Break-Up Expenses.

                      (e)    If this Agreement is terminated pursuant to
Section 7.1(c), and if Camden is not entitled to terminate this Agreement by reason of Sections 7.1(b), (d), (f), (g), (h), (i) or (k), then, in addition to any other right or remedy that may be available, Camden shall promptly (and in any event within two days of receipt by Camden of written notice from the Company) pay to the Company (by wire transfer of immediately available funds to an account designated by the Company) the Break-Up Fee. The termination of this Agreement pursuant to this Section 7.2(e) shall not be effective until receipt by the Company of the Break-Up Fee.

                      (f)    If this Agreement is terminated pursuant to
Section 7.1(e), and if Camden is not entitled to terminate this Agreement by reason of Sections 7.1(b), (d), (f), (g), (h), (i) or (k), then, in addition to any other right or remedy that may be available, Camden shall promptly (and in any event within two days of receipt by Camden of written notice from the Company) pay to the Company (by wire transfer of immediately available funds to an account designated by the Company) the Break-Up Expenses. The termination of this Agreement pursuant to this Section 7.2(f) shall not be effective until receipt by the Company of the Break-Up Expenses.

                      (g)    If this Agreement is terminated pursuant to
Section 7.1(i), and if Camden is not entitled to terminate this Agreement by reasons in Section 7.1(b), (d), (f), (g), (h) or (k), then, in addition to any other right or remedy that may be available, Camden shall promptly (and in any event within two days of receipt by Camden of written notice from the Company) pay to the Company (by wire transfer of immediately available funds to an account





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
designated by the Company) the Fee. The termination of this Agreement pursuant to this Section 7.2(g) shall not be effective until receipt by the Company of the Fee.

                      (h) The "BREAK-UP FEE" shall be an amount equal to the lesser of (i) $20,000,000 (the "BASE AMOUNT") or (ii) the sum of (A) the maximum amount that can be paid to Camden or the Company, as the case may be, without causing it to fail to meet the requirements of Sections 856(c) (2) and
(3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c) (2) (A)-(H) and 856(c) (3) (A)-(I) of the Code ("QUALIFYING INCOME"), as determined by independent accountants to Camden or the Company, as the case may be, and (B) in the event Camden or the Company, as the case may be, receives a letter from outside counsel (the "BREAK-UP FEE TAX OPINION") indicating that Camden or the Company, as the case may be, has received a ruling from the IRS holding that receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c) (2) and (3) of the Code (the "REIT REQUIREMENTS") or that the receipt of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. A party's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that Camden or the Company, as the case may be, is not able to receive the full Base Amount, the other party shall place the unpaid amount in escrow and shall not release any portion thereof unless and until Camden or the Company, as the case may be, receives any one or combination of the following:
(i) a letter from its independent accountants indicating the maximum amount that can be paid at that time without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event the Camden or the Company, as the case may be, shall pay to the other party the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in
(i) above or, as applicable, the Break-Up Fee Tax Opinion. The "FEE" shall be an amount equal to the lesser of (i) $3,000,000 (the "FEE BASE AMOUNT") and
(ii) the sum of (A) the maximum amount that can be paid to Camden or the Company, as the case may be, without causing it to fail to meet the requirements of Sections 856(c) (2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Camden or the Company, as the case may be, and (b) in the event Camden or the Company, as the case may be, receives a Break-Up Tax Opinion indicating that Camden or the Company, as the case may be, has received a ruling from the IRS holding that receipt of the Fee Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt of the remaining balance of the Fee Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Fee Base Amount less the amount payable under clause (A) above. A party's obligation to pay any unpaid portion of the Fee shall terminate three years from the date of this Agreement. In the event that Camden or the Company, as the case may be, is not able to receive the full Fee Base Amount, the other party shall place the unpaid amount in escrow and shall not release any portion thereof unless and until Camden or the Company, as the case may be, receives any one or combination of the following: (i) a letter from its independent accountants indicating the maximum amount that can be paid at that time without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event Camden or the Company, as the case may be, shall pay to the other party the lesser of the unpaid Fee Base Amount or the maximum amount stated in the letter referred to in (i) above or, as applicable, the Break-Up Fee Tax Opinion. The "BREAK-UP EXPENSES" shall be an amount equal to the lesser of (a) the payee's out-of-pocket expenses incurred in connection with this Agreement and the Transaction, including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses (the "BREAK-UP EXPENSE BASE AMOUNT") and (b) the sum of (1) the maximum amount that can be paid to Camden or the Company, as the case may be, without causing it to fail to meet the requirements of Sections 856(c) (2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Camden or the Company, as the case may be, and
(2) in the event Camden or the Company, as the case may be, receives a Break-Up Tax Opinion indicating that Camden or the Company, as the case may be, has received a ruling from the IRS holding that receipt of the Break- Up Expense Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt of the remaining balance of the Break-Up Expense Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Break-Up Expense Base Amount less the amount payable under clause
(a) above. A party's obligation to pay any unpaid portion of the Break-Up Expenses shall terminate three years from the date of this Agreement. In the event that Camden or the Company, as the case may be, is not able to receive the full Break-Up Expense Base Amount, the other party shall place the unpaid amount in escrow and shall not release any portion thereof unless and until Camden or the Company, as the case may be, receives any one or combination of the following: (i) a letter from its independent accountants indicating the maximum amount that can be paid at that time without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event Camden or the Company, as the case may be, shall pay to the other party the lesser of the unpaid Break-Up Expense Base Amount or the maximum amount stated in the letter referred to in (i) above or, as applicable, the Break-Up Fee Tax Opinion.

                      SECTION 7.3 Effect of Termination. In the event of termination of this Agreement by either the Company or Camden as provided in
Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Camden, or the Company, other than the last sentence of Section 5.2, Section 7.2 and this Section 7.3. Notwithstanding the foregoing, no party shall be relieved from liability for any willful, material breach of this Agreement.

                      SECTION 7.4 Amendment. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with Secretary of State of the State of Nevada; provided, however, that, after the Shareholder Approvals are obtained, no such amendment, modification or supplement shall alter the amount or change the form of the consideration to be delivered to the Company's shareholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Company's stockholders Camden's shareholders, in each case without further approval of such stockholders and shareholders.

                      SECTION 7.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                      SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                      SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                      (a)    if to Camden, to

                                  Richard J. Campo
                                  Chairman and Chief Executive Officer
                                  Camden Property Trust
                                  3200 Southwest Freeway, Suite 1500
                                  Houston, Texas  77027
                                  Telecopy:  (713) 964-3599
                                  with a copy to:

                                  Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                                  2001 Ross Avenue, Suite 3000
                                  Dallas, Texas  75201
                                  Attention:  Bryan L. Goolsby
                                  Telecopy:  (214) 849-5599

                      (b)    if to the Company, to

                                  Oasis Residential, Inc.
                                  4041 East Sunset Road
                                  Henderson, Nevada  89014
                                  Attention: Scott S.  Ingraham
                                  Telecopy: (702) 435-6894

                                  with a copy to:

                                  Latham & Watkins
                                  650 Town Center Drive, 20th Floor
                                  Costa Mesa, California 92626
                                  Attention: Jeffrey T.  Pero
                                  Telecopy: (714) 755-8290

                      SECTION 8.3 Certain Definitions. For purposes of this Agreement:

                      An "AFFILIATE" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

                      "CAMDEN DISCLOSURE LETTER" means the letter previously delivered to the Company by Camden disclosing certain information in connection with this Agreement.

                      "COMPANY DISCLOSURE LETTER" means the letter previously delivered to Camden by the Company disclosing certain information in connection with this Agreement.

                      "KNOWLEDGE" where used herein with respect to the Company shall mean the actual knowledge of the persons named in SCHEDULE 8.3 to the Company Disclosure Letter and where used with respect to Camden shall mean the actual knowledge of the persons named in SCHEDULE 8.3 to the Camden Disclosure Letter.

                      "OASIS MARTINIQUE EXCHANGE RIGHTS AGREEMENT" means the Exchange Rights Agreement dated as of October 23, 1997 by and among the Company, Oasis Martinique, LLC and each Unitholder listed on the signature page thereto.

                      "OASIS MARTINIQUE LLC" means Oasis Martinique, LLC, a Delaware limited liability company.

                      "OASIS MARTINIQUE LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement dated as of October 23, 1997 by and among the Company, IFT Properties, Ltd., a California limited partnership, and ISCO, a California general partnership.

                      "OASIS MARTINIQUE LLC UNITS" shall mean "LLC Units," as that term is defined in the Oasis Martinique LLC Agreement.

                      "OASIS MARTINIQUE LOAN AND SECURITY AGREEMENT" means the Loan and Security Agreement dated as of October 23, 1997 by and among the Company, IFT Properties, Ltd., a California limited partnership, ISCO, a California general partnership, Edward M. Israel and Robert Cohen.

                      "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                      "SUBSIDIARY" of any Person means any Affiliate controlled by such Person directly, or indirectly through one or more intermediaries.

                      SECTION 8.4 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                      SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                      SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreement and the other agreements entered into in connection with the Transactions (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article II, Section 5.12 and Section 5.13, are not intended to confer upon any Person other than the parties hereto any rights or remedies.

                      SECTION 8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                      SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                      SECTION 8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Texas or in any Texas State court located in Texas, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Texas or any Texas State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                      SECTION 8.10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 8.10.

                      IN WITNESS WHEREOF, Camden, Camden Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        CAMDEN PROPERTY TRUST



                                        By:   /s/ Richard J. Campo
                                             ----------------------------
                                             Richard J.  Campo
                                             Chairman of the Board


                                        CAMDEN SUBSIDIARY II, INC.



                                        By:   /s/ Richard J. Campo
                                             ----------------------------
                                             Richard J.  Campo
                                             Chairman of the Board


                                        OASIS RESIDENTIAL, INC.



                                        By:   /s/ Scott S. Ingraham
                                             ----------------------------
                                             Scott S. Ingraham
                                             President and Chief Operating
                                             Officer

                                                                        ANNEX II


                             CAMDEN PROPERTY TRUST

                                    FORM OF
                STATEMENT OF DESIGNATION, PREFERENCES AND RIGHTS
             OF SERIES A CUMULATIVE CONVERTIBLE PREFERRED SHARES OF
                              BENEFICIAL INTEREST


         Section I Number of Shares and Designation. This series of Preferred Shares of Beneficial Interest shall be designated as Series A Cumulative Convertible Preferred Shares of Beneficial Interest (the "Series A Preferred Shares") and up to Five Million (5,000,000) shall be the number of such Preferred Shares of Beneficial Interest constituting such series.

         Section II Definitions. For purposes of the Series A Preferred Shares, the following terms shall have the meanings indicated:

         "Act" shall mean the Securities Act of 1933, as amended.

         "affiliate" of a person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

         "Trust Managers" shall mean the Trust Managers of the Trust or any committee authorized by such Trust Managers to perform any of its responsibilities with respect to the Series A Preferred Shares.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "Call Date" shall have the meaning set forth in paragraph (b) of
         Section 5 hereof.

         "Common Shares" shall mean Common Shares of Beneficial Interest, $.01 par value per share, of the Trust or such shares of the Trust's capital shares into which such Common Shares of Beneficial Interest shall be reclassified.

         "Constituent Person" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

         "Conversion Price" shall mean the conversion price per each Common Share for which each Series A Preferred Share is convertible, as such Conversion Price may be adjusted pursuant to paragraph (d) of Section
         7. The initial conversion price shall be $32.4638 (equivalent to a conversion rate of 0.7701 Common Shares for each Series A Preferred Share).

         "Current Market Price" of publicly traded Common Shares or any other class or series of capital shares or other security of the Trust or of any similar security of any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Trust

         Managers or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Trust Managers.

         "Distribution" shall have the meaning set forth in paragraph (d)(iii) of Section 7 hereof.

         "Dividend Payment Date" shall mean, with respect to each Dividend Period, the fifteenth day of February, May, August and November, in each year, commencing on _________, 1998; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

         "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include _________, 1998).

         "Fair Market Value" shall mean the average of the daily Current Market Prices of a Common Share during five consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Share trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

         "Funds Available for Distribution" shall mean funds from operations (net income, computed in accordance with generally accepted accounting principles excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization) minus non-revenue generating capital expenditures and debt principal amortization, as determined by the Trust Managers on a basis consistent with the policies and practices adopted by the Trust for reporting publicly its results of operations and financial condition.

         "Issue Date" shall mean ____________, 1998.

         "Junior Shares" shall mean the Common Shares and any other class or series of capital shares of the Trust over which the Series A Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

         "Non-Electing Share" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

         "Parity Shares" shall have the meaning set forth in paragraph (b) of
         Section 8 hereof.

         "Permitted Common Shares Cash Distributions" means cash dividends and cash distributions paid on Common Shares after December 31, 1997 not in excess of the sum of the Trust's cumulative undistributed net earnings at December 31, 1997, plus the cumulative amount of Funds Available for Distribution after December 31, 1997, minus the cumulative amount of dividends accumulated, accrued or paid on the Series A Preferred Shares or any other class of Preferred Shares after January 1, 1998.

         "Person" shall mean any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

         "Press Release" shall have the meaning set forth in paragraph (a)(i) of Section 5 hereof.

         "Series A Preferred Shares" shall have the meaning set forth in
         Section 1 hereof.

         "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Trust Managers, the allocation of funds to be so paid on any series or class of capital shares of the Trust; provided, however, that if any funds for any class or series of

         Junior Shares or any class or series of Parity Shares are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "Trading Day", as to any securities, shall mean any day on which such securities are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, on the National Market of NASDAQ or, if such securities are not quoted on such National Market, in the securities market in which such securities are traded.

         "Transaction" shall have the meaning set forth in paragraph (e) of
         Section 7 hereof.

         "Transfer Agent" means American Stock Transfer and Trust or such other U.S. bank with aggregate capital, surplus and undivided profits, as shown on its last published report, of at least $50,000,000 as may be designated by the Trust Managers or their designee as the transfer agent for the Series A Preferred Shares.

         "Voting Preferred Shares" shall have the meaning set forth in Section 9 hereof.

         Section III  Dividends.

                      3.1 The holders of Series A Preferred Shares shall be entitled to receive, when and as declared by the Trust Managers out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per Series A Preferred Share equal to the greater of (i) $.5625 per quarter (equivalent to $2.25 per annum) or (ii) the cash dividends paid or payable on the number of Common Shares, or portion thereof, into which a Series A Preferred Share is convertible, in each case with appropriate proration for partial quarters. The amount referred in clause (ii) of this paragraph (a) with respect to each Dividend Period shall be determined as of the applicable Dividend Payment Date by multiplying the number of Common Shares, or portion thereof calculated to the fourth decimal point, into which a Series A Preferred Share would be convertible at the opening of business on such Dividend Payment Date (based on the Conversion Price then in effect) by the quarterly cash dividend payable or paid for such Dividend Period in respect of a Common Share outstanding as of the record date for the payment of dividends on the Common Shares with respect to such Dividend Period or, if different, with respect to the most recent quarterly period for which dividends with respect to the Common Shares have been declared. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly in arrears on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of the Series A Preferred Shares, as they appear on the records of the Trust at the close of business on a record date which shall be not more than 60 days prior to the applicable Dividend Payment Date and shall be fixed by the Trust Managers to coincide with the record date for the regular quarterly dividends, if any, payable with respect to the Common Shares. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Trust Managers. The amount of accumulated, accrued and unpaid dividends on any Series A Preferred Share, or fraction thereof, at any date shall be the amount of any dividends thereon calculated at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash.

                      3.2 The amount of dividends payable per Series A Preferred Share for each full Dividend Period shall be computed by dividing the annual dividend by four. The amount of dividends payable per Series A Preferred Share for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears.

                      3.3 So long as any of the Series A Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Trust or other distribution of cash or other property declared or made directly or indirectly by the Trust or any affiliate or any person acting on behalf of the Trust or any of its affiliates with respect to any class or series of Parity Shares for any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof have been or contemporaneously are set apart for such payment on the Series A Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date with respect to such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series A Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series A Preferred Shares and accumulated, accrued and unpaid on such Parity Shares.

                      3.4 So long as any of the Series A Preferred Shares are outstanding, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase Junior Shares) shall be declared or paid or set apart for payment by the Trust or other distribution of cash or other property declared or made directly or indirectly by the Trust or any affiliate or any person acting on behalf of the Trust or any of its affiliates with respect to any Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) directly or indirectly by the Trust or any affiliate or any person acting on behalf of the Trust or any of its affiliates (except by conversion into or exchange for Junior Shares), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of Junior Shares in respect thereof, directly or indirectly, by the Trust or any affiliate or any person acting on behalf on the Trust or any of its affiliates unless in each case (i) the full cumulative dividends (including all accumulated, accrued and unpaid dividends) on all outstanding Series A Preferred Shares and any other Parity Shares of the Trust shall have been paid or such dividends have been declared and set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares and
(ii) sufficient funds shall have been paid or set apart for the payment of the full dividend for the current Dividend Period with respect to the Series A Preferred Shares and the current dividend period with respect to such Parity Shares.

         Section IV   Liquidation Preference.

                      4.1 In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series A Preferred Shares shall be entitled to receive $25.00 per Series A Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Series A Preferred Shares have been paid the liquidation preference in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of the Trust. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Shares and any such other Parity Shares ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more corporations, (ii) a sale or transfer of all or substantially all of the Trust's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

                      4.2 Subject to the rights of the holders of any Parity Shares, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of Series A Preferred Shares and any Parity Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares and any Parity Shares shall not be entitled to share therein.

         Section V    Redemption at the Option of the Trust.

                      5.1 Series A Preferred Shares shall be redeemable by the Trust prior to April 30, 2001. On and after April 30, 2001, the Trust, at its option may redeem Series A Preferred Shares, in whole or from time to time in part; as set forth herein, subject to the provisions described below:

                             (a) Series A Preferred Shares may be redeemed, in whole, or in part, at the option of the Trust, at any time on or after April 30, 2001 by issuing and delivering to each holder for each Series A Preferred Share to be redeemed such number of authorized but previously unissued Common Shares as equals the liquidation preference (excluding any accumulated, accrued and unpaid dividends, if any, to the Call Date (as defined in paragraph (b) below), which are to be paid in cash, whether or not earned or declared, as provided below) per Series A Preferred Share divided by the Conversion Price as in effect as of the opening of business on the Call Date; provided, however, that the Trust may redeem Series A Preferred Shares pursuant to this paragraph (a)(i) only if for 20 Trading Days, within any period of 30 consecutive Trading Days, including the last Trading Day of such 30-Trading Day period, the Current Market Price of the Common Shares on each of such 20 Trading Days equals or exceeds the Conversion Price in effect on such Trading Days. In order to exercise its redemption option pursuant to this paragraph (a)(i), the Trust must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the second Trading Day after the condition in the preceding sentence has, from time to time, been satisfied. The Trust may not issue a Press Release prior to March 31, 2001. The Press Release shall announce the redemption and set forth the number of Series A Preferred Shares that the Trust intends to redeem; or

                             (b)  Each Series A Preferred Share may be
         redeemed, in whole or in part, at the option of the Trust at any time on or after April 30, 2001 out of funds legally available therefor at a redemption price payable in cash equal to $32.4638 per Series A Preferred Share (plus an amount equal to all accumulated, accrued and unpaid dividends, if any, to the Call Date, whether or not earned or declared, as provided below).

                      5.2 Series A Preferred Shares shall be redeemed by the Trust on the date specified in the notice to holders required under paragraph
(d) of this Section 5 (the "Call Date"). The Call Date shall be selected by the Trust, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after (i) the date on which the Trust issues the Press Release, if such redemption is pursuant to paragraph (a)(i) of this
Section 5, and (ii) the date notice of redemption is sent by the Trust, if such redemption is pursuant to paragraph (a)(ii) of this Section 5. Upon any redemption of Series A Preferred Shares pursuant to this paragraph (a)(i) or
(a)(ii) of this Section 5, the Trust shall pay in cash to the holder of such shares an amount equal to all accumulated, accrued and unpaid dividends, if any, to the Call Date, whether or not earned or declared. Immediately prior to authorizing any redemption of the Series A Preferred Shares, and as a condition precedent for such redemption, the Company, by resolution of its Trust Managers, shall declare a mandatory dividend on the Series A Preferred Shares payable in cash on the Call Date in an amount equal to all accumulated, accrued and unpaid dividends as of the Call Date on the Series A Preferred Shares to be redeemed, which amount shall be added to the redemption price. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares prior to such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for accumulated or accrued dividends on Series A Preferred Shares called for redemption or on the Common Shares issued upon such redemption.

                      5.3 If full cumulative dividends on all outstanding Series A Preferred Shares and any other class or series of Parity Shares of the Trust have not been paid or declared and set apart for payment, no Series A Preferred Shares may be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed and neither the Trust nor any affiliate of the Trust may purchase or acquire Series A Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Shares.

                      5.4 If the Trust shall redeem Series A Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed and, if such redemption is pursuant to paragraph (a)(i) of this Section 5, such notice shall be given not more than four Business Days after the date on which the Trust issues the Press Release. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the shareholder records of the Trust, or by publication in The

Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation not less than 35 nor more than 60 days prior to the Call Date. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series A Preferred Shares to be redeemed. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date; (2) the number of Series A Preferred Shares to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) whether redemption will be for Common Shares pursuant to paragraph (a)(i) of this Section 5 or for cash pursuant to paragraph (a)(ii) of this Section 5, and, if redemption will be for Common Shares, the number of Common Shares (or fraction of a Common Share) to be issued with respect to each Series A Preferred Share to be redeemed; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing Common Shares; (5) the then-current Conversion Price; and (6) that dividends on the Series A Preferred Shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to issue and make available the number of Common Shares and/or amount of cash necessary to effect such redemption, including all accumulated, accrued and unpaid dividends to the Call Date, whether or not earned or declared), (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for redemption shall cease to accumulate or accrue on the Series A Preferred Shares called for redemption (except that, in the case of a Call Date after a dividend record date and prior to the related Dividend Payment Date, holders of Series A Preferred Shares on the dividend record date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Shares of the Trust shall cease (except the rights to receive the Common Shares and/or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide Common Shares and/or cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, the City of New York, or in Houston, Texas and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such number of Common Shares and such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such Common Shares and/or cash be applied to the redemption of the Series A Preferred Shares so called for redemption. In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, at the close of business on the Call Date, each holder of Series A Preferred Shares to be redeemed (unless the Trust defaults in the delivery of the Common Shares or cash payable on such Call Date) shall be deemed to be the record holder of the number of Common Shares into which such Series A Preferred Shares are to be converted at redemption, regardless of whether such holder has surrendered the certificates representing the Series A Preferred Shares to be so redeemed. No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of Series A Preferred Shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

         As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such certificates shall be exchanged for certificates representing Common Shares and/or any cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding Series A Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series A Preferred Shares not previously called for redemption by lot or, with respect to the number of Series A Preferred Shares held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Trust Managers in its discretion to be equitable. If fewer than all the Series A Preferred Shares represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

                      5.5 In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, no fractional Common Shares or scrip representing fractions of Common Shares shall be issued upon redemption of the Series A Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon redemption of Series A Preferred Shares, the Trust shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

                      5.6 In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, the Trust covenants that any Common Shares issued upon redemption of Series A Preferred Shares shall be validly issued, fully paid and non-assessable. The Trust shall use its best efforts to list, subject to official notice of issuance, the Common Shares required to be delivered upon any such redemption of Series A Preferred Shares, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

         The Trust shall take any action necessary to ensure that any Common Shares issued upon the redemption of Series A Preferred Shares are freely transferable and not subject to any resale restrictions under the Act, or any applicable state securities or blue sky laws (other than any Common Shares issued upon redemption of any Series A Preferred Shares which are held by an "affiliate" (as defined in Rule 144 under the Act) of the Trust).

         Section VI Shares To Be Retired. All Series A Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized, but unissued Preferred Shares, without designation as to series. The Trust may also retire any unissued Series A Preferred Shares, and such shares shall then be restored to the status of authorized but unissued Preferred Shares, without designation as to series.

         Section VII  Conversion.

         Holders of Series A Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

                      7.1 Subject to and upon compliance with the provisions of this Section 7, a holder of Series A Preferred Shares shall have the right, at such holder's option, at any time to convert such shares, in whole or in part, into the number of fully paid and nonassessable shares of authorized but previously unissued Common Shares obtained by dividing the aggregate liquidation preference (excluding any accumulated, accrued and unpaid dividends) of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last clause of paragraph (b) of this Section 7) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert Series A Preferred Shares called for redemption pursuant to
Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Trust shall default in making payment of Common Shares and/or cash payable upon such redemption under Section 5 hereof.

                      7.2 In order to exercise the conversion right, the holder of each Series A Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series A Preferred Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series A Preferred Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

         Holders of Series A Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series A Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series A Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series A Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on such Dividend Payment Date will receive the dividend payable by the Trust on such Series A Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series A Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

         As promptly as practicable after the surrender of certificates for Series A Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or send on such holder's written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Series A Preferred Shares in accordance with provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Shares shall have been surrendered and such notice received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Trust.

                      7.3 No fractional Common Share or scrip representing fractions of a Common Share shall be issued upon conversion of the Series A Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of Series A Preferred Shares, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

                      7.4 The Conversion Price shall be adjusted from time to time as follows:

                             (i) If the Trust shall after the Issue Date (A) pay a dividend or make a distribution on its capital shares of Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any capital shares by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series A Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares (or fraction of a Common Share) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Preferred Share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph
         (d)(i) of this Section 7 shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                             (ii) If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date described below in this paragraph (d)(ii) of this Section 7) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (X) the number of Common Shares outstanding at the close of business on the date fixed for such determination and (Y) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of
         (XX) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (YY) the number of additional Common Shares offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than such Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Trust Managers.

                             (iii)  If the Trust shall distribute to all
         holders of its Common Shares any capital shares of the Trust (other than Common Shares) or evidence of its indebtedness or assets (including cash, but excluding cash dividends and cash distributions to the extent the same constitute Permitted Common Shares Cash Distributions and cash dividends which result in a payment of an equal cash dividend to the holders of the Series A Preferred Shares pursuant to subparagraph (ii) of Section 3(a) hereof) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in paragraph (d) (ii) of this Section 7 above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under such paragraph (d)(ii) above) (any of the foregoing being hereinafter in this paragraph (d)(iii) called the "Distribution"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying
         (A) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such Distribution by (B) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board of Trust Managers, whose determination shall be conclusive and described in a Board resolution), of the portion of the capital shares or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such Distribution. For the purposes of this paragraph (d)(iii), the distribution of a right or warrant to subscribe or purchase any of the Trust's securities, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such Distribution of such right or warrant, but also is distributed with Common Shares delivered to a Person converting Series A Preferred Shares after such determination date, shall not require an adjustment of the Conversion Price pursuant to this paragraph (d)(iii); provided that if on the date, if any, on which a person converting Series A Preferred Shares such person would no longer be entitled to receive such right or warrant with Common Shares (other than as a result of the termination of all such right or warrant), a distribution of such rights or warrants shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this paragraph (d)(iii) and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences.

                             (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided however, that any adjustments that by reason of this paragraph (d)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this paragraph (d)(iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 7, the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) of this Section 7 to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any Shares dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase Shares or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

                      7.5 If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, issuer or self tender offer for all or a substantial portion of the Common Shares outstanding, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares, but excluding any transaction as to which paragraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive Shares, securities or other property (including cash or any combination thereof), each Series A Preferred Share which is not converted into the right to receive Shares, securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of Common Shares into which one Series A Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise such holder's rights of election, if any, as to the kind or amount of Shares, securities and other property (including cash) receivable upon such Transaction provided that if the kind or amount of Shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share of the Trust held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of Shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Shares that will contain provisions enabling the holders of the Series A Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

                      7.6    If:

                             (i) the Trust shall declare a dividend (or any other distribution) on the Common Shares (other than cash dividends and cash distributions to the extent the same constitute Permitted Common Shares Cash Distributions); or

                             (ii) the Trust shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or series of capital shares or any other rights or warrants; or

                             (iii) there shall be any reclassification of the Common Shares or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange, or an issuer or self tender offer by the Trust for all or a substantial portion of its outstanding Common Shares (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor) or the sale or transfer of all or substantially all of the assets of the Trust as an entirety; or

                             (iv) there shall occur the voluntary or
         involuntary liquidation, dissolution or winding up of the Trust, then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to each holder of Series A Preferred Shares at such holder's address as shown on the records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

                      7.7 Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Series A Preferred Shares at such holder's last address as shown on the Shares records of the Trust.

                      7.8 In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series A Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this
Section 7.

                      7.9 There shall be no adjustment of the Conversion Price in case of the issuance of any capital shares of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this
Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                      7.10 If the Trust shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Trust Managers would materially adversely affect the conversion rights of the holders of Series A Preferred Shares, the Conversion Price for the Series A Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as the Trust Managers, in its sole discretion, may determine to be equitable under the circumstances.

                      7.11 The Trust shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares solely for the purpose of effecting conversion of the Series A Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series A Preferred Shares not theretofore converted into Common Shares. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series A Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

         The Trust covenants that any Common Shares issued upon conversion of the Series A Preferred Shares shall be validly issued, fully paid and non-assessable.

         The Trust shall use its best efforts to list the Common Shares required to be delivered upon conversion of the Series A Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

         The Trust shall take any action necessary to ensure that any Common Shares issued upon conversion of Series A Preferred Shares are freely transferable and not subject to any resale restrictions under the Act, or any applicable state securities or blue sky laws (other than any Common Share held by an "affiliate" (as defined in Rule 144 under the Act)).

                      7.12 The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion or redemption of Series A Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series A Preferred Shares to be converted or redeemed, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

         Section VIII Ranking. Any class or series of capital shares of the Trust shall be deemed to rank:

                      8.1 prior or senior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

                      8.2 on a parity with the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class of Shares or series and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"); and

                      8.3 junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such Shares or series shall be Common Shares or if the holders of Series A Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Shares").

         Section IX   Voting.

                      9.1 If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of managers then constituting the Board of Trust Managers shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Shares) and the holders of Series A Preferred Shares, together with the holders of shares of every other series of Parity Shares (any other such series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional Trust Managers to serve on the Board of Trust Managers at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect such additional two managers shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trust managers by the holders of the Series A Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Trust Managers shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series A Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series A Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series A Preferred Shares and of the Voting Preferred Shares for the election of the two trust managers to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the shareholder records of the Trust. The trust managers elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Trust Managers elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trust Managers, upon the nomination of the then-remaining Trust Manager elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares or the successor of such remaining Trust Manager, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                      9.2 So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Amended and Restated Declaration of Trust, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series A Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                             (a) Any amendment, alteration or repeal of any of the provisions of this amendment to the Amended and Restated Declaration of Trust, the Amended and Restated Declaration of Trust or the Bylaws of the Trust that materially adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Shares or the Voting Preferred Shares; provided, however, that the amendment of the provisions of the Amended and Restated Declaration of Trust so as to authorize or create, or to increase the authorized amount of, any Junior Shares or any shares of any class ranking on a parity with the Series A Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Shares, and provided further, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series A Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series A Preferred Shares and the Voting Preferred Shares which otherwise would be entitled to vote in accordance herewith; or

                             (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior or senior to the Series A Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends; provided, however that no such vote of the holders of Series A Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series A Preferred Shares at the time outstanding.

         For purposes of the foregoing provisions of this Section 9, each Series A Preferred Share shall have one vote per share, except that when any other series of preferred Shares shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such other series shall have with respect to such matters one vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series A Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

         Section X Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series A Preferred Share as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

                                                                       ANNEX III




                                                             December 15, 1997



Board of Trust Managers
Camden Property Trust
3200 Southwest Freeway
Suite 1500
Houston, TX 77027


Dear Sirs:

         You have requested our opinion as to the fairness from a financial point of view to Camden Property Trust (the "Company") of the consideration to be paid by the Company pursuant to the terms of the Agreement and Plan of Merger, to be dated December 16, 1997 (the "Agreement"), by and among the Company, Camden Subsidiary II, Inc. ("Camden Sub"), a wholly owned subsidiary of the Company, and Oasis Residential, Inc. ("Oasis"), pursuant to which Oasis will be merged (the "Merger") with and into Camden Sub.

         Pursuant to the Agreement, (a) each share of common stock, par value $.01 per share, of Oasis (the "Oasis Common Stock") will be converted into the right to receive 0.759 (the "Common Share Exchange Ratio") of a common share of beneficial interest, par value $.01 per share, of the Company (the "Company Common Shares"), and (b) each share of Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of Oasis (the "Oasis Preferred Stock") will be converted into the right to receive one (the "Preferred Share Exchange Ratio" and, together with the Common Share Exchange Ratio, the "Exchange Ratios") Series A Cumulative Convertible Preferred Share, par value $.01 per share, of the Company (the "Company Preferred Share").

         In arriving at our opinion, we have reviewed the drafts dated December 13, 1997 of the Agreement, the Company Voting Agreement, the Camden Voting Agreement and the Option Agreement (as such latter agreements are defined in the Agreement). We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Oasis including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of Oasis prepared by the management of Oasis and adjusted by the management of the Company and certain financial projections of the Company prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and Oasis with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Shares and the Oasis Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

         In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Oasis or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Merger and upon our discussions of such synergies with the management of Oasis. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the managements of the Company and Oasis as to the future operating and financial performance of the Company and Oasis; and we have assumed that the modifications made by the Company to Oasis's financial projections were reasonably made on bases reflecting the best currently available estimates and judgements of the Company's management as to the future operating and financial performance of Oasis. We have not assumed





                                     III-1
any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

         Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which the Company Common Shares or the Company Preferred Shares will actually trade at any time. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Trust Managers, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction.

         Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwrites, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have provided financial advisory services to, and acted as an underwriter for, the Company in the past and may do so in the future. Specifically, we acted as lead underwriter for the Company's 4.2 million common share offering in July, 1997 for which we received usual and customary fees. We have also provided investment banking services to Oasis in the past.

         Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratios were fair to the Company and the holders of the Company Common Shares from a financial point of view.

                                        Very truly yours,

                                        DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION



                                        By:   /s/ Michael S. Dana
                                            ----------------------------
                                            Michael S. Dana
                                            Managing Director





                                     III-2

                                                                        ANNEX IV




                                December 16, 1997


Board of Directors
Oasis Residential, Inc.
4041 East Sunset Road
Henderson, Nevada 89014

Members of the Board of Directors:

         Camden Property Trust (the "Acquiror"), Camden Subsidiary II, Inc. ("Carlos"), a wholly owned subsidiary of the Acquiror, and Oasis Residential, Inc. (the "Company") propose to enter into an Agreement and Plan of Merger, dated as of December 16, 1997 (the "Agreement") pursuant to which the Company will be merged with and into Carlos (a qualified Real Estate Investment Trust ("REIT") subsidiary) in a transaction (the "Transaction) in which each issued and outstanding share of Company common stock, par value $.01 per share (the "Company Shares") will be converted into the right to receive .759 shares (the "Exchange Ratio") of Acquiror common stock, par value $.01 per share (the "Acquiror Shares").

         You have asked us whether in our opinion, the Exchange Ratio is fair from a financial point of view to the Company.

         In arriving at the opinion set forth below, we have, among other things:

         (1) Reviewed certain publicly available business and financial information relating to the Acquiror and the Company which we deemed to be relevant;

         (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, funds from operations, adjusted funds from operations, cash flow, assets, liabilities and prospects of the Acquiror and the Company furnished to us by the Acquiror and the Company, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the "Expected Synergies") furnished to us by the Acquiror and the Company;

         (3) Conducted discussions with members of senior management of the Acquiror and the Company concerning the matters described in clauses (1) and (2) above, as well as their respective businesses and prospects before and after giving effect to the Transaction and the Expected Synergies;

         (4) Reviewed the market prices and valuation multiples for the Acquiror Shares and the Company Shares and compared them with those of certain publicly traded companies that we deemed relevant;

         (5) Reviewed the results of operations of the Acquiror and the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

         (6) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions which we deemed to be relevant;

         (7) Participated in certain discussions and negotiations among representatives of the Acquiror and the Company and their financial and legal advisors;

         (8)  Reviewed the potential pro forma impact of the Transaction;

         (9)  Reviewed a draft dated December 14, 1997 of the Agreement; and

         (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

Board of Directors
Oasis Residential, Inc.
December 16, 1997
Page 2


         In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Acquiror or the Company or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Acquiror or the Company. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by the Acquiror or the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Acquiror's or Company's management as to the expected future financial performance of the Acquiror or the Company, as the case may be, and the Expected Synergies. We have further assumed that the Transaction will qualify as a tax-free reorganization for United States federal income tax purposes. We have also assumed that the final form of the Agreement will be substantially similar to the last draft thereof reviewed by us.

         Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction. We have also assumed that the Transaction will not change the REIT status of the pro forma entity.

         We are acting as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory services to the Company and the Acquiror and may continue to do so and have received, and may receive, fees for the rending of such services. In addition, in the ordinary course of our business, we may actively trade the securities of the Company or the Acquiror, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

         This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the proposed merger.

         We are not expressing any opinion herein as to the prices at which the shares of the Acquiror's common stock will trade following the announcement or consummation of the Transaction.

         On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the Company.

                                      Very truly yours,



                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

   Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act, as amended (the "Act"), empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

   The Act further provides that, except to the extent otherwise permitted by the Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection (B) of Section 9.20 of the Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

   Subsection (C) of Section 15.10 of the Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data, concerning the real estate investment trust, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust manager of which the trust manager is not a member. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

   Article Sixteen of the Amended and Restated Declaration of Trust of Camden Property Trust ("Camden") provides that Camden shall indemnify officers and trust managers, as set forth below:

                  (a) Camden shall indemnify, to the fullest extent that indemnification is permitted by Texas law in accordance with Camden's Bylaws, every person who is or was a trust manager or officer of Camden or its corporate predecessor and any person who is or was serving at the request of Camden or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all reasonable costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph as well as against all judgements, penalties, fines and amounts paid in settlement.

                  (b) If the indemnification provided in paragraph (a) is either
         (i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, Camden shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was a trust manager or officer of Camden or its corporate predecessor and any person who is or was serving at the request of Camden or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

         The Second Amended and Restated Bylaws of Camden provide that Camden may indemnify any trust manager or officer of Camden who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, because the person is or was a trust manager, officer, employee or agent of Camden, or is or was serving at the request of Camden in the same or another capacity in another corporation or business association, against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined that the person: (i) conducted himself in good faith, (ii) reasonably believed that, in the case of conduct in his official capacity, his conduct was in the best interests of Camden, and that, in all other cases, his conduct was at least not opposed to the best interests of Camden, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that, if the person is found liable to Camden, or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (A) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (B) will not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to Camden.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------

   2.1         Agreement and Plan of Merger (the "Merger Agreement"), dated
               December 16, 1997, by and among Camden Property Trust ("Camden"),
               Camden Subsidiary II, Inc. and Oasis Residential, Inc. (attached as Annex I to the Joint Proxy Statement/Prospectus included in
               Part I of this Registration Statement and incorporated by
               reference herein). The form of Affiliate Letter, which is an
               Exhibit to the Merger Agreement, is included as a separate
               Exhibit to this Registration Statement (see Exhibit 10.1).
               Pursuant to Item 601(b)(2) of Regulation S-K, the Schedules to
               the Merger Agreement are omitted. A list briefly identifying the contents of all omitted Schedules is incorporated by reference to pages iii-iv of the Merger Agreement. The Registrant hereby undertakes to furnish supplementally a copy of any omitted
               Schedule to the Commission upon request.
   2.2         Amendment No. 1 to Agreement and Plan of Merger, dated as of
               February 4, 1998, by and among Camden Property Trust, Camden
               Subsidiary II, Inc. and Oasis Residential, Inc. (filed as Exhibit
               2.1 to Camden's Current Report in Form 8-K (File No. 1-12110)
               filed on February 5, 1998 and incorporated by referenced herein)
   3.1         Amended and Restated Declaration of Trust of Camden (filed as
               Exhibit 3.1 to Camden's Annual Report on Form 10-K for the
               year ended December 31, 1993 (File No. 1-12110), and
               incorporated by reference herein)
   3.2         Second Amended and Restated Bylaws of Camden (filed as Exhibit
               3.1 to Camden's Annual Report on Form 10-K for the year ended
               December 31, 1997 (File No. 1-12110) and incorporated by
               reference herein)
   4.1         Form of Statement of Designation, Preferences and Rights of
               Series A Cumulative Convertible Preferred Shares
               of Beneficial Interest (attached as Annex II to the Joint Proxy
               Statement/Prospectus of this Registration Statement and
               incorporated by reference herein)
   4.2         Specimen certificate for Camden Common Shares (filed as Exhibit
               4.1 to Camden's Registration Statement on Form S-11 filed on
               September 15, 1993 (File No. 33-68736), and incorporated by reference herein)
  *4.3         Specimen certificate for Camden Series A Cumulative Convertible
               Shares of Beneficial Interest
  *5           Form of Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
 **8.1         Form of Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
               regarding Merger
 **8.2         Form of Opinion of Latham & Watkins regarding Merger
 **8.3         Form of Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
               regarding REIT status
 **8.4         Form of Opinion of Latham & Watkins regarding REIT status
 *10.1         Form of Affiliate Letter
  10.2         Company Voting Agreement, dated December 16, 1997, between Camden
               Property Trust and certain stockholders of Oasis Residential, Inc. (filed as Exhibit 99.2 to Camden's Current Report on Form
               8-K (File No. 1-12110) filed on December 17, 1997 and incorporated by reference herein)
  10.3         Camden Voting Agreement, dated December 16, 1997, between Oasis
               Residential, Inc. and certain shareholders of Camden Property
               Trust (filed as Exhibit 99.3 to Camden's Current Report on Form
               8-K (File No. 1-12110) filed on December 17, 1997 and incorporated by reference herein)
**10.4         Form of Consulting Agreement between Camden Property Trust and
               Scott S. Ingraham
**10.5         Form of Consulting Agreement between Camden Property Trust and
               Allan D. Hunter

**10.6         Form of Consulting Agreement between Camden Property Trust and
               Walter B. Eeds
 *21.1         List of Subsidiaries
 *23.1         Consent of Deloitte & Touche LLP
 *23.2         Consent of Coopers & Lybrand L.L.P.
  23.3         Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in Exhibits 5, 8.1  and 8.3 hereto)
  23.4         Consent of Latham & Watkins (included in Exhibit 8.2 and 8.4 hereto)
 *23.5         Consent of Donaldson, Lufkin & Jenrette Securities Corporation
 *23.6         Consent of Merrill Lynch & Co.
  24           Powers of Attorney (included on signature page)
 *27.1         Financial Data Schedule
 *99.1         Form of proxy solicited by the Board of Trust Managers of Camden
               Property Trust
 *99.2         Form of proxy solicited by the Board of Directors of Oasis
               Residential, Inc.
 *99.3         Consent of Scott S. Ingraham

--------------

*        Filed herewith.
**       To be filed by amendment.

(b)      Financial Statement Schedules
                  Included in documents incorporated by reference

(c)      Item 4(b) Information
                  The opinions of Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch & Co. are included as Annex III and Annex IV, respectively, to the Joint Proxy
                  Statement/Prospectus included in this Registration Statement.

ITEM 22. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes as follows:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         6. That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on the 5th day of February, 1998.

                                             CAMDEN PROPERTY TRUST


                                             By: /s/ Richard J. Campo
                                                -------------------------------
                                                Richard J. Campo
                                                Chairman of the Board and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each of the undersigned officers and directors of the registrant hereby constitutes Richard J. Campo, D. Keith Oden and G. Steven Dawson, any of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.


            SIGNATURE                               TITLE AND CAPACITY                    DATE
            ---------                               ------------------                    ----
/s/ Richard J. Campo                       Chairman of the Board of Trust             February 5, 1998
----------------------------------------   Managers and Chief Executive
Richard J. Campo                           Officer (Principal Executive Officer)


/s/ D. Keith Oden                                                                     February 5, 1998
----------------------------------------   President, Chief Operating Officer
D. Keith Oden                              and Trust Manager


/s/ G. Steven Dawson                       Senior Vice President-Finance,             February 5, 1998
----------------------------------------   Chief Financial Officer, Treasurer
G. Steven Dawson                           and Assistant Secretary (Principal
                                           Financial and Accounting Officer)


/s/ George A. Hrdlicka                     Trust Manager                              February 5, 1998
----------------------------------------
George A. Hrdlicka


/s/ F. Gardner Parker                      Trust Manager                              February 5, 1998
----------------------------------------
F. Gardner Parker


/s/ Steven A. Webster                      Trust Manager                              February 5, 1998
----------------------------------------
Steven A. Webster


/s/ William R. Cooper                      Trust Manager                              February 5, 1998
----------------------------------------
William R. Cooper


/s/ Lewis A. Levey                         Trust Manager                              February 5, 1998
----------------------------------------
Lewis A. Levey

                                EXHIBIT INDEX

EXHIBIT NO.                                          DESCRIPTION
-----------                                          -----------
   2.1         Agreement and Plan of Merger (the "Merger Agreement"), dated
               December 16, 1997, by and among Camden Property Trust ("Camden"),
               Camden Subsidiary II, Inc. and Oasis Residential, Inc. (attached as Annex I to the Joint Proxy Statement/Prospectus included in
               Part I of this Registration Statement and incorporated by
               reference herein). The form of Affiliate Letter, which is an
               Exhibit to the Merger Agreement, is included as a separate
               Exhibit to this Registration Statement (see Exhibit 10.1).
               Pursuant to Item 601(b)(2) of Regulation S-K, the Schedules to
               the Merger Agreement are omitted. A list briefly identifying the contents of all omitted Schedules is incorporated by reference to pages iii-iv of the Merger Agreement. The registrant hereby undertakes to furnish supplementally a copy of any omitted
               Schedule to the Commission upon request.
   2.2         Amendment No. 1 to Agreement and Plan of Merger, dated as of
               February 4, 1998, by and among Camden Property Trust, Camden
               Subsidiary II, Inc. and Oasis Residential, Inc. (filed as Exhibit
               2.1 to Camden's Current Report in Form 8-K (File No. 1-12110)
               filed on February 5, 1998 and incorporated by referenced herein)
   3.1         Amended and Restated Declaration of Trust of Camden (filed as
               Exhibit 3.1 to Camden's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-12110), and incorporated by reference herein)
   3.2         Second Amended and Restated Bylaws of Camden (filed as Exhibit
               3.1 to Camden's Annual Report on Form 10-K for the year ended
               December 31, 1997 (File No. 1-12110) and incorporated by
               reference herein)
   4.1         Form of Statement of Designation, Preferences and Rights of
               Series A Cumulative Convertible Preferred Shares of Beneficial
               Interest (attached as Annex II to the Joint Proxy
               Statement/Prospectus of this Registration Statement and
               incorporated by reference herein)
   4.2         Specimen certificate for Camden Common Shares (filed as Exhibit
               4.1 to Camden's Registration Statement on Form S-11 filed on
               September 15, 1993 (File No. 33-68736), and incorporated by reference herein)
  *4.3         Specimen certificate for Camden Series A Cumulative Convertible
               Shares of Beneficial Interest
    *5         Form of Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
 **8.1         Form of Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
               regarding Merger
  **8.2        Form of Opinion of Latham & Watkins regarding Merger
  **8.3        Form of Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
               regarding REIT status
  **8.4        Form of Opinion of Latham & Watkins regarding REIT status
  *10.1        Form of Affiliate Letter
   10.2        Company Voting Agreement, dated December 16, 1997, between Camden
               Property Trust and certain stockholders of Oasis Residential,
               Inc. (filed as Exhibit 99.2 to Camden's Current Report on Form
               8-K (File No. 1-12110) filed on December 17, 1997 and
               incorporated by reference herein)
  10.3         Camden Voting Agreement, dated December 16, 1997, between Oasis
               Residential, Inc. and certain shareholders of Camden Property
               Trust (filed as Exhibit 99.3 to Camden's Current Report on Form
               8-K (File No. 1-12110) filed on December 17, 1997 and
               incorporated by reference herein)
**10.4         Form of Consulting Agreement between Camden Property Trust and
               Scott S. Ingraham
**10.5         Form of Consulting Agreement between Camden Property Trust and
               Allan D. Hunter
**10.6         Form of Consulting Agreement between Camden Property Trust and
               Walter B. Eeds
 *21.1         List of Subsidiaries

 *23.1         Consent of Deloitte & Touche LLP
 *23.2         Consent of Coopers & Lybrand L.L.P.
  23.3         Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in Exhibits 5, 8.1  and 8.3 hereto)
  23.4         Consent of Latham & Watkins (included in Exhibit 8.2 and 8.4 hereto)
 *23.5         Consent of Donaldson, Lufkin & Jenrette Securities Corporation
 *23.6         Consent of Merrill Lynch & Co.
  24           Powers of Attorney (included on signature page)
 *27.1         Financial Data Schedule
 *99.1         Form of proxy solicited by the Board of Trust Managers of Camden
               Property Trust
 *99.2         Form of proxy solicited by the Board of Directors of Oasis
               Residential, Inc.
 *99.3         Consent of Scott S. Ingraham

---------

*        Filed herewith.
**       To be filed by amendment.